Filed Pursuant to Rule 424(b)(2) Registration No. 333-264524

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT, DATED JUNE 3, 2024

PROSPECTUS SUPPLEMENT

(To the Prospectus dated April 27, 2022)

US$

Bancolombia S.A.

% Subordinated Notes due 20

We are offering US$    of our    % subordinated Notes due 20 (the “Notes”). The Notes will mature on    , 20    . The Notes will bear interest at    % per year from and including the issuance date of the Notes to, but excluding, the Reset Date. From and after the Reset Date to, but excluding, the date of maturity or earlier redemption date of the Notes, the Notes will bear interest on the outstanding principal amount at a rate per annum equal to the sum of (i) the Benchmark Reset Rate on the Reset Date plus (ii) basis points. Interest is payable semi-annually, in arrears, on    and    of each year, beginning    , 2024. The Notes will be subject to redemption prior to the maturity date, as further described herein.

UPON THE OCCURRENCE OF A WRITE-DOWN EVENT, AS DEFINED HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THE NOTES, INTEREST AND ADDITIONAL AMOUNTS, IF ANY, MAY BE PERMANENTLY REDUCED TO THE EXTENT REQUIRED TO RESTORE OUR CAPITAL RATIOS. NO INTEREST WILL ACCRUE ON ANY PRINCIPAL AMOUNT OF THE NOTES THAT IS SO REDUCED. IF A WRITE-DOWN EVENT OCCURS, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

The Notes will be our unsecured subordinated obligations and will rank junior to all of our existing and future senior obligations and will rank senior only to our capital stock and any other instrument that may qualify as Tier One Capital for purposes of Colombian banking laws, if any, and which is expressly or effectively subordinated to the Notes. The Notes will not be guaranteed by our subsidiaries and will not be entitled to any sinking fund.

We will apply to list the Notes on the New York Stock Exchange (the “NYSE”). Currently, there is no public market for the Notes.

Investment in the Notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement to read about certain risk factors you should consider before investing in the Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, retail clients in the European Economic Area (the “EEA”), as defined in Directive 2014/65/EU (as amended, “MiFID II”), or to retail clients in the United Kingdom (“UK”) , as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act (as amended, the “EUWA”) (the “UK Delegated Regulation”). Prospective investors are referred to the section headed “Restrictions on marketing and sales to retail investors” on page i of this prospectus supplement for further information.

THE INFORMATION SUBMITTED TO THE SUPERINTENDENCIA FINANCIERA DE COLOMBIA (THE COLOMBIAN SUPERINTENDENCE OF FINANCE) AND THE POTENTIAL QUALIFICATION OF THE NOTES AS TIER TWO CAPITAL WILL NOT CONSTITUTE AN OPINION OF THE COLOMBIAN SUPERINTENDENCE OF FINANCE WITH RESPECT TO APPROVAL OF THE QUALITY OF THE NOTES OR OUR SOLVENCY. THE NOTES MAY NOT BE OFFERED OR SOLD IN THE REPUBLIC OF COLOMBIA, EXCEPT UNDER CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER APPLICABLE COLOMBIAN SECURITIES LAWS AND REGULATIONS OR UNLESS THE NOTES ARE REGISTERED WITH THE COLOMBIAN NATIONAL REGISTRY OF SECURITIES AND ISSUERS.

	Per Note	Total
Public offering price (1)%		US$
Underwriting discount	%	US$
Proceeds, before expenses, to us	%	US$

(1)	Plus accrued interest, from , 2024, if settlement occurs after that date.

We expect that delivery of the Notes will be made to purchasers in book-entry form through The Depository Trust Company (“DTC”) for the benefit of its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about , 2024.

Global Coordinator and Joint Book-Running Manager

J.P. Morgan

Joint Book-Running Managers

BofA Securities     Citigroup

Co-Manager

Valores Banistmo

The date of this prospectus supplement is    , 2024.

Restrictions on marketing and sales to retail investors

IMPORTANT – PRIIPs REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

IMPORTANT – PRIIPs REGULATION / PROHIBITION OF SALES TO UK RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of the following: (a) a retail client, as defined in point (8) of Article 2 the UK Delegated Regulation; or (b) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as if forms part of UK domestic law by virtue of the EUWA (“UK MiFIR”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (“UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

The Notes are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Notes to retail investors.

In particular, in June 2015, the UK Financial Conduct Authority (the “FCA”) published the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015, which took effect from October 1, 2015 (the “PI Instrument”).

In addition, (i) on January 1, 2018, the provisions of the PRIIPs Regulation became directly applicable in all EEA member states and (ii) MiFID II was required to be implemented in EEA member states by January 3, 2018. Together the PRIIPs Regulation and MiFID II are referred to as the “EU Regulations”.

Together, the PI Instrument, the UK PRIIPs Regulation, UK MiFIR, and the UK Delegated Regulation are referred to as the “UK Regulations” and, together with the EU Regulations, the “Retail Distribution Rules”.

The Retail Distribution Rules set out various obligations in relation to (i) the manufacturing and distribution of financial instruments and (ii) the offering, sale and distribution of packaged retail and insurance-based investment products and certain contingent write-down or convertible securities, such as the Notes.

Potential investors in the Notes should inform themselves of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Notes (or any beneficial interests therein), including the Retail Distribution Rules.

For the avoidance of doubt, the restrictions described above do not affect the distribution of the Notes in jurisdictions outside of the EEA and UK, including in the United States, provided that any distribution complies with the Retail Distribution Rules.

This prospectus supplement has been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of Notes.

S-i

This prospectus supplement has been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) from the requirement to publish a prospectus or supplement a prospectus for offers of the Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

S-ii

Prospectus Supplement

Prospectus

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is divided into two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, accompanying prospectus and in any free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”). This prospectus supplement contains the terms of this offering. This prospectus supplement, or the information incorporated by reference in the accompanying prospectus, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in the accompanying prospectus, will apply and will supersede that information in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “Bancolombia,” “Bancolombia Group,” the “Bank,” “we,” “us” or “our” mean Bancolombia S.A. and its consolidated subsidiaries taken as a whole. In addition, all references in this prospectus supplement and the accompanying prospectus to “pesos,” “Ps” and “COP” are to the currency of Colombia and references to “U.S. dollars” and “US$” are to the currency of the United States of America. Also, as used herein, the term “billion” means one thousand million, or 1,000,000,000.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us, the underwriters, Valores Banistmo or any other person. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to its date. Our business, financial condition, results of operation and/or prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the Notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us, the underwriters and Valores Banistmo to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

AVAILABLE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”). We are also subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. Information about us on any website and not incorporated by reference in this prospectus supplement is not part of this prospectus supplement. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

S-iv

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that has also been filed with the SEC. Any information referred to in this way is considered part of this prospectus supplement from the date we file the document incorporated by reference with the SEC. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is completed or terminated , and that is incorporated by reference into this prospectus supplement, will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We incorporate by reference into this prospectus supplement our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 26, 2024 (the “Annual Report”).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement.

You may request a copy of these filings by writing or telephoning us at our principal executive offices at the following address:

Bancolombia S.A.

Carrera 48 # 26-85, Avenida Los Industriales

Medellín, Colombia

Attention: Investor Relations

Telephone Number: +57 601 488-5950

S-v

EXCHANGE RATES

This prospectus supplement converts certain peso amounts into U.S. dollars at specified rates solely for the convenience of the reader. The Federal Reserve Bank of New York does not report a rate for pesos. Unless otherwise indicated, such peso amounts have been converted at the rate of COP 3,842.30 per US$1.00, which corresponds to the tasa representativa del mercado (“representative market rate”) calculated on March 31, 2024. The representative market rate is computed and certified by the Superintendencia Financiera de Colombia, the Colombian Superintendence of Finance (the “SFC”), on a daily basis and represents the weighted average of the buy/sell foreign exchange rates negotiated on the previous day by certain financial institutions authorized to engage in foreign exchange transactions (including us). The SFC also calculates and certifies the average representative market rate for each month for purposes of preparing financial statements and converting amounts in foreign currency to pesos. You should not construe these convenience conversions as a representation that the peso amounts correspond to, or have been or could be converted into, U.S. dollars at the representative market rate or any other rate. On March 31, 2024 and March 31, 2023, the calculated representative market rate was COP 3,842.30 and COP 4,627.27 per US$1.00, respectively.

The following table sets forth the low and high peso per U.S. dollar exchange rates and the peso/U.S. dollar representative market rate calculated on the last day of the month, for each of the last six months:

Recent exchange rates of U.S. Dollars per Peso

Month	Low	High	Period End
May 2024	3,814.94	3,902.63	3,874.32
April 2024	3,763.43	3,964.59	3,873.44
March 2024	3,842.30	3,948.67	3,842.30
February 2024	3.889.05	3,975.74	3,933.56
January 2024	3,822.05	3,969.50	3,925.60
December 2023	3,822.05	4,045.22	3,822.05

Source: SFC.

The following table sets forth the peso/U.S. dollar representative market rate calculated on the last day of the year and the average peso/U.S. dollar representative market rate (calculated by using the average of the representative market rates on the last day of each month during the year) for each of the five most recent financial years.

Peso/US$1.00 representative market rate

Period	Period End	Average
2023	3,822.05	4,330.14
2022	4,810.20	4,257.12
2021	3,981.16	3,747.24
2020	3,432.50	3,691.27
2019	3,277.14	3,282.39

Source: SFC.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement contains statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical facts, but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Words such as “anticipate,” “believe,” “estimate,” “approximate,” “expect,” “may,” “intend,” “plan,” “predict,” “target,” “forecast,” “guideline,” “should,” “project” and similar words and expressions are intended to identify forward-looking statements. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause our actual results to differ, possibly materially, from those in our forward-looking statements appear in a number of places in this prospectus supplement and the documents incorporated in this prospectus supplement by reference and include, but are not limited to:

•

changes in general economic, business, political, social, fiscal or other conditions in Colombia, Panama, El Salvador, Guatemala or the other countries where we operate; taking into account (i) economic challenges persisting due to high levels of inflation globally driven in part by supply chain disruptions and geopolitical tensions such as the continuing armed conflict in Ukraine and conflict in the Middle East, which pose potential impacts such as higher prices for energy, raw materials and agricultural items, among others; and (ii) an ambitious legal reform agenda that the government of Colombia is implementing;

•	changes in capital markets or in markets in general that may affect policies or attitudes towards lending;

•	unanticipated increases in our financing and other costs, or our inability to obtain additional debt or equity financing on attractive terms;

•	prolonged inflation, changes in foreign exchange rates, interest rates and unemployment rates;

•	sovereign risks;

•	liquidity risks;

•	increases in delinquencies by our borrowers;

•	lack of acceptance of new products or services by our targeted customers;

•	competition in the banking, financial services, credit card services, insurance, asset management, remittances, business and other industries in which we operate;

•	adverse determination of legal or regulatory disputes or proceedings and the consequences thereof;

•	changes in official policies, regulations and the Colombian government’s banking policy as well as changes in laws, regulations or policies in other jurisdictions in which we do business;

•

factors specific to the Bank, including changes to the estimates and assumptions underlying our financial statements; our success in identifying and managing risks (such as the incidence of loan delinquencies); our inability to achieve our financial and capital targets, which may result in failure to achieve any of the expected benefits of our strategies; a reduction in our credit ratings, which would decrease our funding availability; failure to achieve regulatory stress testing; and changes to the reliability and security of our data management, data privacy, information and technology infrastructure, including cyber-attack threats which may impact our ability to serve clients;

•	failure to attract, hire or retain key talent; and

•	other factors identified or discussed under “Risk Factors” in this prospectus supplement and elsewhere in the documents incorporated in this prospectus supplement by reference.

Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update publicly or revise any forward-looking statements after the date on which they are made in light of new information, future events or other factors.

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ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a Colombian company, a majority of our directors and management and certain of the experts named in this prospectus supplement are residents of Colombia, and a substantial portion of their respective assets are located in Colombia.

We have been advised by Brigard & Urrutia, our Colombian counsel, that the Supreme Court of Justice of Colombia (Corte Suprema de Justicia de Colombia), determines whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known under Colombian law as exequatur. The Supreme Court of Justice of Colombia will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the requirements of articles 605 through 607 of Law 1564 of 2012, (Código General del Proceso), which provide that the foreign judgment will be enforced if:

1.

A treaty or convention exists between Colombia and the country where the judgment was granted or there is reciprocity in the recognition of foreign judgments of the same nature between the courts of the relevant jurisdiction and the courts of Colombia;

2.	The foreign judgment does not relate to “in rem rights” vested in assets that were located in Colombia at the time the suit was filed;

3.	The ruling does not contradict or conflict with Colombian laws of public order other than those governing judicial procedures;

4.

The foreign judgment, in accordance with the laws of the country where it was rendered, is final and is not subject to appeal and a duly legalized copy of the judgment (together with an official translation into Spanish if the judgment is issued in a foreign language) has been presented to the Supreme Court of Justice of Colombia;

5.	The foreign judgment does not refer to any matter upon which Colombian courts have exclusive jurisdiction;

6.

No proceeding is pending in Colombia with respect to the same cause of action, and no final judgment has been awarded in any proceeding in Colombia on the same subject matter and between the same parties;

7.

In the proceeding commenced in the foreign court that issued the judgment, the defendant was served in accordance with the law of such jurisdiction and in a manner reasonably designated to give the defendant an opportunity to defend against the action; and

8.	The legal requirements pertaining to the exequatur proceedings have been observed.

Once a foreign judgment is recognized by the Supreme Court of Justice, it can be enforced through collection proceedings before the competent local court. As a result, an interested party seeking recognition and enforcement of a foreign judgment in Colombia would need to initiate and pay costs and expenses related to two local proceedings: the exequatur proceeding and, if that proceeding is successful, the collection proceeding. Proceedings before Colombian courts are conducted in the Spanish language. Proceedings for the enforcement of a money judgment by attachment or execution against any assets or property located in Colombia fall within the exclusive jurisdiction of Colombian courts.

In the course of the exequatur proceedings, both the plaintiff and the defendant are granted the opportunity to request the production of evidence in connection with the requirements listed above. In addition, before the judgment is rendered, each party may file final allegations in support of such party’s position. The United States and Colombia do not have a bilateral treaty providing for automatic reciprocal recognition and enforcement of judgments in civil and commercial matters. However, the Colombian Supreme Court has generally accepted that reciprocity exists when it has been proven that either a U.S. court has enforced a Colombian judgment or that a U.S. court would enforce a foreign judgment, including a judgment issued by a Colombian court. Nevertheless, such enforceability decisions are considered by Colombian courts on a case-by-case basis.

Colombia is party to international treaties such as the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”), the 1975 Inter-American Convention on International Commercial Arbitration, and the 1965 Washington Convention for the Settlement of Disputes between States and Nationals of Other States.

As of the enactment of Law 1563 of 2012, in force as of October 13, 2012, international arbitration awards issued by arbitral tribunals sitting in Colombia are not subject to exequatur or recognition proceedings to be recognized, except when the parties waived their right to request the annulment of the award. Arbitration awards issued by arbitral tribunals seated in foreign countries must be recognized by the competent judicial authority in order to be enforced in Colombia.

Recognition of international arbitration awards may only be denied pursuant to the grounds described in article 112 of Law 1563 of 2012:

S-viii

when it is proved by the party against which recognition is sought that:

•	the party to the arbitration agreement was, under the applicable law, under some incapacity, or said agreement is not valid; or

•

the party against whom the award is enforced was not given proper notice of the appointment of an arbitrator or of the initiation of the arbitration proceeding or was otherwise unable to present its rights in the case; or

•

the subject matter of the award is a dispute not included within the terms of the submission to arbitration or it contains decisions on matters beyond the scope of the arbitration agreement (if the decisions on matters submitted to arbitration can be separated from those not submitted, the first may be recognized and enforced); or

•

the integration of the arbitration tribunal or the arbitral procedure was not in accordance with the agreement of the parties, or in accordance with the law of the country where the arbitration took place; or

•	the award is not yet binding for the parties or was annulled or suspended by an authority of the country in which the award was issued; or

when the competent judicial authority verifies that:

•	in accordance with Colombian law, the matter may not be subject to arbitration; or

•	the recognition or enforcement of the award would be contrary to Colombian international public order.

If there is an annulment petition or a motion for suspension filed before a judicial authority of the country where the seat of the arbitration is located, then the Colombian judicial authorities may suspend its ruling on the award’s recognition.

The above events are similar to the ones regulated in articles V and VI of the New York Convention.

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SUMMARY

This summary highlights selected information from, or incorporated by reference in, this prospectus supplement or the accompanying prospectus, but does not contain all the information that may be important to you. You should read carefully this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this document, including the “Risk Factors” and the financial statements and the related notes thereto, before making an investment decision.

Company Overview

We are one of the largest Colombian financial institutions, with presence in other countries such as Panama, El Salvador, Puerto Rico, Guatemala and the United States, providing a wide range of financial products and services to a diversified individual, corporate and government customer base throughout Colombia, Latin America and the Caribbean region.

We have grown substantially over the years, both through organic growth and acquisitions. As of March 31, 2024, Bancolombia had, on a consolidated basis:

•	COP 336,956 billion in total assets;

•	COP 244,105 billion in total net loans and financial leases;

•	COP 244,810 billion in total deposits; and

•	COP 36,486 billion in stockholders’ equity attributable to the owners of the parent company.

Our consolidated net income attributable to equity holders of the parent company for the three months ended March 31, 2024 and for the three months ended March 31, 2023 was COP 1,663 billion and COP 1,717 billion, respectively, representing an annualized average return on equity attributable to the owners of the parent company of 17.37% and 17.67%, respectively, and an annualized average return on assets of 1.96% and 1.96%, respectively.

We are a stock company (sociedad anónima) domiciled in Medellín, Colombia, and we operate under Colombian laws and regulations, principally the Colombian Code of Commerce, Decree 663 of 1993 and Decree 2555 of 2010, as amended from time to time. We were incorporated in Colombia in 1945 under the name Banco Industrial Colombiano S.A. or “BIC.” In 1998, we merged with Banco de Colombia S.A., and changed our legal name to Bancolombia S.A. On July 30, 2005, Conavi and Corfinsura merged with and into Bancolombia. Through this merger, Bancolombia gained important competitive advantages in retail and corporate banking that materially strengthened Bancolombia’s multi-banking franchise.

In May 2007, our wholly-owned subsidiary Bancolombia Panamá S.A. (“Bancolombia Panama”) acquired Banagrícola S.A., which controls several subsidiaries, including Banco Agrícola S.A. (“Banco Agrícola”) in El Salvador, and is dedicated to banking, commercial and consumer activities and securities brokerage. Through this first international acquisition, we gained a leadership position in the Salvadorian financial market.

In October 2013, we acquired a 100% percent interest of the outstanding equity of Banistmo S.A. (“Banistmo”), a Panamanian banking entity and its subsidiaries involved in the securities brokerage, trust, consumer finance, and leasing businesses in Panama.

Also, in October 2013, Bancolombia Panama acquired a 40% interest in Grupo Agromercantil Holding S.A. (“Grupo Agromercantil”), the parent company of Banco Agromercantil de Guatemala, and certain other companies dedicated to securities brokerage, insurance, and other financial businesses in Guatemala. Bancolombia Panama acquired an additional 20% interest and control of Grupo Agromercantil on December 30, 2015 and acquired the remaining 40% interest on September 29, 2020.

Since 1995, we have maintained a listing on the NYSE, where our ADSs are traded under the symbol “CIB,” and on the Colombian Securities Exchange, where our preferred shares are traded under the symbol “PFBCOLOM.” Since 1981, our common shares have been traded on the Colombian Securities Exchange under the symbol “BCOLOMBIA.”

Strategy

The Bancolombia Group’s corporate strategy aims to prepare us to handle challenges and ensure that the objectives we have set become successful in countries where we operate. This strategy includes: (i) maintaining our financial strength by growing responsibly, (ii) achieving the loyalty and preference of our customers, (iii) developing a culture and talent for competitiveness, (iv) achieving the well-being for everyone, and (v) ensuring operational excellence.

Based on this strategy, our medium-term objectives are:

•

Maintain an adequate risk management throughout the credit cycle. Focus on profitability through an optimal use of capital, monetization of emerging business opportunities, and deepening our existing customers.

•

Be the preferred bank of our clients, closing the main gaps in respect to customer experience. Maximize the mobilized flows to be in our customer’s daily life, capturing additional data for our models, and fostering our customer relationships’ depth.

•	Develop talent throughout the organization and attract new specialized talent needed to fulfill our strategy as a market differentiator, while ensuring the well-being of our employees.

•

Moving ahead with our ‘Business with Purpose’ strategy aiming to disburse COP 500 trillion by 2030 for small-scale agro-industry ventures, SMEs, technological adoption, green construction and mobility projects, decarbonization plans, gender-related endeavors, and financial inclusion initiatives.

•

Ensure reliability and consistency in our interactions with costumers, while also guaranteeing efficient internal operation and increasing our productivity. The former through ensuring availability of channels, reducing the complexity of processes and its costs, elevating our operation management models for a greater scalability and improvement of control environments, minimizing operational risk, and improving our level of service.

Recent Developments

On May 29, 2024, we announced the resignation of Jose Humberto Acosta Martin as Chief Financial Officer of Bancolombia and the appointment of Mauricio Botero Wolff, who will take office as of August 1, 2024.

On May 2, 2024, we announced the start of operations of our subsidiary Wenia Ltd. (“Wenia”), a company incorporated under the laws of Bermuda, affiliate of Banca de Inversión Bancolombia S.A. Wenia will operate as a supplier of services associated with digital assets, through its digital platform, that will be only available initially for Colombian citizens who are residents in Colombia.

Tender Offer for Outstanding Notes

On June 3, 2024, we commenced a cash tender offer (the “Offer”) for Bancolombia’s 3.000% Senior Notes due 2025 (the “2025 Notes”) and up to U.S.$400,000,000 aggregate principal amount of its 6.909% Subordinated Notes due 2027 (the “2027 Notes”, and together with the 2025 Notes, the “Old Notes”). As of March 31, 2024, US$482,034,000 of the 2025 Notes and US$750,000,000 of the 2027 Notes were outstanding.

The Offer will expire at 5:00 P.M., New York City time, on July 1, 2024, unless extended or earlier terminated (such date and time, as may be extended, the “Expiration Date”). Holders of Old Notes who validly tender and do not validly withdraw their Old Notes at or prior to the Expiration Date and whose Old Notes are accepted for purchase will be eligible to receive the applicable consideration, which includes an amount equal to accrued and unpaid interest on such Old Notes up to but not including the date of payment.

The Offer is conditioned on the satisfaction or waiver of certain conditions, including, but not limited to, with respect to the 2027 Notes, the pricing of this offering and the underwriting agreement for this offering not having been terminated prior to the acceptance of any Old Notes for purchase in the Offer. This prospectus supplement is not an offer to purchase, or the solicitation of an offer to sell, Old Notes, as it may be amended or supplemented from time to time (the “Offer to Purchase”). This offering is not conditioned on the purchase of Old Notes in the Offer.

The Offering

The following summary is not intended to be complete. For a more detailed description of the Notes, see “Description of the Notes.” All capitalized terms used and not otherwise defined in this section shall have the meanings set forth in “Description of the Notes.”

Issuer	Bancolombia S.A.

Securities Offered	US$ in aggregate principal amount of % Subordinated Notes due 20 .

Issue Price	% of the principal amount of the Notes, plus accrued and unpaid interest, if any from , 2024.

Maturity	The Notes will mature on , 20 .

Interest

 % per year on the outstanding principal amount from and including the closing date of the Notes offering to, but excluding, the Reset Date or earlier redemption date of the Notes.

From and including the Reset Date to, but excluding, the date of maturity or earlier redemption date of the Notes, the Notes will bear interest at a rate per annum on the outstanding principal amount equal to the sum of (i) the Benchmark Reset Rate on the Reset Date plus (ii)    basis points as calculated by us.

Interest will be payable semi-annually, in arrears, on  and  of each year, beginning on  , 2024.

In the event that we default on the payment of principal, premium, if any, interest or such other amounts as may be payable in respect of the Notes, we will pay interest on overdue principal and premium, if any, at the rate borne by the Notes plus 1% per year and will pay interest on overdue installments of interest at the same rate to the extent lawful.

Loss Absorption; Reduction of Principal, Interest and Other Amounts

The Notes provide that, as determined by applicable Colombian laws and regulations then in effect, if: (i) our Basic Individual Solvency Ratio or our Basic Consolidated Solvency Ratio is below 4.5% (whichever occurs first); or (ii) if the SFC, in its discretion, otherwise so determines in writing, the outstanding principal, accrued and unpaid interest, and any other amounts due on the Notes will be permanently reduced pro rata with reductions in the outstanding principal, accrued and unpaid interest and any other amount due on other Tier Two Capital subordinated Indebtedness as to which a Write-Down Event has occurred, if any, (other than subordinated Indebtedness, that, under its terms, is designated as junior to the Notes), to the extent permitted by the SFC at the time, by an amount needed to (x) restore the Basic Individual Solvency Ratio to 6%; (y) restore the Basic Consolidated Solvency Ratio to 6%; or (z) comply with the order of the SFC to restore the Basic Individual Solvency Ratio or Basic Consolidated Solvency Ratio to 6%, as applicable; provided, that the principal amount of the Notes may not be written down below zero. Furthermore, any such reduction will not constitute an Event of Default under the Notes.

As of the date of their initial issuance, other than the 6.909% Subordinated Notes due 2027 and the 4.625% Subordinated Notes due 2029, the Notes will be the only debt securities we have that include the loss absorption feature described above. If a Write-Down Event occurs, holders of the Notes may suffer a permanent loss of some or all of their principal, interest or other amounts due on the Notes. No interest will accrue on any amount of principal reduced as a result of a Write-Down Event, and the occurrence of a Write-Down Event will not constitute an Event of Default.

Form and Denomination	The Notes will be issued in fully registered form in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof and will be represented by one or more global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee.

Payment Currency	All amounts due in respect of principal, interest or the additional amounts, if any, will be paid in U.S. dollars.

Ranking	The Notes will be our unsecured subordinated obligations. In the event of our liquidation under Colombian law, the Notes will rank:

•  junior in right of payment to the prior payment in full of all our existing and future Senior External Liabilities. As of March 31, 2024, we have COP 290,430.64 billion of Senior External Liabilities;

•  pari passu with all our other present or future Tier Two Capital subordinated Indebtedness other than subordinated Indebtedness, that, under its terms, is designated as junior to the Notes. As of March 31, 2024, we have COP 5,983,242 million of outstanding Tier Two Capital subordinated Indebtedness; and

•  senior in right of payment only to subordinated instruments constituting Tier Two Capital subordinated Indebtedness that is designated as junior to the Notes (of which we currently have none outstanding), subordinated instruments constituting Tier One Capital (of which we currently have none outstanding) and our capital stock.

As a result of the operation of the provisions of the Notes described under “Description of the Notes—Loss Absorption,” Holders may recover less ratably than holders of the Notes of pari passu subordinated debt of the Bank that does not include a similar loss absorption feature. As of March 31, 2024, after giving pro forma effect to the offering of Notes and our purchase of the tendered Old Notes on July 5, 2024, assuming that $400,000,000 principal amount of 2027 Notes are validly tendered and not withdrawn prior to the Expiration Date, we would have had approximately COP 998,252,000,000 aggregate principal amount of subordinated indebtedness that does not include a similar loss absorption feature.

Optional Redemption	At any time on or after , 20 ( months prior to the Reset Date) until (and including) the Reset Date, we may, at our option, redeem the Notes, in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date, subject to certain conditions, including prior approval of the SFC if so required at the time of redemption, as further described in “Description of the Notes.”

Redemption Upon a Tax or Regulatory Event

At any time after the Issue Date (as defined in the “Description of the Notes”) and subject to certain conditions, we may redeem the Notes in whole, but not in part, at a price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest and any Additional Amounts, to the relevant redemption date, following the occurrence of a Regulatory Event or a Tax Event. See “Description of the Notes—Optional Redemption upon Tax Event or Regulatory Event.”

“Regulatory Event” means any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) or treaties of Colombia or any political subdivision thereof or therein, or any change in the official application, administration or interpretation of such laws, regulations, rulings or treaties, which change or amendment becomes effective on or after the Issue Date, which results in an amendment of Title I of Book 1 of Part 2 of Decree 2555 of 2010, as a result of which we will no longer be entitled to treat the full outstanding principal amount of the Notes as Tier Two Capital pursuant to applicable Colombian capital regulations, other than pursuant to of article 2.1.1.1.13 of the Decree 2555, as amended, which provides that starting on the date that is five years before the scheduled maturity of the Notes, the principal amount of the Notes that may be accounted as Tier Two Capital shall be reduced by annual amortization using the straight-line method, thereby reducing the principal by 20% each year.

A “Tax Event” shall occur if, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Relevant Taxing Jurisdiction (as defined under “Description of the Notes—Additional Amounts”), or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations, or any treaties or related agreements to which the Relevant Taxing Jurisdiction is a party (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes or, if later, the date on which the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction, (i) the Bank has or will become obligated to pay additional amounts as described under “Description of the Notes—Additional Amounts” or (ii) there is more than an insubstantial risk that interest payable by us on the Notes is not or will not be deductible by the Bank in whole or in part for Colombian income tax purposes, and in either case (i) or (ii) such obligation cannot be avoided by the Bank taking reasonable measures available to it.

Optional Clean-Up Redemption	If at least 90% of the initial aggregate principal amount of the Notes has been redeemed or purchased by us, or on our behalf, and cancelled, in compliance with early redemption conditions set forth in article 2.1.1.1.9 of Decree 2555, we may, at any time, in our option, redeem the Notes that remain outstanding in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and any Additional Amounts if any, to, but excluding, the redemption date, on the date of redemption; provided, however, that any such redemption may only occur after the fifth anniversary of the closing date of the Notes offering. See “Description of the Notes—Optional Clean-Up Redemption.”

Substitution or Variation	Following the occurrence of a Tax Event or Regulatory Event, we may, as an alternative to redemption of the Notes as described in “—Redemption”, either substitute all (but not less than all) of the Notes for, or vary the terms of the Notes so that they remain or, as the case may be, become, Qualifying Tier 2 Notes (as defined herein), subject to the conditions and procedures set forth under “Description of Notes—Substitution or Variation.”

Merger and Sales of Assets	The indenture governing the Notes will contain a covenant that limits our ability to merge or consolidate with another entity or sell, lease or transfer substantially all of our properties or assets to another entity. See “Description of the Notes—Certain Covenants—Mergers, Consolidations, Etc.”

Limitation on Acceleration of Notes	If we fail to make payment of principal, interest or Additional Amounts, if any, on the Notes (and, in the case of payment of principal, such failure to pay continues for seven days or, in the case of payment of interest or additional amounts, such failure to pay continues for 30 days), each holder of the Notes has the right to demand and collect under the indenture, and we will pay to the holders of the Notes the applicable amount of such due and payable principal, accrued and unpaid interest and any Additional Amounts on the Notes; provided, however, that to the extent that the SFC has adopted an Intervention Measure (as defined herein), under the Colombian bankruptcy laws, the holders of the Notes would not be able to commence independent collection proceedings to recover amounts owed. There is no right of acceleration in the case of a default in any payment on the Notes or the performance of any of our other obligations under the indenture or the Notes. Notwithstanding the immediately preceding sentence, the holders of the Notes shall have the right to accelerate the payments due under the Notes upon our liquidation. Subject to the subordination provisions of the Notes, if any Event of Default occurs and is continuing, the Trustee may pursue any available remedy (excluding acceleration, except as provided in “Description of the Notes”) to collect the payment of principal and interest on the Notes or to enforce the performance of any provision under the indenture. See “Colombian Banking Regulations—Bankruptcy Considerations.”

Listing	We will apply to list the Notes on the New York Stock Exchange. Currently, there is no public market for the Notes, and there is no guarantee that a trading market for the Notes will develop.

Use of Proceeds

We estimate that the net cash proceeds from the offering will be approximately US$ million, after deducting underwriting discount and estimated offering expenses.

We intend to use the net proceeds from this offering to purchase any 2027 Notes accepted for purchase in the Offer, and for general corporate purposes. See “Use of Proceeds.”

Certain of the underwriters or their affiliates may hold positions in the Old Notes. As a result, certain of those underwriters or their affiliates may receive some of the proceeds from this offering. See “Underwriting.”

Issuance of Additional Securities	Following this offering, we may issue additional Notes having identical terms and conditions as the Notes offered hereby except with respect to (1) issue date, (2) issue price, (3) first interest payment date and (4) any adjustments necessary in order to conform to and ensure compliance with applicable securities laws, which are not adverse in any material respect to any holder of any outstanding Notes.

Trustee	The Bank of New York Mellon.

Governing Law

State of New York, except for the authorization and execution of the offering documentation by the Bank and the subordination provisions of the Notes, which will be governed by the laws of Colombia.

The qualification of the Notes as Tier Two Capital will be determined pursuant to applicable Colombian banking law and regulations.

Risk Factors

See “Risk Factors” beginning on page S-8 of this prospectus supplement for a discussion of certain factors you should consider carefully before deciding to invest in the Notes.

Summary Consolidated Financial Data

The following tables present our summary consolidated financial information and other data as of and for each of the periods indicated. The financial information and other data as of December 31, 2023 and 2022 and for the three years ended December 31, 2023 have been derived from our audited consolidated financial statements as of December 31, 2023 and 2022 and for the three years ended December 31, 2023 and the notes related thereto included in the Annual Report. The financial information and other data as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 have been derived from our unaudited condensed consolidated financial statements as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 and the notes related thereto included elsewhere in this prospectus supplement. The unaudited summary consolidated financial information as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 includes all adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for the fair statement of such information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

	For the Year Ended				For the Three Months Ended
(Amounts in millions of COP and thousands of US$)(1)	December 31, 2021	December 31, 2022	December 31, 2023	December 31, 2023	March 31, 2023	March 31, 2024	March 31, 2024
CONSOLIDATED STATEMENT OF INCOME:
Net interest margin and valuation income on financial instruments before impairment on loans and financial leases and off balance sheet credit instruments	COP 11,784,189	COP 18,354,477	COP 20,377,864	USD 5,303,559	COP 5,357,858	COP 5,158,315	USD 1,342,507
Net interest margin and valuation income on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments	9,363,659	14,562,780	12,916,278	3,361,601	3,312,214	3,843,335	1,000,269
Profit before income tax	5,984,012	9,744,786	8,147,526	2,120,481	2,348,664	2,379,891	619,392
Net income	4,207,787	6,996,365	6,214,971	1,617,513	1,762,293	1,685,011	438,542
Net income attributable to equity holders of the Parent Company	4,086,795	6,783,490	6,116,936	1,591,999	1,716,777	1,663,472	432,937
Non-controlling interest	120,992	212,875	98,035	25,515	45,516	21,539	5,606

	As of				As of
	December 31, 2021	December 31, 2022	December 31, 2023	December 31, 2023	March 31, 2023	March 31, 2024	March 31, 2024
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
Assets:
Loans and advances to customers and financial institutions (2)	COP 204,459,001	COP 254,444,099	COP 237,728,544	USD 61,871,417	COP 250,756,177	COP 244,105,346	USD 63,531,048
Financial assets investments	29,289,301	27,940,140	25,674,195	6,681,986	30,968,605	28,403,482	7,392,312
Other assets(3)	56,106,746	70,430,494	79,526,070	20,697,517	67,598,162	64,447,601	16,773,183
Total Assets	289,855,048	352,814,733	342,928,809	89,250,920	349,322,944	336,956,429	87,696,543
Liabilities and Stockholders’ Equity:
Deposits by customers	210,390,848	250,992,323	247,941,180	64,529,365	251,007,379	244,809,882	63,714,411
Borrowings from other financial institutions	8,551,558	19,692,638	15,648,606	4,072,718	18,908,376	14,112,000	3,672,800
Debt securities in issue	21,093,864	19,575,988	14,663,576	3,816,354	19,061,952	14,454,604	3,761,967
Other liabilities(4)	15,893,320	22,556,233	25,625,718	6,669,370	22,491,377	26,129,379	6,800,452
Total liabilities	255,929,590	312,817,182	303,879,080	79,087,807	311,469,084	299,505,865	77,949,630
Equity	33,925,458	39,997,551	39,049,729	10,163,113	37,853,860	37,450,564	9,746,913
Total liabilities and equity	289,855,048	352,814,733	342,928,809	89,250,920	349,322,944	336,956,429	87,696,543

(1)

Amounts stated in U.S. dollars, for convenience only, have been converted at the rate of COP 3,842.30 per US$1.00, which is the representative market rate calculated on March 31, 2024 as reported by the SFC. Such conversions should not be construed as representations that the peso amounts represent, or have been or could be converted into, U.S. dollars at the representative market rate or any other rate.

(2)	Includes financial leases.
(3)	The principal items in the other assets are cash and balances at central bank, Derivative financial instruments, Goodwill and Intangible assets, net, Premises and equipment, net.
(4)	The principal items in the other liabilities are Interbank Deposits, Derivative financial instrument, Repurchase agreements and other similar secured borrowing.

RISK FACTORS

Investing in the Notes involves risks. Before you invest in the Notes, you should consider carefully the information set forth in this section, including the section entitled “Risk Factors” in the Annual Report, and all the other information provided to you or incorporated by reference in this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance or business operations.

RISKS RELATING TO THE NOTES

Qualification of the Notes as Tier Two Capital will depend on the classification of the SFC. The requirements established by Colombian regulation for instruments to be considered as Tier Two Capital may change from time to time.

Under Decree 2555 of 2010, the Notes will qualify as Tier Two Capital only upon authorization by the SFC, which will be requested after the issuance of the Notes. We cannot assure you that the SFC will approve the qualification of the Notes as Tier Two Capital. Even if the Notes qualify as Tier Two Capital upon issuance, the Colombian regulations that define the criteria for instruments to qualify as Tier Two Capital may change from time to time and, thus, in the future, the SFC may determine that the Notes are no longer eligible as Tier Two Capital. Furthermore, any Additional Notes (as defined in “Description of the Notes—Additional Notes”) may not qualify as Tier Two Capital given that any such Additional Notes will only be classified by the SFC once they are issued and paid for and accordingly, depending on the date of their issuance, may not comply with the Tier Two Capital requirement of having a maturity equal to or greater than five (5) years from the date of issuance.

The Notes are subject to redemption in the event of specific changes affecting the treatment of Notes under the Colombian regulation or changes affecting the taxation of the Notes and subject to redemption at our option, and if the Notes are redeemed, you may lose the benefit of your investment.

Subject to the SFC’s prior approval, we may, at our option, redeem the Notes, in whole but not in part, at 100% of the outstanding aggregate principal amount thereof, together with all accrued and unpaid interest i) at any time prior to the Maturity Date upon the occurrence and continuation of certain specific changes affecting taxation of the Notes or treatment of the Notes as Tier Two capital, as described under “Description of Notes—Redemption— Optional Redemption upon Tax Event or Regulatory Event;” or ii) after the fifth anniversary of the closing date of the Notes offering where the conditions described under “Description of Notes—Redemption— Optional Clean-Up Redemption” have been met.

An optional redemption feature is likely to limit the market value of the Notes. During any period when we may elect to redeem the Notes, the market value of the Notes generally will not rise substantially above the price at which they can be redeemed. Further, during periods when there is an increased likelihood, or perceived increased likelihood, that the Notes will be redeemed early, the market value of the Notes may be adversely affected. If we redeem the Notes in any of the circumstances mentioned above, you may lose the benefit of your investment and be forced to reinvest the redemption proceeds in lower-yielding investments. The Issuer may be more likely to exercise its option to redeem the Notes on the Reset Date if the Issuer’s funding costs would be lower than the prevailing interest rate payable in respect of the Notes. If the Notes are so redeemed, there can be no assurance that Noteholders will be able to reinvest the amounts received upon redemption at a rate that will provide the same rate of return as their investment in the Notes.

Holders may not require the redemption of Notes prior to their maturity.

The Notes mature on ,    . We are under no obligation to redeem the Notes at any time prior thereto and the holders of the Notes have no right to require us to redeem or purchase any Notes at any time. Any redemption of the Notes and any purchase of any Notes by us will always be subject to the prior approval of the SFC and to compliance with prevailing Tier Two Capital requirements, and the Noteholders may not be able to sell their Notes in the secondary market (if at all) at a price equal to or higher than the price at which they purchased their Notes. Accordingly, investors in the Notes should be prepared to hold their Notes for a significant period of time.

The terms of the Notes may be modified or the Notes may be substituted by us without consent of the holders of the Notes in certain circumstances, subject to certain restrictions.

At any time that a Tax Event or a Regulatory Event has occurred and is continuing, we may (subject to certain conditions described under “Description of the Notes—Substitution or Variation”) substitute all, but not less than all, of the Notes for, or vary the terms of the Notes so that they remain or become, as the case may be, Qualifying Tier 2 Notes (as defined herein) without any requirement for the consent or approval of the holders of the Notes. Qualifying Tier 2 Notes must have terms not materially less favorable to the holders of the Notes, as reasonably determined by us in consultation with an independent investment bank, independent financial advisor or legal counsel, in each case of international standing on the subject. However, there can be no assurance that, due to the particular circumstances of a holder of Notes, such Qualifying Tier 2 Notes will be as favorable to each investor in all respects or that, if it were entitled to do so, a particular investor would make the same determination as us as to whether the terms of the Qualifying Tier 2 Notes are not materially less favorable to holders than the terms of the Notes.

If a Write-Down Event occurs, you may not recover the original principal amount, interests and other amounts due on your Notes.

The Notes provide that if our Basic Individual Solvency Ratio or our Basic Consolidated Solvency Ratio falls below 4.5% (whichever occurs first), or if the SFC otherwise determines, the outstanding principal amount, interest and any amount due on the Notes may be permanently reduced (pro rata with the principal amount, interest and any amount due of any other Tier Two Capital subordinated indebtedness we may have outstanding that also includes similar loss absorption features, to the extent permitted by SFC regulations then in effect), to the extent necessary to restore our capital ratios to 6%. Any such reduction may result in the principal amount, interest and any other amounts due on the Notes being permanently reduced to zero, without any possibility of reinstatement. Furthermore, any such a reduction would not constitute an Event of Default under the Notes.

Our other indebtedness, even our subordinated indebtedness that ranks pari passu with the Notes but does not have a loss absorption feature, as well as our equity securities may remain outstanding after a reduction in principal amount of the Notes as a result of a Write-Down Event.

Holders of Notes will not have any rights against us or the Trustee with respect to repayment of the Permanent Reduction Amount as described in the “Description of the Notes – Loss Absorption,” irrespective of whether such amounts have become due and payable prior to the date on which the Write-Down Event shall have occurred.

The circumstances surrounding or triggering a Write-Down Event are unpredictable and may be caused by factors not within our control.

The occurrence of a Write-Down Event is inherently unpredictable and may depend on a number of factors, any of which may be outside of our control. The determination as to whether a Write-Down Event has occurred will partially depend on the calculation of our capital ratios. Fluctuations in our capital ratios may be caused by changes to applicable regulatory requirements and applicable accounting rules, among other external factors. Additionally, under Colombian regulations, the SFC has the discretionary right to instruct a Write-Down on the Notes, if deemed necessary. No Write-Down Event on any debt securities with the loss absorption feature included in the Notes has occurred previously in Colombia, so the manner in which the SFC will exercise its discretion is unknown.

In addition, even if a Write-Down Event has not occurred, any disclosure that our capital ratios are moving towards the level that would cause the occurrence of a Write-Down Event may have an adverse effect on the market price and liquidity of the Notes.

Our interests and those of the SFC may not be aligned with those of investors in the Notes.

The Notes have terms that are affected by the extent to which we are in compliance with Colombian capitalization requirements. Our Basic Individual Solvency Ratio or our Basic Consolidated Solvency Ratio could be affected by a number of factors, including our decisions relating to our businesses and operations, as well as the management of our capital position. We have no obligation to consider the interests of holders of the Notes (or any other series of our indebtedness that may be outstanding) in connection with our strategic decisions, including in respect of capital management, regardless of whether they result in the occurrence of a Write-Down Event. We may decide not to raise capital at a time when it is feasible to do so, even if raising such capital would avoid the occurrence of a Write-Down Event. Moreover, in order to avoid the use of public resources, the SFC may decide to require a Write-Down at a time when it is feasible to avoid one. Holders of the Notes will not have any claim against us relating to decisions that affect our capital position, regardless of whether such decisions result in the occurrence of a Write-Down. Such decisions could cause holders of the Notes to lose some or all of their investment in the Notes.

The Notes are complex financial instruments and may not be a suitable investment for all investors.

The Notes are complex financial instruments that involve risks not present in other types of indebtedness, such as senior indebtedness or subordinated indebtedness that does not include loss absorption features. You should carefully consider whether the Notes are suitable investment in light of your own circumstances.

In particular, you should (i) have sufficient knowledge and experience to make a meaningful evaluation of the Notes and the merits and risks of investing in them; (ii) have access to, and knowledge of, appropriate analytical tools to evaluate the effect of an investment in the Notes in the context of your particular financial situation and investment portfolio; (iii) have sufficient financial resources and liquidity to bear all of the risks of an investment in the Notes; (iv) understand the terms of the Notes, including the subordination and loss absorption features, (including the uncertainty as to the circumstances under which the SFC may determine to order a Write-Down Event); and (v) be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect your investment in the Notes and ability to bear the applicable risks.

DTC may decide to suspend all clearance and settlement of transfers of the Notes by holders of the Notes after its receipt of notice that a Write-Down Event has occurred that causes the principal amount of the Notes to be reduced to zero, and any transfer of the Notes that is scheduled to settle after such suspension is expected to be rejected by DTC and will not be settled within DTC.

DTC may decide to suspend all clearance and settlement of transfers of the Notes by holders after its receipt of a Write-Down Notice that causes the principal amount of the Notes to be reduced to zero. We have agreed to provide a Write-Down Notice (as defined in the “Description of the Notes”) to holders and to the Trustee via the applicable clearing system on the business day after the occurrence of the Write-Down Event. However, the records of DTC will not be immediately updated to reflect the Write-Down Event, and a period of time, which may exceed several days, may be required before the clearance and settlement of transfers of the Notes through DTC are suspended. Due to such delay, it is possible that transfers that are initiated prior to such suspension and scheduled to settle on a date after

DTC commences such suspension fail to settle through DTC even though such transfers were initiated prior to the Write-Down Event that caused the principal amount of the Notes to be reduced to zero. In such circumstances, transferors of such Notes would not receive any consideration through DTC in respect of such intended transfer because DTC will not settle such transfer after commencement of such suspension. Similarly, it is possible that transfers that are initiated prior to such suspension and scheduled to settle on a date before DTC commences such suspension will be settled through DTC even though such transfers were initiated after the Write-Down Event that caused the principal amount of the Notes to be reduced to zero. In such circumstances, transferees of the Notes may be required to pay consideration through DTC even though, upon the occurrence of such Trigger Event, no amounts under the Notes will thereafter become due, and such transferees will have no rights whatsoever under the indenture or the Notes to take any action or enforce any rights or instruct the Trustee to take any action or enforce any rights whatsoever against us, regardless of whether they have received actual or constructive notice of such fact. The settlement of the Notes following a Write-Down Event will be subject to procedures of DTC that are in place at such time.

The interest rate on the Notes will reset on each Reset Date.

The interest rate on the Notes will initially be    % per annum. However, the interest rate will be reset on the Reset Date such that from (and including) the Reset Date to the final maturity of the Notes, the applicable per annum interest rate will be equal to the sum of the Benchmark Interest, plus    basis points, as calculated by us. The reset of the interest rate is not driven by the credit worthiness of the Bank. The interest rate following the Reset Date may be less than the initial interest rate, which would adversely affect the amount of any interest payments under the Notes and could adversely affect the market value of the Notes.

It may be difficult to enforce your rights if we enter into a bankruptcy, liquidation or similar proceeding in Colombia.

The insolvency laws of Colombia, particularly as they relate to the priority of creditors (secured or unsecured), the ability to obtain post-petition interest and the duration of insolvency proceedings, may be less favorable to your interests than the bankruptcy laws of the United States. As a result, your ability to recover payments due on the Notes may be more limited than would be the case under U.S. bankruptcy law. The following is a brief description of certain aspects of insolvency laws in Colombia.

Your ability to enforce your rights under the Notes may be limited if we become subject to the proceedings set forth in the (Estatuto Organico del Sistema Financiero) in Decree 663 of 1993 (the “Financial Statute”) and Decree 2555 of 2010, as amended from time to time, which establish the events under which the SFC may initiate a Taking of Possession (toma de posesión) proceeding either to administer us or to liquidate us.

Under Colombian banking laws, the SFC can intervene and take control of financial institutions under certain circumstances. The following grounds for takeover are considered to be “automatic” in the sense that, if the SFC discovers their existence, the SFC is obligated intervene and take over the applicable financial institution: (i) if the financial institution’s Technical Capital falls below 40% of the legal minimum or (ii) the expiration of the term of any then current recovery plans or the non-fulfillment of the goals set forth in such plans. Additionally, the SFC also conducts periodic visits to financial institutions and, as a consequence of these visits, the SFC can impose capital or solvency obligations on financial institutions without taking control of the financial institution.

Additionally, and subject to the approval of the Ministry of Finance and the opinion of its advisory council (Consejo Asesor del Superintendente), the SFC may, at its discretion, initiate intervention procedures under the following circumstances: (i) suspension of payments; (ii) failure to pay deposits; (iii) refusal to submit its files, accounts and supporting documentation for inspection by the SFC; (iv) repeated failure to comply with orders and instructions from the SFC; (v) repeated violations of applicable laws and regulations or of the bank’s by-laws; (vi) unauthorized or fraudulent management of the bank’s business; (vii) reduction of the bank’s net worth below 50% of its subscribed capital; (viii) failure to comply with minimum capital requirements set forth in the Colombian Financial Statute; (ix) failure to comply with the recovery plans that were adopted by the bank; (x) failure to comply with the order of exclusion of certain assets and liabilities to another institution designated by the SFC; and (xi) failure to comply with the order of progressive unwinding (desmonte progresivo) of the operations of the bank.

An intervention procedure could consist of: (a) a special monitoring plan; (b) an order to the shareholders to capitalize the Bank; (c) the appointment of another entity to manage the financial institution; (d) the total or partial assignment of assets or liabilities to other institutions; (e) a merger into another financial institution; (f) the development and implementation of a recovery program previously presented to de SFC; (g) the issuance of an order from the SFC to exclude certain assets and liabilities from the Bank; or (h) the gradual dismantling of the institution. The SFC takeover may have one of two different purposes: (i) to manage the financial institution, in which case the financial institution will be allowed to continue its activities subject to the administration of the SFC; or (ii) to liquidate the financial institution. The SFC must decide if it will either manage or liquidate the financial institution within two months following the takeover in the event of a bankruptcy, liquidation or similar proceeding.

In view of the broad discretionary powers of the SFC it is impossible to predict how long payments under the Notes could be delayed and whether or to what extent you would be compensated for any delay if any of the actions described above were to be taken with respect to us.

The obligations under the Notes will be subordinated to statutory preferences and to our senior external indebtedness.

Under Colombian law, the obligations under the Notes are subordinated to, among others, specified statutory priorities, including, for example, salaries, wages, social security, taxes, court fees and expenses or for the rendering of services. In addition, the Notes are subordinated to our senior external indebtedness. In the event of our liquidation, these obligations will have priority over any other claims, including claims by any Holder in respect of the Notes and, as a result, holders of Notes may be unable to recover amounts due under the Notes, in whole or in part.

By virtue of such subordination, payments to a holder of Notes will, in the events described above, only be made after all our obligations resulting from higher ranking claims have been satisfied. A holder of Notes may, therefore, recover significantly less than the holders of our unsubordinated indebtedness. An investor in subordinated securities such as the Notes may lose all or some of its investment if we become subject to insolvency or liquidation proceedings.

Holders of Notes will not have the right to accelerate the Notes, except in case of our liquidation.

There is no right of acceleration in the case of a default in any payment on the Notes (whether when due or otherwise) or the performance of any of our other obligations under the indenture or the Notes. Notwithstanding the immediately preceding sentence, the Holders shall have the right to accelerate the payments due under the Notes upon our liquidation. Subject to the subordination provisions of the Notes, if any Event of Default occurs and is continuing, the Trustee may pursue any available remedy (excluding acceleration, except as provided herein) to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or the indenture.

Because we are located in an emerging market country, any market for the Notes may be adversely affected by economic and market conditions in other emerging market economies.

Colombia is generally considered by investors to be an “emerging market country,” and securities of Colombian issuers have been, to varying degrees, influenced by economic and market conditions in other emerging market countries. Although economic conditions are different in each country, investors’ reactions to developments in one country may materially affect the prices of securities of issuers in other countries, including Colombia. Events elsewhere that are unrelated to our financial performance, especially in other emerging market countries, could adversely affect any market for the Notes that may develop.

An active trading market may not develop for the Notes.

Prior to this offering, there was no market for the Notes. Although we will apply to list the Notes on the NYSE, there is no guarantee that we will be able to list the Notes. Even if the Notes are listed, there may be a limited secondary market or none at all for the Notes. Even if a secondary market for the Notes develops, it may not provide significant liquidity, and we expect transaction costs would be high.

The underwriters have informed us that they intend to make a market in the Notes after this offering is completed. The underwriters, however, may cease their market-making at any time without notice. The price at which the Notes may trade will depend on many factors, including, but not limited to, prevailing interest rates, general economic conditions, our performance and financial results and markets for similar securities. Historically, the markets for debt such as the Notes have been subject to disruptions that have caused substantial volatility in their prices. The market, if any, for the Notes may be subject to similar disruptions, which may have an adverse effect on the holders of the Notes.

There are no restrictive covenants in the indenture for the Notes limiting our ability to incur future indebtedness or complete other transactions that are adverse to the interests of holders of the Notes.

The indenture governing the Notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, change of control, transactions with affiliates, incurrence of liens or the issuance or repurchase of securities by us or any of our subsidiaries. We therefore may incur additional indebtedness, including senior indebtedness, and engage in other transactions that may not be in the interests of the noteholders.

The ratings of the Notes may be lowered or withdrawn depending on various factors, including the rating agency’s assessments of our financial strength and Colombian sovereign risk.

One or more independent credit rating agencies may assign credit ratings to the Notes. The ratings address the timely payment of principal and interest on each payment date. The ratings of the Notes are not a recommendation to purchase, hold or sell the Notes, and the ratings do not comment on market price or suitability for a particular investor. The ratings of the Notes are subject to change and may be lowered or withdrawn. A downgrade in or withdrawal of the ratings of the Notes will not be an Event of Default under the indenture. The assigned ratings may be raised or lowered depending, among other things, on the rating agency’s assessment of our financial strength, as well as its assessment of Colombian sovereign risk generally.

There is no limit on the amount or type of further Notes or indebtedness that we may issue, incur or guarantee.

There is no restriction on the amount of Notes or other liabilities that we may issue, incur or guarantee and which rank senior to, pari passu with or junior to, the Notes. The issue or guaranteeing of any such Notes or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by holders of the Notes during our winding-up or administration or resolution and may limit our ability to meet our obligations under the Notes.

USE OF PROCEEDS

We estimate that the net cash proceeds from the offering will be approximately US$    million, after deducting underwriting discount and estimated offering expenses.

We intend to use the net proceeds from this offering to purchase any 2027 Notes accepted for purchase in the Offer and for general corporate purposes. See “Use of Proceeds.”

Certain of the underwriters or their affiliates may hold positions in the Old Notes. As a result, certain of those underwriters or their affiliates may receive some of the proceeds from this offering. See “Underwriting.”

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables present our unaudited selected consolidated financial information and other data as of December 31, 2023 and March 31, 2024 and for the three months ended March 31, 2024 and 2023. This section should be read in conjunction with our audited consolidated financial statements as of December 31, 2023 and 2022 and for the three years ended December 31, 2023 and the notes related thereto included in the Annual Report and our unaudited condensed consolidated financial statements as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 and the notes related thereto included elsewhere in this prospectus supplement. The unaudited selected consolidated financial information as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 includes all adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for the fair presentation of such information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

Selected Consolidated Financial Results

SELECTED CONSOLIDATED STATEMENT OF FINANCIAL POSITION DATA

(Amounts in millions of COP and thousands of USD)	December 31, 2023		March 31, 2024		% Change December 2023 – March 2024	March 31, 2024
ASSETS
Loans and advances to customers and financial institutions	COP	237,728,544	COP	244,105,346	2.68%	USD	63,531,048
Financial assets investments		25,674,195		28,403,482	10.63%		7,392,312
Other assets		79,526,070		64,447,601	(18.96%)		16,773,183
Total Assets		342,928,809		336,956,429	(1.74%)		87,696,543
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits by customers		247,941,180		244,809,882	(1.26%)		63,714,411
Borrowings from other financial institutions		15,648,606		14,112,000	(9.82%)		3,672,800
Debt securities in issue		14,663,576		14,454,604	(1.43%)		3,761,967
Other liabilities		25,625,718		26,129,379	1.97%		6,800,452
Total liabilities		303,879,080		299,505,865	(1.44%)		77,949,630
Equity		39,049,729		37,450,564	(4.10%)		9,746,913
Total liabilities and equity		342,928,809		336,956,429	(1.74%)		87,696,543

CONSOLIDATED STATEMENT OF OPERATIONS DATA

	For the Three Months Ended March 31,
(Amounts in millions of COP and thousands of USD)	2023	2024	% Change	2024
Total interest and valuation	COP 9,383,121	COP 9,097,394	(3.05%)	USD 2,367,695
Interest expenses	(4,025,263)	(3,939,079)	(2.14%)	(1,025,188)
Net interest margin and valuation income on financial instruments before impairment on loans and financial leases and off balance sheet credit instruments	5,357,858	5,158,315	(3.72%)	1,342,507
Total credit impairment charges, net	(2,045,644)	(1,314,980)	(35.72%)	(342,238)
Total fees and commissions, net	1,001,596	1,000,959	(0.06%)	260,510
Other operating income	989,880	629,329	(36.42%)	163,790
Dividends received, and share of profits of equity method investees	116,636	84,807	(27.29%)	22,072
Total operating expenses	(3,071,662)	(3,178,539)	3.48%	(827,249)
Income tax	(586,371)	(694,880)	18.51%	(180,850)
Net income	1,762,293	1,685,011	(4.39%)	438,542
Non-controlling interest	45,516	21,539	(52.68%)	(5,605)
Net income attributable to equity holders of the Parent Company	1,716,777	1,663,472	(3.10%)	432,937

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

Summary

For the three months ended March 31, 2024, net income attributable to equity holders of the parent company totaled COP 1,663 billion, which represents a decrease of 3.10% from net income of COP 1,717 billion for the comparable period in 2023.

Net interest margin decreased to 7.14% for the three months ended March 31, 2024, from 7.17% for the comparable period in 2023.

Provision charges, net of recoveries, totaled COP 1,315 billion for the three months ended March 31, 2024, down 35.72% from COP 2,046 billion for the comparable period in 2023. This decrease is mainly due to the better performance of the consumer portfolio in Colombia, Panama, and El Salvador, which has a considerable impact on the lower cost of credit.

Gross loans and financial leases totaled COP 260,308 billion as of March 31, 2024, up 2.50% from COP 253,952 billion as of December 31, 2023, driven primarily by growth of 3.91% in commercial loans. Growth in commercial loans is driven by strong performance in Central America and a strategic expansion in Colombia. The mortgage segment showed a 1.9% quarterly increase, aided by social housing and subsidies. Consumer loans, on the other hand, contracted largely because of lower appetite in Colombia and Panama amid a scenario of high interest rates, which reduced its percentage in the loan portfolio from 21.5% as of December 31, 2023 to 20.8% as of March 31, 2024.

Reserves for loan losses represented 5.83% of total loans, and 110.71% of past-due loans as of March 31, 2024, while capital adequacy was 12.31% as of March 31, 2024 (Basic Consolidated Solvency Ratio of 10.45%), lower than the 13.40% (Basic Consolidated Solvency Ratio of 11.42%) reported as of December 31, 2023. Capital adequacy, as well as our Basic Consolidated Solvency Ratio was reduced due to the distribution approved in our March 2024 General Shareholders’ Meeting.

Deposits for the three months ended March 31, 2024, decreased 1.26% from December 31, 2023, while the ratio of net loans to deposits was 99.71% as of March 31, 2024, down from 95.90% as of December 31, 2023.

Revenue Performance

Net interest income

For the three months ended March 31, 2024, net interest income totaled COP 5,158 billion, down 3.72% as compared to COP 5,358 billion for the comparable period in 2023. This performance is due mainly to a reduction in the loan balance and lower interest rates on credit originations in the lending business.

The net interest margin changed from 7.17% for the three months ended March 31, 2023 to 7.14% for the three months ended March 31, 2024, relatively stable on an annual basis, with an improvement in the debt investments’ margin partially offsetting the loans’ interest margin compression.

In the first three months of 2024, average interest paid on interest bearing liabilities was 5.63%, up from 5.55% for the comparable period in 2023. The substantial volume of low-cost and stable deposits ensures highly competitive funding costs across different interest rate cycles.

Net interest margin and valuation on financial instruments represented 75.05% of revenues (the sum of net interest income, fees and other service income and total other operating income) for the three months ended March 31, 2024, compared to 71.76% for the comparable period in 2023.

Interest income, which is the sum of interest on loans, financial leases, overnight funds and interest and valuation income from investment securities, totaled COP 9,097 billion for the three months ended March 31, 2024, down 3.05% from COP 9,383 billion for the comparable period in 2023. This decrease was primarily driven by the performance of the lending business given a lower balance in the loan portfolio and lower interest rates on assets.

Interest on investment securities, which includes, among other items, the interest paid or accrued on debt securities and mark-to-market valuation adjustments, totaled COP 257 billion for the three months ended March 31, 2024, up 2.96% from COP 250 billion in the comparable period in 2023. Performance was relatively stable, with a slight increase in the size of the investments and liquidity portfolio.

Interest expense totaled COP 3,939 billion for the three months ended March 31, 2024, down 2.14% as compared to COP 4,025 billion for the comparable period in 2023. The decrease in interest expense is explained by the gradual repricing of interest rate-sensitive liabilities amid an expansionary monetary policy cycle in Colombia that started in December 2023.

The following table summarizes Bancolombia’s annualized net interest margin for the periods indicated:

Annualized Interest Margin	For the Three Months Ended March 31,
	2023	2024
Loans’ interest margin	7.9%	7.6%
Debt investments’ margin	2.0%	3.7%
Net interest margin	7.2%	7.1%

The annualized weighted average cost of deposits reached 5.24% during the 2024 period, up from 5.14% during the 2023 period.

Weighted Average Funding Cost	For the Three Months Ended March 31,
	2023	2024
Checking accounts	0.21%	0.26%
Saving accounts	3.70%	2.94%
Time deposits	9.14%	9.54%
Total deposits	5.14%	5.24%
Long term debt	7.97%	7.83%
Loans with banks	5.11%	5.79%
Total funding cost	5.27%	5.37%

Net fees and income from financial services

For the three months ended March 31, 2024, net fees and income from financial services totaled COP 1,001 billion, down 0.06% from COP 1,002 billion for the comparable period in 2023. Growth in expenses outpaced revenue growth, primarily due to increased transactional activities that have driven up the cost of data processing in banking services and royalties to card franchises, sales outsourcing services and third-party collections, and an increased number of banking agents as a result of the increased number of transactions processed and new merchants enrolled.

Fees from credit and debit cards for the three months ended March 31, 2024, increased 5.45% from the comparable period in 2023 due to a growing number of users, an increasing volume of transactions and interbank exchange fees generated by a higher amount of national and international purchases, both through point of sale (POS) and electronic payments.

Fee income related to Bancassurance decreased 2.27% for the three months ended March 31, 2024 compared to the same period in 2023, driven by a lower share of revenue as a result of the claims ratio having increased coupled with a lower volume of insurance policies distributed.

The following table lists the main revenue-producing fees for the three months ended March 31, 2024, and 2023, together with the percentage change between these periods:

Fees and commissions income		For the Three months ended March 31,
In millions of COP	2023	2024	% Change
Credit and debit card fees and commercial establishments	744,466	785,022	5.45%
Banking services	247,891	248,834	0.38%
Payments and Collections	227,056	239,817	5.62%
Bancassurance	213,149	208,312	(2.27%)
Fiduciary Activities and Securities	112,552	136,267	21.07%
Acceptances, Guarantees and Standby Letters of Credit	28,209	27,390	(2.90%)
Investment banking	4,053	11,094	173.72%
Brokerage	6,843	6,951	1.58%
Others	99,765	88,205	(11.59%)
Fees and commissions income	1,683,984	1,751,892	4.03%

Other Operating Income

For the three months ended March 31, 2024, total other operating income was COP 629 billion, 36.42% lower than the COP 990 billion reported for the comparable period in 2023. Despite a better performance on operating leases year over year, the net decrease was primarily due to the result of currency hedging operations.

Operating Expenses

For the three months ended March 31, 2024, despite the 17.30% peso appreciation during the period, due to a stringent cost control, operating expenses totaled COP 3,179 billion, up 3.48% as compared to COP 3,072 billion for the comparable period in 2023.

Personnel expenses (the sum of salaries and employee benefits, bonus plan payments and indemnities) totaled COP 1,335 billion during the three months ended March 31, 2024, up 0.92% from COP 1,323 billion for the comparable period in 2023. This increase was due to annual wage increases.

Administrative and other expenses totaled COP 1,569 billion for the three months ended March 31, 2024, up 5.37% from COP 1,489 billion for the comparable period in 2023 mainly due to non-income taxes and IT related services mainly due to the transition to the cloud and technological projects involving digital transformation.

Impairment, depreciation and amortization expenses totaled COP 274 billion for the three months ended March 31, 2024, increasing 5.71% as compared to COP 260 billion for the comparable period in 2023, mainly due to the increase in depreciation of operating leased assets.

The following table summarizes the principal components of our operating expenses for the three months ended March 31, 2024, and 2023:

Operating expenses	For the three months ended March 31,		% Change
	2023	2024
	(in millions of COP)
Salaries and employee benefits	1,088,789	1,181,578	8.52%
Bonuses	234,004	153,373	(34.46%)
Other administrative and general expenses	1,140,878	1,177,752	3.23%
Taxes other than income tax	347,895	390,894	12.36%
Impairment, depreciation and amortization	260,096	274,942	5.71%
Total operating expenses	3,071,662	3,178,539	3.48%

Provision charges and credit quality

For the three months ended March 31, 2024, provision charges (net of recoveries) totaled COP 1,315 billion (or 2.04% of average loans), which represents a decrease of 35.72% as compared to COP 2,046 billion for the comparable period in 2023 (or 3.05% of average loans). This variation is largely due to the better performance of the consumer portfolio in Colombia, updated macroeconomic forecasts in Colombia, especially reference rates, and, finally, recoveries from large exposures that were previously impaired resulting in a reduction in the provisioning expense for commercial loans.

Net loan charge-offs totaled COP 1,478 billion for the three months ended March 31, 2024, up 41.03% from COP 1,048 billion for the comparable period in 2023. Past-due loans amounted to COP 14,779 billion as of March 31, 2024, up 7.88% as compared to COP 13,700 billion as of December 31, 2023. The delinquencies ratio (loans overdue more than 30 days divided by total loans) increased to 5.68% as of March 31, 2024, up from 5.39% as of December 31, 2023.

The following tables present key metrics related to asset quality:

ASSET QUALITY	As of December 31,	As of March 31,
	2023	2024
	(in millions of COP, except percentages)
Total 30-day past due loans	12,357,192	13,298,863
Allowance for loan losses(1)	14,833,191	14,723,301
Past due loans to loans principal(2)	5.01%	5.26%
Allowances for loan and lease losses to past due loans principal	120.04%	110.71%
Allowance for loan and lease losses as a percentage of total loans principal	6.02%	5.83%

(1)	Allowances are reserves for the principal of loans.
(2)	Past due loans to total loans ratio is based on loans past due more than 30 days.

Past Due Loans (PDL) Per Category (30 days)	As of December 31, 2023	As of March 31, 2024
Commercial loans	3.26%	3.46%
Consumer loans	8.76%	8.81%
Microcredit	10.44%	11.49%
Mortgage loans	6.95%	7.98%
PDL TOTAL	5.01%	5.26%

PDL Per Category (90 days)	As of December 31, 2023	As of March 31, 2024
Commercial loans	2.80%	2.86%
Consumer loans	4.83%	4.80%
Microcredit	6.57%	6.44%
Mortgage loans*	2.93%	3.04%
PDL TOTAL	3.28%	3.31%

*	Overdue mortgage loans include those past due for 120 days, instead of 90 days.

Allowance for Loan Losses

Allowances for loan losses totaled COP 14,723 billion as of March 31, 2024, down 0.74% from COP 14,833 billion as of December 31, 2023. Allowances for loan losses represented 5.83% of gross loans as of March 31, 2024, down from 6.02% as of December 31, 2023. The coverage for loan losses, measured by the ratio of allowances for loan losses to past due loans (overdue 30 days), was 110.71% as of March 31, 2024, down from 120.04% as of December 31, 2023. The Bank expects that these allowances will provide adequate coverage for expected credit losses and adequately reflect the credit risk associated with our loan portfolio given the economic environment and the available information upon which the credit assessments are made. Nonetheless, the methodology used in the allowance and provision charges determination is based on the existence and magnitude of determined factors that are not necessarily an indication of future losses, and accordingly current allowances and provision charges may not exactly reflect actual losses.

Goodwill

For the period ended March 31, 2024, outstanding goodwill and intangible assets totaled COP 8,526 billion, mainly related to the acquisition of Banistmo in 2013. This figure represents a 0.44% increase from COP 8,489 billion as of December 31, 2023. This increase is explained by the peso appreciation during the period. As of March 31, 2024, outstanding goodwill and intangible assets represented 2.53% of our total assets.

Income Tax Expenses

Income tax expense for the three months ended March 31, 2024, totaled COP 694 billion, up 18.43% from COP 586 billion for the comparable period in 2023. Our effective tax rate for the three-month period in 2024 was 29.20%, up from 24.97% for the comparable period in 2023. The increase in the effective tax rate during 2024 is attributable to a higher profit contribution from the operation in Colombia, with a higher statutory tax rate when compared to Panama, Guatemala and El Salvador.

Loan Portfolio

The following table shows the composition of our loans by type as of March 31, 2024 and December 31, 2023, and the percentage change compared to amounts as of December 31, 2023:

LOAN PORTFOLIO	As of December 31,	As of March 31,		% of total loans as of
(COP million)	2023	2024	% Change	March 31, 2024
Commercial Loans	134,687,396	141,231,154	4.86%	57.86%
Consumer Loans	54,591,769	53,985,214	(1.11%)	22.12%
Small Business Loan	1,145,017	1,095,168	(4.35%)	0.45%
Financial Lease	27,277,057	27,060,004	(0.80%)	11.09%
Mortgage	36,250,408	36,936,035	1.89%	15.13%
Total loan portfolio	253,951,647	260,307,575	2.50%
Allowance for loan losses	(16,223,103)	(16,202,229)	(0.13%)	6.64%
Total loans, net	237,728,544	244,105,346	2.68%

Investment Portfolio

As of March 31, 2024, our investment portfolio totaled COP 28,403 billion, reflecting an increase of 10.63% compared to December 31, 2023. The investment portfolio is mainly composed of debt securities. The debt securities portfolio had a duration of 17.6 months and a weighted average yield to maturity of 9.05%.

Funding

As of March 31, 2024, our liabilities totaled COP 299,505 billion, decreasing 1.44% compared to December 31, 2023. The ratio of net loans to deposits was 99.71% as of March 31, 2024, decreasing from 95.90% as of December 31, 2023. Deposits totaled COP 244,809 billion (or 81.74% of liabilities) as of March 31, 2024, decreasing 1.26% over the last three months. Certificates of deposits represented 40.93% of total deposits as of March 31, 2024, up from 39.80% as of December 31, 2023. The deposit and liability structure is consistent with our funding strategy.

The following table summarizes our funding sources:

Funding mix (in millions of COP, except percentages)	As of December 31, 2023		As of March 31, 2024
Checking accounts	34,993,066	13%	33,886,389	12%
Saving accounts	108,971,334	39%	106,589,807	39%
Time deposits	98,686,516	35%	100,199,998	37%
Other deposits	5,290,264	2%	4,133,688	2%
Long term debt	14,663,576,	5%	14,454,604	5%
Loans with banks	15,648,606	6%	14,112,000	5%
Total Funds	278,253,362	100%	273,376,486	100%

Regulatory Capital

Our consolidated Capital Adequacy Ratio as of March 31, 2024, was 12.31%, 109 bps below the 13.40% as of December 31, 2023. The decrease in the solvency ratios is mainly explained by dividends approved at the General Shareholders’ Meeting.

The consolidated Capital Adequacy Ratio was 81 basis points above the 11.50% minimum required by the SFC, while the Basic Consolidated Solvency Ratio was 10.45%, 195 basis points above the 8.50% minimum required by the SFC.

TECHNICAL CAPITAL AND

CAPITAL ADEQUACY RATIOS

Consolidated (in millions of COP, except percentages)	As of December 31, 2023	Percentage of risk-weighted assets	As of March 31, 2024	Percentage of risk-weighted assets
Basic capital (Tier I)	30,785,196.88	11.42%	29,111,903.69	10.45%
Additional capital (Tier II)	5,338,146.74	1.98%	5,189,494.72	1.86%
Less:
Technical capital deductions	10,686.76		10,459.46
Technical capital(1)	36,112,656.86		34,290,938.96
Risk weighted assets including market and operational risk	269,591,210.63		278,591,624.98
CAPITAL ADEQUACY RATIO (2)		13.40%		12.31%

(1)	Technical capital is the sum of basic and additional capital. For more information, see “Colombian Banking Regulations – Capital Adequacy Requirements.”
(2)	Capital adequacy is technical capital divided by risk weighted assets. For more information, see “Colombian Banking Regulations – Capital Adequacy Requirements.”

CAPITALIZATION

The following table sets forth our consolidated Technical Capital (defined in “Colombian Banking Regulations —Capital Adequacy Requirements”) and long-term senior indebtedness as of March 31, 2024, and as adjusted to give effect to issuance of the US$ of Notes offered hereby and the use of proceeds as if it had occurred on March 31, 2024.

	As of March 31, 2024
	Actual		As Adjusted for offering and use of proceeds
(In Millions of COP and Thousands of US$) (1)	COP	USD	COP	USD
Long-term senior indebtedness	6,221,669.24	1,619,256.50

Subscribed capital	480,913.50	125,162.92	480,913.50	125,162.92
Legal reserve	14,480,884.31	3,768,806.26	14,480,884.31	3,768,806.26
Additional paid-in capital	5,398,794.24	1,405,094.41	5,398,794.24	1,405,094.41
Occasional reserves	9,915,760.77	2,580,683.64	9,915,760.77	2,580,683.64
Net income attributable to equity holders	1,663,472.02	432,936.53	1,663,472.02	432,936.53
Non-controlling interest	965,023.25	251,157.71	965,023.25	251,157.71
Financial statements translation adjustment	—	—	—	—
Others	5,163,105.10	1,343,753.77	5,163,105.10	1,343,753.77
Less:
Long—term investments	—	—	—	—

Intangibles assets	7,859,490.62	2,045,517.17	7,859,490.62	2,045,517.17

Others	1,096,558.88	285,391.27	1,096,558.88	285,391.27

Primary capital (Tier I)	29,111,903.70	7,576,686.80	29,111,903.70	7,576,686.80

Subordinated bonds (2)	4,815,124.57	1,253,188.08

Notes offered hereby	—	—

Others	374,370.16	97,433.87	374,370.16	97,433.87

Computed secondary capital (Tier II)	5,189,494.72	1,350,621.95

Less:
Technical capital deductions	10,459.46	2,722.19	10,459.46	2,722.19

Technical capital	34,290,938.96	8,924,586.57	33,197,733.23	8,640,067.99

Risk weighted assets including market and operational risk	278,591,624.98	72,506,473.99	278,591,624.98	72,506,473.99

Capital Ratios	COP	USD	COP	USD
Primary capital to risk-weighted assets (Tier I)	10.45%	10.45%	10.45%	10.45%
Secondary capital to risk-weighted assets (Tier II)	1.86%	1.86%
Technical capital to risk—weighted assets (3)(4)	12.31%	12.31%

(1)

Amounts stated in U.S. dollars, included solely for the convenience of the reader, have been converted at the rate of COP 3,842.30 per US$1.00, which is the representative market rate calculated on March 31, 2024, as reported by the SFC. Such conversions should not be construed as representations that the peso amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

(2)	Actual includes subordinated debt with maturity dates as follows:

Maturity	Amount (millions of COP)	Amount (thousands of USD)
2024	37,598.84	9,785.50
2027	2,473,265.00	643,693.88
2029	2,049,760.73	533,472.33
2034	254,500.00	66,236.37

Total	4,815,124.57	1,253,188.08

Under Colombian capital adequacy regulations, commencing on the fifth anniversary prior to the final maturity date or the call option date of a subordinated instrument, the amount of subordinated debt that will be eligible to be included in Tier Two Capital will be annually amortized using the straight-line method. See “Colombian Banking Regulations – Regulatory Framework for Colombian Banking Institutions – Capital Adequacy Requirements.”

(3)

Capital adequacy requirements for Colombian financial institutions (as set forth in Decree 2555 of 2010, as amended) are based on the standards of the Basel Committee and differ from banking regulations in the United States. See “Risk Factors” and “Colombian Banking Regulations – Capital adequacy requirements” for further information.

(4)

Referred to elsewhere in this prospectus supplement as “Capital Adequacy Ratio”. Colombian regulations require that a credit institution’s technical capital be at least 9% of that institution’s total risk-weighted assets. See “Colombian Banking Regulations – Capital adequacy requirements” for further information.

COLOMBIAN BANKING REGULATIONS

COLOMBIAN BANKING REGULATORS

Pursuant to Colombia’s Constitution, Congress has the power to prescribe the general legal framework within which the Government may regulate the financial system. The agencies vested with the authority to regulate the financial system are the board of directors of the Central Bank, the Ministry of Finance and Public Credit (the “Ministry of Finance”), the SFC, the Superintendence of Industry and Commerce (the “SIC”) and the Self-Regulatory Organization (Autorregulador del Mercado de Valores or “AMV”).

Central Bank

The Central Bank exercises the customary functions of a central bank, including price stabilization, monetary policy, regulation of currency circulation, regulation of credit, exchange rate monitoring and management of international reserves. Its board of directors is the regulatory authority for monetary, currency exchange and credit policies, and is responsible for the direction of the Central Bank’s duties. The Central Bank also acts as lender of last resort to financial institutions.

Ministry of Finance

One of the functions of the Ministry of Finance is to regulate all aspects of finance and insurance activities. As part of its duties, the Ministry of Finance issues decrees relating to financial matters that may affect banking operations in Colombia. In particular, the Ministry of Finance is responsible for regulations relating to capital adequacy, risk limitations, authorized operations, disclosure of information and accounting of financial institutions on a high level, which matters are then regulated in detail by the SFC.

Decree 4172 of 2011, as amended by Decree 1658 of 2016, established the Unit of Financial Regulation (“URF”), an affiliated unit of the Ministry of Finance. The URF is responsible for preparing and drafting any new financial, credit, securities, foreign exchange and insurance regulation to be issued by the Colombian Government.

Superintendence of Finance

The SFC is the authority responsible for supervising and regulating financial institutions, including commercial banks such as we, finance corporations, financing companies, financial services companies and insurance companies, all of which require prior authorization of the SFC before commencing operations. Regulations issued by the SFC must comply with decrees issued by the Ministry of Finance. The SFC has broad discretionary powers to supervise financial institutions, including the authority to impose fines on financial institutions and their directors and officers for violations of applicable regulations. The SFC can also conduct on-site inspections of Colombian financial institutions.

The SFC is also responsible for monitoring and regulating the market for publicly traded securities in Colombia and for monitoring and supervising securities market participants, including the Colombian Securities Exchange, brokers, dealers, mutual funds and issuers.

Violations of the financial system rules and regulations are subject to administrative and, in some cases, criminal sanctions.

Other Colombian regulators

Self- Regulatory Organization

The AMV is a private entity responsible for the regulation of entities participating in the Colombian capital markets. The AMV may issue mandatory instructions to its members and supervise its members’ compliance and impose sanctions for violations.

All capital market intermediaries, including us, must become members of the AMV and are subject to its regulations.

Superintendence of Industry and Commerce

The SIC is the authority responsible for supervising and regulating competition in several industrial sectors, including financial institutions. The SIC is authorized to initiate administrative proceedings and impose sanctions on banks, including us, whenever the financial entity behaves in a manner considered to be anti-competitive.

REGULATORY FRAMEWORK FOR COLOMBIAN BANKING INSTITUTIONS

The basic regulatory framework of the Colombian financial sector is described below.

Decree 663 of 1993, as amended, defines the structure of the Colombian financial system and establishes the permitted forms of business entities and their authorized activities. Furthermore, Decree 663 of 1993 sets forth (i) licensing requirements, (ii) the procedure applicable for mergers and acquisitions, spin-offs, and other corporate reorganizations of the aforementioned entities, (iii) specific regulations that apply to the issuance and sale of shares and other securities by such entities, and (iv) certain rules regarding the activities of officers and directors of such institutions, among others.

Decree 2555 of 2010 compiles regulations that were previously issued in separate decrees, including regulations regarding banking, insurance and securities market activities, capital adequacy requirements, financial institutions’ corporate governance and principles relating to the determination, dissemination and publication of rates and prices of products and financial services, and lending activities.

Law 1328 of 2009 provides a set of rights and responsibilities for customers of the financial system and a set of obligations for financial institutions in order to minimize disputes. This law also gives foreign banks more flexibility to operate in Colombia through “branches.”

External Circulars 029 of 2014 and 100 of 1995 compile the rules and regulations issued by the SFC that apply to financial institutions and other entities under its supervision.

Financial institutions are subject to further rules if they engage in additional activities. Law 964 of 2005 (securities market law) regulates securities activities, which may be performed by banks, and securities offerings. External Resolution 1 of 2018 (foreign exchange regulations), and External Resolution 4 of 2006 issued by the board of directors of the Central Bank, defines the different activities that banks, including the Bank, may perform as foreign exchange market intermediaries, including lending in foreign currencies and investing in foreign securities.

Violations of any of the above statutes and their relevant regulations are subject to administrative sanctions and, in some cases, criminal sanctions.

Financial Conglomerates

Law 1870 of 2017 (“Law 1870”) implemented the legal framework for the regulation and supervision of financial conglomerates in areas such as regulatory capital, related party transactions, corporate governance principles, conflicts of interest and risk management, among others. According to Law 1870, a financial holding company may acquire that status by either (i) having significant influence over a financial institution or (ii) controlling a financial institution. A financial holding company (1) has significant influence over a financial institution when it directly or indirectly, holds more than fifty percent (50%) of the voting capital of the financial institution, excluding from the calculation voting capital held by entities that under their regulations are not allowed to control a financial institution (such as pension funds), and (2) controls a financial institution, when it has (i) more than 50% of the voting capital of the financial institution, (ii) the majority of the votes in the Board of Directors of the financial institution or the right to elect a majority of its members or (iii) a dominant influence over the decisions made by the financial institution as a result of an agreement with the financial institution or its shareholders as established in articles 260 and 261 of the Colombian Code of Commerce.

The Government has issued several decrees pursuant to its authority under Law 1870, including Decree 774 of 2018, which regulates capital adequacy requirements for financial conglomerates, and Decree 1486 of 2018, which regulates the criteria to determine related parties, risk concentration limits and conflicts of interest. These regulations provide that when financial institutions fulfill capital adequacy requirements and solvency ratios on a standalone basis, authorities may not impose solvency ratios on the financial conglomerate as a whole.

The law also reinforced the mechanism for the resolution of credit institutions—deposit-taking institutions under Colombian Law—by establishing the concept of the bridge bank, an entity used to facilitate the purchase of assets and transfer of liabilities from failing institutions.

Pursuant to the financial conglomerates regime, Grupo de Inversiones Suramericana S.A. has significant influence and, therefore, is the financial holding company of Bancolombia only for the purposes of the financial conglomerates framework. These regulations require Grupo de Inversiones Suramericana S.A. to: (i) continue strengthening the Bank’s Corporate Governance System as a Financial Conglomerate; (ii) review the risk management and capital adequacy models; and (iii) strengthen the internal control and information reporting systems of the companies that make up the conglomerate under this framework. The SFC has authority to implement applicable regulations and, accordingly, from time-to-time issues administrative resolutions and circulars.

Key interest rates

Colombian commercial banks, finance corporations and consumer financing companies are required to provide the Central Bank, on a weekly basis, with data regarding the total volume (in pesos) of certificates of deposit issued during the prior week and the average interest rates paid for certificates of deposit with maturities of 90 days. Based on such reports, the Central Bank computes Depósitos a Término Fijo (“DTF”) rate, which is published at the beginning of the following week, for use in calculating interest rates payable by financial institutions. The DTF is the weighted average interest rate paid by finance corporations, commercial banks and consumer financing companies for certificates of deposit with maturities of 90 days. For the week of May 27, 2024, the DTF was 10.24%.

Article 884 of the Colombian Commercial Code provides for a limit on the amount of interest that may be charged in commercial transactions. The limit is 1.5 times the current banking interest rate, or Interés Bancario Corriente, certified and calculated by the SFC as the average rate of interest ordinarily charged by banks for loans made during a specified period. The current banking interest rate for small business loans and for all other loans is certified by the SFC. As of February 29, 2024, the banking interest rate for productive urban credit was 36.34% and for all other loans was 23.31%.

Capital adequacy requirements

Capital adequacy requirements for Colombian financial institutions (as set forth in Decree 2555 of 2010, as amended) are based on applicable Basel Committee standards. Decree 1477 of 2018 (as amended by Decree 1421 of 2019) introduced into the Colombian banking regulation several Basel III reforms, mainly relating to the (i) implementation of capital buffers, (ii) the alignment with Basel III solvency ratio definitions, (iii) quality of the regulatory capital base and (iv) update of the measurement of the Risk Weighted Assets and the alignment of the standardized approach for credit risk. This regulation established a gradual implementation plan beginning in 2021 and ending in 2024 for reforms regarding solvency ratios and capital buffers, as further established in Decree 1421 of 2019. Furthermore, the SFC issued External Circular 020 of 2019 which defines the applicability of conditions of Decree 1477 of 2018 in relation to capital adequacy requirements for credit institutions and information reporting to the SFC.

Some of the highlights of this regulation are as follows:

•

The technical capital (“Technical Capital”) is calculated as the sum of Common Equity Tier One Capital (the “patrimonio básico ordinario”), the Additional Tier One Capital (“patrimonio básico adicional”) and the Tier Two Capital (“patrimonio adicional”). Throughout this prospectus supplement, we also refer to the sum of Common Equity Tier One Capital and Additional Tier One Capital as “Tier One Capital” or “Tier I” and to Tier Two Capital as “Tier II.”

•

Criteria for debt and equity instruments to be considered Common Equity Tier One Capital, Additional Tier One Capital and Tier Two Capital were established. Additionally, the SFC must review whether a given instrument adequately complies with these criteria in order for an instrument to be considered Tier One Capital or Tier Two Capital, upon request of the issuer. Debt and equity instruments that have not been classified by the SFC as Tier One Capital or Tier Two Capital shall not be considered Tier One Capital or Tier Two Capital for purposes of capital adequacy requirements.

•

The Capital Adequacy Ratio is set at a minimum of 9% of the financial institution’s total risk-weighted assets; however, each entity must comply with: (i) a minimum basic solvency ratio of 4.5%, which is defined as the ordinary basic capital after deductions divided by the financial institution’s total risk-weighted assets and off-balance sheet items; (ii) a minimum additional basic solvency ratio of 6% as of January 1, 2024, which is defined as the sum of Common Equity Tier One Capital after deductions and Additional Tier One Capital, divided by the financial institution’s total risk-weighted assets and off-balance sheet items; (iii) a capital conservation buffer of 1.5% as of January 1, 2024, which is defined as the Common Equity Tier One after deductions, divided by the financial institution’s total risk-weighted assets and off-balance sheet items; (iv) a systematically important financial institutions buffer of 1% which is defined as the Common Equity Tier One after deductions, divided by the financial institution’s total risk-weighted assets and off-balance sheet items; and (v) a combined buffer equivalent to the sum of the aforementioned buffers as of January 1, 2024. These ratios apply to credit institutions individually and on a consolidated basis. Credit institutions include banks (including us), financial corporations, and financing companies.

•

Credit institutions must comply with a minimum leverage ratio of 3%, which is defined as the sum of the Common Equity Tier One Capital after deductions and the Additional Tier One Capital, divided by the leverage value. The leverage value is the sum of all net assets, the net exposures in all repo, simultaneous transactions and temporary transfer of securities, the credit exposures in all derivative instruments, and the exposure value of all contingencies.

As of the date of this prospectus supplement, banks are permitted to issue subordinated debt, including the Notes, and to include the outstanding aggregate principal amount of such subordinated debt as a component of Tier Two Capital, provided that: (i) the instrument creating or evidencing such subordinated debt or pursuant to which the same is outstanding expressly provides that, in the event of our liquidation, such subordinated debt will rank junior in right of payment to the prior payment in full of all our existing and future Senior External Liabilities; (ii) the instrument is not secured or insured and does not contemplate any contractual provision providing for a different degree of subordination or any other change in the nature of the instrument; (iii) such subordinated debt has an original term to maturity equal to or greater than five (5) years; (iv) there are no optional prepayments, or optional redemption rights (other than optional redemptions upon tax events or regulatory events), or any other rights conferred upon the holders of such subordinated debt that reduce such term to less than five (5) years; and (v) after the fifth (5th) year following the Issue Date, the instrument may only be redeemed, repurchased or prepaid if: (a) the issuer obtains prior approval of the SFC, (b) the debt instrument is replaced with a debt instrument that qualifies as Tier One Capital or Tier Two Capital in a manner that allows the issuer to have sustainable revenue generation capacity, except that such replacement is not required if the bank demonstrates that its capital position is above the minimum capital requirements after the instrument is redeemed, repurchased or prepaid, and (c) the issuer does not create expectations regarding the prepayment, redemption or early repurchase of the instrument (see “Description of the Notes – Optional Redemption on Reset Date”); and (vi) the subordinated debt has the ability to absorb losses. (See “Description of the Notes—Loss Absorption”).

Technical Capital is comprised of Tier One Capital, which consists of different types of capital and instruments, such as capital stock and capital reserves, Additional Tier One Capital, such as equity and debt instruments that comply with certain requirements set forth in Decree 2555, and Tier Two Capital, which includes subordinated debt, such as the Notes. Commencing on the fifth anniversary prior to the final maturity date or the call option date of a subordinated instrument, the amount of subordinated debt that will be eligible to be included in Tier Two Capital will be annually amortized using the straight-line method.

As of March 31, 2024, our Consolidated Capital Adequacy Ratio was 12.31%, exceeding the requirements of the Colombian government and the SFC by 81 basis points. As of December 31, 2023, our Capital Adequacy Ratio was 13.40%.

For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the Three Months Ended March 31, 2024 and 2023 – Regulatory Capital.”

The minimum capital requirement for banks on an unconsolidated basis is established in Article 80 of Decree 633 of 1993. The minimum capital requirement for banks, including Bancolombia S.A., for 2023 is COP 121,999 million. Failure to meet such requirement can result in the taking of possession (toma de posesión) of us by the SFC (see “Bankruptcy Considerations”).

Furthermore, the Ministry of Finance, through URF, in consultation with the SFC, continues to perform an internal review of regulations applicable to financial institutions. In addition, the SFC is currently undergoing a review of the regulations applicable to entities under its supervision and control, specifically those included in the External Circulars 29 of 2014 (Circular Básica Jurídica).

Capital Investment Limit

For entities incorporated in Colombia, all investments in subsidiaries and other authorized capital investments, excluding those made in order to abide by legal requirements, may not exceed 100% of the total aggregate capital, equity reserves and the equity re-adjustment account of the respective bank, financial corporation or commercial finance company excluding unadjusted fixed assets and including deductions for accumulated losses.

Mandatory Investments

Central Bank regulations require financial institutions, including us, to hold minimum mandatory investments in debt securities issued by Fondo para el Financiamiento del Sector Agropecuario (“Finagro”), a Colombian public financial institution that finances production and rural activities to support the agricultural sector. The amount of these mandatory investments is calculated by applying a fixed percentage (ranging from 4.3% to 5.8%, depending on the type of liability) to the quarterly average of the end of day balances of certain liabilities, primarily deposits and short-term debt. The investment balance is computed at the end of each quarter. Any required adjustment (due to a change in the quarterly average between periods) results in the purchase of additional securities or may result in redemption by Finagro at of securities in excess of the requirement. The purchase of additional securities takes place during the month following the date as of which the computation was performed.

Foreign Currency Position Requirements

According to External Resolution 1 of 2018 issued by the board of directors of the Central Bank as amended or supplemented (“Resolution 1 of 2018”), a financial institution’s foreign currency position (posición propia en moneda extranjera) is the difference between such institution’s foreign currency-denominated assets and liabilities (including any off-balance sheet items), actual or contingent, including those that may be converted into Colombian legal currency.

Additionally, in the case of foreign exchange market intermediaries that consolidate financial statements and have controlled foreign investments, such as we, the foreign exchange market intermediary shall exclude from its foreign currency position: (i) the value of controlled foreign investments, and (ii) the value of derivatives and other liabilities designated by the intermediary as hedging instruments for the controlled foreign investments.

Resolution 1 of 2018 provides that the average of a bank’s foreign currency position for three business days cannot exceed the equivalent in pesos of 20% of the bank’s Technical Capital. Foreign exchange market intermediaries such as us are permitted to hold a three business days’ average negative foreign currency position not exceeding the equivalent in foreign currency of 5% of its technical capital (with penalties being payable after the first business day). When calculating the foreign currency position as per External Circular DODM 398 of 2019 issued by the Central Bank, certain items are excluded: (i) liabilities resulting from transfers and creditor contingencies in pesos or indexed to pesos; and (ii) rights and liabilities arising from foreign currency operations at the exchange rate of their maturity date.

Resolution 1 of 2018 also defines the foreign currency position in cash (posición propia de contado en moneda extranjera) as the difference between all foreign currency-denominated assets and liabilities. The External Circular DODM 398 of 2019 of the Central Bank does not establish any minimum or maximum requirement or any limits on the average of a bank’s foreign currency position of cash for three business days. When calculating the foreign currency position in cash, External Circular DODM 398 of 2019 excludes: (i) liabilities derived from transfers and creditor contingencies for transfers that are denominated in pesos or indexed to pesos; and (ii) rights and liabilities derived from operations denominated in foreign currency that are agreed at the exchange rate of the maturity date of such operation.

Finally, Resolution 1 of 2018 requires banks to comply with a gross position of leverage (posición bruta de apalancamiento) as it relates to its foreign currency position. Gross position of leverage is defined as (i) the value of term contracts denominated in foreign currency, plus (ii) the value of transactions denominated in foreign currency to be settled within two days in cash, plus (iii) the value of the exchange rate risk exposure associated with exchange rate options and derivatives. As stipulated by the External Circular DODM 398 of 2019 issued by the Central Bank, foreign exchange intermediaries such as the bank are not subject to any specific minimum or maximum requirements regarding their gross leverage position. Similarly, there are no constraints on the average gross position of leverage of a bank over a three business day period. In the computation of the gross position of leverage, both Resolution 1 of 2018 and External Circular

DODM 398 of 2019, promulgated by the Central Bank, exclude certain transactions: (i) foreign exchange transactions conducted by FX Market intermediaries as local providers of foreign currency liquidity utilizing compensation and currency liquidation systems in case of default by a participant; and (ii) rights and obligations arising from foreign currency transactions agreed upon at the exchange rate prevailing on the maturity date of such transactions.

Reserve Requirements

Credit institutions are required to satisfy reserve requirements with respect to deposits and other cash demands which are held by the Central Bank in the form of cash deposits. According to External Resolution 11 of 2008 issued by the board of directors of the Central Bank, as amended, the reserve requirements for Colombian banks are measured bi-weekly and the amount depends on the class of deposits.

Since April 2020, with the enactment of External Resolution 9 of 2020, the Central Bank lowered certain reserve requirements to be fulfilled and credit institutions must now maintain reserves of 8.0% for current accounts deposits and saving account deposits, reserves of 3.5% for term deposits with a maturity date of less than 18 months and no reserves for term deposits with a maturity of more than 18 months.

Foreign Currency Loans

According to External Resolution 1 of 2018, residents of Colombia may obtain foreign currency loans from foreign residents, and from Colombian foreign exchange market intermediaries (such as the Bank) or by issuing and placing debt securities abroad. Foreign currency loans must be registered with the Central Bank prior the first disbursement and must be either disbursed through a foreign exchange intermediary, such as Colombian financial institutions, or disbursed outside of Colombian using an offshore bank account, registered with the Central Bank as a compensation account. It is also possible to receive the disbursement in COP through a Colombian special purpose account opened by the foreign lender in Colombian banks which is limited to certain restrictions of use and proceedings.

Colombian residents who borrow funds in foreign currency may be required to post with the Central Bank non-interest bearing deposits for a specified term, although the size of the required deposit is currently zero. Such deposits would not be required in certain cases, including foreign currency loans aimed at financing Colombian investments abroad, or for short-term exportation loans, provided that these loans are disbursed against the funds of Banco de Comercio Exterior – Bancoldex. Since the deposit is currently zero, no relevant proceedings are applicable.

External Resolution 1 of 2018 sets forth a number of restrictions and limitations as to the use of proceeds in the case of foreign currency loans obtained by Colombian foreign exchange market intermediaries for the purpose of avoiding the deposit requirement described above. Such foreign currency loans may be used, among others, for lending activities in a foreign currency with a tenor equal to, or shorter than, the tenor of the foreign financing, provided that such foreign currency loans are hedged with a derivative agreed in foreign currency that has a tenor equal to the term between the disbursement and the final maturity of the loan.

Finally, pursuant to Law 9 of 1991, the board of directors of the Central Bank is entitled to impose conditions and limitations on the incurrence of foreign currency indebtedness, as an exchange control policy, in order to avoid pressure in the currency exchange market.

Non-Performing Loan Allowance

The SFC maintains rules on non-performing loan allowances for financial institutions. These rules apply to Bancolombia S.A.’s financial statements on a stand-alone basis for Colombian regulatory purposes. Non-performing loan allowances in our consolidated financial statements as of December 31, 2023 are calculated according to IFRS.

Lending Activities

Decree 2555 of 2010, as amended, sets forth the maximum amounts that a financial institution may lend to a single borrower (including for this purpose all related fees, expenses and charges). These maximum amounts may not exceed 10% of a bank’s technical capital. However, there are several circumstances under which the limit may be raised. In general, the limit is raised to 25% when amounts lent above 5% of technical capital are secured by guarantees that comply with the financial guidelines provided in Decree 2555 of 2010, as amended, for being deemed as admissible guarantees. Also, a bank may not make loans to any shareholder that holds directly more than 10% of its capital stock for one year after such shareholder reaches the 10% threshold. In no event may a loan to a shareholder holding directly or indirectly 20% or more of our capital stock exceed 20% of our technical capital. In addition, no loan to a single financial institution may exceed 30% of our technical capital, with the exception of loans funded by Colombian development banks which are not subject to such limit.

Decree 2555 of 2010 also sets a maximum limit of 30% of our technical capital for single-party risk, the calculation of which includes loans, leasing operations and equity and debt investments.

In August 2022, the Ministry of Finance, by means of Decree 1533 of 2022, as amended from time to time, amended the regulation regarding bank exposures and lending limits applicable to financial institutions and other entities supervised by the Superintendence of Finance. Furthermore, the SFC published additional instructions regarding legal lending limits on February 1, 2024, by means of External Circular 003 of 2024. The new regulations concerning legal lending limits will come into force in August 2025. These regulations provide that a large exposure is an exposure with a counterparty or connected group of counterparties (as defined in Decree 2555 of 2010) that is equal to or greater than 10% of such bank’s Tier One Capital. These large exposures must be disclosed to the SFC.

Moreover, these new regulations provide that a bank may not hold an exposure equal to or higher than 25% of its Tier One Capital with a counterparty or connected group of counterparties. The regulation provides specific rules regarding (i) admissible collateral for large exposure, (ii) exposure related to the specialized financing of projects, and (iii) exposure with shareholders and related parties, among others.

The Central Bank also has the authority to establish maximum limits on the interest rates that commercial banks and other financial institutions may charge on loans. However, interest rates must also be consistent with market terms with a maximum limit certified by the SFC.

Ownership and Management Restrictions

We are organized as a stock company (sociedad anónima). Our corporate existence is subject to the rules applicable to commercial companies, principally the Colombian Commercial Code which requires stock companies (such as us) to have a minimum of five shareholders at all times and provides that no single shareholder may own 95% or more of our subscribed capital stock. Article 262 of the Colombian Commerce Code prohibits our subsidiaries from acquiring our stock.

Pursuant to Decree 663 of 1993, as amended, any transaction resulting in an individual or entity holding 10% or more of the outstanding shares of any Colombian financial institution, including, in the case of us, transactions resulting in holding ADRs representing 10% or more of our subscribed capital stock, is subject to the prior authorization of the SFC. For that purpose, the SFC must evaluate the proposed transaction based on the criteria and guidelines specified in Decree 663 of 1993. Transactions entered into without the prior approval of the SFC are null and void and cannot be recorded in the institution’s stock ledger. These restrictions apply equally to Colombian and foreign investors.

Bankruptcy Considerations

Colombian banks and other financial institutions are not subject to the laws and regulations that generally govern the insolvency, restructuring and liquidation of industrial and commercial companies, but rather are subject to special rules, the most important details of which are summarized below.

Pursuant to Colombian banking law, the SFC has the power to intervene in the operations of a bank in order to prevent it from, or to control and reduce the effects of, a bank failure. The SFC also conducts periodic visits to financial institutions and may impose capital or solvency obligations on financial institutions without taking control of such financial institutions.

The SFC may intervene in a bank’s business: (i) as a preventive measure prior to the liquidation of the bank, in order to prevent the bank from entering into a state where the SFC would need to take possession by taking one of the following recovery measures (institutos de salvamento): (a) submitting the bank to a special supervision regime; (b) issuing a mandatory order to recapitalize the bank; (c) placing the bank under the management of another authorized financial institution, acting as trustee; (d) ordering the transfer of all or part of the assets, liabilities and contracts of the bank to another financial institution; (e) ordering the bank to merge with one or more financial institutions that consent to the merger; (f) ordering the adoption of a recovery plan by the bank pursuant to guidelines approved by the government; (g) ordering the exclusion of certain assets and liabilities by requiring the transfer of such assets and liabilities to another institution designated by the SFC; or (h) ordering the progressive unwinding (desmonte progresivo) of the operations of the bank; or (ii) at any time, as an intervention measure by taking possession of the bank to either administer the bank or order its liquidation, depending on how critical the situation is found to be by the SFC.

The following grounds for a taking of possession are considered to be “automatic” in the sense that, if the SFC discovers their existence, the SFC must step in and take over the financial institution: (i) if the financial institution’s technical capital falls below 40% of the legal minimum, or (ii) upon the expiration of the term of any then-current recovery plans or the non-fulfillment of the goals set forth in such plans.

Additionally, and subject to the approval of the Ministry of Finance and the opinion of its advisory council (Consejo Asesor del Superintendente), the SFC may, at its discretion, initiate an intervention measure against a bank under the following circumstances: (i) suspension of payments; (ii) failure to pay deposits; (iii) refusal to submit its files, accounts and supporting documentation for inspection by the SFC; (iv) refusal to be interrogated under oath regarding its business; (v) repeated failure to comply with orders and instructions from the SFC; (vi) repeated violations of applicable laws and regulations or of the bank’s by-laws; (vii) unauthorized or fraudulent management of the bank’s business; (viii) reduction of the bank’s net worth below 50% of its subscribed capital; (ix) existence of serious inconsistencies in the information provided to the SFC that, at its discretion, impedes the SFC to accurately understand the situation of the bank; (x) failure to comply with the minimum capital requirements set forth in Decree 663 of 1993; (xi) failure to comply with the recovery plans that were adopted by the bank; (xii) failure to comply with the order of exclusion of certain assets and liabilities to another institution designated by the SFC; and (xiii) failure to comply with the order of progressive unwinding (desmonte progresivo) of the operations of the bank.

Within two months (extendible for two additional months) from the date in which the SFC takes possession of a bank, the SFC must decide which measures to adopt. The decision is to be made with the purpose of permitting depositors, creditors and investors to obtain full or partial payment of their credits and must be submitted to Fondo de Garantías de Instituciones Financieras’ (Fogafin) for their opinion before the measures are adopted.

Upon the taking of possession of a bank, depending on the bank’s financial situation and the reasons that gave rise to such measure, the SFC may (but is not required to) order the bank to suspend payments to its creditors. The SFC has the power to determine that such suspension will affect all of the obligations of the bank, or only certain types of obligations or even obligations up to or in excess of a specified amount.

As a result of a taking of possession, the SFC must appoint as special agent the person or entity designated by Fogafin to administer the affairs of the bank while such process lasts and until it is decided whether to liquidate the bank.

As part of its duties following the taking of possession by the SFC, Fogafin must provide the SFC with the plan to be followed by the special agent in order to meet the goals set for the fulfillment of the measures that may have been adopted. If the underlying problems that gave rise to the taking of possession of the bank are not resolved within a term not to exceed two years, the SFC must order the liquidation of the bank.

During the intervention measure (which period ends when the liquidation process begins), Colombian banking laws prevent any creditor of the bank from: (i) initiating any procedure for the collection of any amount owed by the bank; (ii) enforcing any judicial decision rendered against the bank to secure payment of any of its obligations; (iii) constituting a lien or attachment over any of the assets of the bank to secure payment of any of its obligations; or (iv) making any payment, advance or compensation or assuming any obligation on behalf of the bank, with the funds or assets that may belong to it and are held by third parties, except for payments that are made by way of set-off between regulated entities of the Colombian financial and insurance systems.

In the event that the bank is liquidated, the SFC must, among other measures, provide that all term obligations owed by the bank are due and payable as of the date when the order to liquidate becomes effective.

During the liquidation process, bank deposits and certain other types of saving instruments will be excluded from the liquidation process and paid prior to any other liabilities. The remainder of resources will be distributed among creditors whose claims are recognized in accordance with the following rank: (i) the first class of claims includes the court expenses incurred in the interest of all creditors, wages and other obligations related with employment contracts and tax authorities’ credits regarding national and local taxes; (ii) the second class of claims comprises the claims secured by a security interest on movable assets; (iii) the third class of claims includes the claims secured by real estate collateral, such as mortgages; (iv) the fourth class of claims contains some other claims of the tax authorities against the debtor that are not included in the first class of claims and claims of suppliers of raw materials and input to the debtor and (v) finally, the fifth class of claims includes all other credits without any priority or privilege, provided, however, that among credits of the fifth class, subordinated debt will be ranked junior to the external liabilities (pasivos externos) and senior only to capital stock. Each category of creditors will collect in the order indicated above, whereby distributions in one category will be subject to the full satisfaction of claims in the prior category.

Deposit insurance—Troubled Financial Institutions

Subject to specific limitations, Fogafin is authorized to provide equity (whether or not reducing the par value of the recipient’s shares) and/or secured credits to troubled financial institutions, and to insure deposits of commercial banks and certain other financial institutions.

To protect the customers of commercial banks and certain financial institutions, Resolution 1 of 2012 of the board of directors of Fogafin, as amended, requires mandatory deposit insurance. Banks must pay an annual premium of 0.3% of total funds received on saving accounts, checking accounts, certificates of deposit and other deposits, which is paid in four quarterly installments. If a bank is liquidated, the deposit insurance will cover the funds deposited by an individual or corporation with such bank up to a maximum of COP 50 million regardless of the number of accounts held.

Risk Management Systems

Commercial banks must have risk administration systems to meet the SFC minimum standards for compliance and to avoid and mitigate the following risks: (i) credit; (ii) liquidity; (iii) market; (iv) operational; and (v) money laundering and terrorism.

Commercial banks generally have several risk measurement methods, including the risk weighted assets measurement which is calculated according to weight percentages assigned to different types of assets, which may be 0%, 20%, 50% and 100%. There are some exceptions in which the weight percentage is higher and is calculated based on the associated risk perception of the evaluated asset. Provisions, which are calculated on a monthly basis, are another risk measurement method. For commercial and consumer loans, the SFC issues a provision reference model, according to which the probability of default depends on an assigned rating (AA, A, BB, B, CC and default). For mortgage loans and small business loans, provisions are calculated based on ratings (A, B, C, D and E) assigned depending on the time elapsed since the client’s default.

With respect to market risks, commercial banks must follow the provisions of the Basic Accounting Circular, which defines criteria and procedures for measuring a bank’s exposure to interest rate, foreign exchange, and market risks. Under such regulations, banks must submit to the SFC information on the net present value, duration, and interest rate of its assets, liabilities, and derivative positions. Colombian banks are required to calculate, for each position on the statement of financial position, a volatility rate and a parametric value at risk (“VaR”), which is calculated based on net present value, modified duration and a risk factor computed in terms of a basis points change. Each risk factor is calculated and provided by the SFC.

With respect to liquidity risk, financial entities must meet a liquidity coverage test that ensures their ability to hold liquid assets sufficient to cover potential net cash outflows for a period of 30 days. Net cash outflows for this purpose are contractual maturities of assets (interbank borrowings, financial assets investments, loans and advances to customers, derivative financial instruments) minus contractual maturities of liabilities (demand deposits, time deposits, interbank deposits borrowings from other financial institutions, debt securities, derivative financial instruments) occurring within a period of 30 days. For purposes of this calculation, liabilities does not include projections of future transactions. The maturity of the loan portfolio is affected by the historical default indicator and the maturity of deposits is modeled according to the regulation.

With respect to operational risk, commercial banks must assess, according to principles provided by the Basic Accounting Circular, each of their business lines (such as corporate finance, purchases and sales of securities, commercial banking, asset management, etc.) in order to record the risk events that may occur and result in fraud, technology problems, legal and reputational problems and problems associated with labor relations at the bank.

In order to implement Basel III liquidity standards and complement the measure and management of short-term liquidity risk, the SFC issued the External Circular 019 of 2019 which introduced the Net Stable Funding Ratio (Coeficiente de Fondeo Estable Neto or “CFEN”). The CFEN will require credit institutions, such as Bancolombia S.A., to maintain a stable funding profile in relation to the composition of their assets. The CFEN is defined as the amount of Available Stable Funding (Fondeo Estable Disponible or “FED”) relative to the amount of Required Stable Funding (Fondeo Estable Requerido). The FED includes capital and liabilities that will remain with the credit institution for more than one year. This ratio should be equal to at least 100% on an ongoing basis.

Anti-Money Laundering Provisions

The regulatory framework to prevent and control money laundering is contained in, among others, Decree 663 of 1993 and External Circular 029 of 2014 issued by the SFC, as well as Law 599 of 2000, and the Colombian Criminal Code, as amended.

Colombian laws adopt the latest guidelines related to anti-money laundering and other terrorist activities established by the Financial Action Task Force on Money Laundering (“FATF”). Colombia, as a member of the GAFI-SUD (a FATF-style regional body), follows all of FATF’s 40 recommendations and eight special recommendations. External Circular 029 of 2014 requires the implementation by financial institutions of a system of controls for money laundering and terrorism financing. These rules emphasize “know your customer” policies and knowledge of customers and markets, and other customer identification and monitoring processes that include screening against international lists.

Financial institutions must cooperate with the appropriate authorities to prevent and control money laundering and terrorism financing. Finally, the Colombian Criminal Code introduced criminal rules and regulations to prevent, control, detect, eliminate and adjudicate all matters related to financing terrorism and money laundering, including the omission of reports on cash transactions, mobilization or storage of cash, and the lack of controls.

Regulatory Framework for Subsidiaries that are Non-Participants in the Financial Sector

All of Bancolombia’s Colombian subsidiaries that are not part of the financial services are governed by the laws and regulations embodied in the Colombian Civil Code and the Colombian Commercial Code as well as any regulations issued by the Colombian Superintendence of Industry and Commerce and the Superintendence of Corporations or any other type of special regulations that may be applicable to the commercial and industrial activities carried out by said subsidiaries.

International regulations applicable to us and our subsidiaries

FATCA

We and most of our subsidiaries are considered foreign financial institutions (“FFIs”) under the Foreign Account Tax Compliance Act of 2010 (“FATCA”) and must therefore comply with U.S. information reporting requirements or certification requirements in respect of their United States accountholders and, in certain cases, their direct or indirect shareholders to avoid becoming subject to U.S. withholding tax on certain payments made to us and our subsidiaries. The United States has entered into intergovernmental agreements (“Model 1 IGAs”) with a number of countries pursuant to which FFIs in such a country will report information to that country’s government for transmittal to the IRS. FFIs in these countries are generally not subject to U.S. withholding under FATCA. Among the countries where we operate, Colombia, the Cayman Islands, and Panama have each signed a Model 1 IGA. Peru has reached an agreement in substance with the IRS, and consented to be treated as having a Model 1 IGA in effect. In addition, certain of our subsidiaries located in other countries have transmitted directly to the IRS the information required pursuant to FATCA, since these other countries have not entered into a Model 1 IGA. Given the size and the scope of our international operations, we have taken and intend to continue to take necessary steps to comply with FATCA, including transmitting to the applicable authorities the reports required under FATCA.

However, if certain affiliates of us cannot enter into agreements with the IRS or satisfy the requirements thereunder, certain payments to us or our subsidiaries may be subject to withholding under FATCA. The possibility of such withholding and the need for accountholders and investors to provide certain information may discourage some customers or potential customers from banking with us, thereby adversely affecting our results of operations and financial condition. In addition, compliance with the terms of agreements entered into with the IRS and with FATCA and any other regulations may increase our compliance costs.

DESCRIPTION OF THE NOTES

As used below in this “Description of the Notes” section, the “Bank” means Bancolombia S.A., a sociedad anónima organized and existing under the laws of Colombia, and its successors, but not any of its subsidiaries. The Bank will issue the Notes described in this prospectus supplement under an indenture (the “Indenture”) to be executed between the Bank and The Bank of New York Mellon, as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Bank at its address set forth elsewhere in this prospectus supplement.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

The Notes will be issued in fully registered form in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof and will be represented by one or more global securities registered in the name of The Depository Trust Company (“DTC”) or its nominee. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the DTC and its participants.

We expect the Notes to qualify as Tier Two Capital by means of its classification by the Colombian Superintendence of Finance (“SFC”).

References to the Decree 2555 of 2010 in this “Description of the Notes” section are made taking into account that as of the date of this prospectus supplement, Chapter 1 of Title 1 of Book 1 of Part 2 of Decree 2555 of 2010 is currently applicable to financial institutions such as the Bank. The Notes are not treated under the banking laws and regulations of Colombia as bank deposits, and the noteholders are not required to open accounts with the Bank. Noteholders will not have recourse to deposit insurance or any other protections afforded to depositors in financial institutions under the laws of any jurisdiction. The Notes are treated under Colombian and New York law as debt instruments.

For a description of the current requirements for debt instruments to qualify as Tier Two Capital under Colombian banking laws, see “Colombian Banking Regulations.”

General

Indenture

The Notes will be issued under an Indenture to be executed between the Bank and the Trustee. The Indenture is an agreement among us and The Bank of New York Mellon, as trustee.

The Trustee has the following two main roles, subject to the terms of the Indenture:

•

First, the Trustee can enforce your rights against us if we default in respect of the Notes. There are some limitations on the extent to which the Trustee acts on your behalf, which are described under “—Events of Default”; and

•	Second, the Trustee performs administrative duties for us, such as making interest payments and sending notices to holders of Notes.

Principal, Maturity and Interest

The Notes will mature on , 20  . The Notes will bear interest at    % per year on the outstanding principal amount thereof from, and including, the closing date of the Notes offering to, but excluding, the Reset Date or earlier redemption date of the Notes. From and including the Reset Date to, but excluding, the date of maturity or earlier redemption date of the Notes, the Notes will bear interest at a rate per annum on the outstanding principal amount thereof equal to the sum of (i) the Benchmark Reset Rate on the Reset Date plus (ii)    basis points as calculated by the Bank. The reset of the interest rate is not driven by the credit worthiness of the Bank. For more information on how the Benchmark Reset Rate is determined, see “—Certain Definitions—Benchmark Reset Rate”.

Interest on the Notes will be payable semi-annually, in arrears, on    and    of each year (each, an “Interest Payment Date”), commencing on    , 2024, to Holders of record at the close of business on the Business Day immediately prior to each such Interest Payment Date, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or final maturity date is a day that is not a Business Day, the related payment of the principal and interest will be made on the next succeeding Business Day as if it were made on the date the payment was due.

In the event that the Bank defaults on the payment of principal, premium, if any, interest or such other amounts as may be payable in respect of the Notes, the Bank will pay interest on overdue principal and premium, if any, at the rate borne by the Notes plus 1% per year and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

The Notes will be issued in registered form, without coupons, and in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. Each book-entry note will be represented by one or more Notes registered in the name of The Depository Trust Company, which is referred to in this prospectus supplement as “DTC” or the “depositary,” or its nominee. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the DTC and its participants. See “Form of Notes, Clearing and Settlement.”

The Bank will pay the principal of and interest on the Notes and any Additional Amounts (as defined below) in U.S. Dollars.

Additional Notes

After the Issue Date, the Bank may issue additional Notes under the Indenture having identical terms and conditions to the Notes (the “Additional Fungible Notes”), except with respect to (1) issue date, (2) issue price, (3) first interest payment date and (4) any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws), which are not adverse in any material respect to any Holder of any outstanding Notes (other than such Additional Fungible Notes). Any Additional Fungible Notes are expected to be part of the same issue as the Notes and will be treated as a single series with the Notes, including for purposes of voting, redemptions and offers to purchase. Pursuant to the Indenture, no Additional Fungible Notes may be issued unless such Additional Fungible Notes will be fungible with the Notes for U.S. federal income tax purposes.

Additional Amounts

All payments made by the Bank under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which the Bank is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless the Bank or the paying agent is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Bank or the paying agent is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction, from any payment made under or with respect to the Notes, the Bank will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any Tax that would not have been imposed, payable or due:

(1) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere holding of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof;

(2) but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice, provided, however, that the Bank has delivered a request to the Holder to comply with such requirements at least 30 days prior to the date by which such compliance is required; or

(3) if the presentation of Notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later.

In addition, Additional Amounts will not be payable if the beneficial owner of, or Person ultimately entitled to obtain an interest in, such Notes had been the Holder and such beneficial owner would not be entitled to the payment of Additional Amounts by reason of clause (1), (2), or (3) above. In addition, Additional Amounts will not be payable with respect to any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Notes.

Whenever in the Indenture or in this “Description of the Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Notwithstanding the foregoing, all payments shall be made net of any deduction or withholding imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (any such withholding is defined as a “FATCA Withholding Tax”), and no additional amounts will be payable as a result of any such FATCA Withholding Tax.

Upon request, the Bank will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.

The Bank will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a jurisdiction in which the Bank is organized or is otherwise resident for tax purposes, the United States of America or any jurisdiction in which a paying agent is located, but not excluding those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

Methods of Receiving Payments on the Notes

The Bank will make payments of principal of, and premium, if any, and interest on the Notes and any Additional Amounts represented by global securities by wire transfer of U.S. dollars to DTC or to its nominee as the registered holder of the Notes, which will receive the funds for distribution to the owners of beneficial interests in the Notes. The Bank has been informed by DTC that the owners will be paid in accordance with the procedures of DTC and its participants. None of the Bank, the Trustee or the paying agent shall have any responsibility or liability for any of the records of, or payments made by, DTC or its nominee.

Certificated Notes

If (i) the Bank notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; (ii) the Bank, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the indenture; or (iii) upon the occurrence of certain other events as provided in the indenture, then, upon surrender by DTC of the global Notes, certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the global Notes. Upon any such issuance, the Trustee shall (upon written direction from the Bank) register such certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither the Bank nor the Trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related Notes and the Bank and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

Notices

The Bank will mail any notices to Holders at the addresses appearing in the security register maintained by the paying agent. The Bank will consider a notice to be given at the time it is mailed. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notice given to another Holder.

Subordination of Notes

The Notes will constitute unsecured and subordinated obligations of the Bank and will rank pari passu with all other unsecured and Tier Two Capital subordinated Indebtedness of the Bank, if any, other than subordinated Indebtedness, that, under its terms, is designated as junior to the Notes. Pursuant to Colombian banking laws in effect on the Issue Date, the Notes will constitute Tier Two Capital “subordinated bonds” (bonos subordinados) upon classification by the SFC.

Accordingly, Holders may recover less ratably than creditors of the Bank who are creditors of Senior External Liabilities. Also, as a result of the operation of the provisions of the Notes described under “Loss Absorption” below, Holders may recover less ratably than holders of pari passu subordinated debt of the Bank that does not include a similar loss absorption feature.

In addition, the Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Bank’s subsidiaries.

The payment of all Obligations on or relating to the Notes will, in the event of liquidation, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all obligations due in respect of Senior External Liabilities of the Bank, whether outstanding on the Issue Date or incurred after that date, and will be senior only to subordinated instruments constituting Tier One Capital and the Bank’s capital stock. The creditors holding Senior External Liabilities will be entitled to receive payment in full in cash or cash equivalents of all obligations due in respect of Senior External Liabilities before the Holders will be entitled to receive payment of any Obligations on or relating to the Notes:

•	in the event of any distribution to creditors of the Bank in a total or partial liquidation, dissolution or winding up of the Bank; or

•	in the event that the SFC institutes an Intervention Measure on the Bank and determines to liquidate the Bank.

Redemption

The Bank will not be permitted to redeem the Notes before their stated maturity, except as set forth below.

Optional Redemption

At any time on or after , 20  ( months prior to the Reset Date) until (and including) the Reset Date, the Bank may, at its option, redeem the Notes, in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of redemption date; provided, however, that

A.	the Bank shall only exercise its right to redeem the Notes in compliance with, and as permitted by, applicable Colombian laws and regulations then in effect, described below; and

B.	to the extent required by applicable law, prior approval of the SFC or any other then applicable Colombian Governmental Authority has been obtained by the Bank.

Based on Colombian laws and regulations as in effect on the date of this prospectus supplement, the Notes can only be redeemed once they are replaced by debt instruments that constitute Tier Two Capital, or instruments that constitute Additional Tier One Capital or Common Equity Tier One Capital. Such replacement must be on terms that are sustainable for the Bank’s income-generating capacity. This requirement may be waived if the Bank demonstrates that, after the early redemption, it will still have sufficient resources to meet the solvency ratios referred to in Chapter 1 of Title 1 of Book 1 of Part 2 of Decree 2555 and the buffers referred to in Chapter 4 of Title 1 of Book 1 of Part 2 of Decree 2555. For a discussion of such ratios and buffers, see “—Loss Absorption.”

Redemption Upon a Tax Event or a Regulatory Event

At any time after the Issue Date, the Bank will have the right to redeem the Notes in whole, but not in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest and any Additional Amounts, to the date of redemption (i) upon the occurrence of a Regulatory Event or (ii) upon the occurrence of a Tax Event, provided, however, that

A.	the Bank shall only exercise its right to redeem the Notes in compliance with, and as permitted by, applicable Colombian laws and regulations then in effect; and

B.	to the extent required by applicable law, prior approval of the SFC or any other then applicable Colombian Governmental Authority has been obtained by the Bank.

In addition, in the case of a redemption following the occurrence of a Tax Event, the Bank must provide the Trustee an Officers’ Certificate and an opinion of an independent legal counsel of nationally recognized standing in such tax matters, stating that the conditions set forth in the Indenture for such exercise have been met.

Optional Clean-Up Redemption

Notwithstanding the foregoing, if at least 90% of the initial aggregate principal amount of the Notes has been redeemed or purchased by, or on behalf of, the Bank and cancelled, the Bank may, at any time, at its option, redeem the Notes that remain outstanding, in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and any Additional Amounts to the redemption date on the date of redemption; provided, however, that any such redemption may only occur after the fifth anniversary of the closing date of the Notes offering; and provided, further, that

A.	the Bank shall only exercise its right to redeem the Notes in compliance with, and as permitted by, applicable Colombian laws and regulations then in effect; and

B.	to the extent required by applicable law, prior approval of the SFC or any other then applicable Colombian Governmental Authority has been obtained by the Bank.

Redemption Procedures

Notice of redemption must be given to Holders not less than 10 nor more than 60 days prior to the redemption date. The redemption notice shall include, among other things, the redemption date, the redemption price, any conditions to which the redemption of the Notes may be subject (which may include the consummation of a refinancing or other transaction), and a statement that (subject to the satisfaction or waiver of any such condition), on the redemption date, the redemption price shall become due and payable upon each such Note or portion thereof to be redeemed, and, if duly paid, that interest thereon shall cease to accrue on and after that date. On and after the redemption date, interest will cease to accrue on the Notes (unless the Bank defaults in the payment of the redemption price and accrued and unpaid interest). On the Business Day immediately preceding the redemption date, the Bank will deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest payable up to (but excluding) the redemption date on the Notes to be redeemed on such date. The Bank will provide notice of any redemption to the Trustee at least three (3) Business Days prior to when notice is given to Holders.

A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if a Write-Down Event occurs prior to the applicable redemption date (in which case, a Write-Down will occur as described under “—Loss Absorption.”

Substitution or Variation

At any time that a Tax Event or a Regulatory Event has occurred and is continuing, the Bank may, as an alternative to redemption of the Notes as described in “—Redemption” (without any requirement for the consent or approval of the Holders), on at least 10 days’ but not more than 60 days’ written notice, either:

(i)	substitute all, but not less than all, of the Notes for Qualifying Tier 2 Notes; or

(ii)	vary any term or condition of the Notes with the effect that they remain or become, as the case may be, Qualifying Tier 2 Notes;

provided that, in each case, to the extent required by applicable law, prior approval of the SFC or any other then applicable Colombian Governmental Authority has been obtained by the Bank.

Upon the date provided for in such notice, we shall either vary the terms of or, as the case may be, substitute the Notes in accordance with the provisions of the indenture relating thereto.

As used in this section, “Qualifying Tier 2 Notes” means securities that have terms not materially less favorable to the Holders, as reasonably determined by the Bank in consultation with an independent investment bank, independent financial advisor or legal counsel, in each case of international standing on the subject, and which:

(i)	contain terms providing for the same interest rate and interest payment dates applying to the Notes;

(ii)	rank senior to or pari passu with the Notes;

(iii)

preserve all obligations (including the obligations arising from the exercise of any right) as to principal and as to repayment of the Notes, including (without limitation) as to timing of, and amounts payable upon, such repayment;

(iv)

do not contain new terms providing for loss absorption through principal write-down or conversion to ordinary shares that are materially less favorable to Holders than the loss absorption provisions contained in the Notes; and

(v)	preserve any rights to any accrued and unpaid interest, and any existing rights to other amounts payable under the Notes which has accrued to Holders and not been paid.

Prior to any substitution or variation of the Notes in accordance with the provisions set forth above, the Bank will deliver to the Trustee the documents required under the Indenture, including an Officers’ Certificate, to the effect that:

(i)	the relevant requirement or circumstance giving rise to the right to substitute or vary the Notes has been satisfied;

(ii)

the Bank has determined that the terms of the Qualifying Tier 2 Notes are not materially less favorable to Holders than the terms of the Notes and that determination was reasonably reached by the Bank in consultation with an independent investment bank, independent financial adviser or legal counsel, in each case of international standing;

(iii)	the criteria specified in paragraphs (i) to (v) of the definition of Qualifying Tier 2 Notes will be satisfied upon issuance thereof; and

(iv)	the relevant substitution or variation (as the case may be) will not result in the occurrence of a Tax Event or a Regulatory Event.

Loss Absorption

As determined by applicable Colombian laws and regulations then in effect, if: (i) the Bank’s Basic Individual Solvency Ratio or the Bank’s Basic Consolidated Solvency Ratio is below 4.5% (whichever occurs first); or (ii) the SFC, in its discretion, otherwise so determines in writing (each of the foregoing, a “Write-Down Event”), the outstanding principal, accrued and unpaid interest, and any other amounts due on the Notes will be permanently reduced, pro rata with reductions in the outstanding principal, accrued and unpaid interest, and any other amounts due on other Tier Two Capital subordinated Indebtedness as to which a Write-Down Event has occurred, if any (other than subordinated Indebtedness, that, under its terms, is designated as junior to the Notes) to the extent permitted by the SFC at the time, by an amount needed to (x) restore the Basic Individual Solvency Ratio to 6%; (y) restore the Basic Consolidated Solvency Ratio to 6%; or (z) comply with the order of the SFC to restore the Basic Individual Solvency Ratio or Basic Consolidated Solvency Ratio to 6%, as applicable (a “Write-down”), provided that the principal amount of the Notes may not be written down below zero. The amount by which the outstanding principal amount, accrued and unpaid interest, and any other amounts due on the Notes is reduced upon the occurrence of a Write-Down Event is referred to as the “Permanent Reduction Amount.”

In the event that the Write-Down is insufficient to restore the Basic Individual Solvency Ratio or the Basic Consolidated Solvency Ratio to the required levels, the principal amount of the Notes will be reduced to zero. In any case, under Colombian banking laws the Write-Down Event will be triggered prior to the issuance of an order of capitalization or patrimony enhancement of the Bank with public funds.

We will provide notice to Holders and the Trustee (a “Write-down Notice”) that a Write-Down Event and subsequent Write-down has occurred within two Business Days following such Write-Down Event. Any Write-Down Notice will be accompanied by an Officers’ Certificate stating that a Write-Down Event has occurred, specifying the Reduction Date, which shall be the Business Day following the occurrence of the Write-Down Event, setting out the method of calculation of the Permanent Reduction Amount and indicating the amounts of principal, interest and any other amounts due comprising the Permanent Reduction Amount. The Trustee will be entitled to conclusively rely upon such Officers’ Certificate and shall not be required to verify any information or calculations contained therein.

On the Reduction Date, the outstanding principal amount on the Notes will be decreased as specified in the Write-Down Notice and the amounts of accrued and unpaid interest and any other amounts due on the Notes as of the Reduction Date will be canceled, in each case to the extent specified in the Write- Down Notice. Following the Reduction Date, interest will accrue on the principal amount of the Notes that remains after giving effect to the Write-Down.

A Write-Down Event and the subsequent reduction of the outstanding principal, accrued and unpaid interest, and any other amounts on the Notes will not constitute an Event of Default. Any holder of Notes will automatically be deemed to have irrevocably waived its right to claim or receive, and will not have any rights against us or the Trustee with respect to, repayment of, the Permanent Reduction Amount, irrespective of whether such amounts have become due and payable prior to the date on which the Write-Down Event shall have occurred.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Mergers, Consolidations, Etc.

The Bank will not consolidate with or merge into, or sell, lease, convey or transfer, in one transaction or a series of transactions, all or substantially all of the Bank’s properties and assets to any Person, unless:

(1) the Bank obtains any and all regulatory approvals in connection therewith;

(2) the surviving entity, if other than the Bank, is organized and existing under the laws of Colombia or the United States and assumes via supplemental indenture all of the Obligations under the Notes and the Indenture;

(3) the Bank, or the surviving entity, as the case may be, is not immediately after such transaction in Default under the Notes and the Indenture; and

(4) the Bank or the surviving entity will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance satisfactory to the Trustee, stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the requirements of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied and that the Indenture and the Notes constitute legal, valid and binding obligations of the surviving entity, enforceable in accordance with their terms.

Maintenance of Office or Agent for Service of Process

The Bank shall maintain an office or agent for service of process in the Borough of Manhattan, The City of New York, where notices to and demands upon the Bank in respect of the Notes and the Indenture may be served. Initially this agent will be CT Corporation System, and the Bank will agree not to change the designation of such agent without prior notice to the Trustee and designation of a replacement agent in the Borough of Manhattan, The City of New York.

Provision of Financial Statements and Reports

At all times when the Bank is required to file any financial statements or reports with the SEC, the Bank shall use its best efforts to file all required statements or reports in a timely manner in accordance with the rules and regulations of the SEC. In addition, at any time when the Bank is not subject to or is not current in its reporting obligations under Section 13 or Section 15(d) of the Exchange Act and is not

exempt from the registration requirements of Section 12(g) of the Exchange Act pursuant to Rule 12g3-2(b) thereunder and any Notes remain outstanding, the Bank will make available, upon request, to any Holder or any prospective purchaser of the Notes, who so requests in writing, substantially the same financial and other information that the Bank would be required to include and file in an annual report on Form 20-F and reports on Form 6-K.

Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Bank’s compliance with any of the covenants contained in the Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate).

Further Actions

The Bank will, at its own cost and expense, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, as may be necessary, in accordance with applicable laws and/or regulations, to be taken, fulfilled or done in order to (i) enable the Bank to lawfully enter into, exercise its rights and perform and comply with its obligations under the Indenture and the Notes, as the case may be; (ii) ensure that its obligations under the Indenture and the Notes are legally binding and enforceable; (iii) make the Indenture and the Notes admissible in evidence in the courts of the State of New York and Colombia; (iv) preserve the enforceability of, and maintain the Trustee’s rights under, the Indenture; and (v) respond to any reasonable requests received from the Trustee to enable the Trustee to facilitate the Trustee’s exercise of its rights and performance of its obligations under the Indenture and the Notes, including exercising and enforcing its rights under and carrying out the terms, provisions and purposes of the Indenture and the Notes.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Bank to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for thirty (30) days;

(2) failure by the Bank to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity or otherwise;

(3) the Bank pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case;

(b) consents to the entry of an order for relief against it in an involuntary case;

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets;

(d) makes a general assignment for the benefit of its creditors;

(e) is subject to any other Intervention Measure or Preventive Measure; or

(4) The SFC enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Bank as debtor in an involuntary case;

(b) appoints a Custodian of the Bank or a Custodian for all or substantially all of the assets of the Bank; or

(c) orders the liquidation of the Bank, and the order or decree remains unstayed and in effect for sixty (60) days.

If the Bank fails to make payment of principal, interest or Additional Amounts, if any, on the Notes (and, in the case of payment of principal, such failure to pay continues for seven (7) days or, in the case of payment of interest or Additional Amounts, such failure to pay continues for thirty (30) days), each Holder has the right to demand and collect under the Indenture and the Bank will pay to the Holders the applicable amount of such due and payable principal, accrued and unpaid interest and Additional Amounts, if any, on the Notes; provided, however, that to the extent that the SFC has adopted an Intervention Measure (as defined below) in connection with the Bank under the Colombian Bankruptcy Law, the Holders of the Notes would not be able to commence independent collection proceedings to recover amounts owed.

There is no right of acceleration in the case of a default in any payment on the Notes (whether when due or otherwise) or the performance of any of the Bank’s other obligations under the Indenture or the Notes. See “Risk Factors—Risks Relating to the Notes—Holders of the Notes will not have the right to accelerate the Notes.” Notwithstanding the immediately preceding sentence, the Holders shall have the right to accelerate the payments due under the Notes upon the Bank’s liquidation. Subject to the subordination provisions of the Notes, if any Event of Default occurs and is continuing, the Trustee (subject to its rights under the Indenture) may pursue any available remedy (excluding acceleration, except as provided herein) to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. See “Colombian Banking Regulations—Bankruptcy Considerations.”

The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) an authorized officer of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by the Bank or any Holder.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable and the Bank has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust solely for the benefit of the Holders in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b) the Bank has paid all sums payable by it under the Indenture,

(c) the Bank has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity, and

(d) the Holders have a valid, perfected, exclusive security interest in this trust.

In addition, the Bank must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Bank, the registrar is not required to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under the Indenture or under applicable law with respect to any transfer or exchange of any interest in any Note (including any transfers between or among participants or other beneficial owners of interests in any global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

See “Form of Notes, Clearing and Settlement” below for further discussion on transfer and exchanges of the global Notes representing the Notes.

Purchase of Notes

After the fifth anniversary of the closing date of the Notes offering, the Bank may purchase Notes at any price in the open market, in privately negotiated transactions or otherwise, subject to the applicable laws and regulations then in effect. Notes so purchased by the Bank may be held, resold in accordance with the Securities Act or any exemption therefrom, or surrendered to the Trustee for cancellation.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided, that without the consent of each Holder affected, no amendment or waiver may:

(1) reduce, or change the maturity of, the principal of any Note;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) change the currency or place of payment of principal of or interest on the Notes;

(4) modify or change the related definitions affecting the subordination of the Notes or any provision of the Indenture (including the covenants in the Indenture) in a manner that adversely affects the Holders;

(5) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(6) impair the rights of Holders to receive payments of principal of or interest on the Notes; or

(7) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Bank and the Trustee may amend the Indenture or the Notes without the consent of any Holder to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Bank’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with “Description of the Notes—Certain Covenants—Mergers, Consolidations, Etc.,” to add any applicable covenants, to surrender any right or power under the Indenture conferred to the Bank not for the benefit of Holders, to conform the text of the Indenture or the Notes to any provision in this section, “Description of the Notes,” to add to the rights of the Holders, to provide for the issuance of Additional Notes, to provide for the acceptance of a successor trustee or to make any change that does not adversely affect the rights of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

In connection with any modification, amendment, supplement or waiver in respect of the Indenture or the Notes, we shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating (i) that such modification, amendment, supplement or waiver is authorized or permitted pursuant to the terms of the Indenture and the Notes; (ii) that all related conditions precedent to such modification, amendment, supplement or waiver have been complied with; and (iii) that such supplemental indenture will be valid and binding upon the Company in accordance with its terms.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, Officer, employee, incorporator or stockholder of the Bank will have any liability for any obligations of the Bank under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

The Bank of New York Mellon is the Trustee under the Indenture and has been appointed by the Bank as registrar and paying agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Bank, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to the Trustee’s rights under the Indenture and certain exceptions. The Indenture provides that, (i) in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs and (ii) no provision of the Indenture shall require the Trustee to expend or risk its own funds or incur any liability. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee. The permissive rights of the Trustee enumerated in the Indenture will not be construed as duties.

Unclaimed Amounts

Any money deposited with the Trustee or paying agent or held by the Bank, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two (2) years after such amount becomes due and payable shall be paid to the Bank upon its request or, if held by the Bank, shall be discharged from such trust. The Holder will look only to the Bank for payment thereof, and all liability of the Trustee or paying agent shall thereupon cease. However, the Trustee or paying agent may at the expense of the Bank cause to be mailed to Holders at the last address of record, notice that the money remains unclaimed and any unclaimed balance of such money remaining, after a specified date, will be repaid to the Bank.

No Sinking Fund

The Notes will not be entitled to the benefit of a sinking fund.

Listing

We will apply to have the Notes listed on the New York Stock Exchange.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Notwithstanding the foregoing, the authorization and execution of such documentation by the Bank and any subordination provisions of the Notes will be governed by the laws of Colombia. The qualification of the Notes as Tier Two Capital will be determined pursuant to applicable Colombian banking law and regulations.

Currency Rate Indemnity

The Bank has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any Notes is expressed in a currency other than U.S. dollars, the Bank will indemnify the relevant Holder and the Trustee against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from the Bank’s other obligations under the Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Indenture or the Notes.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Additional Tier One Capital” means additional tier one capital (“patrimonio básico adicional”) as defined in articles 2.1.1.1.6, 2.1.1.1.8 and 2.1.1.1.12 of Decree 2555 or any other Colombian law or regulation regulating the “patrimonio básico adicional” in effect from time to time.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“asset” means any asset or property.

“Bankruptcy Law” means the provisions of the Financial Statute concerning bankruptcy of financial institutions, Decree 2555 and any other Colombian law or regulation regulating the insolvency of financial entities from time to time.

“Basic Consolidated Solvency Ratio” means in respect to the consolidated capital of the Bank, the consolidated amount of Common Equity Tier One Capital net from all deductions, divided by the consolidated amount of credit, market and operational risk weighted assets, all of the foregoing determined in accordance with Decree 2555 and Colombian GAAP.

“Basic Individual Solvency Ratio” means in respect to the capital of the Bank, the result of dividing the Common Equity Tier One Capital net from all deductions, by the credit, market and operational risk weighted assets of the Bank, all of the foregoing determined in accordance with Decree 2555 and Colombian GAAP.

“Benchmark Reset Rate” means (i) the rate per annum corresponding to the semi-annual equivalent yield to maturity, that represents the average for the week immediately prior to the third Business Day preceding the Reset Date as determined from the information published under the U.S. Federal Reserve Board’s H.15 for such period or any successor publication that is published by the U.S. Federal Reserve and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the 5-Year U.S. Treasury Bond or (ii) if such release (or any successor release) is not published during such period or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the 5-Year U.S. Treasury Bond, calculated by U.S. dealers selected by the Issuer using a price for the 5-Year U.S. Treasury Bond (expressed as a percentage of its principal amount) equal to the average of the quotations obtained from such U.S. dealers for the Reset Date (as defined below). The Benchmark Reset Rate will be calculated on the third Business Day preceding the Reset Date.

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York or Colombia are authorized or required by law to close.

“Colombian GAAP” means generally accepted accounting principles as prescribed by Law 1314 of 2009 and the SFC for banks licensed to operate in Colombia, consistently applied, as in effect from time to time.

“Common Equity Tier One Capital” means, as of any date of determination, the “patrimonio básico ordinario” as the same is defined in Articles 2.1.1.1.6, 2.1.1.1.7, 2.1.1.1.10 and 2.1.1.1.11 of Decree 2555 or any other Colombian law or regulation regulating the “patrimonio básico ordinario” in effect from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Decree 2555” means Decree 2555 of 2010, as amended from time to time.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Financial Statute” means Decree 663 of 1993, as amended, of the Republic of Colombia.

“Holder” means any registered holder, from time to time, of the Notes.

“Indebtedness” means, with respect to any Person, any obligation for the payment or repayment of money borrowed or otherwise evidenced by debentures, Notes, bonds, or similar instruments or any other obligation (including all trade payables and other accounts payable and including payments relating to bank deposits) that would appear or be treated as indebtedness upon a balance sheet if such Person prepared it in accordance with Colombian GAAP.

“Interest” means, with respect to the Notes, interest on the Notes.

“Intervention Measures” means any of the measures described in articles 114 to 117 of the Financial Statute, as amended from time to time, that allow the SFC to take possession of a financial institution, Decree 2555 as amended, and any other Colombian law or regulation regulating the administrative takeover of a financial institution.

“Issue Date” means the date on which the Notes are originally issued.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under any Indebtedness.

“Officer” means any of the following of the Bank: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Bank or any subsidiary of the Bank.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Preventive Measures” means the measures described in article 113 of the Financial Statute, as amended from time to time, that the SFC can take with respect to a financial institution prior to and in order to avoid having to take an Intervention Measure, Decree 2555 as amended, and any other Colombian law or regulation regulating such type of measures.

“Principal” means, with respect to the Notes, as of any date, the principal of, and premium, if any, on the Notes, after giving effect to any prior Write-Down of such principal.

“Regulatory Event” means a change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) or treaties of Colombia or any political subdivision thereof or therein, or any change in the official application, administration or interpretation of such laws, regulations, rulings or treaties, which change or amendment becomes effective on or after the Issue Date, which results in an amendment of Title I of Book 1 of Part 2 of Decree 2555 of 2010 as a result of which we will no longer be entitled to treat the full outstanding principal amount of the Notes as Tier Two Capital pursuant to applicable Colombian capital regulations, other than pursuant to of article 2.1.1.1.13 of the Decree 2555, as amended, which provides that starting on the date that is five years before the scheduled maturity of the Notes, the principal amount of the Notes that may be accounted as Tier Two Capital shall be reduced by annual amortization using the straight-line method, thereby reducing the principal by 20% each year.

“Reset Date” means    .

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior External Liabilities” means any liabilities to third parties that constitute external debt of the Bank (pasivo externo) under Colombian banking laws and accounting principles, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such external debt shall not be senior in right of payment to the Notes. Under Colombian banking laws and accounting principles, “external debt” (pasivo externo) means, in the case of the Bank, any and all liabilities to third parties, as reflected in the financial statements of the Bank from time to time or any and all liabilities to third parties in the event of liquidation.

“SFC” means the Colombian Superintendence of Finance (Superintendencia Financiera de Colombia) or any other successor governmental entity in charge of the surveillance of financial institutions in Colombia.

“Tax” shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

A “Tax Event” shall occur if, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Relevant Taxing Jurisdiction (as defined above under “—Additional Amounts”), or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations, or any treaties or related agreements to which the Relevant Taxing Jurisdiction is a party (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes or, if later, the date on which the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction, (i) the Bank has or will become obligated to pay additional amounts as described above under “—Additional Amounts” or (ii) there is more than an insubstantial risk that interest payable by us on the Notes is not or will not be deductible by the Bank in whole or in part for Colombian income tax purposes, and in either case (i) or (ii) such obligation cannot be avoided by the Bank taking reasonable measures available to it.

“Taxing Authority” shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Technical Capital” means the “patrimonio técnico” of banks comprised of Common Equity Tier One Capital, Additional Tier One Capital and Tier Two Capital pursuant to Decree 2555, or any other Colombian law or regulation regulating the “patrimonio técnico” in effect from time to time.

“Tier One Capital” means Common Equity Tier One Capital and Additional Tier One Capital.

“Tier Two Capital” means, as of any date of determination, the “patrimonio adicional” as the same is defined in Article 2.1.1.1.6, 2.1.1.1.9 and 2.1.1.1.13 of Decree 2555 or any other Colombian law or regulation regulating the “patrimonio adicional” in effect from time to time.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb).

TAX CONSIDERATIONS

Colombian Tax Considerations

The following summary contains a description of the principal Colombian income tax considerations in connection with the purchase, ownership and sale of the Notes, but does not purport to be a comprehensive description of all Colombian tax considerations that may be relevant to a decision to purchase the Notes. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than those of Colombia. Prospective purchasers of the Notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Colombia of acquiring, holding and disposing of Notes and receiving payments of interest, principal and/or other amounts under the Notes, including, in particular, the application of the tax considerations discussed below to their particular situations, as well as the application of national, sub-national, local, foreign or other tax laws.

This summary is based on the tax laws of Colombia as in effect on the date of this prospectus supplement, as well as regulations, rulings and decisions in Colombia available on or before such date and now in effect. All of the foregoing is subject to change, and change could apply retroactively and could affect the continued validity of this summary.

Article 25 of the Estatuto Tributario (“Colombian Tax Code”) provides that interest derived from loans obtained outside of Colombia (i.e. when the holders of the Notes are not resident or domiciled in Colombia for tax purposes) by Colombian finance corporations or banks are deemed foreign sourced income. Additionally, interest paid to foreign persons who are neither tax residents nor domiciled in Colombia, will not be subject to income tax. Moreover, article 266(3) of the Colombian Tax Code establishes that loans obtained outside of Colombia by Colombian finance corporations and banks are not deemed to be held in Colombia. Accordingly, article 266 (6) of Colombian Tax Code provides that debt securities issued by a Colombian issuer and traded abroad (traded in a foreign exchange system) are not deemed to be held in Colombia. Through ruling 03227 of 2017, the Colombian Tax Authority construed that for a debt security to be considered as traded abroad, its holder must be a non-Colombian tax resident.

Consequently, under current Colombian law, payments made by financial institutions or banks in Colombia of principal and interest on the Notes to holders of the Notes who are not tax resident or domiciled in Colombia are not subject to Colombian income tax, and no income tax will be withheld from payments made to holders of the Notes who are not resident or domiciled in Colombia.

In addition, given that the Notes are deemed to be owned outside of Colombia, income or gains realized on the sale or other disposition of the Notes will not be deemed as a Colombian-sourced income, but will be considered as foreign income or gain not subject to Colombian income tax or withholding, provided that the holder of the Notes is neither a Colombian resident for tax purposes nor is domiciled in Colombia.

So long as the holders of the Notes are not Colombian residents, there are no Colombian transfer, inheritance, gift or succession taxes applicable to the Notes.

An individual (including a holder of Notes) will be deemed to be a tax resident in Colombia if he or she meets any of the following criteria:

•	If such person physically stays in Colombia for more than 183 calendar days within any given 365 consecutive-day term.

•

If such person has been in service with the Colombian State or Government in a foreign state in which that person is exempt from taxes during the time of service by virtue of any provisions of the Vienna Conventions on diplomatic relations.

•	If such person is a Colombian national residing abroad, provided that any of the following conditions are met:

•	such person has a spouse or permanent companion, or dependent children, who is a resident of Colombia, or

•	50% or more of such person’s total income is sourced in Colombia, or

•	50% or more of such person’s assets are managed in Colombia, or

•	50% or more of such person’s assets are deemed to be owned in Colombia, or

•	such person has been summoned by the Colombian Tax Office to provide proof of residency in another country (other than Colombia) and has failed to provide such evidence, or

•	such person is a resident of a country deemed as a non-cooperative jurisdiction, subject to low to nil taxation, or to a preferential regime under Colombian law.

A Colombian national considered a tax resident due to the abovementioned criteria will not be considered a tax resident in Colombia if 50% or more of such person’s annual income is sourced in the jurisdiction in which such person is domiciled, or if 50% or more of such person’s assets are located in the jurisdiction in which such person is domiciled.

A foreign company or entity is deemed to be a “national” or a “Colombian entity” and, therefore, subject to income tax in Colombia on its worldwide income, if it meets any of the following criteria:

•	It has its place of effective management in Colombia,

•	It has its main domicile in Colombia, or

•	It is incorporated under Colombian laws.

Other changes introduced in tax related laws and regulations, and interpretations thereof, can affect tax burdens by increasing tax rates and fees, creating new taxes, limiting tax deductions, and eliminating tax-based incentives and non-taxed income. In addition, tax authorities or courts may interpret tax regulations differently than we do, which could result in tax litigation and associated costs and penalties.

United States Federal Income Tax Considerations

This section describes the material United States federal income tax consequences of owning the Notes we are offering. It applies to you only if you acquire Notes in the offering and you hold your Notes as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax or special timing rules prescribed under section 451(b) of the Code. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns Notes as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Notes as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase Notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. There is currently no comprehensive income tax treaty between the United States and Colombia.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of Notes and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Classification of Notes

There is no authority that addresses the U.S. federal income tax treatment of instruments such as the Notes that are denominated as subordinated debt instruments but that provide for Write-Down upon the occurrence of a Write-Down Event as a result of which a holder could lose its entire investment in the Notes. It is therefore unclear whether the Notes should be treated as equity or debt for U.S. federal income tax purposes. We expect, and the below under “Debt Treatment for the Notes” assumes that the Notes will be treated as debt for U.S. federal income tax purposes. If the Notes were instead treated as our equity for U.S. federal income tax purposes, the result of such characterization should generally not be adverse to United States holders, subject to the discussion below under “Equity Treatment for the Notes.”

Substitution or Variation

As discussed in the “Description of the Notes – Substitution or Variation”, it is possible that if there is a Tax Event or Regulatory Event (defined therein), that the Issuer may substitute the Notes or vary the terms and conditions of the Notes. As such a Tax Event or Regulatory Event has not occurred, we cannot state what type of substitution or variation will arise. However, if such an event occurs, it is possible that it will result in a deemed exchange of the Notes for U.S. federal income tax purposes and therefore may require Holders of the Notes recognize gain or loss.

Debt Treatment for the Notes

Payments of Interest

If the Notes are treated as debt for U.S. federal income tax purposes, you will be taxed on interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the Notes are issued with OID at or above a de minimis threshold, you will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of your regular method of accounting for U.S. federal income tax purposes.

Interest paid by the Bank on the Notes is income from sources outside the United States for the purposes of the rules regarding the foreign tax credit allowable to a United States holder. Interest will, depending on your circumstances, generally be “passive” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Purchase, Sale and Retirement of the Notes

Your tax basis in your Notes will generally be the U.S. dollar cost of your Notes.

You will generally recognize gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your Note.

You will recognize capital gain or loss when you sell or retire your Note. Capital gain of a noncorporate United States holder is generally taxed at preferential rates, where the Note is held for greater than one year. The deduction of capital losses is subject to limitations. Capital gain or loss recognized on the sale or retirement of your Note generally will be U.S. source gain or loss for U.S. foreign tax credit purposes.

Equity Treatment for the Notes

If the Notes are treated as equity for U.S. federal income tax purposes, the tax treatment of the Notes will generally be the same as described above under “Debt Treatment for the Notes”. However, the interest payments with respect to the Notes will be treated as dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Because we do not currently maintain calculations of earnings and profits under U.S. federal income tax principles, if the Notes are treated as equity for U.S. federal income tax purposes, it is expected that all interest payments on the Notes would generally be treated as dividends. While the law is not clear, interest payments we make with respect to the Notes might be treated as qualified dividend income taxable at the preferential rates applicable to long-term capital gains provided that you hold the Notes for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, in this case generally the relevant record date in respect of the applicable interest payment date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the Notes for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. However, you should consult your tax advisor about whether Revenue Ruling 94-28 would be applicable to the Notes, which may affect the holding period requirements otherwise applicable for payments to be treated as qualified dividend income. If the Notes are treated as equity, a holder of Notes could suffer adverse tax consequences if we were treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. We believe that we should not be treated as a PFIC for U.S. federal income tax purposes.

You should consult your tax advisor about the consequences of the Notes being recharacterized as equity for U.S. federal income tax purposes, including with respect to the effect of Section 302 on a redemption of your Notes (in particular if you hold or are deemed to hold shares of our voting equity). Please consult your tax advisor about the possibility of the Notes being treated as equity for U.S. federal income tax purposes and the tax consequences of such a determination, including whether interest payments on the Notes may be treated as qualified dividend income.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts have non-United States issuers or counterparties, and (iii) interests in foreign entities. Significant penalties may apply for failing to satisfy this filing requirement. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Notes.

UNITED STATES ALIEN HOLDERS

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Note.

If you are a United States holder, this subsection does not apply to you.

Payments of Interest

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a Note interest on a Note paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•

derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale, Retirement and Other Disposition of the Notes

If you are a United States alien holder of a Note, you generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a Note unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the United States federal estate tax, the Notes will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

FOREIGN ACCOUNT TAX COMPLIANCE WITHHOLDING

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. The issuer and other non-U.S. financial institutions may accordingly be required to report information to the IRS regarding the holders of notes and to withhold on a portion of payments under the notes to certain holders that fail to comply with the relevant information reporting requirements (or hold notes directly or indirectly through certain non-compliant intermediaries). However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. Moreover, such withholding would only apply to notes issued or materially modified at least six months after the date on which final regulations defining the term “foreign passthru payment” are enacted, unless such notes are treated as equity for U.S. federal income tax purposes. Accordingly, the Notes should in any case not be subject to such withholding if they are not treated as equity for U.S. federal income tax purposes. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold notes as to the consequences (if any) of these rules to them.

BACKUP WITHHOLDING AND INFORMATION REPORTING

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a Note within the United States, and the payment of proceeds to you from the sale of a Note effected at a United States office of a broker (unless you are an exempt recipient).

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a note effected at a United States office of a broker, as long as either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your U.S. income tax liability (if any) by filing a refund claim with the IRS.

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement between us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of Notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	US$
Citigroup Global Markets Inc.	US$
J.P. Morgan Securities LLC	US$

Total	US$

Valores Banistmo, a subsidiary of Bancolombia, is acting as co-manager in connection with the offering. Valores Banistmo is not a U.S.-registered broker-dealer and will not effect any offers or sales of Notes in the United States. Valores Banistmo may place Notes outside the United States.

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the Notes if the underwriters buy any of them. The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Notes are a new issue of securities with no established trading market. We will apply for listing of the Notes on the NYSE. We have been advised by the underwriters that the underwriters intend to make a market in the Notes, but they are not obligated to do so and may stop their market-making at any time without providing any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

The Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If all of the Notes are not sold at the public offering price, the underwriters may change the offering price and other selling terms. The underwriters may offer and sell the Notes through certain of their affiliates.

The underwriters initially may offer part of the Notes directly to the public at the offering price described on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of    % of the principal amount of the Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of    % of the principal amount of the Notes. After the initial offering of the Notes, the underwriters may from time to time vary the offering price and other selling terms.

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the trading price of the Notes. In addition, to cover short positions or to stabilize the price of the Notes, the underwriters may bid for, and purchase, the Notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to a particular dealer for distributing the Notes in the offering if the underwriters repurchase previously distributed Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

In the underwriting agreement, we have agreed (i) to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities; and (ii) that we will not offer or sell any of our debt securities with a tenor of longer than one year (other than the Notes) outside Colombia or Panama for a period of 45 days after the date of this prospectus supplement without the prior consent of the underwriters.

We estimate that our expenses in connection with the sale of the Notes, other than the underwriting discount, will be approximately US$    and are payable by us.

We expect that the delivery of the Notes will be made against payment therefore on or about the closing date specified on the cover page of this prospectus supplement, which is the third business day following the date of this prospectus supplement, or “T+3.” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, or “T+1,” unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the settlement date may be required, by virtue of the fact that the Notes initially will settle in “T+3,” to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the settlement date should consult their own advisor.

The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory and other transactions and matters in the ordinary course of business with us and our affiliates. They have received customary fees and commissions for these transactions. In particular, certain of the underwriters or their affiliates may hold positions in the Old Notes for their own account and/or for the accounts of their customers. The underwriters are acting as dealer managers in connection with the Offer. See “Summary—Recent Developments—Tender Offer for Outstanding Notes.”

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying prospectus must inform themselves of and observe any of these restrictions.

This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and together with the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The Notes which are the subject of the offering contemplated by this prospectus supplement have not been offered, sold or otherwise made available and may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Prohibition of Sales to UK Retail Investors

The Notes which are the subject of the offering contemplated by this prospectus supplement have not been offered, sold or otherwise made available and may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of the UK Delegated Regulation; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR.

United Kingdom

Each underwriter has represented, warranted and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with this offering in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The communication of this prospectus supplement, accompanying prospectus and any other documents or materials relating to the offering have not been approved by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, persons in the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply. This prospectus supplement and accompanying prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

The Notes have not been and may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “Companies Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance or which do not constitute an offer to the public within the meaning of the Companies Ordinance. No advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the Notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed, since this solicitation constitutes a “solicitation targeting QIIs”, as defined in Article 23-13, Paragraph 1 of the FIEL, the Notes will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except for a QII pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes have not been and will not be, whether directly or indirectly, circulated or distributed, nor have the Notes been or will the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor pursuant to Section 274 of the Securities and Futures Act 2001 of Singapore (as modified and/or amended from time to time, including by such of its subsidiary legislation as may be applicable at the relevant time) (the “SFA”) or (ii) to an accredited investor pursuant to, and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purpose of our obligations pursuant to sections 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all persons (including relevant persons as defined in Section 309A(1) of the SFA), that the bonds are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Chile

The Notes may not be offered or sold in Chile, directly or indirectly, by means of a “public offer” (as defined under the Chilean Securities Market Law and regulations from the Chilean Financial Market Commission (Comisión para el Mercado Financero, or the “CMF”). Chilean institutional investors (such as banks, pension funds and insurance companies) are required to comply with specific restrictions relating to the purchase of the Notes.

Pursuant to Chilean law, a public offering of securities is an offering that is addressed to the general public or to certain specific categories and/or groups thereof. Considering that the definition of public offer is broad, even an offering addressed to a small group of investors may be considered to be addressed to a certain specific category or group of the public and therefore be considered public under applicable law.

On June 27, 2012, the CMF issued General Rule No. 336 (Norma de Carácter General No. 336, or NCG 336), which is intended to govern the private offering of securities in Chile. NCG 336 provides that the offering of securities that meet the conditions described therein shall not be considered public offerings in Chile and shall be exempted from complying with the general rules applicable to public offerings.

The following information is provided to prospective investors pursuant to NCG 336:

i.	Date of commencement of the offer: , 20 . The offer of the Notes is subject to NCG 336.

ii.

The subject matter of this offer are securities not registered with the securities registry (registro de valores) or the foreign securities registry (registro de valores extranjeros) kept by the CMF. As a consequence, the notes are not subject to the oversight of the CMF.

iii.	Since the Notes are not registered in Chile, neither we nor the guarantors are obliged to provide public information regarding the Notes in Chile.

The Notes shall not be subject to public offering in Chile unless registered with the relevant securities registry kept by the CMF.

Mexico

The Notes have not been registered in Mexico with the Securities Section (Sección de Valores) of the National Securities Registry (Registro Nacional de Valores) maintained by the CNBV, and that no action has been or will be taken that would permit a public offer or sale of the Notes in Mexico. The Notes may not be offered or sold in Mexico, absent an available exception under Article 8 of the Ley del Mercado de Valores (the Mexican Securities Market Law).

Peru

The Notes and the information contained in this prospectus supplement and the accompanying prospectus are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the offering of the Notes and therefore, the disclosure obligations set forth therein will not be applicable to the issuer or the sellers of the Notes before or after their acquisition by prospective investors. The Notes and the information contained in this prospectus supplement and the accompanying prospectus have not been and will not be reviewed, confirmed, approved or in any way submitted to the Superintendencia del Mercado de Valores (Peruvian capital market regulator), nor have they been registered with the Securities Market Public Registry (Registro Público del Mercado de Valores). Accordingly, the Notes cannot be offered or sold within Peruvian territory except to the extent any such offering or sale qualifies as a private offering under Peruvian law and regulations and complies with the provisions on private offerings set forth therein.

Colombia

The Notes may not be offered or sold in Colombia, except under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations or unless the Notes are registered with the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores), and in compliance with Part 4 of Decree 2555 of 2010.

Brazil

The offer and sale of the Notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No 160, dated July 13, 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The Notes will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire the Notes through a non- Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

EXPENSES

The total costs and expenses, other than the underwriting discount and the special structuring fee, in connection with this offering are estimated to be US$    .

VALIDITY OF THE NOTES

The validity of the Notes being offered hereby are being passed upon for us by Sullivan & Cromwell LLP, Los Angeles, California and New York, New York and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

Matters of Colombian law are being passed upon for us by Brigard & Urrutia S.A.S., our special Colombian counsel, and for the underwriters by Philippi Prietocarrizosa Ferrero DU & Uría, Colombian counsel for the underwriters.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PwC Contadores y Auditores S.A.S., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three-months period ended March 31, 2024 and 2023

CONDENSED CONSOLIDATED INTERIM STATEMENT OF FINANCIAL POSITION

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

As of March 31, 2024 and December 31, 2023

(Stated in millions of Colombian pesos)

(Unaudited)

	Note	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	4	26,686,447	39,799,609
Financial assets investments	5.1	28,403,482	25,674,195
Derivative financial instruments	5.2	4,380,648	6,252,270

Financial assets investments and derivative financial instruments		32,784,130	31,926,465

Loans and advances to customers		260,307,575	253,951,647
Allowance for loans, advances and lease losses		(16,202,229)	(16,223,103)

Loans and advances to customers, net	6	244,105,346	237,728,544

Assets held for sale and inventories, net		1,019,827	906,753
Investment in associates and joint ventures		3,085,317	2,997,603
Investment properties		4,712,762	4,709,911
Premises and equipment, net	8	6,096,009	6,522,534
Right-of-use assets, lease		1,614,679	1,634,045
Goodwill and intangible assets, net	7	8,526,951	8,489,697
Deferred tax, net	9	686,104	685,612
Other assets, net		7,638,857	7,528,036

TOTAL ASSETS		336,956,429	342,928,809

LIABILITIES AND EQUITY
LIABILITIES
Deposits by customers	10	244,809,882	247,941,180
Interbank deposits and repurchase agreements and other similar secured borrowing	11	1,593,502	1,076,436
Derivative financial instruments	5.2	5,047,208	6,710,364
Borrowings from other financial institutions	12	14,112,000	15,648,606
Debt instruments in issue	13	14,454,604	14,663,576
Lease liabilities		1,761,026	1,773,610
Preferred shares		541,340	584,204
Current tax		694,914	164,339
Deferred tax, net	9	1,844,141	1,785,230
Employee benefit plans		910,844	882,954
Other liabilities	14	13,736,404	12,648,581

TOTAL LIABILITIES		299,505,865	303,879,080

EQUITY
Share capital		480,914	480,914
Additional paid-in-capital		4,857,454	4,857,454
Appropriated reserves	16	22,657,865	20,044,769
Retained earnings		2,680,622	2,515,278
Net income attributable to equity holders of the Parent Company		1,663,472	6,116,936
Accumulated other comprehensive income, net of tax		4,145,214	4,074,161

SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO THE OWNERS OF THE PARENT COMPANY		36,485,541	38,089,512

Non-controlling interest		965,023	960,217

TOTAL EQUITY		37,450,564	39,049,729

TOTAL LIABILITIES AND EQUITY		336,956,429	342,928,809

The accompanying notes form an integral part of these Unaudited Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF INCOME

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the three-months period ended March 31, 2024 and 2023 (unaudited)

(Stated in millions of Colombian pesos, except earning per share stated in units of pesos)

(Unaudited)

	Note	2024	2023
Interest on loans and financial leases
Commercial		4,198,007	4,202,839
Consumer		2,152,163	2,592,765
Small business loans		53,704	45,483
Mortgage		1,013,052	1,116,119
Financial leases		954,825	928,546

Total interest income on loans and financial leases		8,371,751	8,885,752

Interest on debt instruments using the effective interest method	17.1	257,774	250,371

Total interest on financial instruments using the effective interest method		8,629,525	9,136,123

Interest income on overnight and market funds		61,823	55,191
Interest and valuation on financial instruments	17.1	406,046	191,807

Total interest and valuation on financial instruments		9,097,394	9,383,121

Interest expenses	17.2	(3,939,079)	(4,025,263)

Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments		5,158,315	5,357,858

Credit impairment charges on loans, advances and financial leases, net	6	(1,334,863)	(2,044,649)
Credit recovery (impairment) for other financial instruments		19,883	(995)

Total credit impairment charges, net		(1,314,980)	(2,045,644)

Net interest margin and valuation on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments and other financial instruments		3,843,335	3,312,214

Commissions income	17.3	1,751,892	1,683,984
Commissions expenses	17.3	(750,933)	(682,388)

Total commissions income, net		1,000,959	1,001,596

Other operating income	17.4	629,329	989,880
Dividends and net income on equity investments	17.5	84,807	116,636

Total operating income, net		5,558,430	5,420,326

Operating expenses
Salaries and employee benefits	18.1	(1,334,951)	(1,322,793)
Other administrative and general expenses	18.2	(1,177,752)	(1,140,878)
Taxes other than income tax	18.2	(390,894)	(347,895)
Impairment, depreciation and amortization	18.3	(274,942)	(260,096)

Total operating expenses		(3,178,539)	(3,071,662)

Profit before income tax		2,379,891	2,348,664

Income tax	9	(694,880)	(586,371)

Net income		1,685,011	1,762,293

Net income attributable to equity holders of the Parent Company		1,663,472	1,716,777
Non-controlling interest		21,539	45,516

Basic and diluted earnings per share to common shareholders, stated in units of pesos	19	1,745	1,800

The accompanying notes form an integral part of these Unaudited Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF COMPREHENSIVE INCOME

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the three-months period ended March 31, 2024 and 2023 (unaudited)

(Stated in millions of Colombian pesos)

(Unaudited)

	Note	2024	2023
Net income		1,685,011	1,762,293

Other comprehensive income/(loss) that will not be reclassified to net income
Remeasurement loss related to defined benefit liability		—	(71)
Income tax	9	7	106

Net of tax amount		7	35

Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)
Unrealized gain		6,460	9,105
Income tax	9	(541)	(624)

Net of tax amount		5,919	8,481

Total other comprehensive income that will not be reclassified to net income, net of tax		5,926	8,516

Other comprehensive income/(loss) that may be reclassified to net income
Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)
Loss on investments recycled to profit or loss upon disposal		(5,808)	(1,113)
Unrealized gain		716	62,180
Changes in loss allowance for credit losses		(1,128)	(454)
Income tax	9	2,192	(8,791)

Net of tax amount		(4,028)	51,822

Foreign currency translation adjustments:
Exchange differences arising on translating the foreign operations		97,043	(806,528)
(Loss)/ Gain on net investment hedge in foreign operations	5.2	(38,075)	338,087
Income tax	9	16,784	(130,722)

Net of tax amount(2)		75,752	(599,163)

Unrealized (loss)/gain on investments in associates and joint ventures using equity method		(6,347)	2,895
Income tax	9	908	(388)

Net of tax amount		(5,439)	2,507

Total other comprehensive income that may be reclassified to net income, net of tax		66,285	(544,834)

Other comprehensive income, attributable to the owners of the Parent Company, net of tax		72,211	(536,318)

Other comprehensive income, attributable to the Non-controlling interest		547	(1,249)

Total comprehensive income attributable to:		1,757,769	1,224,726

Equity holders of the Parent Company		1,735,683	1,180,459
Non-controlling interest		22,086	44,267

(1)	As of March 31, 2024, there was a revaluation of the Colombian peso against the U.S. dollar by 17.30%, compared to the first quarter of the previous year .

The accompanying notes form an integral part of these Unaudited Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the three-months period ended March 31, 2024 and 2023 (unaudited)

(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

(Unaudited)

	Attributable to owners of Parent Company
				Accumulated other comprehensive income
	Share Capital	Additional Paid in capital	Appropiated Reserves (Note 16)	Translation adjustment	Equity Securities through OCI	Debt instruments at fair value through OCI	Revaluation of assets	Associates	Employee Benefits	Retained earnings	Net Income	Attributable to owners of Parent Company	Non- Controlling interest	Total equity
Balance as of January 1, 2024	480,914	4,857,454	20,044,769	3,974,379	193,906	(67,306)	2,137	11,520	(40,475)	2,515,278	6,116,936	38,089,512	960,217	39,049,729

Transfer to profit from previous years	—	—	—	—	—	—	—	—	—	6,116,936	(6,116,936)	—	—	—
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2023, at a rate of COP 3,536 per share	—	—	—	—	—	—	—	—	—	(3,343,319)	—	(3,343,319)	—	(3,343,319)
Other reserves	—	—	2,613,096	—	—	—	—	—	—	(2,612,966)	—	130	—	130
Realization of retained earnings(1)	—	—	—	—	(1,158)	—	—	—	—	1,158	—	—	—	—
Others	—	—	—	—	—	—	—	—	—	3,535	—	3,535	—	3,535
Non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	—	-17,280	(17,280)
Net Income	—	—	—	—	—	—	—	—	—	—	1,663,472	1,663,472	21,539	1,685,011
Other comprehensive income	—	—	—	75,752	5,919	(4,028)	—	(5,439)	7	—	—	72,211	547	72,758

Balance as of March 31, 2024	480,914	4,857,454	22,657,865	4,050,131	198,667	(71,334)	2,137	6,081	(40,468)	2,680,622	1,663,472	36,485,541	965,023	37,450,564

(1)	Mainly corresponds to partial payments of asset-backed securities investments.

The accompanying notes form an integral part of these Unaudited Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the three-months period ended March 31, 2024 and 2023 (unaudited)

(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

(Unaudited)

	Attributable to owners of Parent Company
				Accumulated other comprehensive income
	Share Capital	Additional Paid in capital	Appropiated Reserves (Note 16)	Translation adjustment	Equity Securities through OCI	Debt instruments at fair value through OCI	Revaluation of assets	Associates	Employee Benefits	Retained earnings	Net Income	Attributable to owners of Parent Company	Non- Controlling interest	Total equity
Balance as of January 1, 2023	480,914	4,857,454	15,930,665	7,762,214	152,028	(160,570)	2,137	11,522	(9,115)	3,278,164	6,783,490	39,088,903	908,648	39,997,551

Transfer to profit from previous years	—	—	—	—	—	—	—	—	—	6,783,490	(6,783,490)	—	—	—
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2022, at a rate of COP 3,120 per share.	—	—	—	—	—	—	—	—	—	(3,343,319)	—	(3,343,319)	—	(3,343,319)
Other reserves	—	—	4,067,205	—	—	—	—	—	—	(4,067,063)	—	142	—	142
Realization of retained earnings(1)	—	—	—	—	4,857	—	—	—	—	(4,857)	—	—	—	—
Others	—	—	—	—	—	—	—	—	—	(8,622)	—	(8,622)	—	(8,622)
Non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	—	(16,618)	(16,618)
Net Income	—	—	—	—	—	—	—	—	—	—	1,716,777	1,716,777	45,516	1,762,293
Other comprehensive income	—	—	—	(599,163)	8,481	51,822	—	2,507	35	—	—	(536,318)	(1,249)	(537,567)

Balance as of March 31, 2023	480,914	4,857,454	19,997,870	7,163,051	165,366	(108,748)	2,137	14,029	(9,080)	2,637,793	1,716,777	36,917,563	936,297	37,853,860

(1)	Mainly corresponds to partial payments of asset-backed securities investments.

The accompanying notes form an integral part of these Unaudited Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CASH FLOW

BANCOLOMBIA S.A. AND ITS SUBSIDIARIES

For the three-months period ended March 31, 2024 and 2023 (unaudited)

(Stated in millions of Colombian pesos)

(Unaudited)

	NOTE	2024	2023
Net income		1,685,011	1,762,293

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18.3	263,423	249,021
Other assets impairment	18.3	11,519	11,075
Equity method	17.5	(77,289)	(92,283)
Credit impairment charges on loans and advances and financial leases	6	1,334,863	2,044,649
(Recovery) / Credit impairment charges on off balance sheet credit and other financial instruments(1)		(19,883)	995
Gain on sales of assets	17.4	(17,905)	(47,563)
Valuation gain on investment securities		(553,565)	(566,127)
Valuation gain on derivative financial instruments		92,978	(26,849)
Income tax	9.3	694,880	586,371
Bonuses and short-term benefits		153,373	286,723
Dividends	17.5	(10,000)	(23,880)
Investment property valuation	17.4	(7,819)	(85,487)
Effect of exchange rate changes		(143,003)	(90,065)
Other non-cash items		6,710	64,174
Net interest		(4,432,672)	(4,860,489)
Change in operating assets and liabilities:
Decrease / (Increase) in derivative financial instruments		114,857	(255,946)
Increasein accounts receivable		(274,929)	(517,232)
Increase in loans and advances to customers		(7,344,965)	(1,361,489)
Decrease in other assets		208,459	124,319
Decrease in accounts payable		(707,776)	(2,360,777)
Decrease in other liabilities		(689,328)	(422,850)
(Decrease) / Increase in deposits by customers		(3,545,453)	3,200,791
Decreasein estimated liabilities and provisions		(21,591)	(68,748)
Net changes in investment securities recognized at fair value through profit or loss		(2,533,698)	(3,225,970)
Proceeds from sales of assets held for sale and inventories		331,384	199,527
Recovery of charged-off loans	6	169,097	130,769
Income tax paid		(268,834)	(621,965)
Dividend received		6,452	15,847
Interest received		8,124,659	8,358,643
Interest paid		(3,940,913)	(3,586,545)

Net cash used by operating activities		(11,391,958)	(1,179,068)

Cash flows provided / (used) from investment activities:
Purchases of debt instruments at amortized cost		(1,428,246)	(699,068)
Proceeds from maturities of debt instruments at amortized cost		1,179,456	884,325
Purchases of debt instruments at fair value through OCI		(1,137)	(2,803,585)
Proceeds from debt instruments at fair value through OCI		667,653	2,767,058
Purchases of equity instruments at fair value through OCI and interests in associates and joint ventures		(55,693)	(9,916)
Proceeds from equity instruments at fair value through OCI and interests in associates and joint ventures		3,179	403
Purchases of premises and equipment and investment properties		(248,809)	(733,490)
Proceeds from sales of premises and equipment and investment properties		110,366	43,277
Purchase of other long-term assets		(43,061)	(44,675)

Net cash provided / (used) in investing activities		183,708	(595,671)

Cash flows provided / (used) from financing activities:
Decrease in repurchase agreements and other similar secured borrowing		550,673	264,219
Proceeds from borrowings from other financial institutions		2,860,166	3,853,452
Repayment of borrowings from other financial institutions		(4,445,065)	(4,040,468)
Payment of lease liability		(40,158)	(44,140)
Placement of debt instruments in issue		34,724	666,576
Payment of debt instruments in issue		(315,833)	(720,886)
Dividends paid		(849,322)	(749,485)
Transactions with non-controlling interests		(17,279)	(16,618)

Net cash used in financing activities(2)		(2,222,094)	(787,350)

Effect of exchange rate changes on cash and cash equivalents		317,182	(747,771)
Decrease in cash and cash equivalents		(13,430,344)	(2,562,089)

Cash and cash equivalents at beginning of year	4	39,799,609	31,645,291

Cash and cash equivalents at end of year	4	26,686,447	28,335,431

(1)	The decrease is mainly due to the financial guarantees and loan commitments and investments.
(2)	For further information about the reconciliation of the balances of liabilities from financing activities, see Note 21 Liabilities from financing activities.

As of March 31, 2024 and 2023, the Bank entered into non-cash operating and investing activities related to restructured loans and returned properties that were transferred to assets held for sale and inventories amounting to COP 445,866 and COP 277,333, respectively. Which are not reflected in the consolidated statement of cash flows.

The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

NOTE 1. REPORTING ENTITY

Bancolombia S.A., hereinafter the Parent Company, is a credit establishment, listed on the Colombia Stock Exchange (BVC) as well as on the New York Stock Exchange (NYSE), since 1981 and 1995, respectively. The Parent Company’s main location is in Medellin (Colombia), main address Carrera 48 # 26-85, Avenida Los Industriales, and was originally constituted under the name Banco Industrial Colombiano (BIC) according to public deed number 388, date January 24, 1945, from the First Notary’s Office of Medellin, authorized by the Superintendence of Finance of Colombia (“SFC”). On April 3, 1998, by means of public deed No. 633, BIC merged with Bank of Colombia S.A., and the resulting organization of that merger was named Bancolombia S.A.

At the General Shareholders’ Meeting held on March 15, 2024, a bylaws amendment was approved, which is in the process of being formalized in a public deed and registered with the Chamber of Commerce. In this reform, the duration of the company was extended until December 8, 2144. The company may be dissolved or extended before said term. The operating license was authorized definitively by the SFC according to Resolution number 3140 on September 24, 1993.

Bancolombia S.A.’s business purpose is to carry out all operations, transactions, acts and services inherent to the banking business. The Parent Company may, by itself or through its subsidiaries, own interests in other corporations, wherever authorized by law, according to all terms and requirements, limits or conditions established therein.

The Parent Company and its subsidiaries include the following operating segments: United States, Banking Colombia, Banking Panama, Banking El Salvador, Banking Guatemala, Trust, Investment banking, Brokerage, International Banking and Others. The activities carried out by each operating segment of the Bank are described in Note 3. Operating segments.

The Parent Company, through its subsidiaries, has banking operations and an international presence in United States, Puerto Rico, Panama, Guatemala, and El Salvador.

The assets and liabilities of operations in Barbados through Mercom Bank were transferred to other companies, leaving the balances of the credit portfolio and deposit portfolio at zero. As of March 31, 2024, the company is in the process of dissolution and liquidation.

Operations in the Cayman Islands through Bancolombia Cayman have been canceled or transferred. On November 22, 2023, the Cayman Islands Monetary Authority approved the delivery of the banking license in accordance with Section 20(1)(a) of the Banking and Trust Companies Act (2021 Revision) (the “BTCA”). Therefore, the banking license has been canceled as of that date. As of March 31, 2024, the company is in the process of dissolution and liquidation.

The operations of Transportempo S.A.S. are in the process of dissolution and gradual dismantling since May 2023.

On December 14, 2021, the Parent Company´s Board of Directors authorized the legal separation of the Nequi business, the digital platform of the Bank. The Financial Superintendence of Colombia (Superintendencia Financiera de Colombia) through Resolution 0843 of July 6, 2022, later modified by the Resolution 0955 of July 27, 2022, authorized the establishment of Nequi S.A. Compañía de Financiamiento. The legal separation resulted in the creation and commercial registration of a new corporation through which Nequi will operate as a 100% digital credit establishment. Nequi must obtain an authorization certificate or operating permit, accredited by the Financial Superintendence of Colombia in order to operate. As of March 31, 2024, activities for this process are in progress. In September 2022, the company NEQUI S.A. was created with a capitalization of COP 150,000 distributed mainly in Banca de Inversión Bancolombia S.A. Corporación Financiera with a participation percentage of 94.99% and Inversiones CFNS S.A.S. of 5.01%.

As of March 31, 2024, the Bank has 34,279 employees, 34,483 banking correspondents, 6,086 ATMs and operates through 856 offices.

NOTE 2. MATERIAL ACCOUNTING POLICIES

A. Basis for preparation of unaudited condensed consolidated interim financial statements

The unaudited condensed consolidated interim financial statements for the cumulative three months ended on March 31, 2024 have been prepared in accordance with International Accounting Standard 34: Interim Financial Reporting (“IAS 34”), issued by the International Accounting Standards Board (hereinafter, IASB). They do not include all the information and disclosures required for full annual financial statements and should be read in conjunction with the Bancolombia S.A. and its subsidiaries consolidated financial statements for the year ended on December 31, 2023 which complied with International Financial Reporting Standards (hereinafter, IFRS) issued by the IASB, as well as the interpretations issued by the International Financial Reporting Interpretations Committee (hereinafter, IFRS-IC).

Preparation of the unaudited condensed consolidated interim financial statements under going concern basis

Management has assessed the Bank’s ability to continue as a going concern and confirms that the Bank has adequate liquidity and solvency to continue operating the business for the foreseeable future, which is at least, but is not limited to, 12 months from the end of the reporting period. Based on the Bank’s liquidity position at the date of authorization of the unaudited condensed consolidated interim financial statements, Management maintains a reasonable expectation that it has adequate liquidity and solvency to continue in operation for at least the next 12 months and that the going concern basis of accounting remains appropriate.

The unaudited condensed consolidated interim financial statements were prepared on a going concern basis and do not include any adjustments to the reported carrying amounts and classification of assets, liabilities and expenses that might otherwise be required if the going concern basis were not correct.

In the Management opinion, these unaudited condensed consolidated interim financial statements reflect all material adjustments considered necessary in the circumstances and based on the best information available as of March 31, 2024 and the date of their promulgation and issuance, for a fair representation of financial results for the interim periods presented.

The results of operations for the cumulative three months ended on March 31, 2024 and 2023 are not necessarily indicative of the results for the full year. The Bank believes that the disclosures are sufficient to make the information presented not misleading or biased. For this reason, the unaudited condensed consolidated interim financial statements include selected explanatory notes to explain events and transactions that are important to the financial statements users or represent significant materiality in understanding the changes in the Bank’s financial position and performance since the last annual audited financial statements.

Assets and liabilities are measured at cost or amortized cost, except for some financial assets and liabilities and investment properties that are measured at fair value. Financial assets and liabilities measured at fair value comprise those classified as assets and liabilities at fair value through profit or loss, debt instruments and equity securities measured at fair value through other comprehensive income (“OCI”) and derivative instruments. Likewise, the carrying value of assets and liabilities recognized as a fair value hedge are adjusted for changes in fair value attributable to the hedged risk. Almost, investments in associates and joint ventures are measured using the equity method.

The unaudited condensed consolidated interim financial statements are stated in Colombian pesos (“COP”) and figures are stated in millions or billions (when indicated), except earnings per share, diluted earnings per share, dividends per share and the exchange rate, which are stated in units of Colombian pesos, while other currencies (dollars, euro, pounds, etc.) are stated in thousands.

The Parent Company’s financial statements, which have been prepared in accordance with “Normas de Contabilidad e Información Financiera” (“NCIF”) applicable to separate financial statements, are those that serve as the basis for the regulatory compliance, distribution of dividends and other appropriations by the shareholders.

The separate financial statements are those presented by the Parent Company in which the entity recognizes and measures the impairment of credit risk through allowances for loans losses, the classification and measurement of certain financial instruments (such as debt securities and equity instruments) and the recognition of provisions for foreclosed assets, in accordance with the accounting required by the “Superintendencia Financiera de Colombia” (“SFC”), which differ in certain accounting principles from IFRS that are used in the condensed consolidated interim financial statements.

B. Use of estimates and judgments

The preparation of unaudited condensed consolidated interim financial statements requires that the Bank’s Management makes judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses.

The estimates and underlying assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

For the period ended on March 31, 2024 there were no changes in the significant estimates and judgments made by Management in applying the Bank’s accounting, as compared to those applied in the consolidated financial statements at the year ended on December 31, 2023.

C. Material accounting policies and recently issued accounting pronouncements

The same accounting policies and methods of calculation applied in the consolidated financial statements for the year ended on December 31, 2023 continue to be applied in these unaudited condensed consolidated interim financial statements, except for the adoption of new standards, improvements and interpretations effective from January 1, 2024, as shown below:

Amendments to IAS 1 Presentation of Financial Statements: On January 23, 2020, the IASB issued amendments to IAS 1 to clarify the requirements for classifying liabilities as current or non-current. More specifically:

•

The amendments specify that the conditions which exist at the end of the reporting period of an obligation are those which will be used to determine if a right to defer settlement of a liability exists.

•	Management expectations about events after the balance sheet date, for example on whether a covenant will be breached, or whether early settlement will take place, are not relevant.

•	The amendments clarify the situations that are considered settlement of a liability.

Additionally, on October 30, 2022, the IASB issued an amendment to IAS 1 to improve the disclosures an entity provides when its right to defer settlement of a liability for at least twelve months is subject to compliance with covenants, and how this impacts the classification of that liability as current or non-current.

The amendments to IAS 1 are required to be applied for annual periods beginning on or after January 1, 2024, which is consistent with the application period in Colombia, in accordance with Decreto 938 of August 2021, which includes the update of January 23, 2020. The amendments must be applied retrospectively, in accordance with IAS 8. Early application is permitted.

Management concluded that this amendment has no impact on the preparation of the consolidated financial statements, because the Bank presents the consolidated statement of financial position ordered by liquidity, according to the business nature.

a) Recently accounting pronouncements issued by IASB pending to incorporate in NCIF framework accepted in Colombia

Amendments to IFRS 16 Leases- Lease liability in a sale and leaseback: In September 2022, the Board amended IFRS 16 to add subsequent measurement requirements for sale and leaseback transactions that meet the requirements of IFRS 15 to be accounted as a sale. The amendments require a seller-lessee to subsequently measure lease liabilities arising from a subsequent lease such that it does not recognize any amount of gain or loss that relates to the right-of-use that it retains.

This amendment is effective for annual periods beginning on or after January 1, 2024, and early application is permitted.

This amendment has been assessed by Management with no evidence of an impact on the Bank’s consolidated financial statements and disclosures, due the new requirements are in line with what the Bank has applied and disclosed.

NOTE 3. OPERATING SEGMENTS

Operating segments are defined as components of an entity about which separate financial information is available and that is evaluated regularly by the chief operating decision maker (CODM) in deciding how to allocate resources and assessing performance; the CODM is comprised of the Bank’s President (CEO) and Financial Vicepresident (CFO). The segment information has been prepared following the Bank’s accounting policies and has been presented consistently with the internal reports provided to the CODM.

The chief operating decision maker (CODM) uses a variety of information and key financial data on a segment basis to assess the performance and make decisions regarding the investment and allocation of resources, such as:

•	Net interest margin (Net margin on financial instruments divided by average interest-earning assets).

•	Return on average total assets (Net income divided by average total assets).

•	Return on average stockholders’ equity.

•	Efficiency ratio (Operating expenses as a percentage of interest, fees, services and other operating income).

•	Asset quality and loan coverage ratios.

The Bank has the following segments: Banking Colombia, Banking Panama, Banking El Salvador, Banking Guatemala, Trust, Investment Banking, Brokerage, International Banking and All other segments. The factors used to identify the Bank’s reportable segments are the nature of the products and services provided by the subsidiaries and the geographical locations where the subsidiaries are domiciled, in line with the CODM’s operating decisions related to the results of each segment.

The Bank’s operating segments are comprised as follows:

•	Banking Colombia

This segment provides retail and corporate banking products and services to individuals, companies and national and local governments in Colombia. The Bank’s strategy in Colombia is to grow with these clients based on value added and long-term relationships. In order to offer specialized services to individuals toguarantee quality service and promote business growth and country development.

In order to offer specialized services to individuals, small and medium-sized enterprises (SMEs) and large companies, the individual sales force classifies its target customers as: Personal, Plus and Corporate. The Bank´s corporate and government sales force targets and specializes in companies with more than COP 100,000in revenue in twelve economic sectors: agribusiness, commerce, manufacturing of supplies and materials, consumer goods, financial services, health, education, construction, government, infrastructure, real estate, and natural resources.

On December 14, 2021, the Parent Company´s Board of Directors authorized the legal separation of the Nequi business, the digital platform of the Bank. The Financial Superintendence of Colombia (Superintendencia Financiera de Colombia) through Resolution 0843 of July 6, 2022, later modified by the Resolution 0955 of July 27, 2022, authorized the establishment of Nequi S.A. Compañía de Financiamiento. The legal separation resulted in the creation and commercial registration of a new corporation through which Nequi will operate as a 100% digital credit establishment. Nequi must obtain an authorization certificate or operating permit, accredited by the Financial Superintendence of Colombia in order to operate. As of March 31, 2024, activities for this process are in progress. In September 2022, the company NEQUI S.A. was created with a capitalization of COP 150,000 distributed mainly in Banca de Inversión Bancolombia S.A. Corporación Financiera with a participation percentage of 94.99% and Inversiones CFNS S.A.S. of 5.01%. For further information, see Note 1. Reporting Entity.

This segment is responsible for managing the Bank operations with its own portfolio, liquidity and distribution of treasury products and services to its customers in Colombia.

•	Banking Panama

This segment provides retail and commercial banking products and services to individuals and companies in Panama and includes all the operations of Banistmo S.A. and its subsidiaries, which are managed and monitored by the CODM on a consolidated basis. Banking Panama also includes operations of the following operational stage subsidiaries: Banistmo Investment Corporation S.A., Leasing Banistmo S.A. y Valores Banistmo S.A.; and of the following non-operational subsidiaries: Banistmo Panamá Fondo de Inversión S.A., Banistmo Capital Markets Group Inc., Anavi Investment Corporation S.A., Desarrollo de Oriente S.A., Steens Enterprises S.A. and Ordway Holdings S.A.

This segment is also responsible for the management of Banistmo’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in Panama.

•	Banking El Salvador

This segment provides retail and commercial banking products and services to individuals, companies and national and local governments in El Salvador through Banco Agrícola S.A. Banking El Salvador also includes operations of the following subsidiaries: Banagrícola S.A, Inversiones Financieras Banco Agrícola S.A. IFBA, Bagrícola Costa Rica S.A., Gestora de Fondos de Inversión Banagricola, S.A, Valores Banagrícola S.A. de C.V., Credibac S.A. de C.V. and Arrendadora Financiera S.A. Arfinsa.

This segment is also responsible for the management of Banco Agrícola’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in El Salvador.

•	Banking Guatemala

This segment provides retail and commercial banking and insurance products and services to individuals, companies and national and local governments in Guatemala through Banco Agromercantil de Guatemala S.A., Banking Guatemala also includes operations of the following subsidiaries: Seguros Agromercantil S.A., Financiera Agromercantil S.A., Agrovalores S.A., Arrendadora Agromercantil S.A., Asistencia y Ajustes S.A., Serproba S.A., Servicios de Formalización S.A., Conserjería, Mantenimiento y Mensajería S.A.(company in liquidation), New Alma Enterprises LTD. On June 29, 2023, Agencia de Seguros y Fianzas Agromercantil S.A.S. was wound up. The assets and liabilities of operations in Barbados through Mercom Bank were transferred to other companies, leaving the balances of the credit portfolio and deposit portfolio at zero as of January 31, 2023. As of March 31, 2024, the company is in the process of dissolution and liquidation, for further information, see Note 1. Reporting Entity.

This segment is also responsible for the management of Banco Agromercantil’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in Guatemala.

•	Trust

This segment provides trust and asset management services to clients in Colombia through Fiduciaria Bancolombia S.A. Sociedad Fiduciaria.

The main products offered by this segment include money market accounts, mutual and pension funds, private equity funds, payment trust, custody services and corporate trust.

•	Investment banking

This segment provides corporate and project financial advisory services, underwriting, capital markets services and private equity management through Banca de Inversión Bancolombia S.A. Corporación Financiera. Its customers include private and publicly-held corporations as well as government institutions.

•	Brokerage

This segment provides brokerage, investment advisory and private banking services to individuals and institutions through Valores Bancolombia S.A. Comisionista de Bolsa. It sells and distributes equities, futures, foreign currencies, fixed income securities, mutual funds and structured products.

This segments also includes the operations of Bancolombia Capital Holdings USA LLC, Bancolombia Capital LLC and Bancolombia Capital Advisers LLC, to provide broker-dealer and investment advisor services in the United States.

•	International Banking

This segment provides a complete line of international banking services to Colombian and foreign customers through Bancolombia Panamá S.A. and Bancolombia Puerto Rico International, Inc. It offers loans to private sector companies, trade financing, leases financing and financing for industrial projects, as well as a complete portfolio of cash management products, such as checking accounts, international collections and payments. Through these subsidiaries, the Bank also offers investment opportunities in U.S. dollars, savings and checking accounts, time deposits, and investment funds to its high net worth clients and private banking customers.

Operations in the Cayman Islands through Bancolombia Cayman have been canceled or transferred. On November 22, 2023, the Cayman Islands Monetary Authority approved the delivery of the banking license in accordance with Section 20(1)(a) of the Banking and Trust Companies Act (2021 Revision) (the “BTCA”). Therefore, the banking license has been canceled as of that date. As of March 31, 2024, the company is in the process of dissolution and liquidation. For further information, see Note 1. Reporting entity.

•	All other segments

This segment provides financial and operating lease activities, including leasing services to clients in Colombia. Bancolombia offers these services mainly through the following Subsidiaries: Renting Colombia S.A.S. and Transportempo S.A.S. (company in liquidation). Additionally, through the FCP Fondo Inmobiliario Colombia, P.A. FAI CALLE 77, P.A. Nomad Salitre, P.A. Mercurio, P.A. Nomad Central, P.A. Calle 84 (2) and P.A. Calle 84 (3), the Bank provides real estate service.

This segment also includes results from the operations of investment vehicles of the Bank: Valores Simesa S.A., Negocios Digitales Colombia S.A.S., Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios S.A. Sinesa and the technology services company Wompi S.A.S.. In addition, it includes Wenia LTD, a corporate vehicle for the creation and implementation of operating systems and software applications and it includes Wenia S.A.S. and Wenia P.A.

In accordance with IFRS 8, the figures reported in “all other segments” combine the information on operating segments that did not meet the quantitative thresholds defined by this same standard, i.e., the absolute individual amount of their reported results is, in absolute terms, less than 10 percent of the combined results of all segments and their assets represent less than 10 percent of the combined assets of all operating segments of the Bank.

Financial performance by operating segment:

The CODM reviews the performance of the Bank using the following financial information by operating segment:

	Three months ended March 31, 2024
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment banking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	7,207,598	649,861	427,277	437,030	21	1	8,879	295,807	70,920	9,097,394

Interest income on loans and financial leases	6,731,307	555,292	376,100	406,406	21	—	1,533	230,172	70,920	8,371,751
Total debt investments	366,412	69,265	50,827	29,008	—	1	7,364	33,170	—	556,047
Derivatives, net	7,118	776	271	—	—	—	(1,851)	—	—	6,314
Total liquidity operations, net	102,761	24,528	79	1,616	—	—	1,833	32,465	—	163,282

Interest expenses	(3,134,771)	(313,404)	(105,121)	(181,799)	(34)	—	(42)	(162,409)	(41,499)	(3,939,079)

Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	4,072,827	336,457	322,156	255,231	(13)	1	8,837	133,398	29,421	5,158,315

Total credit impairment charges, net	(1,062,994)	(61,858)	(66,630)	(99,441)	(440)	821	7	(1,421)	(23,024)	(1,314,980)

Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	3,009,833	274,599	255,526	155,790	(453)	822	8,844	131,977	6,397	3,843,335

(Expenses) Incomefrom transactions the operating segments of the Bank	(31,808)	(9,151)	(8,590)	(17,200)	(12,253)	3,219	19,337	92,106	(35,660)	—

Fees and commissions income(1)	1,302,709	121,356	113,645	48,860	108,800	8,140	27,145	14,143	7,094	1,751,892
Fees and commissions expenses	(608,864)	(56,096)	(49,280)	(18,444)	(865)	(30)	(2,296)	(2,538)	(12,520)	(750,933)

Total fees and commissions, net	693,845	65,260	64,365	30,416	107,935	8,110	24,849	11,605	(5,426)	1,000,959

Other operating income	91,591	11,312	11,756	35,782	2,200	379	1,041	2,555	472,713	629,329
Dividends and net income on equity investments	(3,594)	6,492	1,451	7	8,034	10,281	1,323	7	60,806	84,807

Total operating income, net	3,759,867	348,512	324,508	204,795	105,463	22,811	55,394	238,250	498,830	5,558,430

Operating expenses(2)	(2,007,474)	(193,312)	(159,586)	(143,618)	(38,034)	(11,377)	(47,580)	(19,481)	(283,135)	(2,903,597)
Impairment, depreciation and amortization	(189,411)	(26,276)	(33,352)	(11,936)	(655)	(27)	(676)	(590)	(12,019)	(274,942)
Total operating expenses	(2,196,885)	(219,588)	(192,938)	(155,554)	(38,689)	(11,404)	(48,256)	(20,071)	(295,154)	(3,178,539)

Profit before income tax	1,562,982	128,924	131,570	49,241	66,774	11,407	7,138	218,179	203,676	2,379,891

(1)	For further information about income from contracts with customers, see Note 17.3. Fees and commissions.
(2)	Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

	Three months ended March 31, 2023
	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment banking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	7,283,687	760,730	458,390	537,050	9	4	11,583	274,473	57,195	9,383,121

Interest income on loans and financial leases	7,041,194	645,669	396,863	508,119	9	—	1,253	235,900	56,745	8,885,752
Total debt investments	366,181	79,845	60,275	27,277	—	4	11,228	20,412	432	565,654
Derivatives, net	(98,594)	(227)	1,073	—	—	—	(143)	—	—	(97,891)
Total liquidity operations, net	(25,094)	35,443	179	1,654	—	—	(755)	18,161	18	29,606

Interest expenses	(3,237,940)	(308,770)	(113,010)	(182,013)	(33)	(1)	(71)	(141,756)	(41,669)	(4,025,263)

Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	4,045,747	451,960	345,380	355,037	(24)	3	11,512	132,717	15,526	5,357,858

Total credit impairment charges, net	(1,789,189)	(61,304)	(48,420)	(137,534)	(336)	609	90	(860)	(8,700)	(2,045,644)

Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	2,256,558	390,656	296,960	217,503	(360)	612	11,602	131,857	6,826	3,312,214

(Expenses) Incomefrom transactions the operating segments of the Bank	(45,265)	(4,532)	(3,912)	(19,364)	(1,544)	3,383	15,939	95,984	(40,689)	—

Fees and commissions income(1)	1,240,866	127,641	123,008	59,458	86,828	667	26,911	11,981	6,624	1,683,984
Fees and commissions expenses	(541,057)	(63,686)	(45,183)	(25,864)	(946)	(58)	(2,349)	(2,692)	(553)	(682,388)

Total fees and commissions, net	699,809	63,955	77,825	33,594	85,882	609	24,562	9,289	6,071	1,001,596

Other operating income (Expenses)	349,500	9,565	3,596	37,479	3,350	(76)	3,027	3,091	580,348	989,880
Dividends and net income on equity investments	3,245	(19)	(1)	24	10,508	7,201	651	4	95,023	116,636

Total operating income, net	3,263,847	459,625	374,468	269,236	97,836	11,729	55,781	240,225	647,579	5,420,326

Operating expenses(2)	(1,864,586)	(218,218)	(164,302)	(168,461)	(41,238)	(12,294)	(45,351)	(22,017)	(275,099)	(2,811,566)
Impairment, depreciation and amortization	(169,768)	(31,420)	(24,087)	(13,778)	(457)	(56)	(770)	(698)	(19,062)	(260,096)

Total operating expenses	(2,034,354)	(249,638)	(188,389)	(182,239)	(41,695)	(12,350)	(46,121)	(22,715)	(294,161)	(3,071,662)

Profit before income tax	1,229,493	209,987	186,079	86,997	56,141	(621)	9,660	217,510	353,418	2,348,664

(1)	For further information about income from contracts with customers, see Note 17.3. Fees and commissions.
(2)	Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

NOTE 4. CASH AND CASH EQUIVALENTS

For purposes of the Unaudited Condensed Consolidated Interim Statement of cash flow and the Unaudited Condensed Consolidated Interim Statement of Financial Position, the following assets are considered as cash and cash equivalents:

	March 31, 2024	December 31, 2023
In millions of COP
Cash and balances at central bank
Cash	9,077,554	8,830,305
Due from central banks(1)(2)	4,852,561	11,248,230
Due from other private financial entities	5,243,923	7,607,921
Checks on hold	58,310	214,004
Remittances of domestic negotiated checks in transit	49,951	74,524

Total cash and due from banks	19,282,299	27,974,984

Money market transactions
Interbank borrowings	3,573,910	3,983,699
Reverse repurchase agreements and other similar secured loans(3)	3,830,238	7,840,926

Total money market transactions	7,404,148	11,824,625

Total cash and cash equivalents	26,686,447	39,799,609

(1)

According to External Resolution No. 20 of 2020 of Banco de la República, which amends External Resolution No. 5 of 2008 issued by the Colombian Central Bank, the Parent Company must maintain, the equivalent of 8% of the deposits mentioned in Article 1, paragraph (a), and the equivalent of 3.5% of its customer’s deposits with a maturity of less than 18 months (paragraph b), as ordinary reserve, represented in deposits at the Central Bank or as cash in hand. In addition, according to Resolution Number 177 of 2002 issued by the Guatemala Monetary Board, Grupo Agromercantil Holding through its subsidiary Banco Agromercantil de Guatemala must maintain the equivalent of 14.60% of its customer’s deposits daily balances as a legal banking reserve, represented in unrestricted deposits at the Bank of Guatemala. Additionally, circular SBP-DR-0011-2024 dated January 30, 2024, communicates the decision of the Superintendency of Banks of Panama to maintain the percentage established in the General Resolution of the Board of Directors SBP-GJD-0003-2014 dated January 28, 2014, which sets at 30.00% the minimum legal liquidity rate that Panamanian banks must maintain. Finally, in accordance with temporary rule NPBT-12, which is effective from March 27, 2024, to September 24, 2024, Banco Agrícola must maintain an equivalent average daily amount of its deposits and debt instruments in issue as a liquidity reserve between 1.00% and 16.00% represented in unrestricted deposits or debt instruments in issue by El Salvador Central Bank. Once the complete term established, the bank continues with the Technical Norm (NRP-28), issued by the Central Bank, where the Bank must maintain an equivalent amount between 1.00% and 18.00%, which has been in effect since 23 June 2021.

(2)

The variation corresponds mainly to effect of the usual transactionality of the operation of Bancolombia and the cancellation of interest-bearing deposits of COP 3.5 billion opened in December 2023 and cancelled in January 2024.

(3)

In January 2024, the total settlement of the reverse repurchase agreements and other similar secured loans for COP 7.8 Billion that were open at the end of December 2023, mainly with Camara de Riesgo Central de Contraparte, was presented and as of March 31,2024, new operations for COP 3.4 Billion were agreed with the same entity.

As of March 31, 2024 and December 31, 2023, there is restricted cash amounting to COP 856,604 and COP 1,082,611, respectively, included in other assets on the Unaudited Condensed Consolidated Interim Statement of Financial Position, which represents margin deposits pledged as collateral for derivative contracts traded through clearing houses.

NOTE 5. FINANCIAL ASSETS INVESTMENTS AND DERIVATIVES

5.1 Financial assets investments

The Bank’s securities portfolios at fair value through profit or loss, other comprehensive income and at amortized cost are listed below, as of March 31, 2024 and December 31, 2023:

As of March 31, 2024

	Measurement methodology
Financial assets investments	Fair value through profit or loss	Fair value through other comprehensive income, net	Amortized cost, net	Total carrying value, net
In millions of COP

Securities issued by foreign governments(1)	7,235,403	1,890,319	435,414	9,561,136
Securities issued by the Colombian Government(2)	6,482,623	2,794,536	176,739	9,453,898
Corporate bonds	204,304	627,170	2,605,644	3,437,118
Securities issued by government entities	144,876	—	3,450,206	3,595,082
Securities issued by other financial institutions(3)(4)	782,009	315,265	585,961	1,683,235

Total debt instruments	14,849,215	5,627,290	7,253,964	27,730,469

Total equity securities	196,571	437,976		634,547

Total other instruments financial(5)	38,466			38,466

Total financial assets investments				28,403,482

(1)

The increase in securities measured at fair value through profit or loss is mostly in Bancolombia Panamá S.A. to Bonds issued by the United States and the decrease in securities measured at fair value through OCI corresponds mainly in Banistmo S.A. y Filiales and Grupo Agromercantil Holding S.A. to maturity of Bonds issued by the United States.

(2)	The increase in securities measured at fair value through profit or loss corresponds mainly to Treasury securities (TES) in Bancolombia S.A.
(3)

Includes mortgage-backed securities (TIPS) measured at fair value through profit or loss amounting to COP 90,096. For further information on TIPS’ fair value measurement see Note 22. Fair value of assets and liabilities.

(4)	At March 31, the Bank has recognized in the Unaudited Condensed Consolidated Interim Statement of Comprehensive Income COP (4,028) related to debt instruments at fair value through OCI.
(5)

Corresponds to convertible notes or agreements for the future purchase of shares, Simple Agreement for Future Equity “SAFE”, by Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios, S.A. and Banagrícola S.A

As of December 31, 2023

	Measurement methodology
Financial assets investments	Fair value through profit or loss	Fair value through other comprehensive income, net	Amortized cost, net	Total carrying value, net
In millions of COP

Securities issued by foreign governments	6,274,400	2,437,996	537,831	9,250,227
Securities issued by the Colombian Government	4,725,605	2,725,722	68,624	7,519,951
Corporate bonds	237,234	611,153	2,559,336	3,407,723
Securities issued by government entities	84,990	—	3,129,501	3,214,491
Securities issued by other financial institutions(1)(2)	774,178	373,306	552,790	1,700,274

Total debt instruments	12,096,407	6,148,177	6,848,082	25,092,666

Total equity securities	98,853	444,357		543,210

Total other instruments financial(3)	38,319			38,319

Total financial assets investments				25,674,195

(1)

Includes mortgage-backed securities (TIPS) measured at fair value through profit or loss amounting to COP 84,301. For further information on TIPS’ fair value measurement see Note 22. Fair value of assets and liabilities.

(2)	At December 31, the Bank has recognized in the Consolidated Statement of Comprehensive Income COP 93,264 related to debt instruments at fair value through OCI.
(3)

Corresponds to convertible notes or agreements for the future purchase of shares, Simple Agreement for Future Equity “SAFE”, by Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios, S.A. and Banagrícola S.A

The following table shows the breakdown of the changes in the gross carrying amount of the debt securities at fair value through other comprehensive income and amortized cost, in order to explain their significance to the changes in the loss allowance for the same portfolio as discussed above:

As of March 31, 2024

Debt instruments portfolio measure at fair value through OCI and amortized cost	Stage 1	Stage 2	Stage 3	Total
In millions of COP

Gross carrying amount as at 1 January 2024	12,760,342	205,133	30,784	12,996,259
Transfer from stage 1 to stage 2(1)	(62,039)	62,039	—	—
Sales and maturities	(1,471,943)	(171,505)	—	(1,643,448)
Purchases	1,417,603	—	—	1,417,603
Valuation and payments	79,636	(352)	3,134	82,418
Foreign Exchange	28,137	185	100	28,422

Gross carrying amount as at 31 March 2024	12,751,736	95,500	34,018	12,881,254

(1)	Stage transfer in corporate bonds by Banistmo S.A. y Filiales.

As of December 31, 2023

Debt instruments portfolio measure at fair value through OCI and amortized cost	Stage 1	Stage 2	Stage 3	Total
In millions of COP

Gross carrying amount as at 1 January 2023	15,973,144	340,891	—	16,314,035
Transfer from stage 1 to stage 3(1)	(30,784)	—	30,784	—
Transfer from stage 2 to stage 1(1)	6,627	(6,627)	—	—
Sales and maturities	(9,792,950)	—	—	(9,792,950)
Purchases	7,701,763	—	—	7,701,763
Valuation and payments	84,609	(66,959)	—	17,650
Foreign Exchange	(1,182,067)	(62,172)	—	(1,244,239)

Gross carrying amount as at 31 December 2023	12,760,342	205,133	30,784	12,996,259

(1)	Stage transfer in corporate bonds by Banistmo S.A. y Filiales.

The following shows provisions detail for the debt instruments portfolio using the expected credit losses model:

As of March 31, 2024

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP

Securities at amortized cost	7,186,485	33,461	34,018	7,253,964

Carrying amount	7,214,839	39,514	45,221	7,299,574
Loss allowance	(28,354)	(6,053)	(11,203)	(45,610)

Securities at fair value through other comprehensive income(1)	5,565,251	62,039	—	5,627,290

Total debt instruments portfolio measure at fair value through OCI and amortized cost	12,751,736	95,500	34,018	12,881,254

(1)

Loss allowance of investments at fair value through OCI corresponds to COP (4,469) classified mostly in stage 1. Transfer of 19 securities in Banistmo S.A. y Filiales from stage 1 to stage 2 related to Bonds for COP (142). The decrease in relation to 2023 is due to net provisions recognised during the period for COP 1,077.

As of December 31, 2023

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP

Securities at amortized cost	6,612,165	205,133	30,784	6,848,082

Carrying amount	6,642,104	217,046	44,735	6,903,885
Loss allowance	(29,939)	(11,913)	(13,951)	(55,803)

Securities at fair value through other comprehensive income(1)	6,148,177	—	—	6,148,177

Total debt instruments portfolio measure at fair value through OCI and amortized cost	12,760,342	205,133	30,784	12,996,259

(1)	Loss allowance of investments at fair value through OCI corresponds to COP (5,562) classified in stage 1. The increase in relation to 2022 is due to the acquisition of instruments for COP 3,760.

The following table sets forth the changes in the allowance for debt instruments measured at amortized cost:

As of March 31, 2024

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP

Loss allowance of January 1, 2024	29,939	11,913	13,951	55,803
Sales and maturities	(1,783)	(5,895)	—	(7,678)
New debt instruments purchased(1)	4,835	—	—	4,835
Net provisions recognised during the period	(4,760)	3	(2,880)	(7,637)
Foreign Exchange	123	32	132	287

Loss allowance of March 31, 2024	28,354	6,053	11,203	45,610

(1)	Impairment is mainly in securities issued by government entities and corporate bonds by Bancolombia S.A. and Banistmo S.A. y Filiales.

As of December 31, 2023

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP

Loss allowance of January 1, 2023	29,881	35,020	—	64,901
Transfer from stage 1 to stage 3(1)	(13,951)	—	13,951	—
Transfer from stage 2 to stage 1(1)	129	(129)	—	—
Sales and maturities	(9,459)	—	—	(9,459)
New debt instruments purchased(2)	10,497	—	—	10,497
Net provisions recognised during the period(3)	19,030	(17,882)	—	1,148
Foreign Exchange(4)	(6,188)	(5,096)	—	(11,284)

Loss allowance of December 31, 2023	29,939	11,913	13,951	55,803

(1)	Stage transfer in corporate bonds by Banistmo S.A. y Filiales.
(2)	Impairment is mainly in securities issued by government entities and corporate bonds by Bancolombia S.A. and Banistmo S.A. y Filiales.
(3)

The increase in stage 1 is mostly due to a higher value of impairment loss in corporate bonds by Banistmo S.A. y Filiales and provision recovery in stage 2 is mostly in securities issued by foreign governments by Banagrícola S.A. y Filiales.

(4)	The decrease is due to the variation in the market representative rate during the year 2023.

The Bank has recognized in the Unaudited Condensed Consolidated Interim Statement of Comprehensive Income related to equity securities and trust funds at fair value through OCI as of March 31, 2024, and 2023, COP 5,919 and COP 8,481, respectively. See Unaudited Condensed Consolidated Interim Statement of Comprehensive Income.

Equity securities that are measured at fair value through OCI are considered strategic for the Bank and, thus, there is no intention to sell them in the foreseeable future and that is the main reason for using this presentation alternative.

The following table details the equity instruments designated at fair value through OCI analyzed by listing status:

	Carrying amount
Equity securities	March 31, 2024	December 31, 2023
In millions of COP
Securities at fair value through OCI:
Equity securities listed in Colombia(1)	2	2
Equity securities listed in foreign countries(1)	73,992	78,787
Equity securities unlisted:
Telered S.A.	165,854	164,981
Asociación Gremial de Instituciones Financieras Credibanco S.A.	110,785	110,786
Transacciones y Transferencias, S. A.	17,444	17,346
Compañía de Procesamiento de Medios de Pago Guatemala (Bahamas), S. A.	16,447	16,333
Cámara de Riesgo Central de Contraparte de Colombia S.A.	14,997	14,998
Derecho Fiduciario Inmobiliaria Cadenalco	4,449	4,449
Others	34,006	36,675

Total equity securities at fair value through OCI	437,976	444,357

(1)

In November 2023, the integration of the stock exchanges of Colombia, Chile, and Peru was perfected, resulting in the creation of the Regional Stock Holding. As a result of this integration, 5,992,160 shares of the Bolsa de Valores de Colombia S.A. were delisted for COP 56,146, and 3,606,223 shares were recognized in the Regional Stock Holding for COP 78,139, this transaction generated an income in results of COP 21,993, see Note 17.5. Dividends and net income on equity investments. The Bank retains 134 shares that were not included in this transaction, valued at COP 2.

During the first quarter of 2024 and 2023 no impairment loss was recognized on equity securities. Dividends received from equity investments at fair value through OCI held as of March 31, 2024 and 2023 amounted to COP 9,005 and COP 7,808, respectively. See Note 17.5. Dividends and net income on equity investments.

5.2 Derivative financial instruments

The Bank derivative activities do not give rise to significant open positions in portfolios of derivatives. The Bank enters into derivative transactions to facilitate customer business, for hedging purposes and arbitrage activities, such as forwards, options or swaps where the underlying are exchange rates, interest rates and securities.

A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets and/or indices. Financial futures and forward settlement contracts are agreements to buy or sell a quantity of a financial instrument (including another derivative financial instrument), index, currency or commodity at a predetermined rate or price during a period or at a date in the future. Futures and option contracts are standardized agreements for future delivery, traded on exchanges that typically act as a platform.

For further information related to the objectives, policies and processes for managing the Bank’s risk, please see Risk Management.

The following table sets forth the carrying values of the Bank’s derivatives by type of risk as of March 31, 2024 and December 31, 2023:

Derivatives	March 31, 2024	December 31, 2023
In millions of COP

Forwards
Assets
Foreign exchange contracts	2,696,555	4,381,906
Equity contracts	1,535	3,015

Subtotal assets	2,698,090	4,384,921

Liabilities
Foreign exchange contracts	2,933,849	4,526,353
Equity contracts	562	10,481

Subtotal liabilities	2,934,411	4,536,834

Total forwards	(236,321)	(151,913)

Swaps
Assets
Foreign exchange contracts	1,246,515	1,304,337
Interest rate contracts	302,232	352,424

Subtotal assets	1,548,747	1,656,761

Liabilities
Foreign exchange contracts	1,571,768	1,491,086
Interest rate contracts	379,519	449,857

Subtotal liabilities	1,951,287	1,940,943

Total swaps	(402,540)	(284,182)

Options
Assets
Foreign exchange contracts	133,811	210,588

Subtotal assets	133,811	210,588

Liabilities
Foreign exchange contracts	161,510	232,587

Subtotal liabilities	161,510	232,587

Total options	(27,699)	(21,999)

Derivative assets	4,380,648	6,252,270

Derivative liabilities	5,047,208	6,710,364

Hedges of a net asset in a foreign operation

The Bank has designated debt instruments in issue and financing with correspondent banks (only applies to year 2023) for USD 1,392,034 as of March 31, 2024 and USD 1,592,034 as of December 31, 2023 as hedge accounting for an equivalent amount of the net assets of its investment in Banistmo. The purpose of this operation is to protect the Bank from the foreign exchange rate risk (USD/COP) of a portion of the net assets in the subsidiary Banistmo S.A., a company domiciled in Panama, which has a different functional currency from that of the Group.

The following is the detail of the hedging instruments of the net foreign investment:

As of March 31, 2024

Debt securities issued designated as a hedging instrument(1)
In thousands of USD
Opening date	Expiration date	Rate	Principal balance	Designated capital as a hedged instrument
18/10/2017	18/10/2027	7.03%	750,000	360,000
18/12/2019	18/12/2029	4.68%	436,516	436,516
18/12/2019	18/12/2029	4.68%	85,710	85,710
18/12/2019	18/12/2029	4.68%	27,774	27,774
29/01/2020	29/01/2025	3.02%	482,034	482,034

Total debt securities issued			1,782,034	1,392,034

(1)	In March 2024, the Bank discontinued USD 200,000 from the hedging relationship due to the prepayment of the total financing with Correspondent Banks designated as a hedging instrument.

As of December 31, 2023

Debt securities issued designated as a hedging instrument
In thousands of USD
Opening date	Expiration date	Rate	Principal balance	Designated capital as a hedged instrument

18/10/2017	18/10/2027	7.03%	750,000	360,000
18/12/2019	18/12/2029	4.68%	436,516	436,516
18/12/2019	18/12/2029	4.68%	85,710	85,710
18/12/2019	18/12/2029	4.68%	27,774	27,774
29/01/2020	29/01/2025	3.02%	482,034	482,034

Total debt securities issued			1,782,034	1,392,034

Financing with Correspondent Banks designated as a hedging instrument
31/03/2022	17/03/2025	6.06%	150,000	150,000
7/09/2022	5/09/2025	6.36%	50,000	50,000
Total financing with Correspondent Banks			200,000	200,000

Total			1,982,034	1,592,034

Measurement of effectiveness and ineffectiveness

A hedge is considered effective if, at the beginning of the period and subsequent periods, changes in fair value or cash flows attributable to the hedge risk during the period for which the hedge has been designated.

The Bank has documented the effectiveness tests of the hedge.The hedge is considered effective, since the critical terms and risks of the obligations that serve as a hedging instrument are identical to those of the primary hedged position. Hedged effectiveness is measured on a before income tax.

Gains or losses on the conversion of Banistmo’s financial statements are recognized in Unaudited Condensed Consolidated Interim Statements of Comprehensive Income. Consequently, the exchange difference related to the conversion of debt securities issued and financing with Correspondent banks is recognized directly in OCI, as a result of the variation of the peso against the dollar, the adjustment recognized in Unaudited Condensed Consolidated Interim Statements of Comprehensive Income amounted to COP (38,075), COP 338,087, for the three months period ended March 31, 2024 and 2023, respectively.

For further information see note 12. Borrowings from other financial institusions, note 13. Debt instruments in issue and Unaudited Condensend Consolidated Interim Statement of Comprehensive Income.

NOTE 6. LOANS AND ADVANCES TO CUSTOMERS, NET

Loans and financial leasing operating portfolio

The following is the composition of the loans and financial leasing operations portfolio, net as of March 31, 2024 and December 31, 2023:

Composition	March 31, 2024	December 31, 2023
In millions of COP

Commercial	141,231,154	134,687,396
Consumer	53,985,214	54,591,769
Mortgage	36,936,035	36,250,408
Financial Leases	27,060,004	27,277,057
Small Business Loans	1,095,168	1,145,017

Total gross loans and advances to customers(1)	260,307,575	253,951,647

Total allowance	(16,202,229)	(16,223,103)

Total Net loans and advances to customers	244,105,346	237,728,544

(1)

The operations in Colombia and Banistmo in Panama contributed to the portfolio increase. In addition, in March 31, 2024 the Colombian peso devaluation against the US dollar by 0.53% compared to December 2023.

Allowance for loans losses

The following table sets forth the changes in the allowance for loans and advances and lease losses as of March 31, 2024 and 2023:

As of March 31, 2024

Concept	Commercial	Consumer	Mortgage	Financial Leases	Small business loans	Total
In millions of COP

Balance at beginning of period January 1, 2024	6,290,266	7,717,038	1,023,206	1,024,575	168,018	16,223,103

Recovery of charged - off loans(1)	9,741	125,356	16,247	16,093	1,660	169,097
Credit impairment charges on loans, advances and financial leases, net	37,031	1,195,019	89,489	18,441	(5,117)	1,334,863
Adjusted stage 3(2)	89,948	147,908	8,790	17,897	2,746	267,289
Charges-off(1)	(181,297)	(1,548,159)	(15,273)	(36,789)	(25,066)	(1,806,584)
Translation adjustment	13,150	(1,739)	769	2,419	(138)	14,461

Balance at March 31, 2024	6,258,839	7,635,423	1,123,228	1,042,636	142,103	16,202,229

(1)	This amount is still subject to enforcement activity.
(2)	Recognized as a reduction to Interest Income on loans and financial leases in Unaudited Condensed Consolidated Interim Statement of Income, in accordance with IFRS 9.

As of March 31, 2023

Concept	Commercial	Consumer	Mortgage	Financial Leases	Small business loans	Total
In millions of COP

Balance at beginning of period January 1, 2023	7,270,305	6,047,135	1,024,091	1,013,074	125,035	15,479,640

Recovery of charged - off loans(1)	9,277	94,932	8,536	18,034	(10)	130,769
Credit impairment charges on loans, advances and financial leases, net	367,529	1,579,200	67,265	8,470	22,185	2,044,649
Adjusted stage 3(2)	114,033	98,986	6,284	15,176	2,451	236,930
Charges-off(1)	(137,804)	(951,401)	(17,600)	(113,837)	(14,878)	(1,235,520)
Translation adjustment	(76,672)	(53,774)	(10,527)	(1,308)	(1,249)	(143,530)

Balance at March 31, 2023	7,546,668	6,815,078	1,078,049	939,609	133,534	16,512,938

(1)	The charges-off still subject to enforcement activity.
(2)	Recognized as a reduction to Interest Income on loans and financial leases in Unaudited Condensed Consolidated Interim Statement of Income, in accordance with IFRS 9.

The following table presents information about the nature and effects of changes in the contractual cash flows of the loan portfolio that did not result in derecognition and the effect of these changes on the measurement of expected credit losses.

Changes in the contractual cash flows of the loan portfolio that did not result in derecognition
In millions of COP
	March 31, 2024	December 31, 2023
Loan portfolio modified during the period
Amortized cost before modification	3,269,125	7,566,692
Net gain or loss on changes	(285,931)	(182,023)
Loan portfolio modified since initial recognition
Gross carrying value of the previously modified loan portfolio for which the allowance for losses has been changed from the asset’s life to the expected credit losses for 12 months.	226,241	393,789

Impact of movements in the value of the portfolio and loss allowance by Stage

Variation March 2024 vs December 2023

Stage 1 (12-month expected credit losses)

Stage 1 exposure increased by COP 5,990,828 and the loss allowance decreased by COP 281,125. The growth of the portfolio at this stage is mainly due to better disbursement dynamic in the corporate portfolio compared to the previous period. The decrease in the provision is due to the macroeconomic impact on the PD (probability of default) models, with a more favorable economic outlook, where a downward trend in interest rates is observed, which positively affects individual portfolios.

Stage 2 (Lifetime expected credit losses)

The exposure in Stage 2 increased by COP 266,240 and the loss allowance also increased by COP 146,146. The increase in exposure is primarily a result of an increased number of customers transitioning out of default (Stage 3) and staying in Stage 2 for a year. The increase of loss allowance is in accordance with the increase in exposure reflecting the arrival of these customers.

Stage 3 (Lifetime expected credit losses)

The exposure in Stage 3 increased by COP 98,860, and the loss allowance increased by COP 114,105. The variation in exposure and loss allowance in this Stage is mainly due to clients of the consumer portfolio reaching a delinquency height over 90 days and an increase in provision for customers who already belonged to this stage.

Variation December 2023 vs December 2022

Stage 1 (12-month expected credit losses)

Stage 1 exposure decreased by COP 14,397,167 and the loss allowance increased by COP 820,111. The decrease in the portfolio at this stage is mainly due to the restatement of the dollar loans into colombian pesos due to a lower in the market representative rate and a slow disbursement dynamic of the consumer portfolio compared to the previous period. The increase in the loss allowance is due to the impact of a less favorable economic outlook, where there is lower economic growth and a high trend of interest rates throughout the year.

Stage 2 (Lifetime expected credit losses)

The exposure in Stage 2 decreased by COP 2,613,778 and the loss allowance decreased by COP 608,427. The decrease in exposure is due to the migration of loans with delinquency over 90 days to Stage 3, and the level of new overdue portfolio being lower than the previous period. The decrease of loss allowance is in accordance with the decrease in exposure.

Stage 3 (Lifetime expected credit losses)

The exposure in Stage 3 increased by COP 1,038,853, and the loss allowance increased by COP 531,779. The variation in exposure and loss allowance in this Stage is mainly due to clients of the consumer portfolio reaching a delinquency height over 90 days and the impairment of significant clients from the construction sector.

The following explains the significant changes in the loans and the allowance for loan losses by category during the periods ended on March 31, 2024 and December 31, 2023 as a result of applying the expected credit loss model according to IFRS 9:

As of March 31, 2024

Maximum exposure to credit risk
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Commercial	127,599,453	5,034,398	8,597,303	141,231,154
Consumer	45,306,348	4,655,259	4,023,607	53,985,214
Mortgage	32,481,633	2,996,374	1,458,028	36,936,035
Financial Leases	22,242,503	3,366,012	1,451,489	27,060,004
Small Business Loans	733,780	256,858	104,530	1,095,168

Total gross loans and advances to customers	228,363,717	16,308,901	15,634,957	260,307,575

Total allowance	(3,414,778)	(2,682,548)	(10,104,903)	(16,202,229)

Total Net loans and advances to customers	224,948,939	13,626,353	5,530,054	244,105,346

As of December 31, 2023

Maximum exposure to credit risk
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Commercial	120,773,927	5,453,537	8,459,932	134,687,396
Consumer	46,060,615	4,407,067	4,124,087	54,591,769
Mortgage	32,210,648	2,628,654	1,411,106	36,250,408
Financial Leases	22,553,128	3,293,100	1,430,829	27,277,057
Small Business Loans	774,571	260,303	110,143	1,145,017

Total gross loans and advances to customers	222,372,889	16,042,661	15,536,097	253,951,647

Total allowance	(3,695,903)	(2,536,402)	(9,990,798)	(16,223,103)

Total Net loans and advances to customers	218,676,986	13,506,259	5,545,299	237,728,544

NOTE 7. GOODWILL AND INTANGIBLE ASSETS, NET

Intangibles assets and goodwill net are as follows:

	March 31, 2024	December 31, 2023
In millions of COP
Goodwill(1)	7,859,491	7,818,125
Intangible assets	667,460	671,572

Total intangible assets and goodwill, net	8,526,951	8,489,697

(1)	The increase is due to the variation in the exchange rate.

The detail of intangible assets as of December 31, 2023 is included in the annual report of the 2023 Consolidated Financial Statements; in the three-months period ended March 31, 2024 there have been no relevant changes in the composition of the Bank intangible assets.

NOTE 8. PREMISES AND EQUIPMENT, NET

As of March 31, 2024, and March 31, 2023, the premises and equipment, net consisted of the following:

As of March 31, 2024

Premises and equipment total	Balance at January 1, 2024	Roll - forward					Balance at March 31, 2024
		Additions	Expenses depreciation and impairment(1)	Disposals	Assets classified as held for sale and other assets	Effect of changes in foreign exchange rate
In millions of COP
Premises and equipment for own use
Cost	4,044,231	24,914	—	(23,642)	(2,676)	8,366	4,051,193
Accumulated depreciation	(1,518,977)	—	(47,920)	22,831	173	(3,822)	(1,547,715)
Accumulated impairment	—	—	(165)	165	—	—	—
Premises and equipment in operating leases(2)
Cost	5,017,897	107,431	—	(29,723)	(490,565)	—	4,605,040
Accumulated depreciation	(1,020,617)	—	(117,000)	7,062	118,046	—	(1,012,509)

Total premises and equipment - cost	9,062,128	132,345	—	(53,365)	(493,241)	8,366	8,656,233

Total premises and equipment - accumulated depreciation	(2,539,594)	—	(164,920)	29,893	118,219	(3,822)	(2,560,224)

Total premises and equipment - accumulated impairment	—	—	(165)	165	—	—	—

Total premises and equipment - net	6,522,534	132,345	(165,085)	(23,307)	(375,022)	4,544	6,096,009

(1)	See Note 18.3. Impairment, depreciation and amortization.
(2)	The decrease is mainly due to cancellations and transfers to inventories of vehicles leased.

As of March 31, 2023

Premises and equipment total	Balance at January 1, 2023	Roll - forward					Balance at March 31, 2023
		Additions	Expenses depreciation and impairment(1)	Disposals	Assets classified as held for sale and other assets	Effect of changes in foreign exchange rate
In millions of COP
Premises and equipment for own use
Cost	4,294,739	28,368	—	(36,072)	(4,900)	(53,967)	4,228,168
Accumulated depreciation	(1,584,666)	—	(52,819)	24,421	(139)	26,675	(1,586,528)
Accumulated impairment	—	—	(362)	362	—	—	—
Premises and equipment in operating leases
Cost	4,871,465	529,911	—	(17,111)	(252,694)	—	5,131,571
Accumulated depreciation	(854,472)	—	(88,567)	3,018	63,961	—	(876,060)
Accumulated impairment	—	—	(1,219)	1,219	—	—	—

Total premises and equipment - cost	9,166,204	558,279	—	(53,183)	(257,594)	(53,967)	9,359,739

Total premises and equipment - accumulated depreciation	(2,439,138)	—	(141,386)	27,439	63,822	26,675	(2,462,588)

Total premises and equipment - accumulated impairment	—	—	(1,581)	1,581	—	—	—

Total premises and equipment - net	6,727,066	558,279	(142,967)	(24,163)	(193,772)	(27,292)	6,897,151

(1)	See Note 18.3. Impairment, depreciation and amortization.

As of March 31, 2024, and March 31, 2023, there were contractual commitments for the purchase of premises and equipment of COP 17,661 and COP 2,625, respectively. As of March 2024, these commitments are mainly for projects in branches, ATMs and the collaborative zone of the Granada administrative headquarters in Cali.

As of March 31, 2024, and 2023, there was no premises and equipment related with subsidiaries classified as held for sale, pledged as collateral, or with ownership restrictions. Additionally, the assessment made by the Bank indicates there is no evidence of impairment of its premises and equipment.

As of March 31, 2024, and 2023, the amount of fully depreciated premises and equipment that is still in use is COP 668,886 and COP 697,419, respectively, mainly comprised of computer equipment, furniture and fixtures, office equipment and vehicles. As of March 31, 2024, and 2023, the temporarily idle premises and equipment amounted to COP 76,055 and COP 94,395, respectively.

NOTE 9. INCOME TAX

The income tax is recognized in each of the countries where the Bancolombia Group has operations, in accordance with the tax regulations in force in each of the jurisdictions.

9.1 Components recognized in the Unaudited Condensed Consolidated Interim Statement of income:

	March 31, 2024	March 31, 2023
	In millions of Colombian pesos
Current tax (1)
Fiscal term	(658,424)	(441,179)
Prior fiscal terms	69,840	341

Total current tax	(588,584)	(440,838)

Deferred tax
Fiscal term	(97,228)	(133,070)
Adjustments for consolidation purposes	(9,068)	(12,463)
Total deferred tax	(106,296)	(145,533)

Total income tax (2)	(694,880)	(586,371)

(1)

The nominal income tax rate used in Colombia for the year 2024 and 2023 is of 35%. Additionally, the Colombian financial institutions of the Group liquidated some additional points in the income tax of 5%.

(2)	See table 9.2 Reconciliation of the effective tax rate.

9.2 Reconciliation of the effective tax rate

The reconciliation between total income tax expenses calculated at the current nominal tax rate and the tax expense recognized in the income statement for the quarterly periods ended March 31, 2024 and 2023 is detailed below:

Reconciliation of the tax rate	March 31, 2024	March 31, 2023
In millions of Colombian pesos
Accounting profit	2,379,891	2,348,664
Applicable tax with nominal rate (1)	(951,956)	(939,466)
Non-deductible expenses to determine taxable profit (loss)	(48,841)	(128,720)
Accounting and non-tax (expense) income to determine taxable profit (loss)	182,313	321,934
Differences in accounting bases (2)	65,439	(218,929)
Fiscal and non-accounting (expense) income to determine taxable profit (loss)	(57,945)	(32,645)
Ordinary activities income exempt from taxation	194,208	210,985
Ordinary activities income not constituting income or occasional tax gain	60,364	60,396
Tax deductions	31,673	51,101
Goodwill Depreciation	115	115
Tax depreciation surplus	54,489	53,317
Untaxed recoveries	(17,498)	(20,686)
Tax rate effect in other countries	(77,091)	(86,864)
Prior fiscal terms	69,840	341
Other effects of the tax rate by reconciliation between accounting profit and tax (expense) income	(199,990)	142,750

Total income tax	(694,880)	(586,371)

(1)

The nominal income tax rate used in Colombia for the year 2024 and 2023 is of 35%. Additionally, the Colombian financial institutions of the Group liquidated some additional points in the income tax of 5%.

(2)	Difference between the technical accounting frameworks in force in Colombia and the full International Financial Reporting Standards (IFRS).

9.3 Components recognized in Other Comprehensive Income (OCI)

See Unaudited Condensed Consolidated Interim Statement of Comprehensive Income

March 31, 2024
In millions of Colombian pesos
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement income related to defined benefit liability	—	7	7
Unrealized gain Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	6,460	(541)	5,919
Unrealized loss Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	(6,220)	2,192	(4,028)
Loss on net investment hedge in foreign operations	(38,075)	16,784	(21,291)
Exchange differences arising on translating the foreign operations	97,043	—	97,043
Unrealized loss on investments in associates and joint ventures using equity method	(6,347)	908	(5,439)

Net	52,861	19,350	72,211

March 31, 2023
In millions of Colombian pesos
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement income related to defined benefit liability	(71)	106	35
Unrealized gain Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	9,105	(624)	8,481
Unrealized gain Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	60,613	(8,791)	51,822
Gain on net investment hedge in foreign operations	338,087	(130,722)	207,365
Exchange differences arising on translating the foreign operations	(806,528)	—	(806,528)
Unrealized gain on investments in associates and joint ventures using equity method	2,895	(388)	2,507

Net	(395,899)	(140,419)	(536,318)

9.4 Deferred tax

In accordance with its financial projections, the companies from the Bancolombia Group’s expects in the future to generate enough liquid income to offset the items recorded as deductible deferred tax. These estimates start from the financial projections that were prepared considering information from the Bancolombia Group’s economic research records, the expected economic environment for the next five years. The main indicators on which the models are based are GDP growth, loans growth and interest rates. In addition to these elements, the long-term Group’s strategy is taken into account.

The deferred tax asset and liability for each of the concepts that generated taxable or deductible temporary differences for the period ending March 31, 2024 are detailed below:

	December 31, 2023	Effect on Income Statement	Effect on OCI	Effect on Equity (1)	Tax Made (2)	Foreign Exchange	Adjustments for consolidation purposes	March 31, 2024
Asset Deferred Tax:
Property and equipment	5,982	(161)	—	—	—	(3,839)	(496)	1,486
Employee Benefits	259,406	9,255	7	—	—	152	—	268,820
Deterioration assessment	416,452	22,058	—	—	—	(9,086)	115,882	545,306
Investments evaluation	5,061	(4,365)	10	—	—	—	—	706
Derivatives Valuation	235,067	100,080	—	—	—	—	1,189	336,336
Tax credits settlement	34,940	14,382	—	—	—	2,587	—	51,909
Insurance Operations	13,319	(733)	—	—	—	71	—	12,657
Net investment coverage in operations abroad	528,438	(31,748)	16,784	—	37,396	—	—	550,870
Other deductions	241,635	(58,328)	—	—	—	731	—	184,038
implementation adjustment	376,216	(67)	—	—	—	4,606	—	380,755

Total Asset Deferred Tax (3)	2,116,516	50,373	16,801	—	37,396	(4,778)	116,575	2,332,883

Liability Deferred Tax:

Property and equipment	(144,988)	22,589	—	—	—	(109)	8,488	(114,020)
Deterioration assessment	(113,391)	(171,289)	—	—	—	(2,702)	(136,947)	(424,329)
Participatory titles evaluation	(369,809)	(7,593)	1,641	—	—	1,817	1,505	(372,439)
Derivatives evaluation	(10,045)	(80)	—	—	—	(41)	1,311	(8,855)
Lease restatement	(215,411)	(19,520)	—	—	—	—	—	(234,931)
Investments in associates Adjustment for equity method	(79,584)	(1,079)	908	(814)	—	(2,059)	—	(82,628)
Financial Obligations	(179,947)	42,884	—	—	—	(4)	—	(137,067)
Goodwill	(1,573,966)	162	—	—	—	(36)	—	(1,573,840)
Insurance Operations	(13,949)	(3,766)	—	—	—	(74)	—	(17,789)
Properties received in payment	(148,462)	13,126	—	—	—	(69)	—	(135,405)
Other deductions	(366,557)	(23,035)	—	—	—	—	—	(389,592)
implementation adjustment	(25)	—	—	—	—	—	—	(25)

Total Liability Deferred Tax (3)	(3,216,134)	(147,601)	2,549	(814)	—	(3,277)	(125,643)	(3,490,920)

Net Deferred Tax	(1,099,618)	(97,228)	19,350	(814)	37,396	(8,055)	(9,068)	(1,158,037)

(1)	Recognition of the valuation of the investment in Protection by Fiduciaria Bancolombia S.A. and Banca de Inversion Bancolombia S.A.
(2)	Current tax that arose from the exchange difference for payment of debt to which it was associated as a hedging instrument.
(3)	The values revealed in the Consolidated Statement of Financial Position correspond to the sum of the net deferred tax per company

9.5 Amount of temporary differences in subsidiaries, branches, associates over which deferred tax was not recognized is:

In accordance with IAS 12, no deferred tax credit was recorded, because management can control the future moment in which such differences are reversed and this is not expected to occur in the foreseeable future.

	March 31, 2024	December 31, 2023
In millions of Colombian pesos
Temporary differences
Local Subsidiaries	(1,216,766)	(1,378,775)
Foreign Subsidiaries	(18,268,636)	(17,696,145)

9.6 Tax credits

For the first quarter of 2024, a deferred tax asset was recognized since the Group companies will have future taxable profits in which they can charge this temporary difference.

The following is the detail of the fiscal losses and presumptive income excesses over net income in the Group’s entities, which have not been used, as of March 31, 2024.

Company	Base	Deferred tax recognized asset
In millions of Colombian pesos
Renting Colombia	44,297	14,618
Nequi S.A., Compañía de Financiamiento	98,859	34,601
Wompi S.A.S	7,685	2,690

Total	150,841	51,909

9.7 Dividends

9.7.1 Dividend Payment

If the parent company or any of its subsidiaries were to distribute dividends, they would be subject to the tax regulations of each of the countries in which they are decreed and distributed. In the case of Colombian companies, dividends will be subject to the application of Articles 48 and 49 of the Tax Statute and consequently will be subject to withholding at source at the established rates, in accordance with the tax characteristics of each shareholder.

9.7.2 Dividends received from Subsidiary Companies

Considering the historical tax status of the dividends received by the Bank from its affiliates and national subsidiaries, it is expected that in the future dividends will be received on the basis of non-income tax. They will not be subject to withholding tax, taking into account that the Bank, its affiliates and national subsidiaries belong to the same business group.

9.8 Tax contingent liabilities and assets

In the determination of the effective current and deferred taxes subject to review by the tax authority, the relevant regulations have been applied in accordance with the interpretations made by the Bancolombia Group.

In Colombia due to the complexity of the tax system, ongoing amendments to the tax regulations, accounting changes with implications on tax bases and in general the legal instability of the country, the tax authority may at any time have different criteria than that of the Bancolombia Group. Consequently, a dispute or inspection by the tax authority on a tax treatment may affect the Bancolombia Group accounting of assets or liabilities for deferred or current taxes, in accordance with the requirements of IAS 12. However, based on the criteria established in the interpretation of IFRIC 23, the Bancolombia Group did not recognize uncertain tax positions in its financial statements.

NOTE 10. DEPOSITS BY CUSTOMERS

The detail of the deposits as of March 31, 2024 and December 31, 2023 is as follows:

Deposits	March 31, 2024	December 31, 2023
In millions of COP
Saving accounts(1)	106,589,807	108,971,334
Time deposits	100,199,998	98,686,516
Checking accounts	33,886,389	34,993,066
Other deposits(1)	4,133,688	5,290,264

Total deposits by customers	244,809,882	247,941,180

(1)	Includes Nequi Deposits by COP 2,572,456 and COP 2,924,906, respectively.

NOTE 11. INTERBANK DEPOSITS AND REPURCHASE AGREEMENTS AND OTHER SIMILAR SECURED BORROWING

The following table sets forth information regarding the money market operations recognized as liabilities in Unaudited Condensed Consolidated Interim Statement of Financial Position:

Interbank and repurchase agreements and other similar secured borrowing	March 31, 2024	December 31, 2023
In millions of COP
Interbank deposits
Interbank liabilities	571,278	606,141

Total interbank	571,278	606,141

Repurchase agreements and other similar secured borrowing
Short selling operations	250,544	273,791
Temporary transfer of securities(1)	648,296	44,888
Repurchase agreements	123,384	151,616

Total repurchase agreements and other similar secured borrowing	1,022,224	470,295

Total money market transactions	1,593,502	1,076,436

(1)	Increase generated in Bancolombia S.A.

NOTE 12. BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

As of March 31, 2024 and December 31, 2023, the composition of the borrowings from other financial institutions measured at amortized cost is the following:

Borrowings from other financial institutions	March 31, 2024	December 31, 2023
In millions of COP
Obligations granted by foreign banks(1)	7,724,968	9,139,834
Obligations granted by domestic banks	6,387,032	6,508,772

Total borrowings from other financial institutions	14,112,000	15,648,606

(1)	The variation is due to cancellation of obligations for advance payments and maturities.

Obligations granted by foreign banks

As of March 31, 2024

Financial entity	Rate Minimum	Rate Maximum	March 31, 2024
In millions of COP
Financing with Correspondent Banks and Multilateral Entities(1)	1.25%	10.06%	7,149,419
Banco Interamericano de Desarrollo (BID)	9.50%	10.59%	537,035
Banco Latinoamericano de Comercio Exterior (Bladex)	7.08%	7.08%	38,514

Total			7,724,968

(1)

In March 2024, the Bank discontinued USD 200 millon from the hedging relationship due to the prepayment of the total financing with Correspondent Banks designated as a hedging instrument. See Note 5.2. Derivative financial instruments – Hedging of net assets in a foreign operation.

As of December 31, 2023

Financial entity	Rate Minimum	Rate Maximum	December 31, 2023
In millions of COP
Financing with Correspondent Banks and Multilateral Entities(1)	1.21%	10.06%	8,566,580
Banco Interamericano de Desarrollo (BID)	9.50%	10.64%	532,899
Banco Latinoamericano de Comercio Exterior (Bladex)	6.91%	6.91%	40,355

Total			9,139,834

(1)	At Bancolombia S.A. USD 200 million were designated as coverage of net investment abroad. See Note 5.2 Derivative financial instruments- Hedges of a net asset in a foreign operation.

The maturities of the financial obligations with foreign entities as of March 31, 2024 and December 31, 2023, are the following:

Foreign	March 31, 2024	December 31, 2023
In millions of COP
Amount expected to be settled:
No more than twelve months after the reporting period	2,445,029	3,813,504
More than twelve months after the reporting period	5,279,939	5,326,330

Total	7,724,968	9,139,834

Obligations granted by domestic banks

As of March 31, 2024

	Rate	Rate
Financial entity	Minimum	Maximum	March 31, 2024
In millions of COP
Financiera de desarrollo territorial (Findeter)	6.45%	20.16%	2,678,854
Fondo para el financiamiento del sector agropecuario (Finagro)	7.38%	15.03%	1,434,988
Banco de comercio exterior de Colombia (Bancoldex)	2.17%	20.76%	1,209,183
Other private financial entities	10.05%	15.32%	1,064,007

Total			6,387,032

As of December 31, 2023

	Rate	Rate
Financial entity	Minimum	Maximum	December 31, 2023
In millions of COP
Financiera de desarrollo territorial (Findeter)	8.15%	20.85%	2,530,570
Fondo para el financiamiento del sector agropecuario (Finagro)	8.37%	15.88%	1,509,594
Banco de comercio exterior de Colombia (Bancoldex)	2.17%	21.46%	1,404,873
Other private financial entities	12.88%	16.67%	1,063,735

Total			6,508,772

The maturities of financial obligations with domestic banks as of March 31, 2024 and December 31, 2023, are as follows:

Domestic	March 31, 2024	December 31, 2023
In millions of COP
Amount expected to be settled:
No more than twelve months after the reporting period	419,400	767,470
More than twelve months after the reporting period	5,967,632	5,741,302

Total	6,387,032	6,508,772

As of March 31, 2024 and December 31, 2023, there were some financial covenants, mainly regarding capital adequacy ratios, past due loans and allowances, linked to some of the aforementioned outstanding credit facilities. None of these covenants had been breached nor were the related obligations past due.

NOTE 13. DEBT INSTRUMENTS IN ISSUE

Duly authorized by the authority in each country bonds have been issued as follows:

As of March 31, 2024

Issuer	Currency		Face value(1)	Balance COP	Rate Range
Bancolombia S.A.(2)	Local	COP	3,820,882	3,848,671	10.40%-15.34%
Bancolombia S.A.(3)	Foreign	USD	1,816,034	6,906,905	3.02%-7.03%
Banistmo S.A.	Foreign	USD	678,063	2,612,295	3.00%-6.25%
Banco Agrícola S.A.	Foreign	USD	168,700	650,284	5.60%-7.66%
Bancolombia Puerto Rico Internacional Inc.	Foreign	USD	67,815	272,873	5.05%-5.50%
Bancolombia Panamá S.A.	Foreign	USD	40,667	161,428	5.00%-6.10%
Grupo Agromercantil Holding S.A.	Foreign	USD	559	2,148	0.25%-7.25%

Total debt instruments in issue				14,454,604

(1)	Face value is in US dollar for foreign currency bonds.
(2)	The interest rate is related to the Consumer Price Index (IPC). The IPC as of March 2024 is 7.36% and as of December 2023 is 9.28%.
(3)	USD 1,392,034 was designated as hedge of net asset in a foreign operation. See Note 5.2. Derivative financial instruments- Hedges of a net asset in a foreign operation.

As of December 31, 2023

Issuer	Currency		Face value(1)	Balance COP	Rate Range
Bancolombia S.A.	Local	COP	4,029,882	4,097,727	12.87%-21.06%
Bancolombia S.A.(2)	Foreign	USD	1,832,534	6,861,098	3.02%-7.03%
Banistmo S.A.(3)	Foreign	USD	679,395	2,626,235	3.00%-6.25%
Banco Agrícola S.A.(4)	Foreign	USD	162,700	623,568	5.58%-7.57%
Bancolombia Puerto Rico Internacional Inc.	Foreign	USD	69,648	276,451	5.05%-5.50%
Bancolombia Panamá S.A.	Foreign	USD	44,924	176,376	4.70%-6.10%
Grupo Agromercantil Holding S.A.	Foreign	USD	555	2,121	0.25%-7.25%

Total debt instruments in issue				14,663,576

(1)	Face value is in US dollar for foreign currency bonds.
(2)	USD 1,392,034 was designated as hedge of net asset in a foreign operation. See Note 5.2. Derivative financial instruments- Hedges of a net asset in a foreign operation.
(3)	See Note 13.1. Issue of Banistmo S.A. ordinary bonds.
(4)	See Note 13.2. Issue of Banco Agrícola S.A. ordinary bonds.

13.1. Issue of Banistmo S.A. ordinary bonds.

Banistmo S.A., a subsidiary of the Bank issued in 2023 bonds under the Revolving Bond Program, totaling USD 58,062 with a term of 1 year each and rates between 6% and 6.25%.

13.2. Issue of Banco Agrícola S.A. ordinary bonds.

Banco Agrícola a subsidiary of the Bank issued ordinary bonds in 2023 for USD 77,700 with rates from 6.68% to 7.25% and terms from 1.5 years to 8 years.

For information related to the disclosures of fair value of the debt securities in issue, see Note 22 Fair value of assets and liabilities.

As of March 31, 2024 and 2023, there were no financial covenants linked to the aforementioned securities in issue, except for some financial covenants related to the Banistmo S.A. social gender private placement bond. None of these covenants had been breached nor were the related obligations past due.

NOTE 14. OTHER LIABILITIES

Other liabilities consist of the following:

Other liabilities	March 31, 2024	December 31, 2023
In millions of COP
Payables	4,489,261	4,746,323
Dividends(1)	3,424,200	870,846
Suppliers	1,385,721	1,653,424
Advances to obligations	1,319,094	1,199,509
Security contributions	574,346	524,741
Salaries and other labor obligations	493,421	396,734
Deposits delivered as security(2)	477,697	795,628
Collection services(3)	406,648	820,393
Provisions	393788	401111
Bonuses and short-term benefits(4)	241,987	734,916
Advances in leasing operations and loans	225,135	186,547
Deferred income	206,636	217,507
Liabilities from contracts with customers	61,930	60,128
Other	36,540	40,774

Total	13,736,404	12,648,581

(1)

Dividends payable corresponding to the distribution of profits for the year 2023, declared in March 2024. See Unaudited Condensed Consolidated Interim Statement of Changes in Equity, distribution of dividends.

(2)	Guarantees related to derivative transactions. See Note 5.2 Derivative financial instruments.
(3)	The decrease is related to collection periods.
(4)	The variation is mainly due to the payment to bonuses for employees in accordance with the variable compensation model of the Bank.

NOTE 15. PROVISIONS AND CONTINGENT LIABILITIES

Contingencies due to judicial or administrative proceedings/litigations in which Bancolombia and the entities with which financial statements are consolidated as of March 31, 2024, are listed as follow, and that represents a contingency superior to USD 6,585.

Some of the proceedings in which the claims are inferior and that were revelated in prior periods will be kept to provide information about its evolution.

BANCOLOMBIA S.A.

Neos Group S.A.S. (in reorganization) and Inversiones Davanic S.A.S.

On November 3, 2022, Bancolombia was informed of a lawsuit in which the plaintiff contends that a loan agreement is in place between the parties, rather than a lease. The plaintiff also requested that the purchase and sale agreement be rescinded on the basis that the price of the property was lower than its fair price.

The plaintiff seeks COP 65,000. The likelihood of recovering this amount is considered to be remote because the parties always intended to celebrate a lease and not a different type of contract. On December 7, 2022, Bancolombia issued an answer to the lawsuit. As of March 31, 2024, the scheduling of the initial hearing date is pendingt. Bancolombia has not recorded a provision for this matter.

Public Interest Class Action – Carlos Julio Aguilar and other

In this proceeding, a constitutional public interest action was filed, in which the plaintiffs allege that due to the restructuring of Departamento del Valle´s financial obligations and its Performance Plan, the collective rights of the public administration and the public funds of the Departamento del Valle were breached. According to the Bank’s defense arguments, the agreement was made in accordance with the law.

As of March 31, 2024, the procedure is pending a first instance judgment. The contingency is deemed to be possible. Bancolombia has not recorded a provision for this matter.

Contraloría Departamental de Cundinamarca v. GEHS, Bancolombia and other natural persons

The development of the Water Treatment Plant PTAR Chía I Delicias Sur from Municipio de Chía, Colombia, was outlined in a lease agreement signed on September 28, 2015. The price agreed was COP 19,000. The object of the agreement was the financing of the Project, as well as the optimization, design, and construction of the Water Treatment Plant PTAR Chía I Delicias Sur.

As of December 31, 2018, Bancolombia had anticipated certain payments to the Supplier of the Project. The Municipio de Chía´s Mayor Office, has claimed that irregularities have been found during the execution of the Project. Due to these allegations, the Contraloría de Cundinamarca began a proceeding of Fiscal Responsibility against GEHS Global Environment and Health Solutions de Colombia (Supplier), Guillermo Varela Romero, Rafael Antonio Ballesteros Gómez, Luís Alejandro Prieto González (Municipio de Chía´s former Mayor and employees of the municipal administration), and Bancolombia S.A., based on the alleged loss.

Bancolombia has alleged in its defense, among other arguments, that the Bank fully complied with its contractual obligations and that it is not responsible for the loss of the Municipality’s resources.

The Contraloría de Cundinamarca at first instance and the apellate court held responsible five individuals, including Bancolombia, for a total amount of COP 7,650.

As of March 31, 2024, the proceeding at the Contraloría de Cundinamarca has ended due to the total payment of the awarded amount. Despite the judgment, Bancolombia at the Administrative Jurisdiction is going to file a lawsuit seeking the reversal of the judgment and the reimbursement of the awarded amount paid.

Remediation Plan for Santa Elena´s property

In 1987, Bancolombia (formerly Bank of Colombia) received a property located in Municipio de Cartagena, Colombia from the National Federation of Algodoneros. After the settlement was signed, soil contamination from pesticides and herbicides was found on the property. Bancolombia initiated a civil responsibility judicial procedure against the Federation alleging environmental contamination. On November 13, 2015, the final judgment was issued, and it was decided that the National Federation of Algodoneros was liable for environmental damages and that Bancolombia was not.

Despite not being liable for environmental damages, Bancolombia is subject to decontamination requirements with respect to the property. Bancolombia has carried out over the years various activities aimed at containing the environmental impact, as well as the social management of the communities neighboring the lot. These activities include, among others, the confinement of contaminating material, installation of monitoring wells, and execution of plans to reduce contamination levels.

Currently, these plans have the approval of the Autoridad Nacional de Licencias Ambientales de Colombia (ANLA) and their execution is divided into 3 stages: Stage 1, Stage 2 and Stage 3. Bancolombia appealed the administrative act issued by the ANLA based on technical issues for the execution of Stage 3, and it is pending resolution.

As of March 31, 2024, Bancolombia is progressing in the activities outlined in the plans to reduce contamination levels approved by ANLA, which include the monitoring of soils and waters in the area (Stage 1), monitoring of floors and walls in the warehouses (Stage 2), social management plan with the communities in the influence area of the remediation plan, emergency plan, hazardous waste management plan and biotic environment protection plan.

The execution of the plan is expected to be completed within 36 months, this timeframe may be adjusted based on new analyses or requirements from the authorities. As of March 31, 2024, Bancolombia has established a provision of COP 78,555 for the accomplishment of the remaining activities.

Fredy Alberto Lara Borja

On December 13, 2023, Bancolombia was notified of a lawsuit filed by a former employee of the liquidated company Aluminio Reynolds Santo Domingo S.A, seeking the absolute nullity of the purchase agreement between Leasing Bancolombia and Bancolombia S.A. for two properties signed in 2011. Leasing Bancolombia acquired those properties through a purchase agreement with the company Armarcas E.U, which had received them as a payment from Sociedad Aluminio Reynolds Santo Domingo S.A. The plaintiff requested that the properties be returned to Aluminios Reynolds Santo Domingo´s assets so they can be used as payment of the company´s labor liabilities. The value of the claim is COP 103,944.

Bancolombia filed an appeal against the court´s order admitting the lawsuit arguing, among other reasons, non-compliance of legal requirements and lack of jurisdiction. As of March 31, 2024, it is pending resolution. The contingency is deemed to be remote. Bancolombia has not recorded a provision for this matter.

FIDUCIARIA BANCOLOMBIA

Quinta Sur S.A.S.

In March 2022, Fiduciaria Bancolombia was notified of a lawsuit filed by Quinta Sur S.A.S. (in liquidation). According to the lawsuit, Quinta Sur seeks to be indemnified for damages as a result of the failure to transfer the resources to the plaintiff for the beginning of a housing construction project, under the terms agreed in the trust agreement. Fiduciaria Bancolombia alleges that it has complied with the law and the contract, arguing that the property on which the housing project was to be constructed did not fulfill the contractual requirements. The plaintiff seeks COP 128,000.

On August 24, 2023, a favorable judgment was issued for Fiduciaria Bancolombia. As of March 31, 2024, the proceeding is pending the resolution of the appeal filed by the plaintiff. The contingency is deemed to be possible. Fiduciaria Bancolombia has not recorded provision for this matter.

BANISTMO

Constructora Tymsa S.A.

In October 2021, Banistmo and Banistmo Investment were notified of a lawsuit in which the plaintiff alleged fraudulent acts involving the sale of the plaintiff´s property. Constructora Tymsa alleges that the signatures and fingerprints in the public instrument of purchase, sale and in the mortgage in favor of Banistmo are false.

The plaintiff seeks USD 10,000, in addition to interests, costs and expenses. Banistmo and Banistmo Investment allege they are not liable for any intentional or negligent conduct in relation to the alleged fraudulent sale of the property. As of March 31, 2024, the proceeding is pending resolution of three incidents, including the lack of jurisdiction incident filed by the bank. The contingency is deemed to be possible. Banistmo has not recorded a provision for this matter.

Five Star Production Inc., Global Men Health Foundation, Ingrid Perscky and Others

In April 2022, Banistmo was notified of a lawsuit filed by Five Star Production Inc., Global Men Health Foundation, Ingrid Perscky and others for USD 5,000.

The lawsuit was filed based on a dispute between Ingrid Perscky and Jose Barbero (who used to be husband and wife) for the distribution of their assets. In 2017, Ms. Perscky, who had an authorized signature, ordered the cancelation of a fixed term deposit from Five Star and instructed that those funds be transferred to 3 accounts that belonged to persons related to her (for example, her children). Mr. Barbero contacted Banistmo and tried to reverse the instructions, however as it was not possible, Mr. Barbero filed criminal complaints against Ms. Perscky.

Banistmo has complied with banking law and has handled the information´s confidentiality according to the law and the contract. The plaintiffs seeked compensation for material and moral damages, alleging that Banistmo breached confidentiality and banking secret in detriment of the plaintiffs.

As of March 31, 2024, due to the settlement agreement made by the parties the disputes are pending a final decision from the Court.

Deniss Rafael Pérez Perozo, Carlos Pérez Leal and others

Promotora Terramar (client of Banistmo, formerly HSBC Panamá) was paid USD 299, through Visa gift cards issued by a foreign bank. This payment was received as a partial payment of 2 apartments located in Panamá City.

The Credit Card Securities and Fraud Prevention department of the HSBC bank detected an irregular activity by Promotora Terramar on June 3, 2008, when a monitoring alert was activated due to the high number of cards with the same BIN and bank. Therefore, pursuant to the Business Establishments Affiliate Agreement, HSBC held funds from Promotora Terramar´s accounts. Nevertheless, after further investigations the money was refunded.

On October 2013, the plaintiffs filed a claim for compensation of the material and moral damages caused, which according to their valuation, amounts to USD 5,252,000. Banistmo alleges it has complied with the contractual terms outlined in the Affiliate Agreement and the statute of limitations deadline has lapsed, among other defenses.

As of March 31, 2024, the proceeding is pending the plaintiffs to arrange for defendants to be served and commencement of the evidentiary stage. The contingency is deemed to be remote. Banistmo has not recorded a provision for this matter.

DD&C, Carlos Pérez Leal and Others

In October 2022, Banistmo received a communication announcing the filing of a legal action in the Tribunal of First Instance of Kaloum in the Republic of Guinea. This action was initiated by Inversiones DD&C, Carlos Perez Leal and other natural persons against the Central Bank of the Republic of Guinea (“BCRG”) and five international banks, including Banistmo. The action seeks compensatory damages derived from alleged fraud involving six international transfers for a total USD 1,900 that Inversiones DD&C, who was a client of Banistmo at the time, ordered to be made to a bank account at the BCRG.

The parties who initiated the action are seeking USD 28,100 in “dommages matériels” (which are damages for alleged economic loss), as well as additional amounts in “dommages moraux” (which are damages for alleged non-economic loss, including alleged psychological suffering and moral anguish).

On May 22, 2023, a favorable first instance judgment was issued for Banistmo. The plaintiff filed an appeal against the decision. As of March 31, 2024, the proceeding is pending the scheduling of a date to conclude the appeal hearing.

The contingency is deemed to be remote. Banistmo has not recorded a provision for this matter.

Interfast Panamá & Pacific Point 96624

In February 2024, Banistmo and Banistmo Investment were served of a lawsuit filed against them, 2020 Debt Investors Corp and José Talgham Cohen. The plaintiffs seek compensation for damages originated from the assignment of credit agreement made by Banistmo as the assignor in benefit of the assignee 2020 Debt Investors Corp., of a credit operation managed by Inverfast Panamá for a value of USD 2,000. The loan was secured with a trust in guarantee and administration of real state set up on Banistmo Investment.

The plaintiffs alleges that the credit assignment agreement presented irregularities and deviations from Banistmo and breach of fiduciary duties from Banistmo Investment. The value of the claim is USD 15,000.

As of April 30, 2024, the proceeding is pending resolution of a clarification motion of the plaintiff´s complaint. The contingency is deemed to be remote. Banistmo has not recorded a provision for this matter.

BANCO AGRÍCOLA

Dirección General de Impuestos Internos El Salvador

The authority on taxes of El Salvador (DGII), in accordance with the resolution of October 2018, determined that Banco Agrícola failed to pay and declare income taxes related to fiscal year 2014 for a total of USD 11,116 and related penalties. In 2021, the appeal presented by Banco Agrícola was decided. The Tribunal de Apelaciones de los Impuestos Internos y Aduanas (TAII) modified the Resolution issued by DGII, adjusted the rental tax to USD 6,341 and revoked the sanction. Banco Agrícola filed a lawsuit before the Contentious Administrative Tribunal seeking to overrule DGII´s and TAII´s previous decisions in relation to the tax’s payment. As of March 31, 2024, the initial hearing is pending.

The contingency is deemed to be remote. Banco Agrícola has not recorded a provision for this matter.

ARRENDADORA FINANCIERA S.A.

Cordal

Cordal filed a lawsuit against Arrendadora Financiera, seeking compensation for USD 6,454. According to the lawsuit, Cordal was the owner of a current account in Arrendadora Financiera (formerly Banco Capital S.A.) and it alleged that it´s funds were irregularly transferred to third parties. Arrendadora Financiera alleges Cordal´s account was liquidated before the acquisition of Banco Capital S.A. and, therefore, no funds were transferred.

As of March 31, 2024, the proceeding is at the evidentiary stage. The contingency is deemed to be remote. Arrendadora Financiera has not recorded a provision for this matter. A former employee of the plaintiff was convicted of aggravated theft in connection with the facts of this lawsuit.

BANCO AGROMERCANTIL

Bapa Holdings Corp.

On September 20, 2022, a lawsuit against Banco Agromercantil was filed by Bapa Holdings Corp. The plaintiff alleges it invested USD 7,000, through a participation agreement with North Shore Development Company (NDSC) for the development of a housing project that was going to be built in a property, which was security for a loan given by Banco Agromercantil to NDSC, located in Roatan Island, Honduras. Bapa claims BAM caused damages due to its failure to provide information about NDSC´s financial situation and going through with the sale of the credit.

On October 24, 2022, BAM responded to the claim and filed exceptions alleging that it has no commercial relationship with Bapa, and the statute of limitations deadline expired. As of March 31, 2024, the court is pending a ruling on the exceptions to the lawsuit.

The contingency is deemed to be remote. Banco Agromercantil has not recorded a provision for this matter.

Superintendencia de Administración Tributaria (SAT)

The Superintendencia de Administración Tributaria (SAT) de Guatemala ordered a tax adjustment in the fiscal year 2014 of Banco Agromercantil´s rental tax declaration, duly paid by BAM, for a value of USD 13,583 (including tax and sanction). BAMinitiated legal proceedings against the decision adopted by the SAT, pleading the inadmissibility of the adjustment by applying the legal rule in an analogous way, the admissibility of the expenses deductions of the revenue tax for being necessary to generate lien revenue and the non-withhold of the revenue tax in the interests paid to exempt people , arguing that they were appropriate according to the law. The proceeding is pending the final decision from the Court. The contingency is deemed to be remote. Banco Agromercantil has not recorded a provision for this matter.

NOTE 16. APPROPRIATED RESERVES

As of March 31, 2024 and December 31, 2023, the appropriated retained earnings consist of the following:

Appropriated reserves	March 31, 2024	December 31, 2023
In millions of COP
Appropriation of net income(1)(2)	12,742,104	12,794,057
Others(3)	9,915,761	7,250,712

Total Appropiated reserves	22,657,865	20,044,769

(1)

The legal reserve fulfills two objectives: to increase and maintain the company’s capital and to absorb economic losses. Based on the aforementioned, this amount shall not be distributed in dividends to the stockholders.

(2)	As of March 31, 2024 and December 31, 2023 includes reclassification of unclaimed dividends under Article 85 of the Bancolombia S.A Bylaws for COP 130 and COP 557, respectively.
(3)	Reserves for equity strengthening, future growth and donations to social benefit projects available to the Board of Directors, which was approved at the General Shareholders Meeting.

NOTE 17. OPERATING INCOME

17.1. Interest and valuation on financial instruments

The following table sets forth the detail of interest and valuation on financial asset instruments for the three-month periods ended March 31, 2024 and 2023:

Interest and valuation on financial instruments	2024	2023
In millions of COP
Interest on debt instruments using the effective interest method	257,774	250,371

Interest and valuation on financial instruments
Debt investments	298,273	315,283
Repos(1)	108,392	(35,090)
Derivatives(2)	6,314	(97,891)
Spot transactions	(6,933)	9,505

Total valuation on financial instruments	406,046	191,807

Total Interest and valuation on financial instruments	663,820	442,178

(1)	The increase is mainly due to the entry into temporary transfer of securities.
(2)	The increase is mainly in forwards operations.

17.2. Interest expenses

The following table sets forth the detail of interest on financial liability instruments for the three-month periods ended March 31, 2024 and 2023:

Interest expenses	2024	2023
In millions of COP
Deposits	3,187,874	3,190,069
Borrowing costs	401,573	389,483
Debt instruments in issue(1)	285,171	385,168
Lease liabilities	33,214	25,319
Preferred shares	14,837	14,837
Overnight funds	4,553	7,832
Other interest (expense)	11,857	12,555

Total interest expenses	3,939,079	4,025,263

(1)	In 2024, the decrease occurs mainly due to maturities of debt securities in legal currency.

Net interest income is defined as interest on loan portfolio and financial leasing operations, interest on debt instruments measured by the effective interest method and interest expense amounts to COP 4,690,446 and COP 5,110,860 as of March 31, 2024 and 2023, respectively.

17.3. Fees and commissions

The Bank has elected to present the income from contracts with customers as an element in a line named “Fees and commissions income” in the Unaudited Condensed Intermediate Statement of Consolidated Results separated from the other income sources.

The information contained in this section about the fees and commission’s income presents information on the nature, amount, timing and uncertainty of the income from ordinary activities which arise from a contract with a customer under the regulatory framework of IFRS 15 Revenue from Ordinary Activities from Contracts with Customers.

In the following table, the description of the main activities through which the Bank generates revenue from contracts with customers is presented:

Fees and Commissions	Description
Banking services	Banking Services are related to commissions from the use of digital physical channels or once the customer makes a transaction. The performance obligation is fulfilled once the payment is delivered to its beneficiary and the proof of receipt of the payment is sent, in that moment, the collection of the commission charged to the customer is generated, which is a fixed amount. The commitment is satisfied during the entire validity of the contract with the customer. The Bank acts as principal.

Credit and debit card fees

In debit card product contracts, it is identified that the price assigned to the services promised by the Bank to the customers is fixed. Given that no financing component exists, it is established on the basis of the national and international interbank rate. Additionally, the product charges to the customers commissions for handling fees, at a determined time and with a fixed rate.

For Credit Cards, the commissions are the handling fees and depend on the card franchise. The commitment is satisfied in so far that the customer has capacity available on the card.

Other revenue received by the (issuer) credit card product, is advance commission; this revenue is the charge generated each time the customer makes a national or international advance, at owned or non-owned ATMs, or through a physical branch. The exchange bank fee is a revenue for the Issuing Bank of the credit card for the services provided to the business for the transaction effected at the point of sale. The commission is accrued and collected immediately at the establishment and has a fixed amount.

In the credit cards product there is a customer loyalty program, in which points are awarded for each transaction made by the customer in a retail establishment. The program is administrated by a third party who assumes the inventory and claims risks, for which it acts as agent. The Bank, recognized it as a lower value of the revenue from the exchange bank fee.

The rights and obligations of each party in respect of the goods and services for transfer are clearly identified, the payment terms are explicit, and it is probable, that is, it takes into consideration the capacity of the customer and the intention of having to pay the consideration at termination to those entitled to change the transferred goods or services. The revenue is recognized at a point in time: the Bank satisfies the performance obligation when the “control” of the goods or services was transferred to the customers.

Deposits	Deposits are related to the services generated from the offices network of the Bank once a customer makes a transaction. The Bank generally commits to maintain active channels for the products that the customer has with the Bank, with the purpose of making payments and transfers, sending statements and making transactions in general. The commissions are deducted from the deposit account, and they are incurred at a point in time. The Bank acts as principal.

Electronic services and ATMs	Revenue received from electronic services and ATMs arises through the provision of services so that the customers may make required transactions, and which are enabled by the Bank. These include online and real-time payments by the customers of the Bank holding a checking or savings accounts, with a debit or credit card for the products and services that the customer offers. Each transaction has a single price, for a single service. The provision of collection services or other different services provided by the Bank, through electronic equipment, generates consideration chargeable to the customer established contractually by the Bank as a fee. The Bank acts as principal and the revenue is recognized at a point in time.

Brokerage	Brokerage is a group of services for the negotiation and administration of operations for purchasing fixed revenue securities, equities and operations with derivatives in its own name, but on the account of others. The performance obligations are fulfilled at a point in time when the commission agent in making its best effort can execute the business entrusted by the customer in the best conditions. The performance obligations are considered satisfied once the service stipulated in the contract is fulfilled, as consideration fixed, or variable payments are agreed, depending on the service. The Bank acts generally as principal and in some special cases as agent.

Remittance

Revenue for remittance is received as consideration for the commitment established by the Bank to pay remittances sent by the remitting companies to the beneficiaries of the same. The commitment is satisfied at a point in time to the extent that the remittance is paid to the beneficiary.

The price is fixed, but may vary in accordance to the transferred amount, due to the operation being dependent on the volume of operations generated and the transaction type. There is no component of financing, nor the right to receive consideration dependent on the occurrence or not of a future event.

Acceptances, Guarantees and Standby Letters of Credit	Banking Service from acceptances, guarantees and standby letters of credit which are not part of the portfolio of the Bank. There exist different performance obligations; the satisfaction of performance obligations occurs when the service is given to the customer. The consideration in these types of contracts may include fixed amounts, variable amounts, or both, and the Bank acts as principal. The revenue is recognized at a point in time.

Trust	Revenue related to Trust are received from the administration of the customer resources in the business of investment trusts, property trusts, management trusts, guarantee trusts, for the resources of the general social security system, Collective portfolios and Private Equity Funds (PEF). The commitments are established in contracts independently and in an explicit manner, and the services provided by the Bank are not inter-related between the contracts. The performance obligation corresponds to performing the best management in terms of the services to be provided in relation to trust characteristics, thus fixed and variable prices are established depending on the complexity of the business, similarly, revenues are recognized throughout or at a determined time. In all the established businesses it acts as principal.

Placement of Securities	Valores Bancolombia makes available its commercial strength for the deposit, reinvestment of resources through financial instruments to the issuing company. It receives a payment for deposits made. The commitment of the contract is satisfied to the extent that the resources requested by the issuer are obtained through the distribution desks of Valores Bancolombia. The collection is made monthly. It is established that Valores Bancolombia may undertake collection of these commissions at the end of the month through a collection account charged to the issuer, acting as principal.

Bancassurance	The Bank receives a commission for collecting insurance premiums at a given time and for allowing the use of its network to sell insurance from different insurance companies over time. The Bank in these bancassurance contracts acts as agent (intermediary between the customer and the insurance company), since it is the insurance company which assumes the risks, and which handles the complaints and claims of the customers inherent in each insurance. Therefore, the insurance company acts as principal before the customer. The prices agreed in bancassurance are defined as a percentage on the value of the policy premiums. The payment shall be tied to the premiums collected, sold or taken for the case of employees’ insurance. The aforementioned then means that the price is variable, since, the revenue will depend on the quantity of policies or calculations made by the insurance companies.

Collections	The Bank acting as principal, commits to collect outstanding invoices receivable by the collecting customers through the different channels offered by the bank, send the information of the collections made and credit the money to the savings or checking account defined by the collecting customer. The commitment is satisfied at a point in time to the extent that the money is collected by the different channels, the information of the said collections is delivered appropriately, and the resources are credited in real-time to the account agreed with the customer. For the service, the Bank receives a fixed payment, which is received for each transaction once the contract is in effect.

Services

These are the maintenance services performed on the fleet owned by the customers, these services are performed on demand, and the value of the service cost is invoiced plus an intermediation margin. The collection is made by the amount of expense invoiced by the provider plus an intermediation percentage, which ranges between 5% and 10% depending on the customer.

The contract is written, is based on a framework contract which is held between the customers which contains the general terms of negotiation and the payment terms are generally 30 days after generating the invoice. The revenue is recognized when the service is provided. There is no financing nor sanctions for early cancellations.

To view the details of the balance, refer to line ‘Logistics services’ in Note 17.4 Other operational Income.

Gains on sale of assets

These are the revenue from the sale of assets, where the sale value is higher than the book value recorded in the accounts, the difference representing the gains. The recognition of the revenue is at a point in time once the sale is realized. The Bank acts as principal in this type of transaction and the transaction price is determined by the market value of the asset being sold.

To view the details of the balance, refer to line ‘Gain on sale of assets’ in Note 17.4 Other operational Income.

Investment Banking

Investment Banking offers to customer’s financial advisory services in the structuring of businesses in accordance with the needs of each one of them. The advisory services consist in realizing a financial structuring of a credit or bond in which the Investment Bank offers the elements so that the company decides the best option for structuring the instrument. In the financial advisory contract, a best efforts clause is included.

The promises given to the customers are established in the contracts independently and explicitly. The services provided by the Invesment Bank are not interrelated between the contracts, correspond to the independent advice agreed and do not include additional services in the commission agreed with the customer. The advisory services offered in each one of the contracts are identifiable separately from the other performance commitments that the Investment Bank may have with the customers. The Investment Bank does not have a standard contract for the provision of advisory services, given than each contract is tailored to the customer’s needs.

The transaction price is defined at the start of the contract and is assigned to each service provided independently. The price contains a fixed and a variable portion which is provided in the contracts. The variation depends on the placement amount for the case of a financial structuring contract and coordination of the issuance and conditions of the same. In these operations Banca de Inversion Bancolombia provides advice to the customers and the price shall depend at times on the success and amount of the operation. In the contracts subject to evaluation there are no incremental costs associated with the satisfaction of the commitments of the Bank with the customers provided for.

In the contracts signed with the customers, a penalty clause is established in case of a customer withdrawing from continuing with the provision of the services established in the commercial offer. The penalty shall be recognized in the financial statements once the Investment Bank is notified on the withdrawal under the concept of charges for early termination of the contract.

The Bank presents the information on revenue from contracts with customers in accordance with its operating segments defined earlier in Note 3. Operating Segments for each of the principal services offered.

The following table shows the balances categorized by nature and by segment of revenue from ordinary activities from contracts with customers, for further information about composition of Bank’ segments see Note 3. Operating segments:

As of March 31, 2024

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
In millions of COP
Revenue from contracts with customers
Fees and Commissions
Credit and debit card fees and commercial estabilshments	648,825	60,576	55,329	19,854	—	—	—	438	—	785,022
Banking services	149,857	25,853	38,419	15,574	—	—	—	12,223	6,908	248,834
Payment and collections	237,092	2,725	—	—	—	—	—	—	—	239,817
Bancassurance	192,503	15,796	13	—	—	—	—	—	—	208,312
Fiduciary Activities and Securities	—	4,904	1,480	232	108,800	—	20,839	12	—	136,267
Acceptances, Guarantees and Standby Letters of Credit	17,940	7,188	1,293	812	—	—	—	157	—	27,390
Investment banking	—	391	467	—	—	8,140	2,096	—	—	11,094
Brokerage	—	3,867	—	—	—	—	3,084	—	—	6,951
Others	56,492	56	16,644	12,388	—	—	1,126	1,313	186	88,205

Total revenue of contracts with customers	1,302,709	121,356	113,645	48,860	108,800	8,140	27,145	14,143	7,094	1,751,892

As of March 31, 2023

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
In millions of COP
Revenue from contracts with customers
Fees and Commissions
Credit and debit card fees and commercial estabilshments	594,796	65,648	58,796	24,662	—	—	—	564	—	744,466
Banking services	150,016	25,412	40,901	17,326	—	—	—	9,422	4,814	247,891
Payment and collections	224,498	2,558	—	—	—	—	—	—	—	227,056
Bancassurance	194,617	18,508	24	—	—	—	—	—	—	213,149
Fiduciary Activities and Securities	—	4,585	1,777	211	86,828	—	19,136	15	—	112,552
Acceptances, Guarantees and Standby Letters of Credit	18,563	6,852	1,409	1,178	—	—	—	207	—	28,209
Investment banking	—	267	421	—	—	667	2,698	—	—	4,053
Brokerage	—	3,708	—	—	—	—	3,135	—	—	6,843
Others	58,376	103	19,680	16,081	—	—	1,942	1,773	1,810	99,765

Total revenue of contracts with customers	1,240,866	127,641	123,008	59,458	86,828	667	26,911	11,981	6,624	1,683,984

For the determination of the transaction price, the Bank assigns to each one of the services the amount which represents the value expected to be received as consideration for each independent commitment, which is based on the relative price of independent sale. The price that the Bank determines for each performance obligation is done by defining the cost of each service, related tax and associated risks to the operation and inherent to the transaction plus the margin expected to be received in each one of the services, taking as references the market prices and conditions, as well as the segmentation of the customer.

In the transactions evaluated in the contracts, changes in the price of the transaction are not identified.

Contract assets with customers

The Bank receives payments from customers based on the provision of the service, in accordance to that established in the contracts. When the Bank incurs costs for providing the service prior to the invoicing, and if these are directly related with a contract, they improve the resources of the entity and are expected to recuperate, these costs correspond to a contract asset. Currently, the Group does not have assets related to contracts with customers.

As a practical expedient, the Bank recognizes the incremental costs of obtaining a contract as an expense when the amortization period of the asset is one year or less.

Contract liabilities with customers

The contract liabilities constitute the obligation of the Bank to transfer the services to a customer, for which the Group has received a payment on the part of the final customer or if the amount is due before the execution of the contract. They also include deferred income related to services that shall be delivered or provided in the future, which will be invoiced to the customer in advance, but which are still not due.

Fees and Commissions Expenses

The following table sets forth the detail of fees and commissions expenses for the three-month periods ended March 31, 2024 and 2023:

Fees and Commissions Expenses	2024	2023
In millions of COP
Banking services	372,922	348,936
Sales, collections and other services	206,496	192,264
Correspondent banking	107,462	85,397
Payments and collections	8,927	7,617
Others	55,126	48,174

Total expenses for commissions	750,933	682,388

17.4. Other operating income

The following table sets forth the detail of other operating income net for the three-month periods ended March 31, 2024 and 2023:

Other operating income	2024	2023
In millions of COP
Leases and related services	460,096	417,700
Insurance(1)	26,862	26,817
Net foreign exchange and Derivatives Foreign exchange contracts(2)	19,514	283,799
Other reversals	18,864	9,672
Gains on sale of assets	17,905	47,563
Logistics services	11,915	43,527
Investment property valuation(3)	7,819	85,487
Penalties for failure to contracts	2,682	3,290
Others	63,672	72,025

Total Other operating income	629,329	989,880

(1)	Corresponds to income from insurance operations of Seguros Agromercantil S.A., subsidiary domiciled in Guatemala.
(2)	Corresponds to the management of assets and liabilities in foreign currencies and the volatility of the U.S. dollar.
(3)	In 2024, the decrease occurs due to the indexation of properties to the UVR and due to updating the appraisals of investment properties.

17.5. Dividends and net income on equity investments

The following table sets forth the detail of dividends received, and share of profits of equity method investees for the three-months period ended on March 31, 2024 and 2023:

Dividends and net income on equity investments	2024	2023
In millions of COP
Equity method(1)	77,289	92,283
Dividends(2)	10,000	23,880
Equity investments and other financial instruments(3)	(2,482)	473

Total dividends and net income on equity investments	84,807	116,636

(1)

As of March 31, 2024 and 2023, corresponds to income from equity method of investments in associates for COP 94,834 and COP 105,906 (includes valuation of investments in associates at fair value), respectively, and joint ventures for COP (17,545) and COP (13,623), respectively.

(2)

As of March 31, 2024 and 2023, includes dividends received from equity investments at fair value through profit or loss for COP 994 and COP 491 and investments derecognised for COP 1 as of March 31, 2024 and dividends from equity investments at fair value through OCI for COP 9,005 and COP 7,808, respectively. Additionally, as of March 31, 2023 includes returns received of the associate at fair value P.A. Viva Malls for COP 15,581.

(3)	For 2024, the decrease is mainly explained by the investment of Inversiones CFNS in Enka and Ruta del Sol.

NOTE 18. OPERATING EXPENSES

18.1. Salaries and employee benefit

The detail for salaries and employee benefits for the three-months period ended March 31, 2024 and 2023 is as follows:

Salaries and employee benefit	2024	2023
In millions of COP
Salaries(1)	609,584	578,229
Private premium	163,675	147,000
Social security contributions	159,871	143,105
Bonuses(2)	153,373	234,004
Indemnization payment	45,934	33,428
Other benefits(3)	202,514	187,027

Total Salaries and employee benefit	1,334,951	1,322,793

(1)	This is mainly explained by salary increases indexed to inflation.
(2)	Corresponds mainly to bonuses for employees in accordance with the variable compensation model of the Bank.
(3)	Includes vacations, severance and interest on severance, pension and employee benefits, mainly policy benefits, training and recreation.

18.2. Other administrative and general expenses

The detail for administrative and general expenses for the three-months period ended March 31, 2024 and 2023 is as follows:

Other administrative and general expenses	2024	2023
In millions of COP
Maintenance and repairs	218,002	208,748
Fees (1)	188,480	207,111
Insurance	183,020	184,198
Data processing	114,466	107,649
Frauds and claims (2)	92,027	61,097
Transport	57,989	57,268
Cleaning and security services	32,200	31,667
Public services	30,057	29,264
Contributions and affiliations	30,003	31,944
Advertising	26,234	27,596
Useful and stationery	20,932	12,701
Communications	18,956	19,569
Disputes, fines and sanctions (3)	16,639	8,992
Properties improvements and installation	10,067	10,458
Real estate management	9,157	8,365
Travel expenses	5,874	6,807
Publications and subscriptions	5,791	5,306
Others	117,858	122,138

Total other administrative and general expenses	1,177,752	1,140,878

Taxes other than income tax(4)	390,894	347,895

(1)	The decrease is mainly explained by lower digital transformation fees.
(2)	The increase is generated mainly in virtual transactions and card frauds.
(3)	The increase is mainly due to commercial litigation.
(4)	The increase mainly generates in industry and commerce taxes and value added tax (IVA).

18.3. Impairment, depreciation and amortization

The detail for Impairment, depreciation and amortization for the three-months period ended March 31, 2024 and 2023 is as follows:

Impairment, depreciation and amortization	2024	2023
In millions of COP
Depreciation of premises and equipment(1)	164,920	141,386
Depreciation of right-of-use assets	49,697	61,955
Amortization of intangible assets	48,806	45,680
Impairment of other assets, net	11,519	11,075

Total impairment, depreciation and amortization	274,942	260,096

(1)	See Note 8 Premises and equipment, net.
(2)	Includes impairment of property and equipment for COP 165 in 2024 and COP 1,581 in 2023.

NOTE 19. EARNING PER SHARE (‘EPS’)

Basic EPS is calculated by reducing the income from continuing operations by the amount of dividends declared in the current period for each class of stock and by the contractual amount of dividends that must be paid for the current period. The remaining income is allocated according to the participation of each class of stock as if all the earnings for the period had been distributed. EPS is determined by dividing the total earnings allocated to each security by the weighted average number of common shares outstanding.

Diluted EPS is calculated by adjusting the average number of common and preferred shares outstanding to simulate the conversion of all dilutive potential common shares. The Bank had no dilutive potential common shares as of March 31, 2024 and 2023.

The following table summarizes information related to the computation of basic EPS for the three-month periods ended March 31, 2024 and 2023 (in millions of pesos, except per share data):

	March 31, 2024	March 31, 2023
Income from continuing operations before attribution of non-controlling interests	1,685,011	1,762,293
Less: Non-controlling interests from continuing operations	21,539	45,516

Net income from controlling interest	1,663,472	1,716,777

Less: Preferred dividends declared	384,839	384,839
Less: Allocation of undistributed earnings to preferred stockholders	389,240	414,297

Net income allocated to common shareholders for basic and diluted EPS	889,393	917,641

Weighted average number of common shares outstanding used in basic EPS calculation (In millions)	510	510

Basic and diluted earnings per share to common shareholders	1,745	1,800

Basic and diluted earnings per share from continuing operations	1,745	1,800

NOTE 20. RELATED PARTY TRANSACTIONS

The parent company is Bancolombia S.A. and transactions between companies included in the consolidation process and the Parent company meet the definition of related party transactions and were eliminated from the Unaudited Condensed Consolidated Interim Financial Statements.

The Bank offers banking and financial services to its related parties in order to meet their transactional needs for investment and liquidity in the ordinary course of business. These transactions are carried out in terms similar to those of transactions with third parties. In the case of treasury operations, Bancolombia operates between its own position and its related parties through transactional channels or systems established for this purpose and under the conditions established by current regulations.

The details of transactions with related parties as of December 31, 2023, are included in the annual report of the consolidated financial statements of 2023, in the three-month period ended March 31, 2024, there were no transactions with related parties that materially affected the financial position or results of the Bancolombia Group.

NOTE 21. LIABILITIES FROM FINANCING ACTIVITIES

The following table presents the reconciliation of the balances of liabilities from financing activities as of March 31, 2024 and 2023:

	Balance as of January 1, 2024	Cash flows	Non-cash changes			Balance as of March 31, 2024
			Foreign currency translation adjustment	Interests accrued	Other movements
	In millions of COP
Liabilities from financing activities
Repurchase agreements and other similar secured borrowing	470,295	550,673	1,256	—	—	1,022,224
Borrowings from other financial institutions (1)	15,648,606	(2,020,568)	82,072	401,573	317	14,112,000
Debt securities in issue (1)	14,663,576	(549,032)	54,889	285,171	—	14,454,604
Preferred shares (2)	584,204	(57,701)	—	14,837	—	541,340

Total liabilities from financing activities	31,366,681	(2,076,628)	138,217	701,581	317	30,130,168

(1)

The cash flows disclosed in this table related with Borrowings from other financial institutions and Debt securities in issue include the interests paid during the year amounting to COP 435,669 and COP 267,923, respectively, which are classified as cash flows from operating activities in the Unaudited Condensed Consolidated Interim Statement of Cash Flow.

(2)

The cash flow amounting to COP 57,701 corresponds to the fixed minimum dividend paid to the preferred shares’ holders and is included in the line “dividends paid” of the Unaudited Condensed Consolidated Interim Statement of Cash Flow, which includes the dividends paid during the year to both preferred and common shares holders.

	Balance as of January 1, 2023	Cash flows	Non-cash changes			Balance as of March 31, 2023
			Foreign currency translation adjustment	Interests accrued	Other movements
	In millions of COP
Liabilities from financing activities
Repurchase agreements and other similar secured borrowing	189,052	264,219	(3,324)	—	—	449,947
Borrowings from other financial institutions (1)	19,692,638	(500,592)	(673,237)	389,483	84	18,908,376
Debt securities in issue (1)	19,575,988	(405,199)	(494,005)	385,168	—	19,061,952
Preferred shares (2)	584,204	(57,701)	—	14,837	—	541,340

Total liabilities from financing activities	40,041,882	(699,273)	(1,170,566)	789,488	84	38,961,615

(1)

The cash flows disclosed in this table related with Borrowings from other financial institutions and Debt securities in issue include the interests paid during the year amounting to COP 313,576 and COP 350,889, respectively, which are classified as cash flows from operating activities in the Unaudited Condensed Consolidated Interim Statement of Cash Flow.

(2)

The cash flow amounting to COP 57,701 corresponds to the fixed minimum dividend paid to the preferred shares’ holders and is included in the line “dividends paid” of the Unaudited Condensed Consolidated Interim Statement of Cash Flow, which includes the dividends paid during the year to both preferred and common shares holders.

NOTE 22. FAIR VALUE OF ASSETS AND LIABILITIES

The following table presents the carrying amount and the fair value of the assets and liabilities as of March 31, 2024 and December 31, 2023:

	March 31, 2024		December 31, 2023
	Carrying amount	Fair Value	Carrying amount	Fair Value
In millions of COP
Assets
Debt instruments at fair value through profit or loss	14,849,215	14,849,215	12,096,407	12,096,407
Debt instruments at fair value through OCI	5,627,290	5,627,290	6,148,177	6,148,177
Debt instruments at amortized cost	7,253,964	7,242,435	6,848,082	6,840,867
Derivative financial instruments	4,380,648	4,380,648	6,252,270	6,252,270
Equity securities at fair value	634,547	634,547	543,210	543,210
Other financial instruments(1)	38,466	38,466	38,319	38,319
Loans and advances to customers at amortized cost, net	244,105,346	246,228,344	237,728,544	238,771,724
Investment property	4,712,762	4,712,762	4,709,911	4,709,911
Investments in associates(2)	1,745,772	1,745,772	1,670,782	1,670,782

Total	283,348,010	285,459,479	276,035,702	277,071,667

Liabilities
Deposits by customers	244,809,882	245,811,612	247,941,180	249,340,519
Interbank deposits	571,278	571,278	606,141	606,141
Repurchase agreements and other similar secured borrowing	1,022,224	1,022,224	470,295	470,295
Derivative financial instruments	5,047,208	5,047,208	6,710,364	6,710,364
Borrowings from other financial institutions	14,112,000	14,112,000	15,648,606	15,648,606
Preferred shares	541,340	407,775	584,204	394,550
Debt instruments in issue	14,454,604	14,411,582	14,663,576	14,468,650

Total	280,558,536	281,383,679	286,624,366	287,639,125

(1)	For futher information see Note 5.1. Financial assets investments.
(2)	It corresponds to investments in associates P.A. Viva Malls and Distrito Vera.

Fair value hierarchy

IFRS 13 establishes a fair value hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable, that reflects the significance of inputs adopted in the measurement process. In accordance with IFRS the financial instruments are classified as follows:

Level 1: Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets or liabilities. An active market is a market in which transactions for the asset or liability being measured take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. Level 2 generally includes: (i) quoted prices for similar assets or liabilities in active markets; (ii) quoted prices for identical or similar assets or liabilities in markets that are not active, that is, markets in which there are few transactions for the asset or liability.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain retained residual interests in securitizations, asset-backed securities (ABS) and highly structured or long-term derivative contracts where independent pricing information was not able to be obtained for a significant portion of the underlying assets.

Valuation process for fair value measurements

The valuation to fair value prices is performed using prices, methodologies and inputs provided by the official pricing services provider (Precia) to the Bank.

All methodologies and procedures developed by the pricing services provider are supervised by the Financial Superintendence of Colombia, which has not objected to them.

On a daily basis, the back-office Service Valuation Officer (SVO) verifies the valuation of investments, and the Credit and Financial Risk Manager area reports the results of the portfolio’s valuation.

Fair value measurement

Assets and liabilities

a. Debt instruments

The Bank assigns prices to those debt investments, using the prices provided by the official pricing services provider (Precia) and assigns the appropriate level according to the procedure described above. For securities not traded or over-the-counter such as certain bonds issued by other financial institutions, the Bank generally determines fair value utilizing internal valuation and standard techniques. These techniques include determination of expected future cash flows which are discounted using curves of the applicable currencies and the Colombian consumer price index (interest rate in this case), modified by the credit risk and liquidity risk. The interest rate is generally computed using observable market data and reference yield curves derived from quoted interest in appropriate time bandings, which match the timings of the cash flows and maturities of the instruments.

b. Equity securities and other financial instruments

The Bank performs the market price valuation of its investments in variable income using the prices provided by the official pricing services provider (Precia) and classifies those investments according to the procedure described above (Hierarchy of fair value section). Likewise, the fair value of unlisted equity securities and other financial instruments is based on an assessment of each individual investment using methodologies that include publicly-traded comparables derived by multiplying a key performance metric (e.g., earnings before interest, taxes, depreciation and amortization) of the portfolio company by the relevant valuation multiple observed for comparable companies, acquisition comparables, and if necessary considered, are subject to appropriate discounts for lack of liquidity or marketability. Interests in investment funds, trusts and collective portfolios are valued using the investment unit value determined by the fund management company. For investment funds where the underlying assets are investment properties, the investment unit value depends on the investment properties value, determined as described below in “i. Investment property”.

c. Derivative financial instruments

The Bank holds positions in standardized derivatives, such as futures over local stocks, and over the market representative rate. These instruments are evaluated according to the information provided by Precia, which perfectly matches the information provided by the Central Counterparty Clearing House – CCP.

Additionally, the Bank holds positions in Over The Counter (OTC) derivatives, which in the absence of prices, are valued using the inputs and methodologies provided by the pricing services provider, which have the no objection of the SFC.

The key inputs depend upon the type of derivative and the nature of the underlying instrument and include interest rate yield curves, foreign exchange rates, the spot price of the underlying volatility, credit curves and correlation of such inputs.

d. Credit valuation adjustment

The Bank measures the effects of the credit risk of its counterparties and its own creditworthiness in determining fair value of the swap, option and forward derivatives.

Counterparty credit-risk adjustments are applied to derivatives when the Bank’s position is a derivative asset and the Bank’s credit risk is incorporated when the position is a derivative liability. The Bank attempts to mitigate credit risk to third parties which are international banks by entering into master netting agreements. The agreements allow to offset or bring net amounts that are liabilities, derivates from transactions carried out by the different agreements. Master netting agreements take different forms and may allow payments to be made under a variety of other master agreements or other negotiation agreements between the same parties; some may have a monthly basis and others only apply at the time the agreements are terminated.

When assessing the impact of credit exposure, only the net counterparty exposure is considered at risk, due to the offsetting of certain same-counterparty positions and the application of cash and other collateral.

The Bank generally calculates the asset’s credit risk adjustment for derivatives transacted with international financial institutions by incorporating indicative credit related pricing that is generally observable in the market (Credit Default Swaps, “CDS”). The credit-risk adjustment for derivatives transacted with non-public counterparties is calculated by incorporating unobservable credit data derived from internal credit qualifications to the financial institutions and corporate companies located in Colombia. The Bank also considers its own creditworthiness when determining the fair value of an instrument, including OTC derivative instruments if the Bank believes market participants would take that into account when transacting the respective instrument. The approach to measuring the impact of the Bank’s credit risk on an instrument transacted with international financial institutions is done using the asset swap curve calculated for subordinated bonds issued by the Bank in foreign currency. For derivatives transacted with local financial institutions, the Bank calculates the credit risk adjustment by incorporating credit risk data provided by rating agencies and released in the Colombian financial market.

e. Impaired loans measured at fair value

The Bank measured certain impaired loans based on the fair value of the associated collateral less costs to sell. The fair values were determined as follows using external and internal valuation techniques or third party experts, depending on the type of underlying asset.

For vehicles under leasing arrangements, the Bank uses an internal valuation model based on price curves for each type of vehicle. Such curves show the expected price of the vehicle at different points in time based on the initial price and projection of economic variables such as inflation, devaluation and customs. The prices modelled in the curves are compared every six months with market information for the same or similar vehicles and in the case of significant deviation; the curve is adjusted to reflect the market conditions.

Other vehicles are measured using matrix pricing from a third party. This matrix is used by most of the market participants and is updated monthly. The matrix is developed from values provided by several price providers for identical or similar vehicles and considers brand, characteristics of the vehicles, and manufacturing date among other variables to determine the prices.

For real estate assets, a third-party qualified appraiser is used. The methodologies vary depending on the date of the last appraisal available for the property (the appraisal is estimated based on either of three approaches: cost, sales comparison and income approach, and is required every three years). When the property has been valued in the last 12 months and the market conditions have not shown significant changes, the most recent valuation is considered the fair value of the property.

For all other cases (for example, appraisals older than 12 months) the value of the property is updated by adjusting the value in the last appraisal for weighted factors such as location, type and characteristics of the property, size, structural conditions and the expected sales prices, among others. The factors are determined based on current market information gathered from several external real estate specialists. For all other cases (for example, appraisals older than 12 months) the value of the property is updated by adjusting the value in the last appraisal for weighted factors such as location, type and characteristics of the property, size, structural conditions and the expected sales prices, among others. The factors are determined based on current market information gathered from several external real estate specialists.

f. Assets held for sale measured at fair value less cost of sale

The Bank measures certain impaired foreclosed assets and premises and equipment held for sale based on fair value less costs to sell. The fair values were determined using external and internal valuation techniques, depending on the type of underlying asset. Those assets are comprised mainly of real estate properties for which the appraisal is conducted by experts considering factors such as the location, type and characteristics of the property, size, physical conditions and expected selling costs, among others. Likewise, in some cases the fair value is estimated considering comparable prices or promises of sale and offering prices from auctions process.

g. Mortgage-backed securities (“TIPS”) and Asset-Backed securities

The Bank invests in asset-backed securities for which underlying assets are mortgages and earnings under contracts issued by financial institutions and corporations, respectively. The Bank does not have a significant exposure to sub-prime securities. The asset-backed securities are denominated in local market TIPS and are classified as fair value through profit or loss. These asset-backed securities have different maturities and are generally classified by credit ratings.

TIPS are part of the Bank portfolio and its fair value is measured with published price by the official pricing services provider. These securities are leveled by margin and are assigned level 2 or 3 based on the Precia information.

Residual TIPS have their fair value measured using the discounted flow method, taking into account the amortization tables of the Titularizadora Colombiana, the betas in COP and UVR of Precia (used to construct the curves) and the margins; when they are residual TIPS of subordinated issues, a liquidity premium is applied. These securities are assigned level 3.

h. Investments in associates measured at fair value

The Bank recognizes its investments in P.A Viva Malls and P.A Distrito Vera as an associate at fair value. The estimated amount is provided by the fund manager as the variation of the units according to the units owned by the FCP Fondo Inmobiliario Colombia. The associate’s assets are comprised of investment properties which are measured using the following techniques: comparable prices, discounted cash flows, replacement cost and direct capitalization. For further information about techniques methodologies and inputs used by the external party see “Quantitative Information about Level 3 Fair Value Measurements”.

i. Investment property

The Bank’s investment property is valued by external experts, who use valuation techniques based on comparable prices, direct capitalization, discounted cash flows and replacement costs.

Assets and liabilities measured at fair value on a recurring basis

The following table presents for each of the fair-value hierarchy levels the Bank’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2024 and December 31, 2023:

Financial Assets
	March 31, 2024				December 31, 2023
	Fair value hierarchy			Total fair	Fair value hierarchy			Total fair
Type of instrument	Level 1	Level 2	Level 3	value	Level 1	Level 2	Level 3	value
In millions of COP
Investment securities
Debt instruments at fair value through profit or loss
Securities issued by the Colombian Government	5,546,272	936,351	—	6,482,623	4,363,135	362,470	—	4,725,605
Securities issued or secured by government entities	17,737	127,139	—	144,876	—	84,990	—	84,990
Securities issued by other financial institutions	92,566	621,639	67,804	782,009	41,003	654,446	78,729	774,178
Securities issued by foreign governments	4,393,614	2,841,789	—	7,235,403	3,621,960	2,652,440	—	6,274,400
Corporate bonds	109,794	80,554	13,956	204,304	125,010	97,940	14,284	237,234

Total debt instruments at fair value through profit or loss	10,159,983	4,607,472	81,760	14,849,215	8,151,108	3,852,286	93,013	12,096,407

Debt instruments at fair value through OCI
Securities issued by the Colombian Government	61,001	—	2,733,535	2,794,536	61,427	—	2,664,295	2,725,722
Securities issued by other financial institutions	191,785	123,480	—	315,265	224,049	149,257	—	373,306
Securities issued by foreign governments	810,720	1,079,599	—	1,890,319	1,675,193	762,803	—	2,437,996
Corporate bonds	62,039	565,131	—	627,170	63,475	547,678	—	611,153

Total debt instruments at fair value through OCI	1,125,545	1,768,210	2,733,535	5,627,290	2,024,144	1,459,738	2,664,295	6,148,177

Total debt instruments	11,285,528	6,375,682	2,815,295	20,476,505	10,175,252	5,312,024	2,757,308	18,244,584

Equity securities
Equity securities	105,810	139,543	389,194	634,547	89,128	69,400	384,682	543,210

Total equity securities	105,810	139,543	389,194	634,547	89,128	69,400	384,682	543,210

Other financial assets
Other financial assets	—	—	38,466	38,466	—	—	38,319	38,319

Total other financial assets	—	—	38,466	38,466	—	—	38,319	38,319

Derivative financial instruments Forwards
Foreign exchange contracts	—	1,965,458	731,097	2,696,555	—	3,308,258	1,073,648	4,381,906
Equity contracts	—	427	1,108	1,535	—	152	2,863	3,015

Total forwards	—	1,965,885	732,205	2,698,090	—	3,308,410	1,076,511	4,384,921

Swaps
Foreign exchange contracts	—	1,041,047	205,468	1,246,515	—	1,066,915	237,422	1,304,337
Interest rate contracts	112,997	177,547	11,688	302,232	130,792	206,011	15,621	352,424

Total swaps	112,997	1,218,594	217,156	1,548,747	130,792	1,272,926	253,043	1,656,761

Options
Foreign exchange contracts	82	105,850	27,879	133,811	6	136,979	73,603	210,588

Total options	82	105,850	27,879	133,811	6	136,979	73,603	210,588

Total derivative financial instruments	113,079	3,290,329	977,240	4,380,648	130,798	4,718,315	1,403,157	6,252,270

Investment properties
Lands	—	—	368,723	368,723	—	—	325,394	325,394
Buildings	—	—	4,344,039	4,344,039	—	—	4,384,517	4,384,517

Total investment properties	—	—	4,712,762	4,712,762	—	—	4,709,911	4,709,911

Investment in associates at fair value
Investment in associates at fair value	—	—	1,745,772	1,745,772	—	—	1,670,782	1,670,782

Total investment in associates at fair value	—	—	1,745,772	1,745,772	—	—	1,670,782	1,670,782

Total	11,504,417	9,805,554	10,678,729	31,988,700	10,395,178	10,099,739	10,964,159	31,459,076

Financial liabilities
	March 31, 2024				December 31, 2023
	Fair value hierarchy			Total fair	Fair value hierarchy			Total fair
Type of instrument	Level 1	Level 2	Level 3	value	Level 1	Level 2	Level 3	value
In millions of COP
Derivative financial instruments
Forwards
Foreign exchange contracts	—	2,879,477	54,372	2,933,849	—	4,458,528	67,825	4,526,353
Equity contracts	—	422	140	562	—	8,629	1,852	10,481

Total forwards	—	2,879,899	54,512	2,934,411	—	4,467,157	69,677	4,536,834

Swaps
Foreign exchange contracts	—	1,465,644	106,124	1,571,768	—	1,388,113	102,973	1,491,086
Interest rate contracts	108,752	266,854	3,913	379,519	126,728	312,051	11,078	449,857

Total swaps	108,752	1,732,498	110,037	1,951,287	126,728	1,700,164	114,051	1,940,943

Options
Foreign exchange contracts	259	161,251	—	161,510	19	232,568	—	232,587

Total options	259	161,251	—	161,510	19	232,568	—	232,587

Total derivative financial instruments	109,011	4,773,648	164,549	5,047,208	126,747	6,399,889	183,728	6,710,364

Total	109,011	4,773,648	164,549	5,047,208	126,747	6,399,889	183,728	6,710,364

Fair value of assets and liabilities that are not measured at fair value in the Statement of Financial Position

The following table presents for each of the fair-value hierarchy levels the Bank’s assets and liabilities that are not measured at fair value in the Statement of Financial Position, but for which the fair value is disclosed at March 31, 2024 and December 31, 2023:

Assets
	March 31, 2024				December 31, 2023
	Fair value hierarchy			Total fair	Fair value hierarchy			Total fair
Type of instrument	Level 1	Level 2	Level 3	value	Level 1	Level 2	Level 3	value
In millions of COP
Debt instruments
Securities issued by the Colombian Government	175,441	—	—	175,441	67,514	—	—	67,514
Securities issued or secured by government entities	—	48,697	3,399,147	3,447,844	—	49,980	3,075,936	3,125,916
Securities issued by other financial institutions	270,278	251,051	55,058	576,387	209,178	280,662	55,112	544,952
Securities issued by foreign governments	246,426	174,654	—	421,080	150,695	377,560	—	528,255
Corporate bonds	902,557	12,349	1,706,777	2,621,683	774,624	12,620	1,786,986	2,574,230

Total – Debt instruments	1,594,702	486,751	5,160,982	7,242,435	1,202,011	720,822	4,918,034	6,840,867

Loans and advances to customers, net	—	—	246,228,344	246,228,344	—	—	238,771,724	238,771,724

Total	1,594,702	486,751	251,389,326	253,470,779	1,202,011	720,822	243,689,758	245,612,591

Liabilities
	March 31, 2024				December 31, 2023
Type of instruments	Fair value hierarchy			Total fair	Fair value hierarchy			Total fair
	Level 1	Level 2	Level 3	value	Level 1	Level 2	Level 3	value
In millions of COP
Deposits by customers	—	59,945,947	185,865,665	245,811,612	—	60,236,355	189,104,164	249,340,519
Interbank deposits	—	—	571,278	571,278	—	—	606,141	606,141
Repurchase agreements and other similar secured borrowing	—	—	1,022,224	1,022,224	—	—	470,295	470,295
Borrowings from other financial institutions	—	—	14,112,000	14,112,000	—	—	15,648,606	15,648,606
Debt instruments in issue	8,286,446	4,044,237	2,080,899	14,411,582	8,021,700	4,025,322	2,421,628	14,468,650
Preferred shares	—	—	407,775	407,775	—	—	394,550	394,550

Total	8,286,446	63,990,184	204,059,841	276,336,471	8,021,700	64,261,677	208,645,384	280,928,761

IFRS requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. Certain categories of assets and liabilities, however, are not eligible for fair value accounting. The financial instruments below are not measured at fair value on a recurring and nonrecurring basis:

Short-term financial instruments

Short-term financial instruments are valued at their carrying amounts included in the consolidated statement of financial position, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach was used for cash and cash equivalents, accrued interest receivable, customers’ acceptances, accounts receivable, accounts payable, accrued interest payable and bank acceptances outstanding.

Deposits from customers

The fair value of time deposits was estimated based on the discounted value of cash flows using the appropriate discount rate for the applicable maturity. Fair value of deposits with no contractual maturities represents the amount payable on demand as of the statement of financial position date.

Interbank deposits and repurchase agreements and other similar secured borrowings

Short-term interbank borrowings and repurchase agreements have been valued at their carrying amounts because of their relatively short-term nature. Long-term and domestic development bank borrowings have also been valued at their carrying amount because they bear interest at variable rates.

Borrowings from other financial institutions

The fair value of borrowings from other financial institutions were determined using discounted cash flow models. The cash flows projection of capital and interest was made according to the contractual terms, considering capital amortization and interest bearing. Subsequently, the cash flows were discounted using reference curves formed by the weighted average of the Bank’s deposit rates.

Debt instruments in issue

The fair value of debt instruments in issue, comprised of bonds issued by Bancolombia S.A. and its subsidiaries, was estimated substantially based on quoted market prices. The fair value of certain bonds which do not have a public trading market, were determined based on the discounted value of cash flows using the rates currently offered for bonds of similar remaining maturities and the Bank’s creditworthiness.

Preferred shares

In the valuation of the liability component of preferred shares related to the minimum dividend of 1% of the subscription price, the Bank uses the Gordon Model to price the obligation, taking into account its own credit risk, which is measured using the market spread based on observable inputs such as quoted prices of sovereign debt. The Gordon Model is commonly used to determine the intrinsic value of a stock based on a future series of dividends that are estimated by the Bank and growth at a constant rate considering the Bank’s own perspectives of the payout ratio.

Loans and advances to customers

Estimating the fair value of loans and advances to customers is considered an area of considerable uncertainty as there is no observable market. The loan portfolio is stratified into tranches and loans segments suchs as commercial, consumer, small business loans, mortgage and leasing. The fair value of loans and advances to customers and financial institutions is determined using a discounted cash flow methodology, considering each credit’s principal and interest projected cash flows to the prepayment date. The projected cash flows are discounted using reference curves according to the type of loan and its maturity date.

Items measured at fair value on a non-recurring basis

The Bank measures assets held for sale based on fair value less costs to sell. This category includes certain foreclosed assets and investments in associates held for sale. The fair values were determined using external and internal valuation techniques or third party experts, depending on the type of underlying asset. The following breakdown sets forth the fair value hierarchy of those assets classified by type:

	March 31, 2024				December 31, 2023
	Fair-value hierarchy			Total fair	Fair-value hierarchy			Total fair
	Level 1	Level 2	Level 3	value	Level 1	Level 2	Level 3	value
In millions of COP
Machinery and equipment	—	—	12,972	12,972	—	—	11,702	11,702
Real estate for residential purposes	—	—	135,576	135,576	—	—	117,476	117,476
Real estate different from residential properties	—	—	26,754	26,754	—	—	30,273	30,273

Total	—	—	175,302	175,302	—	—	159,451	159,451

Changes in level 3 fair-value category

The table below presents reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs at March 31, 2024 and 2023:

As of March 31, 2024

	Balance, January 1, 2024	Included in earnings	OCI	Purchases	Settlement	Reclassifications(1)	Prepaids	Transfers in to level 3	Transfers out of level 3	Balance, March 31, 2024
In millions of COP
Assets
Debt instruments at fair value though profit or loss
Securities issued or secured by other financial entities	78,729	(79)	—	192	(3,664)	—	(1,807)	—	(5,567)	67,804
Corporate bonds	14,284	(328)	—	—	—	—	—	—	—	13,956

Total	93,013	(407)	—	192	(3,664)	—	(1,807)	—	(5,567)	81,760

Debt instruments at fair value through OCI
Securities issued by the Colombian Government	2,664,295	—	69,240	—	—	—	—	—	—	2,733,535

Total	2,664,295	—	69,240	—	—	—	—	—	—	2,733,535

Derivative financial instruments
Foreign exchange contracts	1,384,673	56,915	—	356,351	(816,780)	(512)	—	30,086	(46,289)	964,444
Interest rate contracts	15,621	(4,967)	—	2,270	(876)	(283)	—	8	(85)	11,688
Equity contracts	2,863	—	—	1,108	(2,863)	—	—	—	—	1,108

Total	1,403,157	51,948	—	359,729	(820,519)	(795)	—	30,094	(46,374)	977,240

Equity securities
Equity securities	384,682	72	3,311	2,310	(1,181)	—	—	—	—	389,194

Total	384,682	72	3,311	2,310	(1,181)	—	—	—	—	389,194

Other financial instruments
Other financial instruments	38,319	147		—						38,466

Total	38,319	147	—	—	—	—	—	—	—	38,466

Investment in associates
PA Viva Malls	1,661,679	66,690	—	—	—	—	—	—	—	1,728,369
PA Distrito Vera	9,103	337	—	7,963	—	—	—	—	—	17,403

Total	1,670,782	67,027	—	7,963	—	—	—	—	—	1,745,772

Investment properties
Investment properties	4,709,911	7,819	—	68,927	(73,895)	—	—	—	—	4,712,762

Total	4,709,911	7,819	—	68,927	(73,895)	—	—	—	—	4,712,762

Total Assets	10,964,159	126,606	72,551	439,121	(899,259)	(795)	(1,807)	30,094	(51,941)	10,678,729

Liabilities
Derivative financial instruments
Foreign exchange contracts	170,798	3,585	—	32,496	(57,815)	(512)	—	14,165	(2,221)	160,496
Interest rate contracts	11,078	(1,279)	—	—	(156)	(283)	—	228	(5,675)	3,913
Equity contracts	1,852	—	—	140	(1,852)	—	—	—	—	140

Total	183,728	2,306	—	32,636	(59,823)	(795)	—	14,393	(7,896)	164,549

Total liabilities	183,728	2,306	—	32,636	(59,823)	(795)	—	14,393	(7,896)	164,549

(1)	From derivative assets to derivative liabilities classified in level 3 and vice versa.

As of March 31, 2023

	Balance, January 1, 2023	Included in earnings	OCI	Purchases	Settlement	Reclassifications(1)	Prepaids	Transfers in to level 3	Transfers out of level 3	Balance, March 31, 2023
In millions of COP
Assets
Debt instruments at fair value though profit or loss
Securities issued or secured by other financial entities	81,389	5,565	—	557	(4,402)	—	(4,618)	1,659	—	80,150

Total	81,389	5,565	—	557	(4,402)	—	(4,618)	1,659	—	80,150

Derivative financial instruments
Foreign exchange contracts	1,163,336	(9,836)	—	401,180	(311,997)	(41,092)	—	109,170	(196,851)	1,113,910
Interest rate contracts	29,170	179	—	899	(1,160)	(38)	—	545	(25,221)	4,374
Equity contracts	105	—	—	285	(105)	—	—	—	—	285

Total	1,192,611	(9,657)	—	402,364	(313,262)	(41,130)	—	109,715	(222,072)	1,118,569

Equity securities
Equity securities	449,269	306	(9,440)	1,276	(9,723)	—	—	—	(41,856)	389,832

Total	449,269	306	(9,440)	1,276	(9,723)	—	—	—	(41,856)	389,832

Other financial instruments
Other financial instruments	42,171	—	(1,001)	—						41,170

Total	42,171	—	(1,001)	—	—	—	—	—	—	41,170

Investment in associates
PA Viva Malls	1,530,459	77,929	—	917	—	—	—	—	—	1,609,305
PA Distrito Vera	1,697	(9)	—	—	—	—	—	—	—	1,688

Total	1,532,156	77,920	—	917	—	—	—	—	—	1,610,993

Investment properties
Investment properties	3,994,058	85,487	—	98,816	(5,766)	—	—	—	—	4,172,595

Total	3,994,058	85,487	—	98,816	(5,766)	—	—	—	—	4,172,595

Total Assets	7,291,654	159,621	(10,441)	503,930	(333,153)	(41,130)	(4,618)	111,374	(263,928)	7,413,309

Liabilities
Derivative financial instruments
Foreign exchange contracts	348,027	89,026	—	100,840	(112,671)	(41,092)	—	30,048	(162,213)	251,965
Interest rate contracts	51,662	9,704	—	2,448	(8,198)	(38)	—	7,814	(25,467)	37,925
Equity contracts	—	—	—	1,836	—	—	—	—	—	1,836

Total	399,689	98,730	—	105,124	(120,869)	(41,130)	—	37,862	(187,680)	291,726

Total liabilities	399,689	98,730	—	105,124	(120,869)	(41,130)	—	37,862	(187,680)	291,726

(1)	From derivative assets to derivative liabilities classified in level 3 and vice versa.

Level 3 fair value rollforward

The following were the significant level 3 transfers at March 31, 2024 and 2023:

As of March 31, 2024 and 2023, net transfers in Bancolombia S.A. for COP 38,478 and COP 34,392, respectively, from level 3 to level 2 of derivatives foreign exchange contracts and interest rate contracts, it was presented due to the transfer of the credit risk of the counterparty to the own credit risk. As of March 31, 2024, net transfers for COP 15,701, from level 2 to level 3 of the derivative foreign exchange contracts and interest rate contracts, it was presented due to the transfer of the credit risk from the Bank to the credit risk of the counterparty.

As of March 31, 2024 and 2023, unrealized gains and losses on debt instruments were COP (407) and COP 5,565; equity securities COP 72 and COP 306, respectively.

Transfers between level 1 and level 2 of the fair value hierarchy

The table below presents the transfers for all assets and liabilities measured at fair value on a recurring basis between level 1 and level 2 as of March 31, 2024 and December 31, 2023:

	March 31, 2024		December 31, 2023
	Transfers level 1 to level 2	Transfers level 2 to level 1	Transfers level 1 to level 2	Transfers level 2 to level 1
In millions of COP
Debt instruments at fair value though profit or loss
Securities issued or secured by foreign government	4,009	—	1,712	—
Securities issued or secured by government entities	—	17,067	13,619.0	—
Corporate bonds	—	—	—	8,397
Securities issued or secured by other financial entities	—	—	1,848	—

Total	4,009	17,067	17,179	8,397

Debt instruments at fair value through OCI
Securities issued or secured by foreign government	307,347	—	572,800	—
Securities issued or secured by other financial entities	—	19,097	64,944	—
Corporate bonds	—	—	—	95,572

Total	307,347	19,097	637,744	95,572

Equity securities
Equity securities	—	13,202	13,740	7

Total	—	13,202	13,740	7

As of March 31, 2024, the Bank transferred securities from level 1 to level 2, because such securities had lower liquidity and lower trading in an active market.

All transfers are assumed to occur at the end of the reporting period.

Quantitative information about level 3 fair value measurements

The fair value of financial instruments is, in certain circumstances, measured using valuation techniques that incorporate assumptions that are not evidenced by prices from observable market transactions in the same instrument and are not based on observable market data. Changing one or more of the inputs to the valuation models to reasonably possible alternative assumptions would change the fair values and therefore a valuation adjustment would be recognized in profit or loss. Favorable and unfavorable changes are determined on the basis of changes in the value of the instrument as a result of varying the levels of the unobservable input as described in the table below.

The following table sets forth information about significant unobservable inputs related to the Bank’s material categories of level 3 financial assets and liabilities and the sensitivity of these fair values to reasonably possible alternative assumptions.

As of March 31, 2024

Financial instrument	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
In millions of COP
Debt instruments
Securities issued by other financial institutions
			Yield	0.00% to 9.67%	4.53%	64,045	68,187
TIPS	66,072	Discounted cash flow	Prepayment Speed	n/a	n/a	67,632	n/a
			Prepayment Speed	n/a	n/a	62,716	n/a
Time deposits	1,732	Discounted cash flow	Interest rate	4.30% to 6.10%	5.65%	1,483	1,771

Total securities issued by other financial institutions	67,804

Securities issued by the Colombian Government
Bonds by government entities	2,733,535	Discounted cash flow	Yield	1.18% to 1.18%	1.18%	2,730,788	2,739,082
Corporate bonds
Corporate bonds	13,956	Discounted cash flow	Yield	3.42% to 3.42%	3.42%	13,348	14,595

Total debt instruments	2,815,295

Equity securities
Equity securities	389,194	Price-based	Price	n/a	n/a	n/a	n/a
Other financial instruments
Other financial instruments	38,466	Internal valuation methodology	Internal valuation methodology	n/a	n/a	n/a	n/a
Derivative financial instruments
Forward	677,693	Discounted cash flow	Credit spread / Yield	0.00% to 32.84%	4.35%	676,750	681,118
Swaps	107,119	Discounted cash flow	Credit spread	0.00% to 47.84%	3.83%	107,135	108,375
Options	27,879	Discounted cash flow	Credit spread	0.09% to 34.01%	0.60%	27,668	27,981

Total derivative financial instruments	812,691

Investment in associates
P.A Viva Malls	1,728,369	Price-based	Price	n/a	n/a	n/a	n/a
P.A Distrito Vera	17,403	Price-based	Price	n/a	n/a	n/a	n/a

Total investment in associates	1,745,772

As of December 31, 2023

Financial instrument	Fair Value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
In millions of COP
Debt instruments
Securities issued by other financial institutions
			Yield	2.06% to 10.73%	5.48%	70,982	75,852
TIPS	74,087	Discounted cash flow	Prepayment Speed	n/a	n/a	78,953	n/a
			Prepayment Speed	n/a	n/a	73,271	n/a
Time deposits	4,642	Discounted cash flow	Yield / Interest rate	2.15% to 5.70%	3.78%	4,277	4,701

Total securities issued by other financial institutions	78,729

Securities issued by the Colombian Government
Bonds by government entities	2,664,295	Discounted cash flow	Yield	0.00% to 1.18%	1.17%	2,658,010	2,679,372
Corporate bonds
Corporate bonds	14,284	Discounted cash flow	Yield	3.49% to 3.49%	3.49%	13,700	14,912

Total debt instruments	2,757,308

Equity securities
Equity securities	384,682	Price-based	Price	n/a	n/a	n/a	n/a
Other financial instruments
Other financial instruments	38,319	Internal valuation methodology	Internal valuation methodology	n/a	n/a	n/a	n/a
Derivative financial instruments
Forward	1,006,834	Discounted cash flow	Credit spread / Yield	0.00% to 50.58%	7.22%	1,004,399	1,009,283
Swaps	138,992	Discounted cash flow	Credit spread	0.00% to 63.39%	5.86%	139,451	138,577
Options	73,603	Discounted cash flow	Credit spread	0.13% to 33.77%	0.57%	73,048	73,870

Total derivative financial instruments	1,219,429

Investment in associates
P.A Viva Malls	1,661,679	Price-based	Price	n/a	n/a	n/a	n/a
P.A Distrito Vera	9,103	Price-based	Price	n/a	n/a	n/a	n/a

Total investment in associates	1,670,782

The following table sets forth information about valuation techniques used in the measurement of the fair value investment properties of the Bank, the significant unobservable inputs and the respective sensivity:

Methodology	Valuation technique	Significant unobservable input	Description of sensitivity

Sales Comparison Approach - SCA

The fair value assessment is based on the examination of prices at which similar properties in the same area recently sold. Since no two properties are identical the measurement valuation must take into account adjustments for the differences between the sold properties and those held by the Bank to earn rentals or for capital appreciation.

Comparable prices

The weighted average rates used in the capitalization methodology for revenues in the first quarter for 2024 are:

•  Direct capitalization: initial rate 8.28%.

•  Discounted cash flow: discount rate: 12.72%, terminal rate: 8.40%.

The same weighted rates for the last quarter of 2023 were:

An increase (light, normal, considerable, significant) in the capitalization rate used would generate a decrease (significant, considerable, normal, light) in the fair value of the asset, and vice versa.

An increase (light, normal, considerable, significant) in the leases used in the valuation would generate a (significant, light, considerable) increase in the fair value of the asset, and vice versa.

Income Approach Used to estimate the fair value of the property by taking future net cash flows and discounting them at the capitalization rate.	Direct capitalization Discounted cash flows	• Direct capitalization: initial rate 8.07%. • Discounted cash flow: discount rate: 12.44%, terminal rate: 8.25%.

Cost approach

Used to estimate the fair value of the property considering the cost to replace or build a property at the same or equal conditions of the asset to be measured, deducting the accumulated depreciation charge and adding-up the amount of the land.

	Replacement cost	The ratio between monthly gross income and real estate value directly administered by the FIC (rental rate) considering the differences in placements and individual factors between properties and in a weighted way in the first quarter of 2024 are 0.83% and for December 31, 2023 was 0.82%.

There has been no change to the valuation technique during the year 2024 for each asset.

NOTE 23. SUBSEQUENT EVENTS

Approval of Consolidated Financial Statements

These Unaudited Condensed Consolidated Interim Financial Statements were approved by Chief Executive Financial for publication at May 10, 2024.

On April 23, 2024 Bancolombia S.A. executed a purchase and sale contract for the acquisition of fiduciary rights over the PA CEDIS Sodimac for COP 451,000. With this transaction the Bank has acquired a subsidiary.

RISK MANAGEMENT

Beginning of 2024 has been characterized as a more dynamic period than expected, after a challenging economic closure the previous year; a context of local uncertainty persists in the overview (related to the health system and the impact of the El Niño phenomenon), and international uncertainty due to the evolution of geopolitical conflicts, which has continued to limit the dynamism that our economy has shown until now.

Credit risk

Credit risk is the risk of an economic loss to the Bank due to a non-fulfillment of financial obligations by a customer or counterparty and arises principally from the decline on borrower´s creditworthiness or changes in the business climate. Credit risk is the single largest risk for the Bank’s business; the Bank manages its exposure to credit risk.

The information below contains the maximum exposure to credit risk for the periods ending March 31, 2024 and December 2023:

March 31, 2024

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Loans and Advances	228,363,717	16,308,901	15,634,957	260,307,575

Commercial	127,599,453	5,034,398	8,597,303	141,231,154
Consumer	45,306,348	4,655,259	4,023,607	53,985,214
Mortgage	32,481,633	2,996,374	1,458,028	36,936,035
Small Business Loans	733,780	256,858	104,530	1,095,168
Financial Leases	22,242,503	3,366,012	1,451,489	27,060,004

Off-Balance Sheet Exposures	41,965,924	324,051	233,897	42,523,872

Financial Guarantees	11,310,613	13,468	128,876	11,452,957
Loan Commitments	30,655,311	310,583	105,021	31,070,915

Loss Allowance	(3,561,718)	(2,733,267)	(10,150,719)	(16,445,704)

Total	266,767,923	13,899,685	5,718,135	286,385,743

December 31, 2023

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Loans and Advances	222,372,889	16,042,661	15,536,097	253,951,647

Commercial	120,773,927	5,453,537	8,459,932	134,687,396
Consumer	46,060,615	4,407,067	4,124,087	54,591,769
Mortgage	32,210,648	2,628,654	1,411,106	36,250,408
Small Business Loans	774,571	260,303	110,143	1,145,017
Financial Leases	22,553,128	3,293,100	1,430,829	27,277,057

Off-Balance Sheet Exposures	39,266,370	154,567	157,801	39,578,738

Financial Guarantees	12,533,868	26,889	130,441	12,691,198
Loan Commitments	26,732,502	127,678	27,360	26,887,540

Loss Allowance	(3,854,240)	(2,581,460)	(10,042,022)	(16,477,722)

Total	257,785,019	13,615,768	5,651,876	277,052,663

Maximum exposure to credit risk of the loans and advances refers to the carrying amount at the end of the period. It does not take into account any collateral received or any other credit risk mitigants.

Maximum exposure to credit risk of financial guarantees and loan commitments corresponds to the total amount guaranteed at the end of the period. It does not take into account any collateral received or any other credit risk mitigants..

a. Credit Risk Management - Loans and Advances

The first quarter of 2024 shows a low economic growth performance, mainly explained by the global economic uncertainty, added to the political and social tensions generated by the electoral periods in Central America, the impact on productive sectors due to climate change and the slow decline in inflation and interest rates, which directly affect consumption and investment in the geographies where the Bank operates. About that, proactive credit risk management was maintained through the monitoring and follow-up of customers and portfolios, the evaluation of the conditions and specific requirements of each one, as well as the development of methods, tools and models to optimize collection. Monitoring and reviewing the credit portfolio continues to be a key factor in identifying and applying proactive strategies at different stages of the credit cycle,

The risk management of the different types of operations throughout the stages of the credit cycle carried out by the Group is developed through compliance with the policies, procedures and methodologies established in the Risk Management System (in Colombia the Comprehensive Risk Management System - SIAR), which also includes the general criteria for assessing, qualifying, assuming, controlling and covering the aforementioned risk. In addition, the management has developed manuals of procedures and methodologies that specify the policies and procedures for the different products and segments served by the banks and that take into account the strategy approved by the Board of Directors for the monitoring and control of credit risk.

Country Risk

At the end of march 2024, there were no alerts on any investments, nor were any adjustments made for deterioration in investments that could affect or deteriorate the Bank’s financial strength. The variation in the balance of investments is due to valuations and other concepts in relation to the ultimate value of the investment.

b. Credit Quality Analysis - Loans and Financial Leases

At the end of March 2024, the Bank experienced moderate dynamics in its portfolio compared to December 2023, with a 2.5% increase in the consolidated portfolio balance in local currency. The first quarter of 2024 was characterized by a greater dynamism in the Bank’s disbursements, especially in the corporate segment of the commercial portfolio; the mortgage portfolio remains stable with a gentle upward trend in Colombia, while the consumer and microcredit portfolios, with the exception of Banco Agricola of Salvador, showed a slight decrease in their balance.

The 30-day past due loan ratio (consolidated) at stood at 5.68% as of March 2024, showing an increase compared to 5.39% in December 2023. The level of the bank´s non-performing loans is mainly impacted by the deterioration of the retail portfolio in Colombia and Panama, especially in the mortgage loans, coupled with an increase in the indicator in the commercial loans, in the SME and Corporate segments. Macroeconomic factors such as the slow decline in inflation, low economic growth, rising raw material prices and extreme climatic effects, are affecting sectors such as agriculture, construction, mass consumer retail and others. All portfolios continue to be managed at different stages of the credit cycle in order to anticipate the materialization of risks and strategies for normalizing and containing the portfolio have been implemented.

Special Customer Administration (AEC)

The Bank implements proactive management in monitoring the credit risk of its clients, accompanied by extraordinary diagnostic spaces, early warning alert mechanisms, and general action strategies for client inclusion and follow-up.

As part of the monitoring strategies, the Bank has established a periodic committee to identify and manage risk situations arising from events that could potentially lead to a deterioration in the debtor’s repayment capacity. This committee facilitates tailored solutions based on the circumstances of each client.

The amount and allowance of customer included in the described watch list, as of march 31, 2024 and December 2023 is shown below:

March 31, 2024

Watch List - March 2024
Million COP
Risk Level	Amount	%	Allowance
Level 1 – Low Risk	15,119,050	0.82%	123,760
Level 2 – Medium Risk	4,416,801	5.35%	236,101
Level 3 – High Risk	2,748,293	49.23%	1,352,992
Level 4 – High Risk	5,475,056	61.21%	3,351,415

Total	27,759,200	18.24%	5,064,268

December 31, 2023

Watch List - December 2023
Million COP
Risk Level	Amount	%	Allowance
Level 1 – Low Risk	14,358,838	1.02%	146,014
Level 2 – Medium Risk	4,744,341	7.38%	349,972
Level 3 – High Risk	2,886,649	53.31%	1,538,882
Level 4 – High Risk	5,239,356	73.24%	3,837,196

Total	27,229,184	21.57%	5,872,064

Risk Concentration – Loans and Advances

Concentration of loans by economic sector: The following table contains the detail of the portfolio of loans and financial leases by main economic activity of the borrower for the periods ending in March 2024 and December 2023:

March 31, 2024

Economic sector	Loans and advances
	Local	Foreign	Total
Agriculture	5,337,500	2,397,338	7,734,838
Petroleum and Mining Products	1,887,594	377,362	2,264,956
Food, Beverages and Tobacco	9,347,909	2,017,424	11,365,333
Chemical Production	4,460,153	268,404	4,728,557
Government	8,787,680	902,345	9,690,025
Construction	15,899,024	8,020,706	23,919,730
Commerce and Tourism	23,804,691	7,654,297	31,458,988
Transport and Communications	10,264,774	712,487	10,977,261
Public Services	12,092,827	1,304,410	13,397,237
Consumer Services	58,509,204	30,788,856	89,298,060
Commercial Services	29,251,499	11,182,031	40,433,530
Other Industries and Manufactured Products	9,455,420	5,583,640	15,039,060

Total	189,098,275	71,209,300	260,307,575

December 31, 2023

December 31, 2023
Economic sector	Loans and advances
	Local	Foreign	Total
	In millions of COP
Agriculture	5,162,973	2,488,789	7,651,762
Petroleum and Mining Products	1,846,238	234,523	2,080,761
Food, Beverages and Tobacco	9,147,936	888,429	10,036,365
Chemical Production	4,299,308	25,409	4,324,717
Government	8,369,707	887,448	9,257,155
Construction	16,202,035	5,561,782	21,763,817
Commerce and Tourism	23,803,830	11,068,049	34,871,879
Transport and Communications	9,574,318	351,176	9,925,494
Public Services	11,758,265	1,286,561	13,044,826
Consumer Services	59,032,642	32,965,565	91,998,207
Commercial Services	27,474,593	7,217,591	34,692,184
Other Industries and Manufactured Products	8,679,684	5,624,796	14,304,480

Total	185,351,529	68,600,118	253,951,647

Concentration of loan by maturity : The following table shows the ranges of maturity for the credit loans and financial leases, according for the remaining term for the completion of the contract of loans and financial leases for the periods ending in March 2024 and December 2023:

March 31, 2024

Maturity	Less Than 1 Year	Between 1 and 5 Years	Between 5 and 15 Years	Greater Than 15 Years	Total
In millions of COP
Commercial	44,974,575	58,514,229	37,384,708	357,642	141,231,154

Corporate	26,948,879	29,101,250	20,448,068	190,496	76,688,693
SME	4,648,643	7,259,009	2,207,833	16,144	14,131,629
Others	13,377,053	22,153,970	14,728,807	151,002	50,410,832

Consumer	1,221,502	26,411,228	25,739,633	612,851	53,985,214

Credit card	282,883	1,917,541	8,710,001	0	10,910,425
Vehicle	62,971	3,058,005	2,357,268	154	5,478,398
Order of payment	50,646	1,932,953	7,146,623	418,980	9,549,202
Others	825,002	19,502,729	7,525,741	193,717	28,047,189

Mortgage	79,061	1,062,207	9,790,127	26,004,640	36,936,035

VIS	23,727	270,627	2,250,778	11,122,387	13,667,519
Non-VIS	55,334	791,580	7,539,349	14,882,253	23,268,516

Finanacial Leases	1,794,716	9,015,719	12,762,178	3,487,391	27,060,004

Small business loans	258,700	699,238	134,432	2,798	1,095,168

Total gross loans and financial leases	48,328,554	95,702,621	85,811,078	30,465,322	260,307,575

December 31, 2023

Maturity	Less Than 1 Year	Between 1 and 5 Years	Between 5 and 15 Years	Greater Than 15 Years	Total
In millions of COP
Commercial	40,601,345	57,828,301	35,936,869	320,881	134,687,396

Corporate	22,360,108	27,329,312	19,970,727	183,507	69,843,654
SME	4,486,326	7,497,307	2,200,274	16,650	14,200,557
Others	13,754,911	23,001,682	13,765,868	120,724	50,643,185

Consumer	1,289,150	26,549,043	26,086,537	667,039	54,591,769

Credit card	417,390	1,755,518	9,034,823	0	11,207,731
Vehicle	55,295	2,982,439	2,371,163	329	5,409,226
Order of payment	57,211	1,872,546	7,061,605	470,527	9,461,889
Others	759,254	19,938,540	7,618,946	196,183	28,512,923

Mortgage	75,189	1,005,831	9,601,783	25,567,605	36,250,408

VIS	23,303	264,232	2,157,322	10,552,767	12,997,624
Non-VIS	51,886	741,599	7,444,461	15,014,838	23,252,784

Financial Leases	1,639,218	9,165,622	12,939,908	3,532,309	27,277,057

Small business loans	208,429	737,255	194,581	4,752	1,145,017

Total gross loans and financial leases	43,813,331	95,286,052	84,759,678	30,092,586	253,951,647

Concentration by past due days: The following table shows the loans and financial leases according to past due days. Loans or financial leases are considered past due if it is more than one month overdue (i.e. 31 days):.

March 31, 2024

Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
In millions of COP
Commercial	135,935,375	689,838	293,824	1,552,961	2,759,156	141,231,154
Consumer	48,823,717	2,260,686	657,864	2,057,578	185,369	53,985,214
Mortgage	33,770,020	1,653,182	226,084	625,681	661,068	36,936,035
Financial Leases	26,042,975	381,591	65,967	216,671	352,800	27,060,004
Small Business Loan	956,317	57,831	12,461	53,513	15,046	1,095,168

Total	245,528,404	5,043,128	1,256,200	4,506,404	3,973,439	260,307,575

December 31, 2023

December 31, 2023
Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
In millions of COP
Commercial	129,866,971	500,794	205,141	1,777,620	2,336,870	134,687,396
Consumer	49,418,431	2,244,017	794,005	1,994,748	140,568	54,591,769
Mortgage	33,524,034	1,290,817	212,433	599,351	623,773	36,250,408
Financial Leases	26,436,493	247,124	56,434	196,578	340,428	27,277,057
Small Business Loans	1,005,725	50,138	14,859	58,244	16,051	1,145,017

Total	240,251,654	4,332,890	1,282,872	4,626,541	3,457,690	253,951,647

c. Credit Risk Management – Other Financial Instruments

The portfolio is exposed to credit risks given the probability of incurring losses originated by the default in the payment of a coupon, principal and/or yields/dividends of a financial instrument by its issuer or counterparty. The probability of this type of events materializing may increase if there are scenarios of concentration in few issuers (counterparties) and whose credit performance is reflected by higher risk ratings; likewise, increases in credit risk may occur in scenarios in which the portfolio presents low levels of diversification at the level of type and sector of the counterparties with which financial asset transactions are carried out.

The Bank maintains the control and continuous monitoring of the assigned credit risk limits, as well as the consumption thereof. Additionally, the Bank follows up and manages alerts on counterparties and issuers of securities, based on public market information and news related to their performance; this allows mitigating the risks of default or reduction of value for the managed positions.

For credit risk management, each of the positions that make up the portfolio of the own position are adjusted to the policies and limits that have been defined and that seek to minimize the exposure to the same:

•	Term Limits

•	Credit Limits

•	Counterparty Limits

•	Master Agreement

•	Margin Agreements

•	Counterparty Alerts

d. Credit Quality Analysis - Other Financial Instruments

In order to evaluate the credit quality of a counterparty or issuer (to determine a risk level or profile), the Bank relies on two rating systems: an external one and an internal one, both of which allow to identify a degree of risk differentiated by segment and country and to apply the policies that have been established for issuers or counterparties with different levels of risk, in order to limit the impact on liquidity and/or the income statement of the Bank.

External credit rating system is divided by the type of rating applied to each instrument or counterparty; in this way the geographic location, the term and the type of instrument allow the assignment of a rating according to the methodology that each examining agency uses.

Internal credit rating system: The “ratings or risk profiles” scale is created with a range of levels that go from low exposure to high exposure (this can be reported in numerical or alphanumerical scales), where the rating model is sustained by the implementation and analysis of qualitative and quantitative variables at sector level, which according to the relative analysis of each variable, determine credit quality; in this way the internal credit rating system aims to establish adequate margin in decision-making regarding the management of financial instruments.

In accordance with the criteria and considerations specified in the internal rating allocation and external credit rating systems methodologies, the following schemes of relation can be established, according to credit quality given to each one of the qualification scales:

Low Risk: All investment grade positions (from AAA to BBB-), as well as those issuers that according to the information available (financial statements, relevant information, external ratings, CDS, among others) reflect adequate credit quality.

Medium Risk: All speculative grade positions (from BB+ to BB-), as well as those issuers that according to the available information (Financial statements, relevant information, external qualifications, CDS, among others) reflect weaknesses that could affect their financial situation in the medium term.

High Risk: All positions of speculative grade (from B+ to D), as well as those issuers that according to the information available (Financial statements, relevant information, external qualifications, CDS, among others) reflect a high probability of default of financial obligations or that already have failed to fulfill them.

•	Credit Quality Analysis of the Bank

	Debt Instruments		Equity		Other financial instruments(1)		Derivatives(2)
	March 2024	December 2023	March 2024	December 2023	March 2024	December 2023	March 2024	December 2023
In Millions of COP
Maximum Exposure to Credit Risk
Low Risk	22,606,765	21,078,496	313,740	220,967	2,832	21,976	1,199,083	1,711,788
Medium Risk	2,631,185	827,469	17,444	17,354	19220	—	1,666	316
Hihg Risk	2,538,129	3,242,504	590	587	2,966	2966	4,918	17,327
Without Rating	—	—	302,774	304,302	13,448	13,377	113221	95319

Total	27,776,079	25,148,469	634,547	543,210	38,466	38,319	1,318,887	1,824,750

(1)

Corresponds to SAFE “Simple Agreement for Future Equity”, in Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios, S.A. and Banagrícola S.A (For 2023). For the year 2022 were revealed as debt securities and equity.

(2)	For derivatives transactions counterparty risk is disclosed as long as the valuation is positive.

•	Risk exposure by credit rating

	Other financial instruments
	March 2024	December 2023
In Millions of COP
Maximum Exposure to Credit Risk
Sovereign Risk	9,454,070	7,520,002
AAA	8,805,875	9,613,353
AA+	3,866,803	2,934,561
AA	757,475	761,139
AA-	215,657	285,253
A+	679,912	763,754
A	587,622	465,025
A-	408,015	396,755
BBB+	424,269	604,672
BBB	277,250	243,820
BBB-	956,419	1,808,396
Other	2,905,170	1,745,020
No rated	429,443	412,998

Total	29,767,980	27,554,748

•	Financial credit quality of other financial instruments that are not in default nor impaired in value

Debt instruments: 100% of the debt instruments are not in default.

Equity: The positions do not represent significant risks.

Derivatives: 99.9% of the credit exposure does not present incidences of material default. The remaining percentage corresponds to default events at the end of the period.

•	Maximum exposure level to the credit risk given:

	Maximum Exposure		Collateral		Net Exposure
	March 2024	December 2023	March 2024	December 2023	March 2024	December 2023
In Millions of COP
Maximum Exposure to Credit Risk
Debt Instruments	27,776,079	25,148,469	(2,147,120)	(1,407,484)	25,628,959	23,740,985
Derivatives	1,318,887	1,824,750	338,587	(698,663)	1,657,474	1,126,088
Equity	634,547	543,210	0	0	634,547	543,210
Other financial instruments	38,466	38,319	—	—	38,466	38,319

Total	29,767,980	27,554,748	(1,808,534)	(2,106,146)	27,959,446	25,448,602

Collateral Held (-) and Collateral Pledged (+)

•	Collateral - other financial instruments

Level of collateral: Respect to the type of asset or operation, a collateral level is determined according to the policies defined for each product and the market where the operation is carried out.

Assets held as collateral in organized markets: The only assets that can be received as collateral are those defined by the central counterparties, the stock market where the operation is negotiated, those assets that are settled separately in different contracts or documents, which can be managed by each organization and must comply with the investment policies defined by the Bank, taking into account the credit limit for each type of asset or operation received or delivered, which collateral received are the best credit quality and liquidity.

Assets received as bilateral collateral between counterparties: The collateral accepted in international OTC derivative operations is agreed on bilaterally in the Credit Support Annex (CSA)1 and with fulfillment in cash in dollars and managed by ClearStream. This company acts on behalf of Bancolombia for making international margin calls and providing a better management of the collateral.

[1]

A Credit Support Annex (CSA) provides credit protection by setting forth the rules governing the mutual posting of collateral. CSAs are used in documenting collateral arrangements between two parties that trade privately negotiated (over the counter) derivative securities. The trade is documented under a standard contract called a master agreement, developed by the International Swaps and Derivatives Association (ISDA).

Collateral adjustments for margin agreements: The adjustments will be determined by the criteria applied by both the external and internal regulations in effect, and at the same time, mitigation standards are maintained so that the operation fulfills the liquidity and solidity criteria for settlement.

Credit risk concentration - other financial instruments

According to the regulations, the Bank must control daily the risk of positions of the Bank’s companies where the same issuer or counterparty stands, below the legal limits. By the same way, the positions of the Bank are verified in respect of the authorized risk levels in each country to guarantee the alerts and positions limits, that are considered outside of the Bank risk appetite.

Currently, the Bank’s positions do not exceed the concentration limit.

Relevant facts

By March 2024 inflation rate decreased up to 7.36% from 9.28% in December 2023, “Banco de la República de Colombia” (Central bank) cut its key interest rate up to 12.25% in March vs. 13% in December 2023, this condition affects mainly fixed Income portfolios’ valuation. According to the economic expectations survey, inflation rate will be in the range of 5.4% to 5.6% by December 2024 and if the restrictive monetary stance continues, household debt will be a more latent risk in the local financial system and its consequence in credit.

In international fixed income, the Federal Reserve’s restrictive stance on monetary expansion was observed when it maintained the interest rate at 5.50% in March, the same figure as in December 2023, to which is added the fear of a resurgence of geopolitical tensions, deepening the risks in the portfolios management.

The Colombian stock market index (MSCI COLCAP) closed by end of March with an appreciation year-to-date of 11.5%. Uncertainty remains due to political tensions related to pension, health and labour reforms; in addition, risks could materialise for local market issuers due to rising commodity prices and the El Niño phenomenon, which further drive inflation rate.

The international market closed March with quarterly appreciation in the S&P 500 of 10.16% in a market where inflationary risk remains. The Euro zone presented a quarterly appreciation in the Euro Stoxx 50 of 9.36% and registered a lower producer price index so the European Central Bank could have arguments to start its rate cut. In conclusion, fears of a possible economic recession have eased, however, inflation warnings continue in some developed countries and low economic growth, which could affect the financial results of companies in these markets.

In March 2024 compared to December 2023 in the local market, interest rate futures trading fell by (29.2%) and currency futures increased 236% given the high volatility and adjustment of the exchange rate in in the first quarter of 2024, which closed at COP 3,842.30 and presented a year-to-date devaluation of 0.53%.

It is possible to maintain a negative impact on the markets, due to certain macroeconomic effects, such as scenarios where inflation has not eased as expected and has prevented the cut of intervention rates to lower levels, slow economic growth, and geopolitical tensions.

MARKET RISK

Bancolombia’s Bank currently measure the treasury book exposure to market risk (including OTC derivatives positions) as well as the currency risk exposure of the banking book, which is provided to the Treasury Division, using a VaR methodology established in accordance with “Chapter XXXI of the Basic Accounting Circular”, issued by the Financial Superintendence of Colombia.

The VaR methodology established by “Chapter XXXI of the Basic Accounting Circular” is based on the model recommended by the Amendment to the Capital Accord to Incorporate Market Risks of Basel Committee, which focuses on the treasury book and excludes investments classified as amortized cost which are not being given as collateral and any other investment that comprises the banking book. In addition, the methodology aggregates all risks by the use of correlations, through an allocation system based on defined zones and bands, affected by given sensitivity factors.

Bancolombia use different models with the purpose of measure risk exposure and the portfolio diversification effect, the main metrics are: i) the standard methodology required by the Financial Superintendence of Colombia, is established by “Chapter XXXI of the Basic Accounting Circular”, and ii) the internal methodology of historical weighted simulation, which use a confidence level of 99%, a holding period of 10 days, a time frame of 250 business days and hierarchical VaR limits.

The guidelines and principles of the Bank´s Market Risk Management have been keeping in accordance with disclose of December 31, 2023.

The total market risk VaR had an increase of 23.6%, from COP 1,096,000 in December 31, 2023 to COP 1,354,253 in March 31, 2024. This increase was highlighted by the exchange rate and interest rate risk factors. The exchange rate factor rises due to an increase exposure in the US Dollar and Euros. The interest rate factor rises due to an increase in Colombia Government Bonds.

Factor	March 31, 2024 In millions of Colombian pesos
	End of Period	Average	Maximum March, 2024	Minimum January, 2024
Interest rate	515,585	484,597	515,585	453,240
Exchange rate	459,321	396,308	459,321	364,421
Stock price	354,771	349,920	354,771	346,694
Collective investment funds	24,576	23,406	24,576	18,005

VaR Total	1,354,253	1,254,230	1,354,253	1,182,360

Factor	December 31, 2023 In millions of Colombian pesos
	End of Period	Average	Maximum August, 2023	Minimum January, 2023
Interest rate	405,467	418,472	542,464	383,914
Exchange rate	332,662	185,624	295,572	95,115
Stock price	342,024	332,443	338,540	312,136
Collective investment funds	15,847	23,292	27,923	24,207

VaR Total	1,096,000	959,832	1,204,500	815,373

On the other hand, regarding the VaR measured with the internal, no relevant variations were identified in the VaR metrics at the end of the quarter, nor were any exceedances of the approved limits.

This exposure have been permanently monitored by the Board of Directors and is an input for the decision-making process to preserve the stability in the Bank.

Non-trading instruments market risk measurement

Interest Risk Exposure (Banking Book)

The Bancolombia Group performs a sensitivity analysis of interest rate risk, estimating the impact on the net interest margin of each position in the banking book using a repricing model and assuming a positive parallel change of 100 basis points (bps) in the rates.

Table 1 provides information about the interest rate risk sensitivity of the Bancolombia Group’s banking book positions .

Table 1. Sensitivity to Interest Rate Risk of the Banking Book

The chart below provides information about interest rate risk sensitivity in local currency (COP) at March 31, 2024 and December 31, 2023:

	March 31, 2024	December 31, 2023
In millions of COP
Assets sensitivity 100 bps	1,150,132	1,152,782
Liabilities sensitivity 100 bps	565,066	595,749

Net interest income sensitivity 100 bps	585,066	557,033

The chart below provides information about interest rate risk sensitivity in foreign currency (US dollars) at March 31, 2024 and December 31, 2023:

	March 31, 2024	December 31, 2023
In thousand of USD
Assets sensitivity 100 bps	73,032	75,052
Liabilities sensitivity 100 bps	68,365	74,800

Net interest income sensitivity 100 bps	4,667	252

A positive net sensitivity denotes a higher sensitivity of assets than of liabilities and implies that a rise in interest rates will positively affect the Bank´s net interest income. A negative sensitivity denotes a higher sensitivity of liabilities than of assets and implies that a rise in interest rates will negatively affect the Bank´s net interest income. In the event of a decrease in interest rates, the impacts on net interest income would be opposite to those described above.

Total Exposure

As of March 31, 2024, the net sensitivity of the banking book in legal currency to positive and parallel variations in interest rates of 100 basis points was COP 585,066. The variation in the sensitivity of the net interest margin between December 2023 and March 2024 is presented by the increase in the balance and maturity of time deposits in fixed-rate and a reduction of time deposits in floating rate and the account deposits.

On the other hand, the sensitivity to the net interest margin in foreign currency, assuming the same parallel displacement of 100 basis points presented an increase between December 31, 2023 and March 31, 2024, due to the decrease in passive loans of Bancolombia and Banistmo.

Liquidity risk

During the first quarter, Bancolombia presented a comfortable liquidity level, accomplishing with internal and mandatory ratios. Likewise, the alerts established for monitoring liquidity did not present breaches that could materialize any risk. Additionally, liquid assets fullfilled the limits and comfortably covered the liquidity requirements of the Bank companies.

Liquidity risk exposure:

In order to estimate liquidity risk, the Bank measures a liquidity coverage ratio to ensure holding liquid assets sufficient to cover potential net cash outflows over 30 days. This indicator allows the Bank to meet liquidity coverage for the next month. The liquidity coverage ratio is presented as follows:

Liquidity Coverage Ratio	March 31, 2024	December 31, 2023
In millions of COP
Net cash outflows into 30 days	13,185,232	13,752,496
Liquid Assets	42,863,937	50,680,823

Liquidity coverage ratio*	325.09%	368.52%

The coverage indicator showed a reduction from 368.5% in December to 325.0% in March, mainly explained by the reduction in the level of liquid assets.

Liquid Assets

One of the main guidelines of the Bank is to maintain a solid liquidity position, therefore, the ALCO Committee, has established a minimum level of liquid assets, based on the funding needs of each subsidiary, to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Bank’s reputation.

The following table shows the liquid assets held by Bank:

Liquid Assets(1)	March 31, 2024	December 31, 2023
In millions of COP
High quality liquid assets
Cash	19,724,182	25,273,317
High quality liquid securities(2)	18,005,432	19,951,771
Other Liquid Assets
Other securities(3)	5,134,323	5,455,735

Total Liquid Assets	42,863,937	50,680,823

(1)

Liquid assets: Liquid assets will be considered those that are easily realized and are part of the entity’s portfolio or those that have been received as collateral in active operations in the money market and have not been subsequently used in passive operations in the money market. and do not have any mobility restrictions. The following are considered liquid assets: available assets, shares in open collective investment funds without a permanence agreement, shares registered on a stock exchange in Colombia that are eligible to be subject to repo or repo operations, and negotiable investments available for sale. sale of fixed income securities.

(2)

High quality securities are considered to be those available and the shares that are eligible to be subject to repo or repo operations, additionally for those entities that are in the group of OMAS Placement Agents (ACO) those liquid assets that receive the Banco de la República for its monetary expansion and contraction operations described in section 3.1.1 of the External Regulatory Circular DODM-142 of the Banco de la República or otherwise (if it is not ACO) only those securities that are mandatory listing in the market maker program. This applies to all securities that are accepted as collateral by the central banks of the geographies where the Bancolombia Group is located. The characteristic of high liquidity is possessed by the available, in all cases, and those liquid assets that central banks use for their monetary expansion and contraction operations. Liquid assets are adjusted for market liquidity and currency risk.

(3)	Other liquid assets: liquid assets that do not meet the quality characteristic are those included in this item.

Interest Rate Benchmark Reform

As part of the LIBOR benchmark reform that is being implemented since 2017 by the Financial Conduct Authority of the UK, in March of the present year, it was announced that the publication of LIBOR on a representative basis will cease for the one-week and two-month USD LIBOR settings immediately after December 31, 2021, and the remaining USD LIBOR settings immediately after June 30, 2023.

Grupo Bancolombia has taken the necessary measures to identify and implement the action plans required to address the discontinuation process of the LIBOR rate, among them, the approval of SOFR rate as the replacement rate of LIBOR in USD, which was approved by the Asset and Liability Management (ALM) Committee and the Risk Committee of the Board of Directors, to commenced with the development of products indexed to the new reference rate (SOFR).

The following tables provide a breakdown by currency and nature of financial instruments exposed to the LIBOR rate for the periods ending in March 2024 and December 2023:

Marzo 31, 2024
millones COP
USD LIBOR[1]
Assets
Loans	3,991
Bonds
Derivatives

Total Assets	3,991

Liabilities
Loans	247
Term deposits	8,370

Total Liabilities	8,617

[1]	Cessation date: USD LIBOR 06/30/23. Portfolio balances and market value of derivative transactions outstanding at March 31, 2024.

December 31, 2023
millones COP
USD LIBOR[1]
Assets
Loans	66,351
Bonds	—
Derivatives	—

Total Assets	66,351

Liabilities
Loans	323
Term deposits	6,750

Total Liabilities	7,073

[1]

La fecha de cese es: USD LIBOR 30 de junio de 2023. Saldos de cartera y valor a mercado de las operaciones derivados vigentes al 31 de diciembre de 2023. Corresponde a operaciones realizadas antes del 30 junio de 2023, cuyo vencimiento se dará según las condiciones contractuales pactadas.

Risk

Any failure by market participants, such as the Bank, and regulators to successfully introduce benchmark rates to replace LIBOR and implement effective transitional arrangements to address the discontinuation of LIBOR could result in disruption of the financial and capital markets. In addition, the transition process to an alternative reference rate could impact the Bank’s business, financial condition or result of operations, as a result of:

•	An adverse impact in pricing, liquidity, value, return and trading for a broad array of financial products, loans and derivatives that are included in the Bank’s financial assets and liabilities.

•	Extensive changes to internal processes and documentation that contain references to LIBOR or use formulas that depend on LIBOR.

•	Disputes, litigation or other actions with counterparties regarding the interpretation and enforceability of provisions in LIBOR -based products such as fallback language or other related provisions.

•

The transition and development of appropriate systems and models to effectively transition the Bank’s risk management processes from LIBOR -based products to those based on one or more alternative reference rates in a timely manner; and

•	An increase in prepayments of LIBOR -linked loans by the Bank’s clients.

From January 2022, products indexed to the SOFR rate began to be offered, additionally it was defined not to carry new operations indexed to the LIBOR rate. In turn, as an organization, we will continue, during 2024, on the transition process of operations that are indexed to LIBOR.

PROSPECTUS

Debt Securities

Preferred Shares

American Depositary Shares representing Preferred Shares

Rights to Subscribe for Preferred Shares

From time to time, we may offer, issue and sell debt securities, preferred shares, American depositary shares (“ADSs”) representing preferred shares and rights to subscribe for preferred shares in one or more offerings. This prospectus may also be used by a selling security holder to sell securities from time to time. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When securities are offered under this prospectus, we will provide a prospectus supplement describing the specific terms of any securities to be offered, and the specific manner in which they may be offered, including the amount and price of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. If any securities are to be sold by selling security holders, information concerning the security holders will be included in a supplement or supplements to this prospectus. The prospectus supplement may also incorporate by reference certain of our filings with the U.S. Securities and Exchange Commission. This prospectus may not be used unless accompanied by a prospectus supplement or the applicable information is included in our filings with or submissions to the U.S. Securities and Exchange Commission. You should carefully read this prospectus and any prospectus supplement, together with any documents incorporated by reference, before you invest in any of our securities.

Our ADSs are listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “CIB”. Our common shares and preferred shares are listed on the Bolsa de Valores de Colombia (the “Colombian Securities Exchange”) and trade under the symbols “BCOLOMBIA” and “PFBCOLOM”, respectively. On April 26, 2022, the closing price of our ADSs on the NYSE was U.S.$39.12 per ADS, and the closing price of our preferred shares on the Colombian Securities Exchange was COP 38,600 per preferred share. Our headquarters are located at Carrera 48 # 26-85, Avenida Los Industriales, Medellín, Colombia, and our telephone number is +57 601488-5371.

We and/or the selling security holders may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, or through any combination of these methods, on a continuous or delayed basis. If securities are sold by selling security holders, we will not receive any proceeds from such sale.

Investing in our securities involves risks. You should consider carefully the information included under the caption “Risk Factors” in our Form 20-F for the year ended December 31, 2021, filed with the Securities and Exchange Commission on April 27, 2022, as well as the risk factors included in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 27, 2022.

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Bancolombia,” the “Bank,” “we,” “us” and “our” mean Bancolombia S.A., a banking institution organized under the laws of the Republic of Colombia, and its subsidiaries on a consolidated basis.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the securities covered by this prospectus may be sold in one or more offerings. Each time we or any selling security holder offers securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Available Information.” The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Available Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any related free writing prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. This prospectus may only be used to sell securities if it is accompanied by a prospectus supplement or the applicable information is included in our filings or submissions to the SEC. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

AVAILABLE INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is http://www.sec.gov. Our web address is www.grupobancolombia.com; however, the information found on our website is not part of this prospectus.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will be incorporated by reference into this prospectus and will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC:

(1)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (filed with the SEC on April 27, 2022) (the “Annual Report”);

(2)

any future annual reports on Form 20-F filed with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(3)

any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus that are identified in such reports as being incorporated by reference in our Registration Statement on Form F-3.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus.

You may request a copy of these filings by writing or telephoning us at our principal executive offices at the following address:

Bancolombia S.A.

Carrera 11 #91-42, Edificio FIC92

Bogotá, Colombia

Attention: Investor Relations

Telephone Number: (57) 601488-5371

DEFINITIONS

For purposes of this prospectus and unless otherwise specified or if the context so requires, terms used herein will have the meaning set forth in our Annual Report, which is incorporated in this prospectus by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated in this prospectus by reference contain statements which may constitute forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Words such as “anticipate”, “believe”, “estimate”, “approximate”, “expect”, “may”, “intend”, “plan”, “predict”, “target”, “forecast”, “guideline”, “should”, “project” and similar words and expressions are intended to identify forward-looking statements. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements appear in a number of places in this prospectus and the documents incorporated in this prospectus by reference, principally in “Item 3. Key Information—D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” of our Annual Report, which is incorporated in this prospectus by reference, and include, but are not limited to: (i) changes in general economic, business, political, social, fiscal or other conditions in Colombia, or in any of the other countries where the Bank operates; taking into account (A) that despite the economic recovery from the crisis created by the COVID-19 pandemic driven by rapid progress on vaccination, strong consumer spending, and leaps forward on digitalization, economic challenges persist, therefore it is important for organizations to anticipate and to manage risks, which were amplified by the pandemic with impacts such as rising commodity prices, inflation, debt, social divisions, and geopolitical tensions; and (B) the recent outbreak of armed conflict in Eastern Europe, which is expected to impact the prices of energy raw materials and agricultural inputs, and would imply new pressures on the cost of living; (ii) changes in capital markets or in markets in general that may affect policies or attitudes towards lending; (iii) unanticipated increases in financing and other costs or the inability to obtain additional debt or equity financing on attractive terms; (iv) continued increases in inflation or prolonged inflation, changes in foreign exchange rates and/or interest rates; (v) sovereign risks; (vi) liquidity risks; (vii) increases in delinquencies by the Bank’s borrowers; (viii) lack of acceptance of new products or services by the Bank’s targeted customers; (ix) competition in the banking, financial services, credit card services, insurance, asset management, remittances, business and other industries in which the Bank operates; (x) adverse determination of legal or regulatory disputes or proceedings and the consequences thereof (including without limitation, actions taken as a result of the COVID-19 pandemic); (xi) changes in official policies, regulations and the Colombian government’s banking policy as well as changes in laws, regulations or policies in other jurisdictions in which the Bank does business; (xii) the negative impact on operations and financial results of the Bank due to widespread health emergencies, infectious diseases or pandemics, such as COVID-19; (xiii) factors specific to the Bank, including changes to the estimates and assumptions underlying our financial statements; our success in identifying risks (such as the incidence of loan delinquencies) and managing risks; our inability to achieve our financial and capital targets which may result in failure to achieve any of the expected benefits of our strategies; model limitations or failures including, without limitation, the impact that COVID -19 may have on the performance and utilization of our models which may require us to establish additional loan loss reserves or raise additional capital; a reduction in our credit ratings, which would decrease our funding availability; failure to achieve regulatory stress testing; and changes to the reliability and security of our data management, data privacy, information and technology infrastructure, including cyber attack threats which may impact our ability to serve clients.

Forward-looking statements speak only as of the date they are made and are subject to change, and we do not intend, and do not assume any obligation, to update these forward-looking statements in light of new information or future events arising after the date of this prospectus and the documents incorporated in this prospectus by reference.

BANCOLOMBIA

We are Colombia’s leading financial institution, with a presence in other jurisdictions such as Panama, El Salvador, Puerto Rico, Guatemala and Barbados, providing a wide range of financial products and services to a diversified individual, corporate, and government customer base throughout Colombia, Latin America and the Caribbean region.

We are a stock company (sociedad anónima) domiciled in Medellin, Colombia and operate under Colombian laws and regulations. Bancolombia was incorporated in Colombia in 1945. In May 2007, Bancolombia Panama acquired Banagrícola. In October 2013, Bancolombia acquired Banistmo, and Bancolombia Panama acquired a 40% interest in Grupo Agromercantil. On December 30, 2015, Bancolombia Panama acquired an additional 20% interest, resulting in control of Grupo Agromercantil and the remaining 40% on September 29, 2020.

Since 1995, we have maintained a listing on the NYSE, where our ADSs are traded under the symbol “CIB”, and on the Colombian Securities Exchange, where our preferred shares are traded under the symbol “PFBCOLOM”. Since 1981 our common shares have been traded on the Colombian Securities Exchange under the symbol “BCOLOMBIA”.

We have grown substantially over the years, both through organic growth and acquisitions. As of December 31, 2021, Bancolombia had on a consolidated basis:

•	COP 289,855 billion in total assets;

•	COP 204,459 billion in total net loans and advances to customers and financial institution;

•	COP 210,390 billion in total deposits from customers; and

•	COP 32,234 billion in stockholders’ equity attributable to the owners of the parent company.

Our consolidated net income attributable to equity holders of Bancolombia S.A. for the year ended December 31, 2021, was COP 4,087 billion, representing a return on average total equity of 14.03% and a return on average total assets of 1.53%.

The address and telephone numbers of our headquarters are as follows: Carrera 48 # 26-85, Medellín, Colombia; telephone + (57) 604404-1837. Our agent for service of process in the United States is Puglisi & Associates, presently located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. The SEC maintains a website that contains reports and other information regarding registrants. All the SEC filings made electronically by registrants including Bancolombia can be accessed at www.sec.gov.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should consider carefully the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from any initial sales of the securities offered under this prospectus and the accompanying prospectus supplement to provide additional funds for our operations, strengthen our capital structure and regulatory compliance, as well as for other general corporate purposes. General corporate purposes may include the repayment or reduction of indebtedness, financing acquisitions and meeting working capital requirements. Unless we indicate otherwise in the applicable prospectus supplement, we will not receive any proceeds from any sales by selling security holders.

THE SECURITIES

We, or the selling security holders, as the case may be, may from time to time offer under this prospectus, separately or together:

•	senior or subordinated debt securities;

•	preferred shares, which may be represented by ADSs and evidenced by American Depositary Receipts (“ADRs”); and

•	rights to subscribe for preferred shares, including rights to subscribe for ADSs.

LEGAL OWNERSHIP

In this prospectus and in any accompanying prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in deposit agreement or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

If we choose to issue preferred shares, they may be represented by ADSs. The underlying preferred shares represented by ADSs will be directly held by a depositary. Your rights and obligations will be determined by reference to the terms of the relevant deposit agreement. A copy of the deposit agreement, as amended from time to time, with respect to our preferred shares is on file with the SEC and incorporated by reference in this prospectus. You may obtain a copy of the deposit agreement at the SEC’s website, www.sec.gov. See “Available Information.”

Street Name and Other Indirect Holders

Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	how it handles payments and notices with respect to the securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue our securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of one or more financial institutions or clearing systems, or their nominees, which we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. A financial institution or clearing system that we select for any security for this purpose is called the “depositary.” A security will usually have only one depositary which will act as the sole direct holder of the global security but it may have more. Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether the securities will be issued only as global securities.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./ N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in the prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. The prospectus supplement will not indicate whether your securities are represented by a master global security.

The depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the special situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee (in the case of debt securities) will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor any trustee for our debt securities supervise the depositary in any way;

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	in the case of a global security representing debt securities issued under an indenture, if we notify the trustee that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply to the particular securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We do not have control over those systems, or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page 10 entitled “Street Name and Other Indirect Holders.”

DESCRIPTION OF DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus. The debt securities will be issued under an indenture between us and a trustee to be named in the applicable prospectus supplement. Each such indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, will be executed at the time we issue any debt securities thereunder.

DESCRIPTION OF THE PREFERRED SHARES

The following description of our preferred shares is a summary of the material terms of our by-laws and Colombian corporate law regarding our preferred shares and the holders thereof. They may not contain all of the information that is important to you. To understand them fully, you should read our by-laws, copies of which are filed with the SEC as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2021, filed on April 27, 2022. The following description is qualified in its entirety by reference to our by-laws and applicable law.

References to “we”, “us”, or “our” in this section refer to Bancolombia S.A. only and not to the subsidiaries of Bancolombia S.A.

General

Our preferred shares have been approved for issuance from our authorized capital stock and are non-voting (except as described below), non-cumulative preferred shares. On March 31, 2022, there were 452,122,416 preferred shares outstanding. The Colombian Securities Exchange is the principal non-U.S. trading market for the preferred shares. As of December 31, 2021, the market capitalization for our preferred shares on the Colombian Securities Exchange was COP 14,468 billion. There are no official market makers or independent specialists in the Colombian Securities Exchange to assure market liquidity and, therefore, orders to buy or sell in excess of corresponding orders to sell or buy will not be executed. The aggregate equity market capitalization of the Colombian Securities Exchange, as of December 31, 2021, was COP 370,319 billion, with 78 companies listed as of that date. A substantial portion of the trading on the Colombian Securities Exchanges consists of trading in debt securities.

Neither the registration of our preferred shares in the Registro Nacional de Valores y Emisores (the National Registry of Securities and Issuers) nor the approval of any public offer by the SFC should be understood as a rating or assumption of liability by the SFC with respect to us, the price, quality or the tradeability of the securities or of our solvency.

Registration and Transfer

The preferred shares are evidenced by a dematerialized global certificate held for custody by Deposito Centralizado de Valores de Colombia—Deceval S.A. (“Deceval”), in registered form without dividend coupons attached. We maintain a stock registry through Deceval and only those holders listed in that stock registry as holders of preferred shares are recognized by us as holders of preferred shares. Each registration or transfer of preferred shares will be effected only by the book entry record on such stock registry. Any such registration will be effected without charge to the person requesting such registration, but subject to payment by such person of any taxes, stamp duties or other governmental charges payable in connection therewith. The Bank of New York Mellon, which acts as depositary (the “depositary”) for our ADR facility, or the depositary’s nominee shall be the registered holder on behalf of beneficial owners of ADSs representing the preferred shares, which shall be deposited with Fiduciaria Bancolombia S.A. (formerly Fiducolombia S.A.), as agent of the depositary (the “custodian”).

In general, transfers of shares of listed companies in Colombia are required to be effected through the Colombian Securities Exchange. The following transfers, however, are not required to be effected through the Colombian Securities Exchange: (i) transfers between shareholders that have the same beneficial owner provided that such condition is evidenced to the SFC; (ii) transfers by operation of law (such as inheritance, liquidation of companies or judicial decisions, among others); (iii) transfers as payment in kind provided that a one year pre-existence of the payment obligation is evidenced to the SFC; and (iv) transfers whose amount do not exceed the value of 66,000 Unidades de Valor Real (or “UVRs”, a Colombian inflation-adjusted monetary index calculated by the board of directors of the Central Bank and generally used for pricing home-mortgage loans; as of March 31, 2022 approximately U.S.$5,261). Neither we nor the depositary will be liable for any failure to comply with the ownership limitation or failure to respond to any request for information to determine compliance with the ownership limitation.

Colombian securities regulations forbid a shareholder to pre-arrange transactions on shares of listed companies unless the pre-arrangement is disclosed publicly and to the SFC at least one month in advance.

Pursuant to Colombian Banking laws, no individual or corporation may hold 10% or more of a Colombian financial institution’s capital stock or increase any such ownership without the prior authorization of the SFC.

Voting Rights

The holders of preferred shares are not entitled to receive notice of, attend or vote at any general shareholders’ meeting of holders of common shares except as described below.

The holders of preferred shares will be entitled to vote on the basis of one vote per share at any general shareholders’ meeting, whenever a shareholders vote is required on the following matters:

•

In the event that changes in our by-laws may impair the conditions or rights assigned to such preferred shares and when the conversion of such shares into common shares is to be approved. In this event, a favorable vote of a minimum of 70% of the subscribed capital stock, including the favorable vote of a minimum of 70% of the preferred shares, is required.

•	When voting the anticipated dissolution, merger or transformation of the corporation or change of its corporate purpose.

•

When the preferred dividend has not been fully paid during two consecutive annual terms. In this event, holders of such preferred shares shall retain their voting rights until the corresponding dividends have been fully paid to them.

•	When the in kind payment of dividends in shares is subject to vote in the general shareholders’ meeting.

•

If at the end of a fiscal period, our profits are not enough to pay the minimum dividend and the SFC, by its own decision or upon petition of holders of at least 10% of preferred shares, determines that benefits were concealed or shareholders were misled by our directors or officers with regard to benefits received from us, thus decreasing the profits to be distributed, then, the SFC may resolve that holders of preferred shares should participate with speaking and voting rights at the general shareholders’ meeting, in accordance with the terms established by law.

•

When the register of shares at the Colombian Securities Exchange or at the Registro Nacional de Valores y Emisores (the Colombian National Registry of Securities and Issuers or “RNVE”) is suspended or canceled. In this event, voting rights shall be maintained until the irregularities that resulted in such cancellation or suspension are resolved.

Except under certain of the conditions set forth above, holders of preferred shares are not entitled to vote for the election of directors or to influence our management policies.

The holders of preferred shares will not be entitled to receive notice from us of a general meeting of the holders of common shares unless they have the right to vote on any of the matters to be addressed at such meeting, as described above. Each holder of preferred shares shall have the right to vote individually on any of the matters on which the holders of preferred shares have voting rights.

In accordance with our by-laws, notice of meetings at which holders of preferred shares are entitled to vote shall be published in at least one daily newspaper with a wide circulation in Bancolombia’s principal place of business, Medellin, as is the case for any other shareholders’ meeting. Each notice must state: (i) the date of the meeting, (ii) a description of any resolution to be proposed for adoption at the meeting on which the holders of preferred shares are entitled to vote and (iii) instructions for the delivery of proxies.

General shareholders’ meetings may be ordinary meetings or extraordinary meetings. Ordinary general shareholders’ meetings occur at least once a year during the three months after the end of the prior fiscal year. Extraordinary general shareholders’ meetings may take place when duly called for a specified purpose or purposes, or, without prior notice, when holders representing all outstanding shares entitled to vote on the issues presented are present at the meeting.

Quorum for both ordinary and extraordinary general shareholders’ meetings to be convened at first call requires the presence of two or more shareholders representing at least half plus one of the outstanding shares entitled to vote at the relevant meeting. If a quorum is not present, a subsequent meeting is called at which the presence of one or more holders of shares entitled to vote at the relevant meeting constitutes a quorum, regardless of the number of shares represented.

Ordinary general meetings may be called by our board of directors and our president. Extraordinary general meetings may be called by our board of directors, president or external auditor. In addition, two or more shareholders representing at least 20% of the outstanding shares have the right to request that an extraordinary general shareholders’ meeting be convened. Notice of ordinary meetings and extraordinary meetings convened to approve fiscal year-end financial statements, the increase of authorized capital, the reduction of the outstanding capital, the merger, spin-off or sale of more than 25% of the assets, liabilities and contracts, must be published in one newspaper of wide circulation at Bancolombia’s principal place of business at least 30 calendar days prior to such meeting. Notice of other extraordinary meetings, must be published in one newspaper of wide circulation at Bancolombia’s principal place of business at least 15 calendar days prior to such meeting listing the matters to be addressed at such meeting.

Except when Colombian law or our by-laws require a special majority, action may be taken at a general shareholders’ meeting by the vote of two or more shareholders representing a majority of common shares present. Pursuant to Colombian law and/or our by-laws, special majorities are required to adopt the following corporate actions:

•

a favorable vote of at least 70% of the common shares represented at a general shareholders’ meeting is required to approve the issuance of shares without preemptive rights available to the shareholders;

•

a favorable vote of at least 78% of common shares represented at a general shareholders’ meeting is required to decide not to distribute as dividend at least 50% of the annual net profits of any given fiscal year;

•

a favorable vote of at least 80% of the holders of common shares represented at a general shareholders’ meeting, and 80% of the holders of outstanding preferred shares is required to approve the payment dividend in shares; and

•

a favorable vote of at least 70% of the holders of common shares and of outstanding preferred shares is required to effect a decision to impair the conditions or rights established for such preferred shares, or a decision to convert preferred shares into common shares.

If the SFC determines that any amendment to the by-laws fails to comply with Colombian law, it may demand that the relevant provisions be modified accordingly. Under these circumstances, we will be obligated to comply in a timely manner.

Dividends

The holders of common shares, once they have approved the year-end financial statements, determine the allocation of distributable profits, if any, for the preceding year.

Under the Colombian Commerce Code, a company must distribute at least 50% of its annual net profits to all shareholders, payable in cash, or as determined by the shareholders, within a period of one year following the date on which the shareholders determine the dividends. If the total amount of all reserves of a company exceeds its outstanding capital, this percentage is increased to 70%. The minimum dividend requirement of 50% or 70%, as the case may be, may be waived by a favorable vote of the holders of 78% of a company’s common shares present at the meeting.

Under Colombian law and our by-laws, annual net profits are to be applied as follows:

•	first, an amount equivalent to 10% of net profits is allocated to the legal reserve until such reserve is equal to at least 50% of our paid-in capital;

•	second, payment of the minimum dividend on the preferred shares; and

•

third, allocation of the remainder of the net profits is determined by the holders of a majority of the common shares entitled to vote on the recommendation of the board of directors and the President and may, subject to further reserves required by the by-laws, be distributed as dividends. In accordance with Colombian law and our by-laws, the dividends payable to the holders of common shares cannot exceed the dividends payable to holders of the preferred shares.

Holders of preferred shares are entitled to receive dividends based on the profits of the preceding fiscal year, after canceling losses affecting the capital and once the amount that shall be legally set apart for the legal reserve has been deducted, but before creating or accruing for any other reserve, of a minimum preferred dividend equal to 1% yearly of the subscription price of the preferred share, provided this dividend is higher than the dividend assigned to common shares. If this is not the case, the dividend shall be increased to an amount that is equal to the per share dividend on the common shares.

Payment of the preferred dividend shall be made at the time and in the manner established by the general shareholders’ meeting and in the priority indicated by Colombian law.

The general shareholders’ meeting may allocate a portion of the profits to welfare, education or civic services, or to support economic organizations of our employees.

The dividend payments may be made in installments which must be approved at the annual general shareholders’ meeting. In the general shareholders’ meeting, shareholders will determine the effective date, the system and the place for payment of dividends.

Dividends declared on the preferred shares will be payable to the record holders of those shares, as they appear on our stock registry, on the appropriate record dates as determined by the general shareholders’ meeting. Generally, any stock dividend payable by us to the holders of preferred shares will be paid in preferred shares. However, the general shareholders’ meeting may authorize the payment in common shares to all shareholders. Any in-kind dividend payable in shares requires the approval of 80% or more of the voting interest of the common shares present at a shareholders’ meeting and the approval of 80% or more of the voting interest of the outstanding preferred shares. In the event that such voting majority is not obtained, shareholders may individually elect to receive a stock dividend or a cash dividend.

Liquidation Rights

We will be dissolved if certain events take place, including the following:

•	our term of existence, as stated in the by-laws, expires without being extended by the shareholders prior to its expiration date;

•

losses cause the decrease of our shareholders’ equity below 50% of our outstanding capital stock, unless one or more of the corrective measures described in the Colombian Commerce Code are adopted by a general shareholder’s meeting within six months;

•	by decision of the general shareholders’ meeting; and

•	in certain other events expressly provided for by Colombian law and our by-laws.

Upon dissolution, a liquidator must be appointed by the general shareholders’ meeting to wind up its affairs. In addition, the SFC has the power to take over the operations and assets of a bank and proceed to its liquidation under certain circumstances and in the manner prescribed in the Colombian Financial Statute (Estatuto Orgánico del Sistema Financiero—Decree 663 of 1993 – the “Financial Statute”)

Upon liquidation, holders of fully paid preferred shares will be entitled to receive in pesos, out of the surplus assets available for distribution to shareholders, pari passu with any of the other shares ranking at that time pari passu with the preferred shares, an amount equal to the nominal value of those preferred shares before any distribution or payment may be made to holders of common shares or any other shares at that time ranking junior to the preferred shares with regard to participation in our surplus assets. If, upon any liquidation, assets that are available for distribution among the holders of preferred shares and liquidation parity shares are insufficient to pay in full their respective liquidation preferences, then those assets will be distributed among those holders pro-rata in accordance with the respective liquidation preference amounts payable to them.

Subject to the preferential liquidation rights of holders of preferred shares, all fully paid common shares will be entitled to participate equally in any distribution upon liquidation. Partially paid common shares must participate in a distribution upon liquidation in the same proportion that those shares have been paid at the time of the distribution.

To the extent there are surplus assets available for distribution after full payment to the holders of common shares of the nominal value of the common shares, the surplus assets will be distributed among all holders of shares of capital stock pro-rata in accordance with their respective holdings of shares.

Preemptive Rights and Other Anti-Dilution Provisions

Pursuant to the Colombian Commerce Code, we are allowed to have an amount of outstanding capital stock equal to or smaller than the authorized capital stock set out in our by-laws. Under our by-laws, the holders of common shares determine the amount of authorized capital stock, and the board of directors has the power to (a) order the issuance and regulate the terms of subscription of common shares up to the total amount of authorized capital stock and (b) regulate the issuance of preferred shares, when expressly delegated by the general shareholders’ meeting. The issuance of preferred shares must always be first approved by the general shareholders’ meeting, which shall determine the nature and extent of any privileges, according to the by-laws and Colombian law.

At the time a Colombian company is formed, its outstanding capital stock must represent at least 50% of the authorized capital. Any increases in the authorized capital stock or decreases in the outstanding capital stock must be approved by the majority of shareholders required to approve a general amendment to the by-laws. Pursuant to the Financial Statute, the SFC may order a commercial bank to increase its outstanding capital stock under certain special circumstances.

Our by-laws and Colombian law require that, whenever we issue new shares of any outstanding class, we must offer the holders of each class of shares the right to purchase a number of shares of such class sufficient to maintain their existing percentage ownership of our aggregate capital stock. These rights are called preemptive rights.

The general shareholders’ meeting may suspend preemptive rights with respect to a particular capital increase by a favorable vote of at least 70% of the common shares represented at a general shareholders’ meeting. Preemptive rights must be exercised within the period stated in the share placement terms of the increase, which cannot be shorter than 15 business days following the publication of the notice of the public offer of that capital increase. From the date of the notice of the share placement terms, preemptive rights may be transferred separately from the corresponding shares.

The SFC will authorize decreases in the outstanding capital stock decided by the holders of common shares only if:

•	we have no liabilities;

•	our creditors consent in writing; or

•	the outstanding capital stock remaining after the reduction represents at least twice the amount of our liabilities.

Other Provisions

Limits on the Issuance of Shares with Preferred Dividends and No Voting Rights

Preferred shares may not represent more than 50% of the outstanding capital.

Limits on Purchases and Sales of Capital Stock by Related Parties

Pursuant to the Colombian Commerce Code, the members of our board of directors and certain of our senior officers may not, directly or indirectly, buy or sell shares of our capital stock while they hold their positions, except when dealing on a non-speculative basis and in that case they need to obtain: (i) the prior authorization of the board of directors passed with the vote of two thirds of its members, (excluding, in the case of transactions by a director, such director’s vote); or (ii) the prior authorization of the general shareholders’ meeting approved with the vote of the majority as provided in the by-laws, excluding the vote of the petitioner.

No Redemption by Bancolombia

Colombian law prohibits Bancolombia from repurchasing shares of its capital stock, including the preferred shares.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

The following description of American Depositary Receipts evidencing American Depositary Shares is applicable to any international offering of preferred shares represented by American Depositary Shares and evidenced by ADRs.

On March 31, 2022, there were 452,122,416 preferred shares outstanding. A total of 119,762,300 preferred shares, representing 26.49% of all outstanding preferred shares, were directly held by the depositary in the United States (ADR Program). Because certain of the preferred shares and ADSs are held by nominees, the number of record holders may not be representative of the number of beneficial owners. A beneficial owner includes anyone who has the power to receive the economic benefit of ownership of the securities. ADRs evidencing ADSs are deliverable by The Bank of New York Mellon, as depositary pursuant to the deposit agreement, dated as of July 25, 1995 and amended and restated as of January 14, 2008, entered into by Bancolombia, the depositary and the owners and beneficial owners from time to time of ADRs (the “deposit agreement”), pursuant to which the ADSs are issued. Copies of the deposit agreement are available for inspection at the Corporate Trust Office of the depositary (the “Corporate Trust Office”), currently located at 101 Barclay Street, New York, New York, 10286, and at the office of the custodian, currently located at Carrera 48 # 26–85, Medellin, Colombia or Calle 28 # 13a-75, Edificio Atrio, Bogota, Colombia. The depositary’s principal executive office is located at One Wall Street, New York, New York 10286. The deposit agreement is also an exhibit to the registration statement of which this prospectus is a part.

The following is a summary of material provisions of the deposit agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the deposit agreement, including the form of ADR which is an exhibit to the deposit agreement. Terms used herein and not otherwise defined will have the meanings set forth in the deposit agreement. ADRs evidencing ADSs are issuable pursuant to the deposit agreement. Each ADS represents four preferred shares or evidences the right to receive four preferred shares (together with any additional shares of preferred stock at any time deposited or deemed deposited under the deposit agreement and any and all other securities, cash and property received by the depositary or the custodian in respect thereof and at such time held under the deposit agreement, the “deposited securities”). Only persons in whose names ADRs are registered on the books of the depositary will be treated by the depositary and us as owners.

Restrictions Regarding Foreign Investment in Colombia

The following includes a very brief summary of certain restrictions on foreign investment in Colombia and does not purport to be complete.

Colombia’s International Investment Regime, Part 17 of Decree 1068 of 2015, as amended (the “International Investment Regime”) regulates the manner in which nonresident entities and individuals can invest in Colombia and participate in the Colombian securities markets. Among other requirements, the regime mandates registration of certain foreign exchange transactions with the Central Bank of Colombia (the “Central Bank”) and specifies procedures to authorize and administer certain types of foreign investments. International investments are regulated by the Central Bank by means of External Resolution 1 of 2018 and External Circular DCIN 83, both as amended, setting forth in detail regulation and procedures regarding foreign investment in Colombia.

Investors who wish to participate in our ADR facility and hold our ADRs will be required to submit to the custodian of the ADR facility certain information and comply with certain registration procedures required under the foreign investment regulations in connection with foreign exchange controls regarding currency conversion (generally COP/USD, related to the foreign investment). Holders of ADRs who wish to withdraw the underlying preferred shares will also have to comply with certain registration and reporting procedures. See “Description of American Depositary Receipts—Deposit, Transfer and Withdrawal.” Under Colombian foreign investment regulations, the failure of a non-Colombian resident investor to report or register foreign exchange transactions relating to investments in Colombia with the Central Bank, on a timely basis, may prevent the investor from obtaining remittance rights, constitute an exchange control infraction and result in a fine.

Approval was obtained from the SFC for the depositary facility established for the ADSs pursuant to the deposit agreement (and the agreement between the depositary and the custodian referenced therein) as an institutional fund pursuant to the International Investment Statute. In addition, the SFC authorized the initial and subsequent deposits of preferred shares with the custodian for the purpose of issuing ADSs, as described below. Under such law, the custodian acts as the local administrator of such fund and has certain reporting obligations to the Central Bank and to the SFC.

Deposit, Transfer and Withdrawal

The depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon delivery to the custodian of preferred shares (or evidence of rights to receive preferred shares) and pursuant to appropriate instruments of transfer in a form satisfactory to the custodian, the depositary will, upon payment of the fees, charges and taxes provided in the deposit agreement, execute and deliver an ADR or ADRs, registered in the name or names of the person or persons named in the notice of the custodian delivered to the depositary or requested by the person depositing such preferred shares with the depositary. Such ADR or ADRs shall evidence any authorized number of ADSs requested by such person or persons and shall be executed and delivered at the depositary’s Corporate Trust Office. Each deposit must be accompanied by a written notice describing the price paid for the preferred shares being deposited (including any commissions paid to a securities broker in Colombia) in order to enable the custodian to comply with the foreign exchange regulations of the Central Bank with respect to the fund or such other matters as may be required from time to time under applicable Colombian law.

Pursuant to the Financial Statute, no individual or corporation may hold 10% or more of a Colombian financial institution’s capital stock without the prior authorization of the SFC.

Upon surrender at the Corporate Trust Office of the depositary of an ADR for the purpose of withdrawal of the deposited securities represented by the ADSs evidenced by such ADR, and upon payment of the fees of the depositary for the surrender of ADRs, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, our by-laws and the terms of the deposited securities, the owner of such ADR will be entitled to delivery, to him or upon his order, of the amount of deposited securities at the time represented by the ADS or ADSs evidenced by such ADR. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the owner. Any non-resident owner or beneficial owner requesting withdrawals of preferred shares or other deposited securities upon surrender of ADRs must deliver to the depositary a written notice specifying either that those preferred shares or other deposited securities:

•	have been or are to be sold in Colombia simultaneously with such withdrawal of the preferred shares or other deposited securities; or

•

are to be held by such owner or beneficial owner, or to its order, without sale, in which case such owner or beneficial owner must acknowledge its obligations to register its investment under the foreign investment regulations, if applicable, and make the required foreign exchange report to the Central Bank.

Such non-resident withdrawing owner or beneficial owner must also deliver or cause to be delivered to the Central Bank a written notice relating to the sales price realized (net of sales commissions paid or payable to a Colombian securities broker) in respect of the sale of preferred shares (or other deposited securities, as the case may be) and such other certifications as may be required from time to time under applicable Colombian law.

A non-resident owner or beneficial owner who withdraws preferred shares or other deposited securities to or for its or his own account or the account of a nonresident third party and who does not sell or cause to be sold such preferred shares or other deposited securities in Colombia simultaneously with such withdrawal will be subject to the foreign investment regulations and will be required individually to comply with one of the authorized forms of foreign investment in securities of Colombian issuers described below:

• investment through an institutional fund; or

• investment through an individual fund.

Such owner, beneficial owner or third party may be required to register its foreign capital investment in the preferred shares (i.e., the purchase price of preferred shares plus any securities brokerage commissions paid to Colombian brokers) deposited pursuant to the terms of the deposit agreement by or on behalf of such owner or beneficial owner, or the purchase price of ADSs, if ADSs were purchased from a prior owner or beneficial owner thereof, with the Central Bank, in accordance with the requirements of the exchange declaration used.

Non-resident owners or beneficial owners should consult with their investment advisers prior to any withdrawal of preferred shares in the event that such securities may not be sold or held by such owner or beneficial owner in Colombia at the time of such withdrawal. Neither we, the depositary nor the custodian will have any liability or responsibility whatsoever under the deposit agreement or otherwise for any action or failure to act by any owner or beneficial owner relating to its obligations under the foreign investment regulations or any other Colombian law or regulation relating to foreign investment in Colombia in respect of a withdrawal or sale of preferred shares or other deposited securities, including, without limitation, any failure to comply with a requirement to register such investment pursuant to the terms of the foreign investment regulations prior to such withdrawal or any failure to report foreign exchange transactions to the Colombian Central Bank, as the case may be. In addition, the deposit agreement provides that the owner or beneficial owner will be responsible for the report of any false information relating to foreign exchange transactions to the custodian or the Central Bank in connection with deposits or withdrawals of preferred shares or other deposited securities.

Subject to the terms and conditions of the deposit agreement and any limitations established by the depositary, unless requested by us to cease doing so, the depositary may deliver ADRs prior to the receipt of preferred shares (a “pre-release”) and deliver shares upon the receipt and cancellation of ADRs which have been pre-released, whether or not such cancellation is prior to the satisfaction of that pre-release or the depositary knows that any ADR has been pre-released.

The depositary may receive ADRs in lieu of preferred shares in satisfaction of a pre-release. Each pre-release must be:

•

preceded or accompanied by a written representation from the person to whom the ADRs or preferred shares are to be delivered that such person, or its customer, beneficially owns the preferred shares or ADRs to be remitted, as the case may be, and assigns all beneficial right, title, and interest in such preferred shares or ADRs to the depositary;

•	at all times fully collateralized with cash or such other collateral as the depositary deems appropriate;

•	terminable by the depositary on not more than five business days’ notice; and

•	subject to such further indemnities and credit regulations as the depositary deems appropriate.

Dividends, Other Distributions and Rights

Subject to any restrictions imposed by Colombian law, regulations or applicable permits, the depositary is required, as promptly as practicable:

•

to convert or cause to be converted into U.S. dollars, to the extent that in its judgment it can do so on a reasonable basis and can transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, including pesos (“Foreign Currency”), that it receives in respect of the deposited preferred shares; and

•

to distribute, as promptly as practicable, the resulting U.S. dollar amount (net of reasonable and customary expenses incurred by the depositary in converting such Foreign Currency) to the owners entitled thereto, in proportion to the number of ADSs representing such deposited securities evidenced by ADRs held by them, respectively.

If the depositary determines that in its judgment any Foreign Currency received by the depositary or the custodian cannot be converted on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the depositary, the depositary may distribute the Foreign Currency received by the depositary or the custodian to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the owners entitled to receive the same. If any such conversion of foreign currency, in whole or in part, cannot be distributed to some of the owners entitled thereto, the depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the owners entitled thereto, and may distribute the balance of the foreign currency received by the depositary to, or hold such balance uninvested and without liability for interest thereon for, the respective accounts of, the owners entitled thereto.

If we declare a dividend in, or free distribution of, preferred shares, the depositary may, and will if we request, distribute to the owners of outstanding ADRs entitled thereto additional ADRs evidencing an aggregate number of ADSs that represents the amount of preferred shares received as such dividend or free distribution, in proportion to the number of ADSs evidenced by the ADRs held by them, subject to the terms and conditions of the deposit agreement with respect to the deposit of preferred shares and the issuance of ADSs evidenced by ADRs, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. The depositary may withhold any such distribution of ADRs if it has not received satisfactory assurances from us that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the depositary will sell the amount of preferred shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the deposit agreement. If additional ADRs are not so distributed, each ADS will thenceforth also represent the additional preferred shares distributed upon the deposited securities represented thereby.

If we offer or cause to be offered to the holders of any deposited securities any rights to subscribe for additional preferred shares or any rights of any other nature, the depositary will have discretion as to the procedure to be followed in making such rights available to any owners of ADRs or in disposing of such rights for the benefit of any owners and making the net proceeds available in U.S. dollars to such owners or, if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, then the depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the depositary determines in its discretion that it is lawful and feasible to make such rights available to all owners or to certain owners but not to other owners, the depositary may distribute to any owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such owner, warrants or other instruments therefor in such form as it deems appropriate. If the depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain owners, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales for the account of such owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

In circumstances in which rights would not otherwise be distributed, if an owner of ADRs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such owner, the depositary will make such rights available to such owner upon written notice from us to the depositary that:

•	we have elected in our sole discretion to permit such rights to be exercised; and

•	such owner has executed such documents as we have determined in our sole discretion are reasonably required under applicable law.

Upon instruction pursuant to such warrants or other instruments to the depositary from such owner to exercise such rights, upon payment by such owner to the depositary for the account of such owner of an amount equal to the purchase price of the preferred shares to be received in exercise of the rights, and upon payment of the fees of the depositary as set forth in such warrants or other instruments, the depositary will, on behalf of such owner, exercise the rights and purchase the preferred shares, and we will cause the preferred shares so purchased to be delivered to the depositary on behalf of such owner. As agent for such owner, the depositary will cause the preferred shares so purchased to be deposited, and will execute and deliver ADRs to such owner, pursuant to the deposit agreement.

The depositary will not offer rights to owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all owners or are registered under the provisions of the Securities Act; provided, that nothing in the deposit agreement will create, or be construed to create, any obligation on our part to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an owner of ADRs requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for Bancolombia upon which the depositary may rely that such distribution to such owner is exempt from such registration. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner in particular.

Although Colombian law permits preemptive rights to be transferred separately from the preferred shares to which such rights relate, a liquid market for preemptive rights may not exist, and this may adversely affect the amount the depositary would realize upon disposal of rights.

Whenever the depositary receives any distribution other than cash, preferred shares or rights in respect of the deposited securities, the depositary will cause the securities or property received by it to be distributed to the owners entitled thereto, after deduction or upon payment of any fees and expenses of the depositary or any taxes or other governmental charges, in proportion to their holdings, respectively, in any manner that the depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the depositary such distribution cannot be made proportionately among the owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to owners or beneficial owners) the depositary deems such distribution not to be feasible, the depositary may adopt such method as it may deem equitable and practicable for the purposes of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the depositary) will be distributed by the depositary to the owners entitled thereto as in the case of a distribution received in cash.

If the depositary determines that any distribution of property (including preferred shares and rights to subscribe therefor) is subject to any taxes or other governmental charges which the depositary is obligated to withhold, the depositary may, by public or private sale, dispose of all or a portion of such property in such amount and in such manner as the depositary deems necessary and practicable to pay such taxes or charges and the depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the owners entitled thereto in proportion to the number of ADSs held by them, respectively.

Changes Affecting Deposited Preferred Shares

Upon any change in nominal or par value, stock split, consolidation or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which we are a party, any securities which shall be received by the depositary or custodian in exchange for, in conversion of, or in respect of deposited securities will be treated as new deposited securities under the deposit agreement, and the ADSs will thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received in exchange or conversion, unless additional ADRs are delivered pursuant to the following sentence. In any such case the depositary may, and will, if we so request, execute and deliver additional ADRs as in the case of a distribution in preferred shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new deposited securities.

Record Dates

Whenever:

•	any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made;

•	rights shall be issued with respect to the deposited securities;

•	for any reason the depositary causes a change in the number of preferred shares that are represented by each ADS;

•	the depositary shall receive notice of any meeting of holders of preferred shares or other deposited securities; or

•	the depositary shall find it necessary or convenient,

the depositary will fix a record date

•

for the determination of the owners who will be (A) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (B) entitled to give instructions for the exercise of voting rights at any such meeting; or

•	on or after which each ADS will represent the changed number of preferred shares, all subject to the provisions of the deposit agreement.

Voting of Deposited Securities

Holders of preferred shares, and consequently holders of ADS, have very limited voting rights. See “Description of the preferred shares—Voting Rights”.

In the event holders of preferred shares are entitled to vote, upon receipt of notice of any meeting or solicitation of consents or proxies of holders of preferred shares or other deposited securities, if requested in writing by us, the depositary will, as soon as practicable thereafter, mail to all owners a notice, the form of which notice will be in the sole discretion of the depositary, containing:

•	the information included in such notice of meeting received by the depositary from us;

•

a statement that the owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Colombian law and of our by-laws, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the amount of preferred shares or other deposited securities represented by their respective ADSs; and

•	a statement as to the manner in which such instructions may be given.

Upon the written request of an owner on such record date, received on or before the date established by the depositary for such purpose, the depositary will endeavor, insofar as practicable, to vote or cause to be voted the amount of preferred shares or other deposited securities represented by the ADSs evidenced by such ADRs in accordance with the nondiscretionary instructions set forth in such request. The depositary will not vote or attempt to exercise the right to vote that attaches to the preferred shares or other deposited securities other than in accordance with such instructions. If the depositary does not receive instructions from the owner on or before the date established by the depositary for such purpose, the depositary shall take such action as is necessary, upon our request, subject to applicable law, the by-laws and the terms and conditions of the deposited securities, to cause the underlying preferred shares to be counted for purposes of satisfying applicable quorum requirements.

There can be no assurance that the owners generally or any owner in particular will receive the notice described above sufficiently prior to the date established by the depositary for the receipt of instructions to ensure that the depositary will in fact receive such instructions on or before such date.

Reports and Other Communications

The depositary makes available for inspection by ADR owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from us, which are both:

•	received by the depositary as the holder of the preferred shares or other deposited securities; and

•	made generally available to the holders of such preferred shares or other deposited securities by us.

The depositary will also send to the owners copies of such reports and communications furnished by us pursuant to the deposit agreement. Any such reports and communications including any proxy soliciting material furnished to the depositary by us will be furnished in English when so required pursuant to any regulations of the SEC.

Amendment and Termination of the Deposit Agreement

The form of ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary in any respect which they may deem necessary or desirable without the consent of the owners of ADRs; provided, however, that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other expenses), or which otherwise prejudices any substantial existing right of ADR owners, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of any amendment given to the owners of outstanding ADRs. Every owner of an ADR, at the time any amendment becomes effective, will be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event will such amendment impair the right of the owner or any ADR to surrender such ADR and receive therefor the preferred shares or other deposited securities represented thereby, except to comply with mandatory provisions of applicable law.

The depositary will at any time at our direction terminate the deposit agreement by mailing notice of such termination to the owners of the ADRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The depositary may likewise terminate the deposit agreement by mailing notice of such termination to us and the owners of all ADRs outstanding if, at any time after 90 days have expired after the depositary will have delivered to us a written notice of its election to resign, a successor depositary will not have been appointed and accepted its appointment, in accordance with the terms of the deposit agreement. If any ADRs remain outstanding after the date of termination of the deposit agreement, the depositary thereafter shall discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the owners thereof and will not give any further notices or perform any further acts under the deposit agreement, except the collection of dividends and other distributions pertaining to the deposited securities, the sale of rights and other property and the delivery of underlying preferred shares or other deposited securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs (after deducting, in each case, the fees of the depositary for the surrender of an ADR and other expenses set forth in the deposit agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the depositary may sell the deposited securities then held thereunder and hold uninvested the net proceeds of such sale, together with any other cash, unsegregated and without liability for interest, for the pro-rata benefit of the owners that have not theretofore surrendered their ADRs, such owners thereupon becoming general creditors of the depositary with respect to such proceeds. After making such sale, the depositary will be discharged from all obligations under the deposit agreement, except to account for net proceeds and other cash (after deducting, in each case, the fee of the depositary and other expenses set forth in the deposit agreement for the surrender of an ADR and any applicable taxes or other governmental charges).

Charges of Depositary

The depositary will charge any party depositing or withdrawing preferred shares or any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADRs or deposited securities or a distribution of ADRs pursuant to the deposit agreement) where applicable:

•	taxes and other governmental charges,

•

such registration fees as may from time to time be in effect for the registration of transfers of ADSs generally on the ADS register of the issuer or foreign registrar and applicable to transfers of ADSs to the name of the depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals,

•	such cable, telex and facsimile transmission expenses as are expressly provided in the deposit agreement,

•	such expenses as are incurred by the depositary in the conversion of foreign currency pursuant to the deposit agreement,

•	a fee of $5.00 or less per 100 ADSs (or portion thereof) for the execution and delivery of ADRs pursuant to the deposit agreement, and the surrender of ADRs pursuant to the deposit agreement,

•	a fee of $1.50 or less per certificate for an ADR or ADRs for transfers made pursuant to the deposit agreement, and

•

a fee for, and deducted from, the distribution of proceeds of the sale of rights pursuant to the deposit agreement, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of ADSs received upon the exercise of such rights, but which rights are instead sold and the proceeds of such sale distributed by the depositary to owners.

The depositary, pursuant to the deposit agreement, may own and deal in any class of securities issued by us and our affiliates and in ADRs.

Liability of Owner for Taxes

If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADR of any deposited securities represented by the ADSs evidenced by such ADR, such tax or other governmental charge will be payable by the owner or beneficial owner of such ADR to the depositary. The depositary may refuse to effect any transfer of such ADR or any withdrawal of deposited securities underlying such ADR until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the owner or beneficial owner thereof any part or all of the deposited securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner or beneficial owner of such ADR will remain liable for any deficiency.

General

Neither the depositary nor we nor any of our respective directors, employees, agents or affiliates will be liable to any owner or beneficial owner of ADRs, if by reason of any provision of any present or future law or regulation of the United States, Colombia or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of our by-laws, or by reason of any provision of any securities issued or distributed by us, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the depositary or us or any of our respective directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the deposited securities it is provided will be done or performed; nor will the depositary or us incur any liability to any owner or beneficial owner of any ADR by reason of any non-performance or delay, caused as aforesaid, in the performance of any set or thing which by the terms of the deposit agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement. Where, by the terms of a distribution pursuant to the deposit agreement, or an offering or distribution pursuant to the deposit agreement, or for any other reason, such distribution or offering may not be made available to owners, and the depositary may not dispose of such distribution or offering on behalf of such owners and make the net proceeds available to such owners, then the depositary will not make such distribution or offering, and will not allow the rights, if applicable, to lapse.

Neither we nor the depositary assumes any obligation, nor we or the depositary will be subject to any liability under the deposit agreement to owners or beneficial owners of ADRs, except that we and the depositary agree to perform our respective obligations specifically set forth under the deposit agreement without negligence or bad faith.

The ADRs are transferable on the books of the depositary, provided, that the depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties or upon our written request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any deposited securities, the depositary, the custodian or the registrar may require payment from the person representing the ADR or the depositor of the preferred shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock, transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to preferred shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs. The depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, preferred shares until it has received such proof of citizenship or residence, exchange control approval, approval or registration under the foreign investment regulations or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding ADRs and surrender of ADRs generally may be suspended or refused during any period when our or the depositary’s transfer books are closed or if any such action is deemed necessary or advisable by us or the depositary, at any time or from time to time.

The depositary keeps books, at its Corporate Trust Office, for the registration and transfer of ADRs, which at all reasonable times is open for inspection by the owners, provided, that such inspection is not for the purpose of communicating with owners in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

The depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by owners or persons entitled to ADRs and will be entitled to protection and indemnity to the same extent as the depositary.

DESCRIPTION OF THE RIGHTS TO SUBSCRIBE PREFERRED SHARES

We may issue rights to subscribe for our preferred shares in order to comply with the requirements described under “Description of the Preferred Shares—Preemptive Rights and Other Anti-dilution Provisions.”

The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, as well as a discussion of material U.S. federal and Colombian income tax considerations applicable to holders of the rights to subscribe for our preferred shares.

PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold from time to time by us or a selling security holder as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a preemptive rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the prospectus supplement.

The securities we or selling security holders distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We or selling security holders may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell, or selling security holders may resell, securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell, or selling security holders may resell, securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We or any selling security holder may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for the payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we or any selling security holders may pay for soliciting these contracts.

We or any selling security holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market and may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries and affiliates.

Maximum compensation to any underwriters, dealers or agents will not exceed any applicable limitations set out by the Financial Industry Regulatory Authority.

VALIDITY OF THE SECURITIES

The validity of the securities and other matters governed by Colombian law will be passed upon for us by Brigard Urrutia S.A.S., our Colombian counsel, and for any underwriters or agents by Colombian counsel named in the applicable prospectus supplement. The validity of New York law-governed debt securities we may issue will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and Los Angeles, California, our U.S. counsel, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The Bank’s financial statements as of for the years ended December 31, 2021 and 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F have been audited by PwC Contadores y Auditores S.A.S. (current auditor), independent registered auditors, as stated in their report appearing herein.

The Bank’s financial statements as of for the years ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F have been audited by PricewaterhouseCoopers Ltda. (predecessor auditor), independent auditors, as stated in their report appearing herein.

ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a Colombian company, a majority of our directors and management and certain of the experts named in this prospectus are residents of Colombia, and a substantial portion of their respective assets are located in Colombia.

We have been advised by Brigard Urrutia, our Colombian counsel, that the Supreme Court of Justice of Colombia (Corte Suprema de Justicia de Colombia), determines whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known under Colombian law as exequatur. The Supreme Court of Justice of Colombia will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the requirements of articles 605 through 607 of Law 1564 of 2012, which provide that the foreign judgment will be enforced if:

•

a treaty or convention exists between Colombia and the country where the judgment was granted or there is reciprocity in the recognition of foreign judgments between the courts of the relevant jurisdiction and the courts of Colombia;

•	the foreign judgment does not relate to “in rem rights” vested in assets that were located in Colombia at the time the suit was filed

•	the ruling does not contradict Colombian laws relating to public order other than those governing judicial procedures;

•

the foreign judgment, in accordance with the laws of the country where it was rendered, is final and is not subject to appeal and a duly certified and authenticated copy of the judgment has been presented to a competent court in Colombia;

•	the foreign judgment does not refer to any matter upon which Colombian courts have exclusive jurisdiction;

•

no proceeding is pending in Colombia with respect to the same cause of action, and no final judgment has been awarded in any proceeding in Colombia on the same subject matter and between the same parties; and

•

in the proceeding commenced in the foreign court that issued the judgment, the defendant was served in accordance with the law of such jurisdiction and in a manner reasonably designated to give the defendant an opportunity to defend against the action.

In the course of the exequatur proceedings, both the plaintiff and the defendant are granted the opportunity to request the production of evidence in connection with the requirements listed above. In addition, before the judgment is rendered, each party may file final allegations in support of such party’s position. The United States and Colombia do not have a bilateral treaty providing for automatic reciprocal recognition and enforcement of judgments in civil and commercial matters. However, the Colombian Supreme Court has generally accepted that reciprocity exists when it has been proven that either a U.S. court has enforced a Colombian judgment or that a U.S. court would enforce a foreign judgment, including a judgment issued by a Colombian court. Nevertheless, such enforceability decisions are considered by Colombian courts on a case-by-case basis.

As of today, neither this prospectus, nor the accompanying prospectus supplement, nor the documents incorporated by reference into this prospectus, nor any documents in connection therewith, are subject to arbitration.

Colombia is party to international treaties such as the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”), the 1975 Inter-American Convention on International Commercial Arbitration, and the 1965 Washington Convention for the Settlement of Disputes between States and Nationals of Other States.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely upon any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Bancolombia S.A.

Debt Securities

Preferred Shares

American Depositary Shares representing Preferred Shares

Rights to Subscribe for Preferred Shares

US$

Bancolombia S.A.

    % Subordinated Notes due

PROSPECTUS SUPPLEMENT

Global Coordinator and Joint Book-Running Manager

J.P. Morgan

Joint Book-Running Managers

BofA Securities

Citigroup

Co-Manager

Valores Banistmo

The date of this prospectus supplement is     , 2024.